As filed with the Securities and Exchange Commission on October 8, 2009

Registration No. 333-161773

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CULLEN AGRICULTURAL HOLDING CORP.

(Exact Name of Each Registrant As Specified in Its Charter)

Delaware	2020	27-0863248
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

22 Barnett Shoals Road Watkinsville, GA 30677 (706) 614-4931	Eric J. Watson, Chief Executive Officer Cullen Agricultural Holding Corp. 22 Barnett Shoals Road Watkinsville, GA 30677 (706) 614-4931
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.
Jeffrey M. Gallant, Esq.
Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Douglas S. Ellenoff, Esq.
Kathleen L. Cerveny, Esq.
Sarah E. Williams, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
(212) 370-1300
(212) 370-7889 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the merger agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ Do not check if a smaller reporting company	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered(1)	Amount Being Registered	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares of common stock(4)	69,000,000	$9.68	$667,920,000	$37,269.94
Warrants to purchase shares of common stock(4)	74,000,000	$0.18	$13,320,000	$743.26
Shares of common stock underlying the Warrants(4)(5)	74,000,000	$9.68	$716,320,000	$37,269.94
Shares of common stock(6)	455,000	$9.68	$4,404,400	$245.77
Total Fee Due			$1,401,964,400	$75,528.91	(7)

(1)	All securities being registered are issued by Cullen Agricultural Holding Corp. (“CAH”), a Delaware corporation. In connection with the merger of (i) Triplecrown Acquisition Corp. (“Triplecrown”), a publicly-traded Delaware corporation, with and into CAH and (ii) CAT Merger Sub, Inc., a wholly owned subsidiary of CAH, with and into Cullen Agricultural Technologies Inc. (“Cullen Agritech”), a Georgia corporation, as described in the proxy statement/prospectus forming a part of this registration statement, all of the outstanding common stock and warrants of Triplecrown will be converted into like securities of CAH, on a one-for-one basis. As a result of the mergers and related transactions, CAH will become the public company, and the current security holders of Triplecrown will become security holders of CAH.
(2)	Estimated pursuant to Rule 457(f)(1).
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.
(4)	Shares of common stock and warrants that will be issued to holders of securities of Triplecrown upon consummation of the transactions described in footnote 1 above.
(5)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions or as a result of the anti-dilution provisions contained in the warrants.
(6)	Shares of common stock that will be issued to two consultants of Triplecrown upon consummation of the transactions described in footnote 1 above.
(7)	The filing fee has previously been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TRIPLECROWN ACQUISITION CORP.
970 WEST BROADWAY, PMB 402
JACKSON, WYOMING 83001

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF TRIPLECROWN ACQUISITION CORP.
TO BE HELD ON OCTOBER 21, 2009

To the Stockholders of Triplecrown Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Triplecrown Acquisition Corp. (“Triplecrown”), a Delaware corporation, will be held at 10:00 a.m. eastern time, on October 21, 2009, at the offices of Graubard Miller, Triplecrown’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1)	to consider and vote upon separate proposals to amend Triplecrown’s amended and restated certificate of incorporation to (a) revise the definition of a “business combination,” (b) delete all references to “fair market value” and (c) delete the second sentence of Section E of Article Seventh relating to Triplecrown being prohibited from consummating a business combination with an entity affiliated with any of Triplecrown’s founders, all to allow Triplecrown to complete the merger with Cullen Agricultural Holding Corp. (“CAH”), a wholly-owned subsidiary of Triplecrown, notwithstanding that: (i) Cullen Agricultural Technologies Inc. (“Cullen Agritech”), a Georgia corporation that will be CAH’s operating business following the proposed business combination, is owned by Cullen Inc. Holdings Ltd. (“Cullen Holdings”), an affiliate of Eric J. Watson, Triplecrown’s chairman of the board and treasurer, (ii) Triplecrown will ultimately be acquired by CAH and therefore Triplecrown will not acquire at least 50% of the voting securities of the target business, (iii) Cullen Agritech is not an operating business in the financial services industry and (iv) the fair market value of Cullen Agritech on the date of the transaction is only approximately 29% of the balance of Triplecrown’s trust account — we refer to these proposals collectively as the “initial charter proposals”;
(2)	to consider and vote upon a proposal to (i) adopt the Agreement and Plan of Reorganization, dated as of September 4, 2009, as amended, among Triplecrown, CAH, CAT Merger Sub, Inc. (“Triplecrown Merger Sub”), a wholly-owned subsidiary of CAH, Cullen Agritech and Cullen Holdings, which, among other things, provides for (a) the merger of Triplecrown with and into CAH, with CAH being the surviving entity and (b) the merger of Triplecrown Merger Sub with and into Cullen Agritech, with Cullen Agritech being the surviving entity and becoming a wholly owned subsidiary of CAH, and (ii) approve the business combination contemplated by such Agreement and Plan of Reorganization — we refer to this proposal as the “merger proposal”;
(3)	to consider and vote upon separate proposals to approve the following differences between the amended and restated certificate of incorporation of CAH to be in effect following the merger and Triplecrown’s current amended and restated certificate of incorporation: (a) the name of the new public entity will be “Cullen Agricultural Holding Corp.” as opposed to “Triplecrown Acquisition Corp.”; (b) CAH will have 200,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock, as opposed to Triplecrown having 160,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (c) CAH’s corporate existence will be perpetual as opposed to Triplecrown’s corporate existence terminating on October 22, 2009; and (d) CAH’s amended and restated certificate of incorporation will not include the various provisions applicable only to specified purpose acquisition corporations that Triplecrown’s amended and restated certificate of incorporation contains — we refer to these proposals collectively as the “secondary charter proposals”; and
(4)	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, the required proposals have not been approved — we refer to this proposal as the “stockholder adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which you are encouraged to read in its entirety before voting. Only holders of record of Triplecrown common stock at the close of business on September 30, 2009 are entitled to notice of the special meeting of stockholders and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting of stockholders.

All Triplecrown stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Triplecrown common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not submit your proxy or vote in person at the special meeting or, if you hold your shares through a broker or bank, if you do not instruct your broker how to vote your shares or obtain a proxy from your broker or bank to vote in person at the special meeting, it will have the same effect as a vote against the approval of the initial charter proposals, the merger proposal and the secondary charter proposals.

The officers, directors and stockholders of Triplecrown prior to its initial public offering have agreed to vote the shares of Triplecrown common stock they received before such initial public offering in accordance with the majority of the votes cast at the special meeting of stockholders with respect to the merger proposal by the holders of shares sold in Triplecrown’s initial public offering.

A complete list of Triplecrown stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Triplecrown for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

October , 2009	By Order of the Board of Directors,
Jonathan J. Ledecky President, Secretary and Director

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF TRIPLECROWN’S INITIAL PUBLIC OFFERING (“IPO”) ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL AND DEMAND THAT TRIPLECROWN CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE MERGER PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST TENDER YOUR STOCK TO TRIPLECROWN’S STOCK TRANSFER AGENT PRIOR TO THE SPECIAL MEETING OF TRIPLECROWN STOCKHOLDERS. YOU MAY TENDER YOUR STOCK, AT YOUR OPTION, BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY THROUGH THE DEPOSITORY TRUST. IF THE MERGER IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. SEE “SPECIAL MEETINGS OF TRIPLECROWN STOCKHOLDERS AND WARRANTHOLDERS- CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

TRIPLECROWN ACQUISITION CORP.
970 WEST BROADWAY, PMB 402
JACKSON, WYOMING 83001

NOTICE OF SPECIAL MEETING OF WARRANTHOLDERS
OF TRIPLECROWN ACQUISITION CORP.
TO BE HELD ON OCTOBER 21, 2009

To the Warrantholders of Triplecrown Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of warrantholders of Triplecrown Acquisition Corp. (“Triplecrown”), a Delaware corporation, will be held at 10:00 a.m. eastern time, on October 21, 2009, at the offices of Graubard Miller, Triplecrown’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1)	to consider and vote upon separate proposals to amend certain terms of the Warrant Agreement, dated as of October 22, 2007, between Triplecrown and Continental Stock Transfer & Trust Company which governs the terms of Triplecrown’s outstanding warrants, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Reorganization, dated as of September 4, 2009, as amended, among Triplecrown, Cullen Agricultural Holding Corp. (“CAH”), a wholly-owned subsidiary of Triplecrown, CAT Merger Sub, Inc. (“Triplecrown Merger Sub”), a wholly-owned subsidiary of CAH, Cullen Agricultural Technologies Inc. (“Cullen Agritech”), a Georgia corporation, and Cullen Inc. Holdings Ltd. (“Cullen Holdings”), the sole stockholder of Cullen Agritech, which, among other things, provides for (i) the merger of Triplecrown with and into CAH, with CAH being the surviving entity and (ii) the merger of Triplecrown Merger Sub with and into Cullen Agritech, with Cullen Agritech being the surviving entity and becoming a wholly owned subsidiary of CAH. The amendments to the Warrant Agreement will provide that effective upon consummation of the merger (a) the exercise price of Triplecrown’s warrants will be increased from $7.50 per share to $12.00 per share, (b) the expiration date of the warrants will be extended from October 21, 2012 to October 21, 2013 and (c) the price at which the stock must trade for the warrants to be called for redemption will be increased from $13.75 per share to $17.00 per share — we refer to these proposals collectively as the “warrant amendment proposals”;
(2)	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Triplecrown is not authorized to consummate the warrant amendment proposals — we refer to this proposal as the “warrantholder adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which you are encouraged to read in its entirety before voting. Only holders of record of Triplecrown warrants at the close of business on September 30, 2009 are entitled to notice of the special meeting of warrantholders and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting of warrantholders.

The approval of the warrant amendment proposals is a condition to the consummation of the merger discussed above. Triplecrown’s officers, directors and stockholders prior to Triplecrown’s initial public offering have indicated they intend to vote in favor of the warrant amendment proposals at the special meeting of warrantholders.

Although an exchange of warrants in a reorganization generally does not result in gain or loss to the warrant holder, the approval of the amendment increasing the exercise price of Triplecrown’s warrants, extending the expiration date of the warrants and increasing the price at which the stock must trade for the warrants to be called for redemption constitutes an exchange for a materially different property under the applicable rules and regulations of the Internal Revenue Serivce, resulting in the recognition of gain or loss measured by the difference between the fair market value of the new CAH warrant received and the tax basis of the Triplecrown warrant surrendered. For more information on the tax consequences of the transaction, see the section entitled “U.S. Federal Income Tax Considerations to Triplecrown Stockholders and Warrantholders.”

All Triplecrown warrantholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a warrantholder of record of Triplecrown, you may also cast your vote in person at the special meeting. If your warrants are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your warrants or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the warrant amendment proposals.

A complete list of Triplecrown warrantholders of record entitled to vote at the special meeting of warrantholders will be available for ten days before the special meeting at the principal executive offices of Triplecrown for inspection by warrantholders during ordinary business hours for any purpose germane to the special meeting of warrantholders.

Your vote is important regardless of the number of warrants you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the warrants you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

October , 2009	By Order of the Board of Directors,
Jonathan J. Ledecky President, Secretary and Director

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR WARRANTS WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. IF THE MERGER IS NOT COMPLETED AND TRIPLECROWN DOES NOT COMPLETE AN INITIAL BUSINESS COMBINATION PRIOR TO OCTOBER 22, 2009, THEN THE WARRANTS WILL EXPIRE WORTHLESS.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO AMENDMENT AND COMPLETION, DATED OCTOBER 8, 2009

PROXY STATEMENT FOR SPECIAL MEETINGS OF STOCKHOLDERS AND WARRANTHOLDERS
OF
TRIPLECROWN ACQUISITION CORP.
PROSPECTUS FOR UP TO
69,455,000 SHARES OF COMMON STOCK
AND
74,000,000 WARRANTS
AND
74,000,000 SHARES OF COMMON STOCK UNDERLYING SUCH WARRANTS
OF
CULLEN AGRICULTURAL HOLDING CORP.

Triplecrown Acquisition Corp. (“Triplecrown”) is pleased to report that its board of directors has approved an Agreement and Plan of Reorganization, dated as of September 4, 2009, as amended, pursuant to which (i) Triplecrown will merge with and into Cullen Agricultural Holding Corp. (“CAH”) with CAH surviving the merger and becoming the new publicly-traded corporation of which the present holders of Triplecrown securities will be security holders and (ii) CAT Merger Sub, Inc. (“Triplecrown Merger Sub”) will merge with and into Cullen Agricultural Technologies Inc. (“Cullen Agritech”) with Cullen Agritech surviving the merger and becoming a wholly-owned subsidiary of CAH. We refer to the Agreement and Plan of Reorganization throughout this proxy statement/prospectus as the “merger agreement.” This is the only business combination that Triplecrown will propose to stockholders prior to the time that it is required to liquidate pursuant to its amended and restated certificate of incorporation.

CAH is a newly-formed Delaware corporation that will commence operations as a holding company of Cullen Agritech upon completion of the transactions described in this proxy statement/prospectus. Cullen Agritech is a newly-formed company committed to the development and commercialization of advanced agricultural technologies. Cullen Agritech’s principal focus will be to improve agricultural yields through forage and animal sciences. Cullen Agritech will primarily be engaging in dairy farming operations in the Southeastern United States through its wholly owned subsidiary, Natural Dairy, Inc. (“Natural Dairy”). It will also provide advisory services associated with the development and implementation of efficient farming techniques both in the United States and abroad.

The sole stockholder of Cullen Agritech is Cullen Inc. Holdings Ltd. (“Cullen Holdings”), an entity controlled by Eric J. Watson, Triplecrown’s chairman of the board and treasurer. Dr. Richard Watson, Eric Watson’s half-brother, is the sole officer of Natural Dairy. Additionally, Triplecrown’s other officers and directors have interests in the merger that differ from, or are in addition to, those of Triplecrown’s stockholders generally. For more information on the conflicts of interest involved in this transaction, see the section entitled “Interests of Triplecrown’s Directors and Officers and Others in the Merger” contained on page 36 of this proxy statement/prospectus.

Upon completion of the transactions described in this proxy statement/prospectus, the current holders of common stock of Triplecrown will own 57,740,000 shares of CAH stock (assuming no holders of shares of Triplecrown common stock sold in its initial public offering elect to convert their shares into a portion of Triplecrown’s trust account or sell such shares back to Triplecrown upon closing of the transaction and assuming the officers, directors and founders of Triplecrown cancel an aggregate of 11,260,000 shares they will receive upon exchange of their Triplecrown common stock in connection with the merger, all as described in more detail in this proxy statement/prospectus) and the current holder of common stock of Cullen Agritech will own 15,881,148 shares of CAH common stock. Of the shares of CAH common stock to be owned by the holder of Cullen Agritech common stock, approximately 10% of the shares to be issued in the merger (1,588,114 shares) will be placed in escrow to provide a fund to satisfy indemnification obligations under the merger agreement. See the section entitled “The Merger Proposal — Structure of the Merger.” It is possible that the parties could use all of the funds held in Triplecrown’s trust account to make purchases (and for conversions) and the parties could consummate the mergers contemplated by this proxy statement/prospectus leaving CAH with no funds for additional working capital.

In connection with the merger, Triplecrown is seeking to amend the terms of the warrant agreement governing its outstanding warrants exercisable for shares of Triplecrown common stock. The amendments to the warrant agreement will provide that (i) the exercise price of Triplecrown’s warrants will be increased from $7.50 per share to $12.00 per share, (ii) the expiration date of the warrants will be extended from October 21, 2012 to October 21, 2013 and (iii) the price at which the stock must trade for the warrants to be called for redemption will be increased from $13.75 per share to $17.00 per share. The approval of the warrant amendment proposals is a condition to the consummation of the merger, although this condition may be waived upon mutual consent of the parties.

Although an exchange of warrants in a reorganization generally does not result in gain or loss to the warrant holder, the approval of the amendment increasing the exercise price of Triplecrown’s warrants, extending the expiration date of the warrants and increasing the price at which the stock must trade for the warrants to be called for redemption constitutes an exchange for a materially different property under the applicable rules and regulations of the Internal Revenue Service, resulting in the recognition of gain or loss measured by the difference between the fair market value of the new CAH warrant received and the tax basis of the Triplecrown warrant surrendered. For more information on the tax consequences of the transaction, see the section entitled “The Material U.S. Federal Income Tax Considerations to Triplecrown Stockholders and Warrantholders.”

Pursuant to Triplecrown’s amended and restated certificate of incorporation and as disclosed in the prospectus included in the registration statement for Triplecrown’s IPO, Triplecrown undertook to consummate an initial business combination in which it acquired an operating business in the financial services industry with a fair market value equal to at least 80% of the balance in Triplecrown’s trust account (excluding deferred underwriting discounts and commissions) and resulting in the ownership by Triplecrown of not less than 50% of the voting securities of the target business. Accordingly, as described in more detail in this proxy statement/prospectus, the proposed merger does not satisfy the requirements set forth in Triplecrown’s amended and restated certificate of incorporation or IPO prospectus.

Proposals to approve the merger agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meetings of stockholders and warrantholders of Triplecrown scheduled to be held on October 21, 2009.

Triplecrown’s common stock, units and warrants are currently listed on the NYSE Amex under the symbols TCW, TCW.U and TCW.WS, respectively. Triplecrown’s units, common stock and warrants will no longer be traded following consummation of the merger. The parties intend to seek to have the common stock and warrants of CAH listed on the New York Stock Exchange or NASDAQ following consummation of the merger. However, there is no assurance that the common stock and warrants will be listed on any exchange following consummation of the merger.

This proxy statement/prospectus provides you with detailed information about the merger and other matters to be considered by the Triplecrown stockholders and warrantholders. Such proxy statement/prospectus highlights and provides detailed information relating to the options available to stockholders and warrantholders in voting on the proposals, including perfecting conversion rights, exercising appraisal rights and potential securities law claims for recission or damages against Triplecrown. These options may impact your decision on how to vote on the proposals. For instance, a holder voting against the merger proposal and seeking conversion would not be entitled to seek appraisal rights. For more information on your options in determining how to vote and what actions to take, see the question and answer discussion titled “What are my options in determining how to vote and what actions to take?” set forth on page 7 of this proxy statement/prospectus. You are encouraged to carefully read the entire document and the documents incorporated by reference. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 22.

Your vote is very important.  Whether or not you expect to attend the special meetings, the details of which are described on the following pages, please complete, date, sign and promptly return the accompanying proxy in the enclosed envelope.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The proxy statement/prospectus statement is dated October   , 2009, and is first being mailed on or about October   , 2009.

Triplecrown consummated its initial public offering (“IPO”) on October 25, 2007. Citigroup Global Markets Inc. (“Citigroup”) acted as lead manager for the IPO and Jefferies & Company, Ladenburg Thalmann & Co. Inc. and Broadband Capital Management LLC acted as co-managers for the IPO. Under the terms of the underwriting agreement executed in connection with Triplecrown’s IPO, Triplecrown would be required to pay the underwriters $19,320,000 of deferred underwriting discounts and commissions upon consummation of an “initial business combination” (as defined therein). Triplecrown is currently negotiating with the underwriters with respect to the amount to be paid at the closing of the merger. No agreement has been reached as of the date hereof. If the merger is not consummated and Triplecrown is required to be liquidated, the underwriters will not receive any of such funds and the entirety of the $19,320,000 of underwriting discounts and commissions held in the trust account will be returned to stockholders upon Triplecrown’s liquidation.

CULLEN AGRICULTURAL HOLDING CORP.

i

ii

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

•	Pursuant to Triplecrown’s amended and restated certificate of incorporation and as disclosed in the prospectus included in the registration statement for Triplecrown’s IPO, Triplecrown undertook to consummate an initial business combination in which it acquired an operating business in the financial services industry with a fair market value equal to at least 80% of the balance in Triplecrown’s trust account (excluding deferred underwriting discounts and commissions) and resulting in the ownership by Triplecrown of not less than 50% of the voting securities of the target business. Additionally, Triplecrown was prohibited from consummating a business combination with a business affiliated with any of Summit Trust, Eric J. Watson, Jonathan J. Ledecky, Hat Tricks LLC, Robert B. Hersov, Edward J. Mathias, Kerry Kennedy, Richard Y. Roberts, Jimmie Lee Solomon, Jr., Jay H. Nussbaum, Jim Gray, Richard A. Stein, Coronet Group Limited and Edward Hanson, Triplecrown’s officers, directors and stockholders prior to the IPO (“Triplecrown Founders”). In the proposed merger, (i) the sole stockholder of Cullen Agritech, the entity that will become CAH’s operating business following the proposed transaction, is Cullen Holdings, an entity controlled by Eric J. Watson, Triplecrown’s chairman of the board and treasurer, (ii) Triplecrown will ultimately be acquired by CAH and therefore not acquire at least 50% of the voting securities of the target business, (iii) Cullen Agritech is not an operating business in the financial services industry and (iv) the fair market value of Cullen Agritech on the date of the transaction is only approximately 29% of the balance of the trust account. For a more detailed description of the interests of the Triplecrown Founders and other persons having an interest in the transaction, see the section entitled “The Merger Proposal — Interests of Triplecrown’s Directors and Officers and Others in the Merger.” Accordingly, the proposed merger does not satisfy the requirements set forth in Triplecrown’s amended and restated certificate of incorporation or IPO prospectus. Notwithstanding the foregoing, Triplecrown considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which was able to be negotiated and structured in such a way as to be as attractive to public stockholders as the proposed merger. For a complete description of the material positive and adverse factors that Triplecrown’s board of directors considered in approving the transaction, see the sections entitled “The Merger Proposal — Triplecrown’s Board of Directors’ Reasons for the Approval of the Merger” and “ — Adverse Factors Considered by Triplecrown.” Accordingly, Triplecrown is proposing to amend the terms of its amended and restated certificate of incorporation to allow for the consummation of the proposed transaction. See the section entitled “The Initial Charter Proposals.”
•	If the initial charter proposals are approved, stockholders will be asked to adopt the merger agreement and approve the business combination contemplated by such merger agreement. The parties to the Agreement and Plan of Reorganization are Triplecrown, CAH, Triplecrown Merger Sub, Cullen Agritech and Cullen Holdings. Pursuant to the agreement, (i) Triplecrown will merge with and into CAH with CAH surviving the merger and becoming the new publicly-traded corporation of which the present holders of Triplecrown and Cullen Agritech securities will be security holders and (ii) Triplecrown Merger Sub will merge with and into Cullen Agritech with Cullen Agritech surviving the merger and becoming a wholly-owned subsidiary of CAH.
•	Cullen Agritech is a newly formed company committed to the development and commercialization of advanced agricultural technologies. Cullen Agritech’s principal focus will be to improve agricultural yields through forage and animal sciences. Cullen Agritech will primarily be engaging in dairy farming operations in the Southeastern United States through its wholly owned subsidiary, Natural Dairy. It will also provide advisory services associated with the development and implementation of efficient farming techniques both in the United States and abroad. See the section entitled “Business of Cullen Agritech.”
•	Upon completion of the transactions contemplated by this proxy statement/prospectus, the current holders of common stock of Triplecrown will own 57,740,000 shares of CAH stock (assuming no holders of shares of Triplecrown common stock sold in its initial public offering elect to convert their shares into a portion of Triplecrown’s trust account and assuming the founders of Triplecrown cancel an aggregate of 11,260,000 shares they will receive upon exchange of their Triplecrown common stock as described in more detail below), representing 78.6% of CAH’s outstanding common stock, and the current holder of common stock of Cullen Agritech will own 15,881,148 shares of CAH common stock, representing

21.4% of CAH’s outstanding common stock. Assuming that holders of approximately 29.99% of the shares of common stock sold in Triplecrown’s IPO (“Public Shares”) elect to convert their shares into a portion of Triplecrown’s trust account, the current holders of common stock of Triplecrown will own 41,180,000 shares of CAH stock (assuming the officers, directors and founders of Triplecrown cancel an aggregate of 11,260,000 shares they will receive upon exchange of their Triplecrown common stock in connection with the merger as described in more detail in this proxy statement/prospectus), representing 72.4% of CAH’s outstanding common stock, and the current holder of common stock of Cullen Agritech will own 15,881,148 shares of CAH common stock, representing 27.6% of CAH’s outstanding common stock. Pursuant to a lock-up agreement, dated September 4, 2009, Cullen Holdings has agreed that it will not sell any of the shares it receives in the merger until the 12-month anniversary of the consummation of the merger.
•	To provide a fund for payment to Triplecrown with respect to its post-closing rights to indemnification under the merger agreement, at the closing of the merger, the current holder of common stock of Cullen Agritech will place in escrow (with an independent escrow agent) an aggregate of 1,588,114 shares of CAH common stock it will receive in the merger, representing approximately 10% of the initial shares to be issued to it in the merger. See the section entitled “The Merger Proposal — Indemnification.”
•	Prior to Triplecrown’s IPO, the Triplecrown Founders acquired 13,800,000 units of Triplecrown (“Founders’ Units”), representing 13,800,000 shares of common stock of Triplecrown (“Founders’ Shares”) and 13,800,000 warrants to purchase shares of common stock of Triplecrown (“Founders’ Warrants”). All of such securities are held in escrow under an escrow agreement with Continental Stock Transfer & Trust Company, pursuant to which such securities will not be released from escrow until one year after the consummation of Triplecrown’s initial business combination (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death or (iv) pursuant to a qualified domestic relations order). In connection with the merger, the Triplecrown Founders have agreed to have cancelled an aggregate of 11,260,000 shares of common stock of CAH they will receive in exchange for 11,260,000 Founders’ Shares upon consummation of the merger. The remaining 2,540,000 shares, as well as all of the warrants of CAH that the Triplecrown Founders will receive in exchange for their Founders’ Warrants, will continue to be held in escrow pursuant to the original terms of the escrow agreement entered into in connection with the IPO and will be released one year after the consummation of the merger.
•	In connection with the proposed business combination with CAH, Triplecrown and Natural Dairy entered into a contract to purchase a certain piece of land to be used by CAH following consummation of the merger. The total purchase price of the land is $8,662,500 on which Triplecrown paid a deposit of approximately $1.7 million. If Triplecrown is unable to complete the proposed business combination by the date it is required to liquidate, Mr. Watson and Natural Dairy have jointly and severally agreed to repay such deposits to Triplecrown and to assume Triplecrown’s remaining obligations under the purchase contract (approximately $6.9 million) and Triplecrown will have no further obligations or liability whatsoever under the purchase contract.
•	The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the merger and the registration statement, of which this proxy statement/prospectus forms a part, shall have become effective and no stop order suspending its effectiveness, or proceeding to that effect, shall have been implemented by the SEC.
•	Consummation of the merger is conditioned on, among other things, (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes, approving the merger and (b) a majority of Triplecrown’s outstanding common stock on the record date, at a meeting called for this and other related purposes, approving the merger proposal, (ii) the holders of fewer than 30.0% of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Triplecrown’s common stock outstanding on the record date approving the initial charter proposals and the subsequent filing of Triplecrown’s second amended and restated certificate of incorporation and (iv) the holders of a majority of Triplecrown’s warrants outstanding on the record date approving the warrant amendment proposals. If permitted under applicable law, either Triplecrown or Cullen Agritech may waive compliance with any conditions (including but not limited to the condition that the warrant amendment proposals are approved) for the benefit of itself or such party contained in the merger agreement or in any document delivered pursuant to the merger agreement. However, the only material condition that may be waived by the parties is the condition that the warrant amendment proposals are approved. No other waiver that is material to investors will be granted by the parties. For more information on the conditions to closing and the potential waivers that may be granted, see the sections entitled “The Merger Agreement — Conditions to Closing of the Merger” and “The Merger Agreement — Waiver.”
•	Triplecrown has received an opinion from its counsel, Graubard Miller, relating to the tax treatment of the proposed transaction and the effect on Triplecrown’s stockholders. Graubard Miller has consented to the use of its opinions in this proxy statement/prospectus. For a detailed description of the material U.S. federal income tax consequences of the merger and warrant amendment, see the section entitled “The Material U.S. Federal Income Tax Considerations to Triplecrown and Triplecrown Stockholders and Warrantholders.”
•	It is possible that the present holders of 30.0% or more of the shares of common stock sold in Triplecrown’s IPO (“Public Shares”) will vote against the merger and seek conversion of their Public Shares into cash in accordance with Triplecrown’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed. To preclude such possibility Triplecrown, the Triplecrown Founders, CAH, Cullen Agritech and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the merger and seek conversion or otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the merger proposal. The maximum cash purchase price that will be offered to holders of Public Shares for such shares would be the per-share conversion price at the time of the business combination. Definitive arrangements have not yet been determined but might include:
•	Agreements between Triplecrown and the holders of Public Shares pursuant to which Triplecrown would agree to purchase Public Shares from such holders immediately after the closing of the merger.
•	Agreements with third parties to be identified pursuant to which the third parties would purchase Public Shares during the period beginning on the date that the registration statement of which this proxy statement/prospectus is a part is declared effective. Such arrangements would also provide for Triplecrown, immediately after the closing of the merger, to purchase from the third parties all of the Public Shares purchased by them for the price and fees specified in the arrangements.
•	Agreements with third parties pursuant to which the Triplecrown Founders, Cullen Agritech and their respective affiliates would borrow funds to make purchases of Public Shares for their own account. Triplecrown would then purchase the shares from such parties upon closing of the merger and such parties would repay the borrowings with the funds received from Triplecrown.

All such activity will be carried out in full compliance with applicable state laws and federal securities laws.

•	At the closing of the merger, the funds in Triplecrown’s trust account will be released to pay approximately $4 million to $6 million of transaction fees and expenses, up to approximately $7 million for the balance of the purchase price for the land to be used by CAH following consummation of the merger, up to approximately $19.3 million of deferred underwriting discounts and commissions, as well as tax liabilities, if any, and approximately $150,000 to $250,000 of reimbursement of expenses of the Triplecrown Founders, and to make purchases of Public Shares, if any. The balance of the funds will be released to CAH to pay Triplecrown stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of CAH and Cullen Agritech. Additionally, if CAH has access to more than $150 million after closing of the merger, CAH may use such funds in excess of $150 million, depending on market conditions, to repurchase shares of common stock at prices and in amounts to comply with Rule 10b-18 under the Exchange Act. The funds remaining up to $150 million will be used to implement Cullen Agritech’s business model to the fullest extent; however, if a lesser amount is available to Cullen Agritech, the business model will be implemented to such lesser extent.
•	After the merger, the directors of CAH will be Eric J. Watson, Richard Watson, Edward J. Mathias, Robert B. Hersov, Kerry Kennedy, Richard Y. Roberts and Edward Hanson. Richard Watson is Eric Watson’s half-brother. Each of Edward J. Mathias, Robert B. Hersov, Kerry Kennedy, Richard Y. Roberts and Edward Hanson will be considered independent directors under applicable regulatory rules. The officers of CAH will be Eric J. Watson, , and .
•	In addition to voting on the initial charter proposals and the merger proposal, the stockholders of Triplecrown will vote on proposals to:
•	approve the following differences between the amended and restated certificate of incorporation of CAH to be in effect following the merger and Triplecrown’s amended and restated certificate of incorporation: (a) the name of the new public entity will be “Cullen Agricultural Holding Corp.” as opposed to “Triplecrown Acquisition Corp.”; (b) CAH will have 200,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock, as opposed to Triplecrown having 160,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (c) CAH’s corporate existence will be perpetual as opposed to Triplecrown’s corporate existence terminating on October 22, 2009; and (d) CAH’s amended and restated certificate of incorporation will not include the various provisions applicable only to specified purpose acquisition corporations that Triplecrown’s amended and restated certificate of incorporation contains. See the section entitled “The Secondary Charter Proposals.”
•	adjourn the meeting, if necessary. It is possible for Triplecrown to obtain sufficient votes to approve the stockholder adjournment proposal but not receive sufficient votes to approve the other proposals. In such a situation, Triplecrown could adjourn the meeting and attempt to solicit additional votes in favor of such proposals. See the section entitled “The Stockholder Adjournment Proposal.”
•	Triplecrown is also seeking the approval from the holders of its warrants to amend the terms of the warrant agreement to (a) increase the exercise price of Triplecrown’s warrants from $7.50 per share to $12.00 per share, (b) extend the expiration date of the warrants from October 21, 2012 to October 21, 2013 and (c) increase the price at which the stock must trade for the warrants to be called for redemption from $13.75 per share to $17.00 per share. The approval of each of the warrant amendment proposals is a condition to the merger being consummated, although this condition may be waived upon mutual consent of Triplecrown and Cullen Agritech. The amendments will be effective immediately upon consummation of the merger. The Triplecrown Founders have indicated they intend to vote in favor of the warrant amendment proposals at the special meeting of warrantholders. See the section entitled “The Warrant Amendment Proposals.”
•	In evaluating the proposals described above, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

QUESTIONS AND ANSWERS
FOR TRIPLECROWN STOCKHOLDERS AND WARRANTHOLDERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about Triplecrown’s special meetings of stockholders and warrantholders. The following questions and answers may not include all the information that is important to stockholders and warrantholders of Triplecrown. We urge stockholders and warrantholders to read carefully this entire proxy statement/prospectus, including the annexes and the other documents referred to herein.

Q. Why am I receiving this proxy statement/ prospectus?

A.

Triplecrown has agreed to a business combination with Cullen Agritech under the terms of the Agreement and Plan of Reorganization that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A, which you are encouraged to read.

Stockholders are being asked to consider and vote upon proposals entitled “Initial Charter Proposals,” “The Merger Proposal,” “The Secondary Charter Proposals” and “The Stockholder Adjournment Proposal,” all as described in more detail in this proxy statement/prospectus. Warrantholders are being asked to consider and vote upon proposals entitled “The Warrant Amendment Proposals” and “The Warrantholder Adjournment Proposal,” all as described in more detail in this proxy statement/prospectus.

The approval of each of the initial charter proposals, the merger proposal, the secondary charter proposals and the warrant amendment proposals is a condition to the consummation of the merger. If any of the initial charter proposals, the merger proposal, the secondary charter proposals or the warrant amendment proposals is not approved, the other proposals will not be presented to stockholders and warrantholders for a vote and the merger will not be consummated.

This proxy statement/prospectus contains important information about the proposed merger and the other matters to be acted upon at the special meetings of stockholders and warrantholders. You should read it carefully.

Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes.

Q. What is the structure of the merger?

A.

Prior to the closing, (i) CAH, the issuer of the securities being registered by the registration statement of which this proxy statement/prospectus forms a part, is a wholly owned subsidiary of Triplecrown and Triplecrown Merger Sub is a wholly owned subsidiary of CAH and (ii) Cullen Agritech is a wholly owned subsidiary of Cullen Holdings and Natural Dairy is a wholly owned subsidiary of Cullen Agritech. Upon closing of the transaction, (i) Triplecrown will merge with and into CAH with CAH surviving the merger and becoming the public company, (ii) Triplecrown Merger Sub will merge with and into Cullen Agritech with Cullen Agritech surviving the merger and becoming a wholly owned subsidiary of CAH and (iii) Natural Dairy will remain as a wholly owned subsidiary of Cullen Agritech. The following is a graphic display of the pre-and post-closing structures:

Pre Closing
Post Closing

Q. What is the ownership structure of the parties to the transaction?	A. The following is a summary of the parties to the transaction, the material affiliates, their ownership structure, and percentage of ownership, both prior to and as a result of the transaction:

	Prior to Closing	Post Closing No Conversion	Post Closing Max Conversion
Cullen Holdings	100% owned by Cullen Investments Ltd, an entity controlled by Eric Watson	100% owned by Cullen Investments Ltd (ultimately 100% beneficially owned by Eric Watson)	100% owned by Cullen Investments Ltd (ultimately 100% beneficially owned by Eric Watson)
Triplecrown	10% owned by Cullen Investments Ltd, an entity controlled by Eric Watson, 10% owned by Triplecrown Founders and other board members, 80% owned by Public Shareholders	Will merge into CAH	Will merge into CAH
CAH*	100% owned by Triplecrown	21% Owned by Cullen Holdings (ultimately 100% beneficially owned by Eric Watson), 4% owned by Triplecrown Founders, other board members & consultants, 75% owned by CAH Public Shareholders	28% Owned by Cullen Holdings (ultimately 100% beneficially owned by Eric Watson), 5% owned by Triplecrown Founders, other board members & consultants, 67% owned by CAH Public Shareholders
Triplecrown Merger Sub	100% owned by CAH	Will merge into Cullen Agritech and be 100% owned by CAH	Will merge into Cullen Agritech and be 100% owned by CAH
Cullen Agritech	100% owned by Cullen Investments Ltd, an entity controlled by Eric Watson	100% owned by CAH	100% owned by CAH
Natural Dairy	100% owned by Cullen Investments Ltd, an entity controlled by Eric Watson	100% owned by Cullen Agritech	100% owned by Cullen Agritech

*CAH is the issuer of the securities being registered by the registration statement of which this proxy statement/prospectus forms a part.

Q. What are my options in determining how to vote and what actions to take?

A.

Stockholders and warrantholders have several options available to them that should be considered in determining how to vote at the meetings and what actions they may wish to take. These include voting in favor of the proposals, voting against the proposals and/or exercising conversion rights or appraisal rights, all as described in more detail below and elsewhere in this proxy statement/prospectus. Additionally, as indicated below, each person who purchased Public Shares in the IPO and still held such shares upon learning of differences between what was described in Triplecrown’s IPO prospectus and what is presented in this proxy statement/prospectus may have securities law claims against Triplecrown for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). You should carefully consider the foregoing when deciding how to vote on the proposals and what actions you wish to take.

Q. Do I have conversion rights?

A.

If you are a holder of Public Shares, you have the right to vote against the merger proposal and demand that Triplecrown convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Triplecrown’s IPO are held. These rights to vote against the merger and demand conversion of the Public Shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

Q. How do I exercise my conversion rights?

A.

If you are a holder of Public Shares and wish to exercise your conversion rights, you must (i) vote against the merger proposal, (ii) demand that Triplecrown convert your shares into cash, and (iii) deliver your stock to Triplecrown’s transfer agent, at your option, either physically or electronically through the Depository Trust Company prior to the vote at the meeting.

Any action that does not include an affirmative vote against the merger will prevent you from exercising your conversion rights. Your vote on any proposal other than the merger proposal will have no impact on your right to convert.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company, Triplecrown’s transfer agent, at the address listed at the end of this section. If you (i) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Triplecrown to exercise your conversion rights, or (iii) initially vote against the merger but later wish to vote for it, you may request Triplecrown to send you another proxy card on which you may indicate your intended vote. You may make such request by contacting Triplecrown at the phone number or address listed at the end of this section.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the merger proposal. If you delivered your shares for conversion to Triplecrown’s transfer agent and decide prior to the special meeting of stockholders not to elect conversion, you may request that Triplecrown’s transfer agent return the shares (physically or electronically). You may make such request by contacting Triplecrown’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card must be received by Triplecrown’s secretary prior to the special meeting of stockholders. No demand for conversion will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the special meeting.

A holder voting through his broker would be able to correct or change his vote immediately by having such broker submit a corrected or changed vote electronically. A holder voting by submitting a proxy card would need to send in a corrected or changed proxy card and it would then take several days thereafter for Triplecrown or Triplecrown’s transfer agent to receive the revised proxy card once it is mailed by the holder. A holder may obtain a new proxy card by requesting Triplecrown or its transfer agent to provide a new one (which will be done by Triplecrown or the transfer agent promptly after such request) or print a copy of such proxy card which is an exhibit to the registration statement of which this proxy statement/prospectus forms a part from the SEC’s website at www.sec.gov.

If the merger is completed, then, if you have also properly exercised your conversion rights, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the date of the consummation of the merger. As of September 4, 2009, there was $538,796,312 in the trust account, which would amount to approximately $9.76 per Public Share upon conversion. If you exercise your conversion rights, then you will be exchanging your shares of Triplecrown common stock for cash and will no longer own these shares.

Exercise of your conversion rights does not result in either the exercise or loss of any Triplecrown warrants that you may hold. Your warrants will continue to be outstanding following a conversion of your common stock, will be automatically converted into warrants to purchase shares of CAH’s common stock with new terms as contemplated by the warrant amendment proposals and will become exercisable upon consummation of the merger. A registration statement must be in effect to allow you to exercise any warrants you may hold or to allow CAH to call the warrants for redemption if the redemption conditions are satisfied. If the merger is not consummated and Triplecrown does not complete a different business combination on or prior to October 22, 2009, the warrants will not become exercisable and will be worthless upon dissolution of Triplecrown in accordance with its charter.

Q. Do I have appraisal rights if I object to the proposed merger?

A.

Triplecrown stockholders may have appraisal rights in connection with the mergers contemplated by this proxy statement/prospectus. If appraisal rights are available, holders of shares of Triplecrown common stock who do not vote in favor of the merger proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the mergers under Section 262 of the Delaware General Corporation Law (“DGCL”). Holders of Public Shares electing to exercise conversion rights will not be entitled to appraisal rights. Appraisal rights are not available to holders of Triplecrown warrants. For additional information, including the procedures for properly demanding appraisal, see “The Merger Proposal — Appraisal Rights.”

Q. What happens to the funds deposited in the trust account after consummation of the merger?

A.

At the closing of the merger, the funds in Triplecrown’s trust account will be released to pay approximately $4 million to $6 million of transaction fees and expenses, up to approximately $7 million for the balance of the purchase price for the land to be used by CAH following consummation of the merger, up to approximately $19.3 million deferred underwriting discounts and commissions, as well as tax liabilities, if any, and approximately $150,000 to $250,000 of reimbursement of expenses of the Triplecrown Founders and to make purchases of Public Shares, if any. The balance of the funds will be released to CAH to pay Triplecrown stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of CAH and Cullen Agritech. Additionally, if CAH has access to more than $150 million after closing of the merger, CAH may use such funds, in excess of $150 million, depending on market conditions, to repurchase shares of common stock at prices and in amounts to comply with Rule 10b-18 under the Exchange Act. The funds remaining up to $150 million will be used to implement Cullen Agritech’s business model to the fullest extent; however, if a lesser amount is available to Cullen Agritech, the business model will be implemented to such lesser extent.

Q. What conflicts of interest exist in this transaction?

A.

The sole stockholder of Cullen Agritech is Cullen Holdings, an entity controlled by Eric J. Watson, Triplecrown’s chairman of the board and treasurer. Additionally, Triplecrown’s other officers and directors have interests in the merger that differ from, or are in addition to, those of Triplecrown’s stockholders generally. For more information on the conflicts of interest involved in this transaction, see the section entitled “Interests of Triplecrown’s Directors and Officers and Others in the Merger” contained on page 36 of this proxy statement/prospectus.

Q. How is this transaction different from the type of transaction that Triplecrown was required to pursue pursuant to Triplecrown’s amended and restated certificate of incorporation and IPO prospectus?

A.

You should be aware that Triplecrown’s amended and restated certificate of incorporation and IPO prospectus require Triplecrown to complete a business combination in which it acquires a target business in the financial services industry having a fair market value equal to at least 80% of Triplecrown’s trust account balance (excluding deferred underwriting discounts and commissions) and resulting in the ownership by Triplecrown of not less than 50% of the voting securities of the target business and restricts Triplecrown from completing a business combination with a target business that is affiliated with any of the Triplecrown Founders. Furthermore, Triplecrown’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares from holders who have indicated their intention to vote against the merger and seek conversion of their shares to cash (as Triplecrown may contemplate doing). Also, Triplecrown’s IPO prospectus stated that specific provisions in Triplecrown’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Triplecrown had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law.

Q.

Since Triplecrown’s amended and restated certificate of incorporation and IPO prospectus contained certain differences from what is being proposed at the special meeting of stockholders, what are my legal rights?

A.

Because of the differences discussed above, each person who purchased Public Shares in the IPO and still held such shares upon learning of these facts may have securities law claims against Triplecrown for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants, plus interest from the date of Triplecrown’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See “The Merger Proposal — Rescission Rights.”

Q. What happens if the merger is not consummated or the merger agreement is terminated?

A.

If the merger is not consummated by the date on which Triplecrown must liquidate, either party may terminate the merger agreement. If Triplecrown is unable to complete the merger by October 22, 2009, its amended and restated certificate of incorporation provides that it must liquidate. In any liquidation of Triplecrown, the funds deposited in the trust account, plus any interest earned thereon, less claims requiring payment from the trust account by creditors who have not waived their rights against the trust account, if any, will be distributed pro rata to the holders of Triplecrown’s Public Shares. Holders of Triplecrown common stock issued prior to the IPO, including all of Triplecrown’s officers and directors, have waived any right to any liquidation distribution with respect to those shares. Eric J. Watson, Triplecrown’s chairman and treasurer, and Jonathan J. Ledecky, Triplecrown’s president and secretary, have agreed to be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by Triplecrown for services rendered or products sold to it, but only to the extent such entities have not signed a waiver. Triplecrown cannot assure you that Messrs. Watson and Ledecky will be able to satisfy those obligations. See the section entitled “Other Information Related to Triplecrown — Liquidation If No Business Combination” for additional information.

Q. When do you expect the merger to be completed?

A.

It is currently anticipated that the merger will be consummated promptly following the Triplecrown special meetings on October 21, 2009. For a description of the conditions for the completion of the merger, see the section entitled “The Merger Agreement — Conditions to Closing of the Merger.”

Q. What do I need to do now?

A.

Triplecrown urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the merger, warrant amendment and other proposals will affect you as a stockholder or warrantholder of Triplecrown. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q. How do I vote?

A.

If you are a holder of record of Triplecrown common stock or warrants, you may vote in person at the special meetings or by submitting a proxy for the special meetings. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. In order to arrive in time, you should mail the enclosed proxy card in the accompanying pre-addressed postage paid envelope no later than October 16, 2009. If you hold your shares or warrants in “street name,” which means your shares or warrants are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted. In this regard, you must provide the record holder of your shares or warrants with instructions on how to vote your shares or warrants or, if you wish to attend the meetings and vote in person, obtain a proxy from your broker, bank or nominee. Stockholders and warrantholders who hold their securities through a broker or bank will have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone. If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods. Votes submitted at any time prior to the meeting will be accepted. However, to ensure that your vote is properly counted and to avoid any problems or unforeseen delays, you should submit your vote as early as possible and prior to midnight on the day before the meeting. After such time, a holder would need to contact his bank, broker or nominee directly to vote or change his vote.

Q. What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.

Signed and dated proxies received by Triplecrown without an indication of how the stockholder or warrantholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders or warrantholders, as the case may be.

Stockholders will not be entitled to exercise their conversion rights if such stockholders return proxy cards to Triplecrown without an indication of how they desire to vote with respect to the merger proposal or, for stockholders holding their shares in “street name,” if such stockholders fail to provide voting instructions to their banks, brokers or other nominees.

Q. If my shares or warrants are held in “street name,” will my broker, bank or nominee automatically vote my shares or warrants for me?

A.

No. Your broker, bank or nominee cannot vote your shares or warrants unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q. May I change my vote after I have mailed my signed proxy card?

A.

Yes. Send a later-dated, signed proxy card to Triplecrown’s secretary at the address set forth below so that it is received by Triplecrown’s secretary prior to the special meetings or attend the special meetings in person and vote. You also may revoke your proxy by either sending a notice of revocation to Triplecrown’s secretary, which must be received by Triplecrown’s secretary prior to the special meetings, or attending the special meetings and revoking your proxy and voting in person. To ensure that your revised vote is properly counted and to avoid any problems or unforeseen delays, you should submit the notice of revocation and new proxy as early as possible and prior to 11:59 p.m. on the day before the meeting. After such time, a holder would need to contact his bank, broker or nominee directly to vote or change his vote.

Q. What should I do with my stock, warrant and unit certificates?	A. Upon consummation of the merger, Triplecrown’s units will automatically separate and no longer be traded as a separate security.

If you are not electing conversion in connection with your vote on the merger proposal, the merger is approved and consummated, and you hold your securities in Triplecrown in certificate form, as opposed to holding your securities through your broker, you do not need to exchange your existing certificates for certificates issued by CAH. Your current Triplecrown certificates will automatically represent your rights in CAH’s securities. You may, however, exchange your certificates if you choose, by contacting CAH’s transfer agent, Continental Stock Transfer & Trust Company (Reorganization Department), after the consummation of the merger and following their requirements for reissuance.

Triplecrown stockholders who affirmatively vote against the merger and exercise their conversion rights must deliver their shares to Triplecrown’s transfer agent (either physically or electronically) as instructed by Triplecrown or Triplecrown’s transfer agent prior to the vote at the special meeting of stockholders.

Q. What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares or warrants in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares or warrants. If you are a holder of record and your shares or warrants are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Triplecrown shares or warrants.

Q. Who can help answer my questions?	A. If you have questions about the merger or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:
Mr. Jonathan J. Ledecky Secretary Triplecrown Acquisition Corp. c/o Paul Vassilakos 590 Madison Avenue, 21st Floor New York, New York 10022 Tel: (212) 521-5396 Fax: (212) 521-4389 or
Morrow & Co., LLC 470 West Avenue Stamford, Connecticut 06902 Tel: (800) 662-5200

You may also obtain additional information about Triplecrown from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to affirmatively vote against the merger and seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to Triplecrown’s transfer agent prior to the vote at the special meeting of stockholders.

If you have questions regarding the certification of your position or delivery of your stock, please contact:
Mr. Mark Zimkind Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Tel: (212) 845-3287 Fax: (212) 616-7616

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Triplecrown and CAH are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the merger.

CAH’s balance sheet data as of August 31, 2009 is derived from CAH’s audited financial statements, which are included elsewhere in this proxy statement/prospectus.

Cullen Agritech’s balance sheet data as of August 18, 2009 is derived from Cullen Agritech’s audited financial statements, which are included elsewhere in this proxy statement/prospectus.

Triplecrown’s balance sheet data as of December 31, 2008 and December 31, 2007 and statements of income data for the year ended December 31, 2008, and for the period from June 8, 2007 (inception) through December 31, 2007 and 2008 are derived from Triplecrown’s audited financial statements, which are included elsewhere in this proxy statement/prospectus. Triplecrown’s balance sheet data as of June 30, 2009 and statements of income data for the six months ended June 30, 2009 and 2008 are derived from Triplecrown’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of Triplecrown’s, CAH’s and Cullen Agritech’s historical financial statements and related notes and “Other Information Related to Triplecrown — Triplecrown’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cullen Agritech’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of CAH or Cullen Agritech.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION — CAH
(AUDITED)

August 31, 2009
Balance Sheet:
Total assets	$—
Total liabilities	1,000
Stockholder’s deficit	(1,000)

SELECTED HISTORICAL COMBINED FINANCIAL INFORMATION —
CULLEN AGRICULTURAL TECHNOLOGIES INC.
(AUDITED)

August 18, 2009
Balance Sheet:
Total assets	$22,568
Total liabilities	44,730
Stockholder’s deficit	(22,162)

SELECTED HISTORICAL FINANCIAL INFORMATION — TRIPLECROWN

	For the Six Months Ended June 30, (Unaudited)		For the Year Ended December 31, 2008 (Audited)	For the Period from June 8, 2007 (Inception) Through December 31, 2007 (Audited)
Income Statement Data:	2009	2008
Revenue	—	—	—	—
Loss from operations	(1,267,364)	(681,939)	(1,484,138)	(180,350)
Interest and dividend income	172,901	5,506,806	8,443,326	3,573,186
Net (loss) income attributable to common stockholders	(869,886)	3,255,003	4,074,811	1,824,397
Basic and diluted net (loss) income per share	(0.02)	0.06	0.08	0.07
Weighted average shares outstanding excluding shares subject to possible conversion – basic and diluted	52,440,001	52,440,001	52,440,001	26,554,952

Balance Sheet Data:	June 30, 2009 (Unaudited)	December 31, 2008 (Audited)	December 31, 2007 (Audited)
Working capital	3,319,032	4,505,229	1,793,077
Trust account, restricted	539,328,529	538,876,656	536,930,000
Total assets	543,418,160	543,786,567	540,426,916
Total liabilities	770,599	404,682	1,703,839
Value of common stock which may be redeemed for cash	161,798,549	161,662,987	161,078,990
Stockholders’ equity	380,849,012	381,718,898	377,644,087

	For the Six Months Ended June 30, (Unaudited)		For the Year Ended December 31, 2008 (Audited)	For the Period from June 8, 2007 (Inception) Through December 31, 2007 (Audited)
Cash Flow Data:	2009	2008
Net cash (used in) provided by operating activities	(1,383,383)	1,464,793	3,289,954	3,506,866
Net cash (used in) provided by investing activities	766,203	(1,760,678)	(3,475,261)	(540,108,633)
Net cash provided by financing activities	505,574	—	—	536,898,680
Net (decrease) increase in cash	(111,606)	(295,885)	(185,307)	296,913

SELCTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2009, statement of operations for the year ended December 31, 2008 and balance sheet at June 30, 2009 are based on the historical financial statements of Triplecrown and Cullen Agritech after giving effect to the merger.

The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008 give pro forma effect to the merger as if it had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 assumes that the merger was effective on June 30, 2009.

The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Triplecrown’s unaudited condensed financial statements for the six months ended June 30, 2009, and the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Triplecrown’s audited financial statements for the year ended December 31, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Triplecrown’s unaudited condensed financial statements and Cullen Agritech’ audited financial statements as of June 30, 2009 and August 18, 2009, respectively.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Acquisition, are factually supportable and, in the case of the unaudited pro forma statement of operations data, are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Acquisition.

This information should be read together with the consolidated financials statements of CAH and Cullen Agritech and the notes thereto, the balance sheet of the Triplecrown and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Cullen Agritech’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Triplecrown’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

Cullen Agritech and Triplecrown have assumed that no warrants will be exercised immediately following the consummation of the merger because the expected book value per share of Cullen Agritech’s common stock will be below the amended strike price of the warrants. Accordingly, the unaudited pro forma condensed combined financial statements do not reflect the modification of the warrants. The increase in the exercise price and the extended expiration date of the warrants would not result in any incremental fair value adjustment as a result of the modification of the warrants.

Consummation of the merger is conditioned on (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes, approving the merger and (b) a majority of Triplecrown’s outstanding common stock on the record date, at a meeting called for this and other related purposes, approving the merger proposal, (ii) the holders of fewer than 30.0% of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Triplecrown’s common stock outstanding on the record date approving the initial charter proposals and the subsequent filing of Triplecrown’s second amended and restated certificate of incorporation, (iv) the holders of a majority of Triplecrown’s common stock outstanding on the record date approving the secondary charter proposals and (v) the holders of a majority of Triplecrown’s warrants outstanding on the record date approving the warrant amendment proposals (although this condition may be waived upon mutual consent of Triplecrown and Cullen Agritech):

•	assuming no conversions — this presentation assumes that no stockholders of Triplecrown seek to convert their shares into a pro rata share of the trust account; and
•	assuming maximum conversions — this presentation assumes stockholders of Triplecrown owning 29.99% of the stock sold in Triplecrown’s initial public offering seek conversion.

Notwithstanding the foregoing, since there is no minimum amount of funds that must be left for CAH after any purchases of Public Shares are made (as described elsewhere in this proxy statement/prospectus), the parties could use all of the funds held in the trust account to make such purchases (and for conversions) and the parties could consummate the mergers contemplated by this proxy statement/prospectus leaving CAH with no funds for additional working capital. The unaudited pro forma condensed combined financial statements do not reflect this scenario, although stockholders should be aware that this is a possibility.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. Please refer to the following information in conjunction with the accompanying notes to these pro forma financial statements and the historical financial statements and the accompanying notes thereto and the sections entitled “Unaudited Pro Forma Condensed Combined Financial Data,” “Other Information Related To Triplecrown — Triplecrown’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cullen Agritech’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(USD)

	Pro Forma No Conversion	Pro Forma Maximum Conversion
Consolidated Pro Forma Income Statement Data for Six months ended June 30, 2009:
Net sales	$—	$—
Net loss available to common stockholders	(864,486)	(916,336)
Basic and diluted net income (loss) per share	(0.01)	(0.02)
Shares Outstanding	74,076,148	57,516,149
Weighted average number of shares	74,076,148	57,516,149
Consolidated Pro Forma Income Statement Data for Year ended December 31, 2008:
Net sales	$—	$—
Net loss available to common stockholders	4,152,718	1,611,167
Basic and diluted net income per share	0.06	0.03
Shares Outstanding	74,076,148	57,516,149
Weighted average number of shares	74,076,148	57,516,149
Consolidated Pro Forma Balance Sheet Data at June 30, 2009:
Total assets	$518,615,154	$356,952,167
Total liabilities	309,755	309,755
Long-term debt	—	—
Total stockholders' equity	518,305,399	356,642,412

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for Triplecrown and Cullen Agritech and unaudited pro forma combined per share ownership information after giving effect to the merger, and presented to reflect the following:

•	assuming no conversions — this presentation assumes that no stockholders of Triplecrown seek to convert their shares into a pro rata share of the trust account; and
•	assuming maximum conversions — this presentation assumes stockholders of Triplecrown owning 29.99% of the stock sold in Triplecrown’s initial public offering seek conversion.

This information is being provided to aid you in your analysis of the financial aspects of the merger. This information should be read together with the consolidated financials statements of Triplecrown and the notes thereto, the financial statements of Cullen Agritech and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Triplecrown’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cullen Agritech’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

As a result of the proposed merger, CAH will own all of the outstanding Cullen Agritech shares. Since, Cullen Agritech’s Chief Executive Officer is currently the sole officer and director of CAH, Cullen Agritech is deemed to be a related party. Consequently, CAH’s accounting for the purchase of Cullen Agritech will include consolidating Cullen Agritech’s assets and liabilities at carrying value with those of CAH. The cost of the purchase will be based on the CAH common stock issued to the Cullen Agritech stockholder.

The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of Triplecrown and Cullen Agritech would have been had the merger been completed or to project Triplecrown’s or Cullen Agritech’ results of operations that may be achieved after the merger. The unaudited pro forma book value per share information below does not purport to represent what the value of Triplecrown and Cullen Agritech would have been had the merger been completed nor the book value per share for any future date or period.

Since there is no minimum amount of funds that must be left for CAH after any purchases of Public Shares are made (as described elsewhere in this proxy statement/prospectus), the parties could use all of the funds held in the trust account to make such purchases (and for conversions) and the parties could consummate the mergers contemplated by this proxy statement/prospectus leaving CAH with just the shares held by Cullen Holdings and the Triplecrown Founders. The unaudited pro forma condensed combined financial statements do not reflect this scenario, although stockholders should be aware that this is a possibility.

Unaudited Pro Forma Consolidated Per Share Information

	Triplecrown Acquisition Corp.	Cullen Agricultural Technologies Inc.	Pro Forma No Conversion	Pro Forma Maximum Conversion
Six Months ended June 30, 2009
Basic earnings per share	$(0.02)	$0.00	$(0.01)	$(0.02)
Diluted earnings per share	$(0.02)	$0.00	$(0.01)	$(0.02)
Cash dividends declared per share(3)	—	—	—	—
Book value per share at June 30, 2009(1)(2)	$7.20	$(110.81)	$7.00	$6.20
Year ended December 31, 2008
Basic earnings per share(4)	$0.08	$0.00	$0.06	$0.03
Diluted earnings per share(4)	$0.08	$0.00	$0.06	$0.03

(1)	Book value per share of Triplecrown is computed by dividing the sum of total stockholders’ equity by the 69,000,000 shares outstanding at the balance sheet date less shares subject to possible conversion of 16,559,999. Book value per share for the pro forma columns is computed by dividing the sum of total stockholders’ equity by the 74,076,148 shares outstanding assuming the maximum transaction size and 57,516,149 shares outstanding assuming the minimum transaction size
(2)	Book value per share of Cullen Agricultural Technologies Inc. is computed by dividing stockholders’ equity at the balance sheet date by the 200 shares outstanding at the balance sheet date
(3)	Since inception, neither Triplecrown nor Cullen Agritech has declared any dividends on its shares of common stock. Upon completion of the merger, described in this proxy statement/prospectus, CAH does not intend to pay dividends on its common stock.
(4)	Earnings per share is calculated for Triplecrown using the weighted average shares outstanding as of the balance sheet date of 52,440,001; Cullen Agritech using 200 shares outstanding as of the balance sheet date; Pro Forma — No Conversion using 74,076,148 shares; and Pro Forma — Maximum Conversion using 57,516,149 shares.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. The risks and uncertainties described below are not the only risks and uncertainties which CAH or Cullen Agritech will face in the future. Additional risks and uncertainties not presently known or that are currently considered to be immaterial may materially and adversely affect the business operations or stock price of CAH or Cullen Agritech following the transactions described in this proxy statement/prospectus. If any of the following risks or uncertainties occur, CAH’s or Cullen Agritech’s business, financial condition or operating results could materially suffer. In that event, the trading price of your securities could decline and you may lose all or part of your investment.

Risks Related to Cullen Agritech’s Business and Operations Following the Merger

Risks Related to Cullen Agritech’s Business

Cullen Agritech has no operating history and may not be able to successfully operate its business or generate sufficient revenue to make or sustain distributions to its stockholders.

Cullen Agritech was incorporated in June 2009, is a development stage company and has no operating history. Cullen Agritech has no significant assets and will commence operations only upon consummation of the transactions described in this proxy statement/prospectus. Cullen Agritech cannot assure you that it will be able to operate its business successfully or implement its policies and strategies as described in this proxy statement/prospectus. Additionally, the past performance of key personell of Cullen Agritech or its subsidiaries should not be viewed as an indication of the future performance of CAH and Cullen Agritech.

Cullen Agritech’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about Cullen Agritech’s ability to continue as a “going concern.”

Cullen Agritech had a net loss of $22,362 for the period from June 3, 2009 (inception) through August 18, 2009, and has no cash as of August 18, 2009. To date, Cullen Agritech’s operations have been funded by Cullen Holdings. These factors, among others, raise substantial doubt about Cullen Agritech’s ability to continue as a going concern. Cullen Agritech’s ability to continue as a going concern is dependent on the ability of Cullen Holdings to finance operations through debt and equity financing. Cullen Holdings or Cullen Agritech may have difficulty in obtaining financing on favorable terms, if at all. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from Cullen Agritech’s inability to consummate the merger or Cullen Agritech’s or our inability to continue as a going concern.

The recent disruptions in the overall economy and the financial markets may adversely impact Cullen Agritech’s business and results of operations.

The agricultural industry is sensitive to changes in general economic conditions, both nationally and locally. Recent disruptions in global financial markets and banking systems have made it more difficult for companies to access credit and capital markets. The economic crisis may adversely affect Cullen Agritech in a variety of ways. Access to lines of credit or the capital markets may be severely restricted, which may preclude Cullen Agritech from raising funds required for operations and to fund continued expansion. It may be more difficult for Cullen Agritech to complete strategic transactions with third parties. Continuing volatility in the credit and capital markets could potentially impair Cullen Agritech’s customers’ ability to access these markets and increase associated costs, and Cullen Agritech may be materially affected by these financial market disruptions as economic events and circumstances continue to evolve. The financial and credit market turmoil could also negatively impact Cullen Agritech’s potential suppliers and customers, which could decrease Cullen Agritech’s ability to source, produce and distribute Culen Agritech’s products and could decrease demand for its products.

If economic conditions continue to worsen, it is possible these factors could significantly impact Cullen Agritech’s financial condition and ability to implement its strategic growth plan.

Any negative public perception regarding Cullen Agritech’s products or industry, or any ill effects of product liability claims, could harm Cullen Agritech’s reputation, damage its brand, result in costly and damaging recalls and expose Cullen Agritech to government investigations and sanctions, which would materially and adversely affect its results of operations.

Cullen Agritech will sell products for human consumption, which involves a number of risks. Product contamination, spoilage or other adulteration could result in the inability to sell Cullen Agritech’s products. Cullen Agritech also may be subject to liability if its products or operations violate applicable laws or regulations or in the event its products cause injury, illness or death. A significant product liability or other legal judgment against Cullen Agritech or a widespread product recall may negatively impact Cullen Agritech’s profitability. Even if a product liability or consumer fraud claim is unsuccessful or is not merited, the negative publicity surrounding such assertions regarding Cullen Agritech’s products or processes could materially and adversely affect Cullen Agritech’s reputation, brand image and results of operations. Finally, serious product quality concerns could result in governmental action against Cullen Agritech, which, among other things, could result in the suspension of production or distribution of Cullen Agritech’s products, loss of certain licenses, or other governmental penalties, including possible criminal liability.

If Cullen Agritech is unable to purchase certain assets material to the implementation of its business in a timely manner or at all, such inability would materially adversely affect Cullen Agritech’s business and results of operations.

Cullen Agritech is a development stage company with no operating history, significant assets or revenues. The implementation of Cullen Agritech’s business plan will rely on its ability to purchase land, livestock and other material assets crucial to its business plan. If Cullen Agritech is unable to obtain such assets in a timely manner or at all due to lack of availability of financing or otherwise, such inability will materially adversely affect Cullen Agritech’s ability to implement its strategic plan and negatively affect its operating results.

Cullen Agritech may not realize anticipated benefits from its strategic growth plan.

Cullen Agritech will implement a strategic growth plan, which includes a number of initiatives, that it believes are necessary in order to position Cullen Agritech’s business for future success and growth. Over the next several years, these initiatives will require investments in people, systems, tools and facilities. Cullen Agritech’s success and earnings growth depends in part on Cullen Agritech’s ability to maintain budgeted costs and efficiencies. If Cullen Agritech is unable to successfully implement these initiatives, or fails to implement them as timely as anticipated, Cullen Agritech’s results of operations could be adversely impacted.

Cullen Agritech’s business will be subject to various environmental laws, which may increase Cullen Agritech’s compliance costs.

Cullen Agritech’s business operations will be subject to various environmental and governmental regulations. These laws and regulations cover the discharge of pollutants, wastewater, and hazardous materials into the environment. In addition, various laws and regulations addressing climate change are being considered or implemented at the federal and state levels. New legislation, as well as current federal and other state regulatory initiatives, relating to these environmental matters could require Cullen Agritech to replace equipment, install additional pollution controls, purchase various emission allowances or curtail operations. These costs could adversely affect CAH’s results of operations and financial condition.

Cullen Agritech’s operations will be subject to numerous laws and regulations, exposing it to potential claims and compliance costs that could adversely affect its business.

Cullen Agritech will be subject to Federal, state and local laws and regulations relating to the manufacturing, labeling, packaging, health and safety, sanitation, quality control, fair trade practices, and other aspects of its business. In addition, zoning, construction and operating permits are required from governmental agencies which focus on issues such as land use, environmental protection, waste management, and the movement of animals across state lines. These laws and regulations may, in certain instances, affect its ability to develop and market new products and to utilize technological innovations in our business. In addition, changes in these rules might increase the cost of operating Cullen Agritech’s facilities or conducting its business which would adversely affect its finances.

Cullen Agritech’s dairy business will be affected by Federal price support programs and federal and state pooling and pricing programs to support the prices of certain products we sell. Federal and certain state regulations help ensure that the supply of raw milk flows in priority to fluid milk and soft cream producers before producers of hard products such as cheese and butter. If any of these programs was no longer available to Cullen Agritech, the prices it pays for milk could increase and reduce its profitability.

Several states also have laws that restrict the ability of corporations to engage in farming activities. These regulations may require Cullen Agritech to alter or restrict its operations or cause it to incur additional costs in order to comply with the regulations.

Inability to protect Cullen Agritech’s trademarks and other proprietary rights could damage its competitive position.

Cullen Agritech will acquire certain intellectual property pursuant to the Deed of Acknowledgement Relating to Intellectual Property (the “IP Transfer Agreement”, as described in more detail in the section titled “Business of Cullen Agritech — Intellectual Property” on page 124) upon completion of the Merger. Cullen Agritech will rely on licenses, copyrights, trademarks, trade secrets, know-how confidentiality provisions and licensing arrangements to establish and protect its intellectual property and may rely on patents to further protect its licensors and intellectual property in the future. Any infringement or misappropriation of Cullen Agritech’s intellectual property could damage its value and could limit its ability to compete. Cullen Agritech may have to engage in litigation to protect its rights to intellectual property, which could result in significant litigation costs and require a significant amount of management’s time.

Cullen Agritech believes that the know-how associated with Cullen Agritech’s farming systems for the production of raw milk are trade secrets. In addition, Cullen Agritech has amassed a large body of knowledge regarding animal nutrition and pasture-based farming which it believes to be proprietary. Because most of this proprietary information is not patented, it may be more difficult to protect. Cullen Agritech relies on security procedures and confidentiality agreements to protect this proprietary information, however such agreements and security procedures may be insufficient to keep others from acquiring this information. Any such dissemination or misappropriation of this information could deprive Cullen Agritech of the value of its proprietary information and negatively affect its results.

Cullen Agritech’s proprietary farming system could be replicated creating additional competition in the grass-fed dairy industry.

Despite Cullen Agritech’s first mover advantage and the substantial amount of research and development that it believes would be required to replicate its farming system, it is possible that other producers could replicate Cullen Agritech’s model with a certain degree of success. This could put Cullen Agritech’s market share and competitive advantages at risk.

The efficiencies of Cullen Agritech’s farming system may not be scalable.

Cullen Agritech’s farming system has only been tested on a farm which is smaller than those farms it is expecting to roll-out in the future. If its system is not as efficient on a larger scale, this could impair Cullen Agritech’s ability to implement its strategic plan and negatively affects its operating results.

Key assets such as land, livestock and infrastructure could increase in price, reducing the ability to roll-out farms under the current budgeted capital requirements.

An increase in the cost of Cullen Agritech’s key capital items such as land, livestock and infrastructure could reduce Cullen Agritech’s ability to roll-out farms with its planned amount of capital. Key assets may increase substantially in price and additional capital may not be available to Cullen Agritech on acceptable terms when needed.

The price of land could decrease, reducing the underlying asset value of the business.

Cullen Agritech’s current business plan involves buying land assets. If these assets were to be acquired and then the value of these assets decrease, this could reduce the strength of Cullen Agritech’s balance sheet in the future and affect its ability to obtain additional capital and implement its business plan.

Cullen Agritech may establish and maintain relationships with only a small number of co-operatives for the collection and processing of its raw milk.

The dairy processing industry is made up of a number of co-operatives that collect and process all raw milk produced at farms. Cullen Agritech’s business plan anticipates that it will establish and maintain relationships with co-operatives for the collection and processing of its raw milk. It is anticipated that it will not initially, if at all, establish contracts with a large number of different co-operatives, which could expose Cullen Agritech to a customer concentration risk.

Milk and corn price volatility could reduce revenues and negatively affect Cullen Agritech’s results of operations.

If the price of milk decreased to that which is substantially lower than expected, this could result in a material reduction in Cullen Agritech’s revenues and negatively affect Cullen Agritech’s results of operations.

Cullen Agritech’s feeding strategy will utilize a certain proportion of other feedstocks, some of which are corn-based, the price of which fluctuates according to the price of corn. If corn prices were to rise significantly, Cullen Agritech could experience a material reduction in its operating margins.

Raw milk production is influenced by a number of factors that are beyond Cullen Agritech’s control, such factors may have a material adverse effect on Cullen Agritech’s business.

Raw milk production is influenced by a number of factors that are beyond Cullen Agritech’s control, including, not limited to, the following:

•	Seasonal Factors: dairy cows generally produce more milk in temperate weather than in cold or hot weather and extended unseasonably cold or hot weather could lead to lower than expected production;
•	Environmental Factors: the volume and quality of milk produced by dairy cows is closely linked to the quality of the nourishment provided by the environment around them, and, therefore, if environmental factors cause the quality of nourishment to decline, Cullen Agritech’s milk production could decline; and
•	Governmental Agricultural and Environmental Policy: declines in government grants, subsidies, provision of land, technical assistance and other changes in agricultural and environmental policies may have a negative effect on the viability of Cullen Agritech’s farms, and the numbers of dairy cows and quantities of milk they are able to produce.

Such factors could have a material adverse effect on Cullen Agritech’s business.

The milk production business is highly competitive and, therefore, Cullen Agritech faces substantial competition in connection with the sale of its products.

Cullen Agritech faces competition from other milk producers across the U.S. Most of Cullen Agritech’s competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than Cullen Agritech has, and have products that have gained wide customer acceptance in the marketplace. Cullen Agritech may be unable to compete successfully or its competitors may develop products which have superior qualities or gain wider market acceptance than Cullen Agritech’s.

Large-scale disease could harm a significant portion of Cullen Agritech’s livestock, reducing its ability to produce revenue.

The productivity and profitability of Natural Dairy’s businesses depend on animal and crop health and on disease control. Natural Dairy will face the risk of outbreaks of BSE (bovine spongiform encephalopathy) which could lead to decreased milk and livestock sales and increased costs to produce its products. There have been three confirmed cases as having BSE in the United States in Washington, Alabama and Texas. Various countries have halted the import of U.S. fed beef in response to the discovery of BSE in the U.S. marketplace. In response to the discovery of BSE in the U.S. marketplace, the USDA has increased testing requirements for cows and is exploring additional inspection requirements which could increase the cost of production of dairy products. The discovery of additional cases of BSE could lead to widespread destruction of dairy cows, could cause consumer demand for dairy products to decrease and could result in increased inspection costs and procedures as well as reduce revenues from the sale of livestock. If this occurs, Natural Dairy could have decreased production and sales of its dairy products due to decreased consumer demand or decreased milk supply and decreased operating margins as a result of increased dairy production costs.

Natural Dairy will face the risk of outbreaks of foot-and-mouth disease, which could lead to a significant destruction of cloven-hoofed animals such as dairy cattle, beef cattle, swine, sheep and goats and significantly reduce the demand for meat products. Because foot-and-mouth disease is highly contagious and destructive to susceptible livestock, any outbreak of foot-and-mouth disease could result in the widespread destruction of all potentially infected livestock. If this happens, Natural Dairy could also have difficulty procuring the livestock it needs for its dairy operations and incur increased cost to produce its dairy products, which could reduce its production, sales and operating margins.

Cullen Agritech’s ability to produce revenue will be dependent on the continual survival and health of Natural Dairy’s livestock. If a significant number of Natural Dairy’s livestock died or were infected with a disease, Natural Dairy’s ability to produce revenue form the sale of milk would be reduced.

Cullen Agritech’s results of operations will fluctuate by season and will be affected by weather conditions.

Any adverse or major deviations from the typical weather conditions expected in a region could negatively impact Cullen Agritech’s ability to produce revenue under Cullen Agritech’s current strategy. In addition, severe weather conditions and natural disasters, such as floods, droughts, frosts or earthquakes, or adverse growing conditions, diseases and insect-infestation problems may reduce the quantity and quality of its milk production. For example, dairy cows produce less milk when subjected to extreme weather conditions, including hot and cold temperatures. A significant reduction in the quantity or quality of milk produced due to adverse weather conditions, disease, insect problems or other factors could result in increased processing costs and decreased production, with adverse financial consequences to Cullen Agritech.

A change in the water availability may negatively impact the efficiency of the business model.

The success of Cullen Agritech’s farming system is dependent on the availability of water to successfully grow forage. If there was a reduction in water availability on a farm subsequent to acquiring and converting that property, due to drought, contamination or otherwise, Cullen Agritech’s ability to produce milk on that farm could be negatively affected.

Cullen Agritech will depend upon its key personnel and its ability to retain and recruit additional qualified personnel to implement its business strategy. The loss of such key personnel or the inability to retain or recruit qualified personnel in the future could have a material adverse impact on the implementation of the business strategy.

Cullen Agritech’s success will depend largely on its ability to attract, develop, motivate and retain highly skilled professionals. It will rely upon the efforts and abilities of Dr. Richard H. Watson, its Chief Scientific Officer, as well as the members of its Advisory Board, to successfully implement and build its large-scale farming operation and consulting business. The loss or unavailability of Dr. Watson or the inability to train and retain additional qualified personnel and advisory board members for any significant period of time or at all would have a material adverse effect on the business, prospects, financial condition and results of operations.

Cullen Agritech may be unable to develop and implement a marketing strategy for its advisory and consulting services, which may have a material adverse effect on its business.

Cullen Agritech does not have any long-term agreements with clients for the provision of advisory and consulting services it intends to offer. Although Cullen Agritech has not included consulting revenues in its forecasts, the success of its business will depend in part on its ability to secure advisory clients. If Cullen Agritech is unable to secure advisory clients due to ineffective marketing, because of an economic downturn decreasing the demand for outsourced professional services or otherwise, Cullen Agritech’s business is likely to be materially adversely affected.

Inability to obtain required import permits could reduce the ability of Cullen Agritech to achieve certain long term operating efficiencies.

Cullen Agritech’s business plan includes the potential future requirement for importation of certain farm products, technologies or animal products into the US as well as movement of these products or technologies between States within the US. The importation of Agritech products from New Zealand into the US is subject to various regulatory and licensing restrictions including but not limited to those imposed by the US Customs Service; the United States International Trade Commission; the United States Department of Agriculture; the Food and Drug Administration; the Animal & Plant Health Inspection Service; the Farm Service Agency; the Environmental Protection Agency and the Occupational Health & Safety Administration. Cullen Agritech might also be exposed to certain quota limitations. Specifically, for animal products including semen and embryos, the US Federal Law requires that the USDA Animal and Plant Health Inspection Service (APHIS) issue a permit. The current regulatory environment in the US in regards to importation of Agritech products from New Zealand could change sometime in the future. As such, it is possible that Cullen Agritech might be unable to obtain such permits or its activities will be limited by an inability to comply with the required regulatory and licensing restrictions. This could limit the ability for it to achieve its financial forecasts.

A forage-based strategy could result in reduced production in the winter months.

Due to the reliance on forage as a primary feed source, the colder winter months could reduce forage growth and therefore reduce feed availability for the farm’s livestock. This could result in either the requirement to increase the use of supplemental feed or reduced milk production. This could negatively impact Cullen Agritech’s ability to produce milk or maintain expected operating margins.

Risks Related to Triplecrown and the Merger and the Securities of CAH Following the Merger

If Triplecrown is unable to effect a business combination and is forced to liquidate, its warrants will expire worthless.

If Triplecrown does not complete the merger or another business combination by October 22, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and it will distribute to all holders of Public Shares, in proportion to the number of Public Shares held by them, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. In such event, there will be no distribution with respect to Triplecrown’s outstanding warrants. Accordingly, the warrants will expire worthless.

If Triplecrown is forced to liquidate, Triplecrown’s stockholders may be held liable for claims by third parties against Triplecrown to the extent of distributions received by them.

Triplecrown’s amended and restated certificate of incorporation provides that Triplecrown will continue in existence only until October 22, 2009. If Triplecrown has not completed a business combination by such date and amended this provision in connection thereto, pursuant to the DGCL, its corporate existence will cease except for the purposes of winding up its affairs and liquidating. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Triplecrown’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after October 22, 2009 and, therefore, it does not intend to comply with those procedures.

Because Triplecrown will not be complying with those procedures, it is required, pursuant to Section 281 of the DGCL, to adopt a plan that will provide for its payment, based on facts known to it at such time, of

(i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, Triplecrown would be required to provide for any creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. Triplecrown cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Triplecrown’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Triplecrown’s stockholders may extend well beyond the third anniversary of such date. Accordingly, there can be no assurance that third parties will not seek to recover from Triplecrown’s stockholders amounts owed to them by Triplecrown.

If Triplecrown is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Triplecrown’s stockholders. Furthermore, because Triplecrown intends to distribute the proceeds held in the trust fund to its public stockholders promptly after October 22, 2009 if it has not completed a business combination by such date, this may be viewed or interpreted as giving preference to Triplecrown’s public stockholders over any potential creditors with respect to access to or distributions from Triplecrown’s assets. Furthermore, Triplecrown’s board may be viewed as having breached their fiduciary duties to Triplecrown’s creditors and/or may have acted in bad faith; thereby exposing itself and Triplecrown to claims of punitive damages, by paying public stockholders from the trust fund prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against Triplecrown for these reasons.

You will not be able to exercise your warrants if an effective registration statement is not in place when you desire to do so.

None of the warrants issued by CAH to the public holders of Triplecrown warrants will be exercisable and CAH will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such public warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, CAH will be required to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there can be no assurance that CAH will be able to do so, and if it does not maintain a current prospectus related to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. Additionally, CAH will have no obligation to settle the warrants for cash or “net cash settle” any warrant exercise. Accordingly, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If the warrants expire worthless, this would mean that a person who paid $10.00 for a unit in Triplecrown’s IPO and who did not sell the warrant included in the unit would have effectively paid $10.00 for one share of CAH common stock.

An investor will only be able to exercise a warrant if the issuance of CAH shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

None of the warrants issued by CAH to the holders of Triplecrown warrants will be exercisable and CAH will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following completion of the merger), CAH expects to become listed on the New York Stock Exchange or NASDAQ, which would provide an exemption from registration in every state. Accordingly, CAH believes holders in every state will be able to exercise their warrants as long as its prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, there can be no assurance of this fact. If a warrant holder is unable to exercise his warrants in a particular state, he may be forced to sell his warrant and therefore lose the benefit of purchasing CAH stock. Furthermore, the price he receives for his warrant may not equal the difference between the exercise price and the stock price.

CAH’s warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market.

Following consummation of the merger, outstanding warrants to purchase an aggregate of 55,200,000 shares of CAH common stock (issued in exchange for Triplecrown warrants issued in the IPO), warrants to purchase an aggregate of 13,800,000 shares of common stock (issued in exchange for the Founders’ Warrants) and 5,000,000 shares of common stock (issued in exchange for the warrants sold to the Triplecrown Founders simultaneously with the consummation of the IPO (“Sponsors’ Warrants”)) will become exercisable after the consummation of the merger. To the extent such warrants are exercised, additional shares of CAH common stock will be issued, which would dilute the ownership of existing stockholders.

Triplecrown’s stockholders will experience immediate dilution as a consequence of the issuance of common stock as consideration in the merger.

CAH will issue 15,881,148 shares of common stock at the closing of the merger to Cullen Holdings. As a result, holders of Triplecrown common stock will experience immediate dilution as a consequence. The ability of the former Triplecrown stockholders following the merger to influence management of CAH through the election of directors will be reduced as a result of this dilution.

If Triplecrown stockholders fail to vote against the merger proposal and fail to deliver their shares in accordance with the conversion requirements specified in this proxy statement/prospectus, they will not be entitled to convert their shares of common stock of Triplecrown into a pro rata portion of the trust account.

Triplecrown stockholders holding Public Shares who affirmatively vote against the merger proposal may demand that Triplecrown convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger. Triplecrown stockholders who seek to exercise this conversion right must affirmatively vote against the merger and deliver their stock (either physically or electronically) to Triplecrown’s transfer agent prior to the vote at the meeting. Any Triplecrown stockholder who fails to vote against the merger proposal and who fails to deliver his or her stock will not be entitled to convert his or her shares into a pro rata portion of the trust account for conversion of his or her shares. See the section entitled “The Merger Proposal — Conversion Rights” for the procedures to be followed if you wish to convert your shares to cash.

Triplecrown’s ability to request indemnification from Cullen Holdings for damages arising out of the merger is limited to those claims where damages exceed $500,000 and is also limited to the shares of CAH’s common stock placed in escrow.

To provide a fund to secure the indemnification obligations of Cullen Holdings to Triplecrown against losses that the surviving entity of the merger may sustain as a result of (i) the inaccuracy or breach of any representation or warranty made by Cullen Agritech in the merger agreement or any schedule or certificate delivered by it in connection with the merger agreement and (ii) the non-fulfillment or breach of any covenant or agreement made by Cullen Agritech in the merger agreement, an aggregate of 10% of the initial shares to be issued in the merger (1,588,114 shares of CAH common stock) will be placed in escrow (with an independent escrow agent), which will be canceled to the extent that Triplecrown has damages for which it is entitled to indemnification. The escrow will be the sole remedy for Triplecrown for its rights to indemnification pursuant to the merger agreement. Claims for indemnification may be asserted against the escrow by Triplecrown once its damages exceed a deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the escrowed shares. Triplecrown may assert claims for indemnification until the 30th day after the date CAH has filed with the SEC its Annual Report on Form 10-K for the year ending December 31, 2010 (but in any event no later than April 16, 2011). As a consequence of these limitations, Triplecrown may not be able to be entirely compensated for indemnifiable damages that it may sustain.

The New York Stock Exchange or NASDAQ may not list CAH’s securities on its exchange, which could limit investors’ ability to make transactions in CAH’s securities and subject CAH to additional trading restrictions.

CAH will seek listing of its common stock and warrants on the New York Stock Exchange or NASDAQ as soon as practicable in connection with the merger. CAH will be required to meet the initial listing requirements to be listed. CAH may not be able to meet those initial listing requirements. Even if such application is accepted and CAH’s securities are so listed, CAH may be unable to maintain the listing of its securities in the future.

If either the New York Stock Exchange or NASDAQ do not list CAH’s securities for trading on its exchange, CAH could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;
•	reduced liquidity with respect to its securities;
•	a determination that its shares of common stock are “penny stock,” which will require brokers trading in its shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the shares of common stock;
•	a limited amount of news and analyst coverage for CAH; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

CAH’s stock price could fluctuate and could cause you to lose a significant part of your investment.

Following consummation of the merger, the market price of CAH’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•	changes in financial estimates by analysts;
•	if the benefits of the merger do not meet the expectations of financial and marketing analysts;
•	fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
•	general economic conditions;
•	changes in market valuations of similar companies;
•	terrorist acts;
•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;
•	future sales of its common stock;
•	regulatory developments in the United States, foreign countries or both;
•	litigation involving CAH, its subsidiaries or its general industry; and
•	additions or departures of key personnel.

Future sales of CAH’s common stock may cause the market price of its securities to drop significantly, even if its business is doing well.

In accordance with the lock up agreement executed on September 4, 2009, Cullen Holdings will be able to sell the shares of common stock of CAH it receives in the merger beginning on the first anniversary of the consummation of the merger. In addition, the Triplecrown Founders will be entitled to demand that CAH register the resale of its securities at any time generally commencing nine months after the consummation of the merger. In accordance with SEC regulations, the Triplecrown Founders will not be able to sell any of the CAH securities they receive in exchange for their Triplecrown securities until the first anniversary of the consummation of the merger, subject to certain exceptions. The presence of these additional securities trading in the public market may have an adverse effect on the market price of CAH’s securities. The sale by any of the foregoing, or entities they control or their permitted transferees, could cause the market price of CAH’s securities to decline.

CAH may apply the net proceeds released from the trust account in a manner that does not improve its results of operations or increase the value of your investment.

At the closing of the merger, the funds in Triplecrown’s trust account will be released to pay approximately $4 million to $6 million of transaction fees and expenses, up to approximately $7 million for the balance of the purchase price for the land to be used by CAH following consummation of the merger, up to approximately $19.3 million of deferred underwriting discounts and commissions, as well as tax liabilities, if any, and approximately $150,000 to $250,000 of reimbursement of expenses of the Triplecrown Founders and to make purchases of Public Shares, if any. The balance of the funds will be released to CAH to pay Triplecrown stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of CAH and Cullen Agritech. Additionally, if CAH has access to more than $150 million after closing of the merger, CAH may use such funds, depending on market conditions, to repurchase shares of common stock. Other than these uses, CAH does not have specific plans for the funds and will have broad discretion regarding how it uses such funds. These funds could be used in a manner with which you may not agree or applied in ways that do not improve CAH’s results of operations or increase the value of your investment.

Triplecrown’s current directors and executive officers own securities of Triplecrown that will be worthless if the merger is not approved. Such interests may have influenced their decision to approve the business combination with CAH.

Triplecrown’s Founders beneficially own Founders’ Units that they purchased prior to its IPO and 5,000,000 Sponsors’ Warrants they purchased in a private placement that occurred simultaneously with Triplecrown’s IPO. Such persons are not entitled to receive any of the cash proceeds that may be distributed upon Triplecrown’s liquidation with respect to shares they acquired prior to its IPO. Therefore, if the merger is not approved and Triplecrown does not consummate another business combination by October 22, 2009 and is forced to liquidate, such Founders’ Units and Sponsors’ Warrants held by such persons will be worthless. As of September 30, 2009, the record date for the special meetings, Triplecrown’s Founders held $134,550,000 in units (based on a market price of $9.75) and $450,000 in warrants (based on a market price of $0.09). The Triplecrown Founders have agreed to contribute an aggregate of 11,260,000 of the 13,800,000 the Founders’ Shares to Triplecrown for cancellation. Furthermore, Eric J. Watson is the chief executive officer of Cullen Agritech and  of Cullen Holdings. As a result, he will benefit to the extent of the 15,881,148 shares being received by Cullen Holdings in the merger. See the section entitled “The Merger Proposal — Interests of Triplecrown’s Directors and Officers and Others in the Merger.”

These financial interests of Triplecrown’s Founders may have influenced their decision to approve Triplecrown’s merger with CAH and to continue to pursue the merger. In considering the recommendations of Triplecrown’s board of directors to vote for the merger proposal and other proposals, you should consider these interests.

Triplecrown’s chairman and president are liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the merger is not consummated. Such liability may have influenced their decision to approve the merger with CAH.

If Triplecrown liquidates prior to the consummation of a business combination, Eric J. Watson, Triplecrown’s chairman and treasurer, and Jonathan J. Ledecky, Triplecrown’s president and secretary, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Triplecrown for services rendered or contracted for or products sold to Triplecrown, but only if such entities did not execute a waiver. On the other hand, if Triplecrown consummates the merger, CAH will be liable for all such claims. Neither Triplecrown nor Messrs. Watson and Ledecky has any reason to believe that Messrs. Watson and Ledecky will not be able to fulfill their indemnity obligations to Triplecrown if required to do so.

Additionally, if Triplecrown is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Messrs. Watson and Ledecky have agreed to advance Triplecrown the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses. If

Triplecrown consummates the merger, Messrs. Watson and Ledecky will no longer be responsible for such expenses. See the section entitled “Other Information Related to Triplecrown —  Liquidation if No Business Combination” for further information.

These personal obligations may have influenced Messrs. Watson’s and Ledecky’s decision to approve Triplecrown’s merger with CAH and to continue to pursue the merger. In considering the recommendations of Triplecrown’s board of directors to vote for the merger proposal and other proposals, you should consider these interests.

The fairness opinion Triplecrown received relied upon certain assumptions, including that Cullen Agritech had access to the capital it needed to implement its business plan, some of which may not be correct. If the assumptions are incorrect, Cullen Agritech may not be worth as much as such valuation supposes.

In connection with its determination to approve the transactions contemplated by this proxy statement/prospectus, Triplecrown’s board of directors engaged Duff & Phelps to provide it with a “fairness opinion” on which the board relied. The purpose of the fairness opinion was to determine whether the valuation of Cullen Agritech negotiated between Triplecrown and Cullen Agritech is fair, from a financial point of view, to Triplecrown. In coming to a valuation range for Cullen Agritech, Duff & Phelps relied upon certain assumptions, including that Cullen Agritech would have access to the capital it needed to implement its business plan. As a result of purchases of Public Shares and holders of Public Shares exercising their conversion rights, Cullen Agritech may not have access to all the capital it needs from the consummation of our transaction. Accordingly, if Cullen Agritech does not have access to capital other than through this transaction, or any other assumption relied upon by Duff & Phelps proves to be incorrect, Cullen Agritech may not be worth the value that Duff & Phelps placed on it.

The fairness opinion Triplecrown received did not indicate whether the valuation of Cullen Agritech negotiated between Triplecrown and Cullen Agritech was fair, from a financial point of view, to the unaffiliated stockholders of Triplecrown.

In connection with its determination to approve the transactions contemplated by this proxy statement/prospectus, Triplecrown’s board of directors engaged Duff & Phelps to provide it with a “fairness opinion” on which the board relied. The purpose of the fairness opinion was to determine whether the valuation of Cullen Agritech negotiated between Triplecrown and Cullen Agritech is fair, from a financial point of view, to Triplecrown. However, Duff & Phelps was not asked to address whether such valuation was fair, from a financial point of view, to the unaffiliated stockholders of Triplecrown. Accordingly, such opinion may not be as informative as an opinion which specifically addressed the fairness to unaffiliated stockholders.

The exercise of Triplecrown’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the merger may result in a conflict of interest when determining whether such changes to the terms of the merger or waivers of conditions are appropriate and in Triplecrown’s stockholders’ best interest.

In the period leading up to the closing of the merger, events may occur that, pursuant to the merger agreement, would cause Triplecrown to agree to amend the merger agreement, to consent to certain actions taken by CAH or to waive rights that Triplecrown is entitled to under the merger agreement. Such events could arise because of a request by CAH to undertake actions that would otherwise be prohibited by the terms of the merger agreement or the occurrence of other events that would have a material adverse effect on CAH’s business and would entitle Triplecrown to terminate the merger agreement. In any of such circumstances, it would be discretionary on Triplecrown, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Triplecrown and what he may believe is best for himself in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Triplecrown does not believe there will be any changes or waivers that its directors and officers would be likely to make after stockholder approval of the merger proposal has been obtained. Although certain changes could be made without further stockholder approval, such as waiving the condition that the warrant amendment proposals be approved, Triplecrown will circulate a new or amended proxy statement/prospectus and resolicit its stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the stockholder vote on the merger proposal.

If the merger is completed, a large portion of the funds in the trust account established by Triplecrown in connection with its IPO for the benefit of the holders of the Public Shares may be used to pay converting stockholders or for the purchase, directly or indirectly, of Public Shares. As a consequence, if the merger is completed, such funds will not be available to CAH for working capital and general corporate purposes and the number of beneficial holders of Triplecrown’s and CAH’s securities may be reduced to a number that may preclude the quotation, trading or listing of CAH’s securities other than on the Over-the-Counter Bulletin Board.

Pursuant to Triplecrown’s amended and restated certificate of incorporation, holders of Public Shares may vote against the merger proposal and demand that Triplecrown convert their shares, calculated as of two business days prior to the anticipated consummation of the merger, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. Triplecrown will not consummate the merger if holders of 16,559,999 or more Public Shares exercise these conversion rights. Furthermore, a large portion of the funds in the trust account may be used to acquire Public Shares, either from holders thereof who vote against the merger proposal and elect to convert their shares into cash or from holders thereof who have indicated their intention to do so but first sell their shares to CAH, Triplecrown or their affiliates so that such shares will be voted in favor of the merger proposal. As a consequence of such purchases,

•	the funds in Triplecrown’s trust account that are so used will not be available to CAH after the merger and the actual amount of such funds that CAH may retain for its own use will be diminished; and
•	the public “float” of CAH’s common stock may be reduced and the number of beneficial holders of Triplecrown’s and CAH’s securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of CAH’s securities on the New York Stock Exchange or any other national securities exchange.

It is possible that the parties could use all of the funds held in Triplecrown’s trust account to make purchases (and for conversions) and the parties could consummate the mergers contemplated by this proxy statement/prospectus leaving CAH with no funds for additional working capital.

The Triplecrown Founders, Cullen Holdings and their respective affiliates may engage in transactions that provide inducements to certain holders of Public Shares to vote in favor of the merger proposal or acquire additional Public Shares and therefore such transactions may not be fair to and in the best interests of those holders of Public Shares not receiving such inducements.

The Triplecrown Founders, Cullen Holdings and their respective affiliates may engage in transactions that provide inducements to certain holders of Public Shares to vote in favor of the merger proposal or acquire additional Public Shares. While such transactions would benefit the parties involved in such transactions, and would generally benefit all remaining holders of Public Shares upon consummation of the business combination (as the business combination would not be completed absent such transactions), these transactions may not be fair to and in the best interests of those stockholders who will not be offered or receive any such inducements.

Persons who purchased Public Shares in the IPO may have rights to rescind their purchases and assert a claim for damages therefor against CAH, its directors and officers and the former directors and officers of Triplecrown.

Triplecrown’s amended and restated certificate of incorporation and IPO prospectus require Triplecrown to complete a business combination in which it acquires a target business operating in the financial services industry having a fair market value equal to at least 80% of Triplecrown’s trust account balance (excluding deferred underwriting discounts and commissions) and resulting in the ownership of 50% or more of the voting securities of the target business and prohibit Triplecrown from consummating a business combination with a target business affiliated with any of the Triplecrown Founders. Furthermore, Triplecrown’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares from holders who have indicated their intention to vote against the merger and seek conversion of their shares to cash (as Triplecrown may contemplate doing). Also, Triplecrown’s IPO prospectus stated that specific provisions in Triplecrown’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Triplecrown had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Consequently, any person who purchased Public Shares in the IPO and still held such shares upon learning of these facts may seek rescission of the purchase of the units he acquired in the IPO (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Any holder of Public Shares who votes against the merger proposal and converts Public Shares into cash upon consummation of the merger will no longer own any stock in Triplecrown and therefore will not have any claim for rescission.

FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement/prospectus that are not purely historical are forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

Triplecrown, CAH and Cullen Agritech believe it is important to communicate their expectations to their stockholders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Triplecrown, CAH or Cullen Agritech in such forward-looking statements, including among other things:

•	Triplecrown’s ability to complete its initial business combination within the specified time limits;
•	the number and percentage of Triplecrown’s stockholders voting against the merger proposal and seeking conversion;
•	changes adversely affecting the business in which CAH and Cullen Agritech will be engaged;
•	success in retaining or recruiting, or changes required in, the Company’s officers, key employees or directors following the merger;
•	management of growth;
•	general economic conditions;
•	CAH’s and Cullen Agritech’s business strategy and plans;
•	the result of future financing efforts;
•	delisting of Triplecrown’s securities from the NYSE Amex or the ability to have CAH’s securities listed on the New York Stock Exchange or NASDAQ or another exchange following the merger; and
•	the potential liquidity and trading of Triplecrown’s and CAH’s public securities.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of Triplecrown, CAH, Cullen Agritech or any person acting on such parties behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Triplecrown and CAH undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the merger proposal or any of the other proposals, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect Triplecrown, CAH and/or Cullen Agritech.

INTERESTS OF TRIPLECROWN’S DIRECTORS AND OFFICERS
AND OTHERS IN THE MERGER

In considering the recommendation of the board of directors of Triplecrown to vote for the proposal to approve the merger proposal, you should be aware that Triplecrown’s directors and officers have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Triplecrown stockholders generally. In particular:

•	If the merger is not consummated by October 22, 2009, Triplecrown’s amended and restated certificate of incorporation provides that it will automatically be liquidated. In such event, the 13,800,000 Founders’ Units held by Triplecrown’s directors and officers that were acquired before the IPO for an aggregate purchase price of $25,000 would be worthless because Triplecrown’s directors and officers are not entitled to receive any of the liquidation proceeds with respect to such securities. The Founders’ Warrants included in the Founders’ Units are identical to the public warrants except that they will become exercisable after the merger only if and when the last sales price of CAH’s common stock exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after the consummation of the merger and the Founders’ Warrants will be exercisable on a cashless basis and will not be redeemable by CAH, in each case, as long as they are held by the Founders or their permitted transferees. The Founders’ Units had an aggregate market value of $134,550,000 based upon the unit’s closing bid price of $9.75 on the NYSE Amex on September 30, 2009, the record date for the Triplecrown special meetings. Of this amount, Messrs. Watson and Ledecky each beneficially held Founders’ Units worth $64,642,500 and each of the directors of Triplecrown beneficially held Founders’ Units worth $585,000. If the merger is consummated, (i) Summit Trust, an entity controlled by Eric J. Watson, has agreed that the 6,630,000 shares of common stock of CAH it will receive upon consummation of the merger (representing all of the shares it will receive) will be cancelled, (ii) Jonathan J. Ledecky has agreed that 4,630,000 shares of common stock of CAH he will receive upon consummation of the merger (out of the 6,630,000 shares he beneficially will receive) will be cancelled and (iii) each of Jim Gray, Jay H. Nussbaum, Jimmie Lee Solomon, Jr. and Richard A. Stein has agreed that 30,000 shares of common stock of CAH he will receive upon consummation of the merger (out of the 60,000 shares he beneficially will receive) will be cancelled. The remaining shares held by Jonathan J. Ledecky, Edward J. Mathias, Richard Y. Roberts, Kerry Kennedy, Robert B. hersov and Edward Hanson will remaining outstanding.
•	Eric J. Watson and Jonathan J. Ledecky also each purchased 2,500,000 Sponsors’ Warrants, or an aggregate of 5,000,000 Sponsors’ Warrants for an aggregate purchase price of $5,000,000 (or $1.00 per warrant), pursuant to agreements with Triplecrown and Citigroup that were entered into in connection with Triplecrown’s IPO. These purchases took place on a private placement basis simultaneously with the consummation of Triplecrown’s IPO. All of the proceeds Triplecrown received from these purchases were placed in Triplecrown’s trust account. The Sponsors’ Warrants are identical to the Triplecrown warrants except that (i) the warrants will not be transferable or salable by holders (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, provided the transferee agrees to be bound by the transfer restrictions) until Triplecrown completes a business combination, (ii) they will be exercisable on a cashless basis and (iii) if Triplecrown calls the warrants for redemption, the Sponsors’ Warrants will not be redeemable so long as such warrants are held by Messrs. Watson or Ledecky or their affiliates, including any permitted transferees. All of the Sponsors’ Warrants will become worthless if the merger is not consummated and Triplecrown is liquidated (as will the public warrants) and therefore each of Messrs. Watson and Ledecky would lose their entire $2,500,000 investment. Such Sponsors’ Warrants had an aggregate market value of $450,000, based on the warrants’ closing bid price of $0.09 on the NYSE Amex on September 30, 2009, the record date for the Triplecrown special meetings.
•	Eric J. Watson, chairman of the board and treasurer of Triplecrown, controls Cullen Holdings, the sole stockholder of Cullen Agritech. Accordingly, he will benefit to the extent Cullen Holdings receives shares of CAH following the merger. Dr. Watson, Eric Watson’s half-brother, is the sole officer of Natural Dairy. Additionally, Eric Watson will serve as chief executive officer and a director of CAH following the merger. Mr. Watson has agreed that he will not receive any salary or bonus from CAH until Cullen Agritech has positive earnings before interest, taxes, depreciation and amortization. At that time, Mr. Watson will be paid a salary and bonus as approved by the board of directors of CAH.
•	Each of Edward J. Mathias, Robert B. Hersov, Kerry Kennedy, Richard Y. Roberts and Edward Hanson, current directors of Triplecrown, will be a director of CAH upon consummation of the transactions described in this proxy statement/prospectus. As such, in the future they will receive any cash fees, stock options or stock awards that CAH’s board of directors may determine to pay to its non-executive directors.
•	In connection with the proposed business combination, Triplecrown and Natural Dairy, an affiliate of Mr. Watson, entered into a contract to purchase a certain piece of land to be used by CAH following consummation of the merger. The total purchase price of the land is $8,662,500 on which Triplecrown paid a deposit of approximately $1.7 million. If Triplecrown is unable to complete the proposed business combination by the date it is required to liquidate, Mr. Watson and Natural Dairy have jointly and severally agreed to repay such deposits to Triplecrown and to assume Triplecrown’s remaining obligations under the purchase contract (approximately $6.9 million) and Triplecrown will have no further obligations or liability whatsoever under the purchase contract.
•	If Triplecrown liquidates prior to the consummation of a business combination, Eric J. Watson, Triplecrown’s chairman and treasurer, and Jonathan J. Ledecky, Triplecrown’s president and secretary, will be personally liable to pay debts and obligations to vendors and other entities that are owed money by Triplecrown for services rendered or products sold to Triplecrown, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account, but only if such entities did not execute a waiver. Based on Triplecrown’s estimated debts and obligations, it is not currently expected that Messrs. Watson and Ledecky will have any exposure under this arrangement in the event of a liquidation will not seek recourse against the trust account notwithstanding such agreements. However, based on Triplecrown’s resources outside of the trust account, it is not anticipated that Messrs. Watson or Ledecky will have any exposure under this arrangement.
•	If Triplecrown is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Eric J. Watson and Jonathan J. Ledecky have agreed to advance Triplecrown the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Under the terms of the underwriting agreement executed in connection with Triplecrown’s IPO, Triplecrown would be required to pay the underwriters $19,320,000 of deferred underwriting discounts and commissions upon consummation of an “initial business combination” (as defined therein). Triplecrown is currently in negotiations with its underwriters with respect to the fee payable to them upon consummation of the merger. No agreement has been reached as of the date hereof. Additionally, Petrina Advisors and Miles Leahy, two consultants for Triplecrown, will receive an aggregate of 455,000 shares of CAH common stock upon closing of the merger. Such consultants have executed lockup agreements pursuant to which they have agreed that they will not sell any of such shares for a period of two years from the consummation of the transaction. Neither the underwriters nor the consultants will receive any of this consideration if the merger is not consummated.

SPECIAL MEETINGS OF TRIPLECROWN STOCKHOLDERS AND WARRANTHOLDERS

General

Triplecrown is furnishing this proxy statement/prospectus to its stockholders and warrantholders as part of the solicitation of proxies by its board of directors for use at the special meetings of Triplecrown stockholders and warrantholders to be held on October 21, 2009, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Triplecrown stockholders and warrantholders on or about October , 2009 in connection with the vote on the proposals described herein. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meetings.

Date, Time and Place

The special meetings of stockholders and warrantholders will be held on October 21, 2009, at 10:00 a.m., eastern time, at the offices of Graubard Miller, Triplecrown’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174, or such other date, time and place to which such meetings may be adjourned or postponed.

Purpose of the Triplecrown Special Meetings

At the special meeting of stockholders, Triplecrown will ask holders of its common stock to:

•	consider and vote upon separate proposals to amend Triplecrown’s amended and restated certificate of incorporation to (a) revise the definition of a “business combination,” (b) delete all references to “fair market value” and (c) delete the second sentence of Section E of Article Seventh relating to Triplecrown being prohibited from consummating a business combination with an entity affiliated with any of Triplecrown’s founders, all to allow Triplecrown to complete the merger with CAH notwithstanding that: (i) Cullen Agritech, the entity that will be CAH’s operating business following the proposed business combination, is owned by Cullen Holdings, an affiliate of Eric J. Watson, Triplecrown’s chairman of the board and treasurer, (ii) Triplecrown will ultimately be acquired by CAH and therefore not acquire at least 50% of the voting securities of the target business, (iii) Cullen Agritech is not an operating business in the financial services industry and (iv) the fair market value of Cullen Agritech on the date of the transaction is only approximately 29% of the balance of Triplecrown’s trust account (the initial charter proposals);
•	consider and vote upon a proposal to: (i) adopt the Agreement and Plan of Reorganization, dated as of September 4, 2009, among Triplecrown, CAH, Triplecrown Merger Sub, Cullen Agritech and Cullen Holdings which, among other things, provides for (a) the merger of Triplecrown with and into CAH, with CAH being the surviving entity and (b) the merger of Triplecrown Merger Sub with and into Cullen Agritech, with Cullen Agritech being the surviving entity and becoming a wholly owned subsidiary of CAH, and (ii) approve the business combination contemplated by such Agreement and Plan of Reorganization (the merger proposal);
•	consider and vote upon separate proposals to approve the following differences between the amended and restated certificate of incorporation of CAH to be in effect following the merger and Triplecrown’s current amended and restated certificate of incorporation: (a) the name of the new public entity will be “Cullen Agricultural Holding Corp.” as opposed to “Triplecrown Acquisition Corp.”; (b) CAH will have 200,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock, as opposed to Triplecrown having 160,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (c) CAH’s corporate existence will be perpetual as opposed to Triplecrown’s corporate existence terminating on October 22, 2009; and (d) CAH’s amended and restated certificate of incorporation will not include the various provisions applicable only to specified purpose acquisition corporations that Triplecrown’s amended and restated certificate of incorporation contains (the secondary charter proposals); and
•	consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Triplecrown is not authorized to consummate the merger (the stockholder adjournment proposal).

At the special meeting of warrantholders, Triplecrown will ask holders of its warrants to:

•	in connection with the transactions contemplated by the Agreement and Plan of Reorganization, consider and vote upon separate proposals to amend the Warrant Agreement, dated as of October 22, 2007, between Triplecrown and Continental Stock Transfer & Trust Company which governs the terms of Triplecrown’s outstanding warrants, to (a) increase the exercise price of Triplecrown’s warrants from $7.50 per share to $12.00 per share, (b) extend the expiration date of the warrants from October 21, 2012 to October 21, 2013 and (c) increase the price at which the stock must trade for the warrants to be called for redemption from $13.75 per share to $17.00 per share (the warrant amendment proposals); and
•	consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Triplecrown is not authorized to consummate the warrant amendment proposals (the warrantholder adjournment proposal).

Recommendation of Triplecrown Board of Directors

Triplecrown’s board of directors:

•	has determined that each of the proposals is fair to and in the best interests of Triplecrown and its stockholders and warrantholders;
•	has approved each of the proposals;
•	recommends that Triplecrown’s common stockholders vote “FOR” the initial charter proposals;
•	recommends that Triplecrown’s common stockholders vote “FOR” the merger proposal;
•	recommends that Triplecrown’s common stockholders vote “FOR” the secondary charter proposals;
•	recommends that Triplecrown’s common stockholders vote “FOR” the stockholder adjournment proposal;
•	recommends that Triplecrown’s warrantholders vote “FOR” the warrant amendment proposals; and
•	recommends that Triplecrown’s warrantholders vote “FOR” the warrantholder adjournment proposal.

Record Date; Who is Entitled to Vote

Triplecrown has fixed the close of business on September 30, 2009, as the “record date” for determining Triplecrown stockholders and warrantholders entitled to notice of and to attend and vote at its special meetings. As of the close of business on September 30, 2009, there were 69,000,000 shares of Triplecrown’s common stock outstanding and entitled to vote and 74,000,000 warrants outstanding and entitled to vote. Each share of Triplecrown’s common stock is entitled to one vote per share at the special meeting of stockholders and each warrant is entitled to one vote per warrant at the special meeting of warrantholders.

Pursuant to agreements with Triplecrown, the 13,800,000 Founders’ Shares held by the Triplecrown Founders will be voted on the merger proposal in accordance with the majority of the votes cast at the special meeting of stockholders on such proposal by the holders of the Public Shares. Accordingly, the vote of such shares will not affect the outcome of the vote on the merger proposal.

The Triplecrown Founders have indicated that they intend to vote their Founders’ Shares, Founders’ Warrants and Sponsors’ Warrants in favor of all of the other proposals being presented at the special meetings.

Quorum

A quorum of stockholders and warrantholders is necessary to hold a valid stockholders’ meeting and warrantholders’ meeting, respectively. The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting of stockholders. The presence, in person or by proxy, of a majority Triplecrown’s then outstanding warrants constitutes a quorum at the special meeting of warrantholders.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares or warrants that are returned to Triplecrown but marked by brokers as “not voted” will be treated as shares or warrants present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares or warrants entitled to vote on the matter as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under applicable self-regulatory organization rules, your broker may not vote your shares or warrants on “non-routine” proposals, such as the initial charter proposals, the merger proposal, the secondary charter proposals and the warrant amendment proposals. Since a stockholder must affirmatively vote against the merger proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. See the information set forth in “The Merger Proposal — Conversion Rights.”

Vote of Triplecrown’s Stockholders Required

The approval of the merger proposal will require (i) the affirmative vote of the holders of a majority of Triplecrown common stock outstanding on the record date (more than 50%, or 34,500,000, of the shares outstanding) and (ii) the affirmative vote for the proposal by the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote on the proposal at the special meeting of stockholders (more than 50%, or 27,600,000, of the Public Shares outstanding). Additionally, the merger will not be consummated if the holders of 30% (16,559,999) or more of the Public Shares vote against the merger proposal and properly demand that Triplecrown convert their Public Shares into their pro rata share of the trust account. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal. You cannot seek conversion unless you affirmatively vote against the merger proposal. Additionally, if you seek conversion, you will not be entitled to such appraisal rights. However, voting in favor of the merger proposal would not limit your rights to seek rescission or damages as described in this proxy statement/prospectus. Such rights would not terminate upon consummation of the merger — instead, such rights generally would extend until the expiration of the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim.

Each of the initial charter proposals and secondary charter proposals will require the affirmative vote of the holders of a majority of Triplecrown common stock outstanding on the record date (more than 50%, or 34,500,000, of the shares outstanding). Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals. Additionally, because the Triplecrown Founders intend to vote their Founders’ Shares in favor of each of these proposals, such proposals will require only an additional 30% of the shares, or 20,700,000 shares, held by public stockholders voting in favor of the proposals in order to have them approved.

The approval of the stockholder adjournment proposal will require the affirmative vote of the holders of a majority of Triplecrown’s common stock represented and entitled to vote thereon at the special meeting of stockholders. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposal.

The approval of the initial charter proposals, the merger proposal, the secondary charter proposals and the warrant amendment proposals is a condition to the consummation of the merger, although the condition of the approval of the warrant amendment proposals may be waived upon mutual consent of the parties. If any of the initial charter proposals, the merger proposal, the secondary charter proposals or warrant amendment proposals is not approved (or in the case of the warrant amendment proposals, waived), the other proposals will not be presented to stockholders and/or warrantholders for a vote and the merger will not be consummated.

Vote of Triplecrown’s Warrantholders Required

The approval of the warrant amendment proposals will require the affirmative vote of the holders of a majority of Triplecrown’s warrants outstanding on the record date (more than 50%, or 37,000,000, of the warrants outstanding). Because these proposals require the affirmative vote of a majority of the warrants outstanding for approval, abstentions and warrants not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals. Additionally, because the Triplecrown Founders intend to vote their Founders’ Warrants and Sponsors’ Warrants in favor of this proposal, such proposal will require only an additional 23% of the warrants, or 18,200,000 warrants, held by warrantholders voting in favor of the proposals in order to have them approved.

The approval of the warrantholder adjournment proposal will require the affirmative vote of the holders of a majority of Triplecrown’s warrants represented and entitled to vote thereon at the special meeting of warrantholders. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against this proposal. Broker non-votes are not deemed entitled to vote on such proposal and, therefore, they will have no effect on the vote on such proposal.

The approval of each of the initial charter proposals, the merger proposal, the secondary charter proposals and the warrant amendment proposals is a condition to the consummation of the merger, although the condition relating to the approval of the warrant amendment proposals may be waived upon mutual consent of Triplecrown and Cullen Agritech. If either the initial charter proposals, the merger proposal or the secondary charter proposals is not approved, none of the proposals will be presented to warrantholders for a vote and the merger will not be consummated.

Voting Your Shares or Warrants

Each share of Triplecrown common stock or warrant of Triplecrown that you own in your name entitles you to one vote at the special meetings of stockholders and warrantholders, respectively. Your proxy card shows the number of shares of Triplecrown’s common stock or warrants that you own. If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted. Votes submitted at any time prior to the meeting will be accepted. However, to ensure that your vote is properly counted and to avoid any problems or unforeseen delays, you should submit your vote as early as possible and prior to midnight on the day before the meeting. After such time, a holder would need to contact his bank, broker or nominee directly to vote or change his vote.

There are two ways to vote your shares of Triplecrown common stock or warrants at the special meetings:

•	You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares or warrants as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares or warrants, your shares or warrants will be voted as recommended by Triplecrown’s board “FOR” the all of the proposals. Votes received after a matter has been voted upon at the special meetings will not be counted.
•	You Can Attend the Special Meetings and Vote in Person. Triplecrown will give you a ballot when you arrive. However, if your shares or warrants are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Triplecrown can be sure that the broker, bank or nominee has not already voted your shares or warrants.

Stockholders and warrantholders who hold their securities through a broker or bank will have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone. If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Jonathan J. Ledecky, Triplecrown’s president and secretary, in writing before the special meetings that you have revoked your proxy; or
•	you may attend the special meetings, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of Triplecrown’s common stock or warrants, you may call Morrow & Co., LLC, Triplecrown’s proxy solicitor, at (800) 662-5200, or Jonathan J. Ledecky, Triplecrown’s secretary, at (212) 521-5396.

Proxy Solicitation Costs

Triplecrown is soliciting proxies on behalf of its board of directors. All solicitation costs will be paid by Triplecrown. This solicitation is being made by mail but also may be made by telephone or in person. Triplecrown and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

Triplecrown has hired Morrow & Co., LLC to assist in the proxy solicitation process. It will pay that firm a fee of $15,000 plus disbursements. Such payments will be made from non-trust account funds. If the merger is successfully closed, Triplecrown will pay Morrow & Co., LLC an additional contingent fee of $30,000.

Triplecrown will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Triplecrown will reimburse them for their reasonable expenses.

Triplecrown, CAH, Cullen Agritech and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies.

Triplecrown Founders

As of September 30, 2009, the record date for the Triplecrown special meetings, the Triplecrown Founders beneficially owned and were entitled to vote 13,800,000 Founders’ Shares and 13,800,000 Founders’ Warrants. In connection with Triplecrown’s IPO, Triplecrown and Citigroup entered into agreements with each of the Triplecrown Founders pursuant to which each Triplecrown Founder agreed to vote his, her or its Founders’ Shares on the merger proposal in accordance with the majority of the votes cast by the holders of Public Shares. The Triplecrown Founders have indicated that they intend to vote their Founders’ Shares, Founders’ Warrants and Sponsors’ Warrants in favor of all of the other proposals being presented at the meetings. The Founders’ Shares have no liquidation rights and will be worthless if no business combination is effected by Triplecrown. In connection with the IPO, the Triplecrown Founders placed their Founders’ Shares and Founders’ Warrants in escrow with Continental Stock Transfer & Trust Company and agreed that they would not sell such securities until the earlier of twelve months after a business combination or Triplecrown’s liquidation, subject to earlier release within such twelve month period if (i) Triplecrown’s common stock has a last sales price equal to or exceeding $13.75 per share for any 20 trading days within any 30-trading day period commencing 90 days after the successful consummation of a business combination or (ii) Triplecrown consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of Triplecrown’s stockholders having the right to exchange their shares for cash, securities or other property. If the merger is consummated, the Triplecrown Founders have agreed to cancel 11,260,000 shares of CAH common stock they will receive in exchange for 11,260,000 of the Founders’ Shares.

From the consummation of the IPO to September 30, 2009, no Triplecrown Founder has purchased any shares of Triplecrown common stock or warrants in the open market. If the Triplecrown Founders believe it would be desirable for them or their affiliates to purchase shares or warrants in advance of the special meetings, such determination would be based on factors such as the likelihood of approval or disapproval of the proposals, the number of shares for which conversion may be requested and the financial resources available to such prospective purchasers. Any additional shares or warrants purchased by the Triplecrown Founders will be voted by them in favor of the merger and the other proposals.

PROPOSALS TO BE CONSIDERED BY THE TRIPLECROWN STOCKHOLDERS

THE INITIAL CHARTER PROPOSALS

Triplecrown is proposing to amend its amended and restated certificate of incorporation to revise the definition of a “business combination” and to remove the prohibition on Triplecrown consummating a business combination with an entity affiliated with any of the Triplecrown Founders. A “business combination” is defined in Triplecrown’s amended and restated certificate of incorporation as follows:

“A “Business Combination” shall mean the initial acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of one or more operating businesses in the financial services industry (“Target Businesses”), whose collective fair market value is equal to at least 80% of the balance in the Trust Fund (as defined below), excluding deferred underwriting discounts and commissions, and resulting in the ownership by the Corporation of not less than 50% of the voting securities of the Target Business or Businesses.

“Fair market value” for purposes of this Article SEVENTH shall be determined by the Board of Directors of the Corporation based upon financial standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. If the Corporation’s Board of Directors is not able to determine independently that the Target Business or Businesses has a sufficient fair market value to meet the threshold criterion, it will obtain an opinion in that regard from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority and any successor organization thereto. The Corporation is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business or Businesses if its Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value to meet the threshold criterion.”

Additionally, the prohibition on Triplecrown consummating a business combination with an entity affiliated with any of the Triplecrown Founders contained in Triplecrown’s amended and restated certificate of incorporation is stated as follows:

“Unless and until the Corporation has consummated a Business Combination as permitted under this Article SEVENTH, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise. The Corporation will not enter into a Business Combination with any entity which is affiliated with any of its officers, directors, initial stockholders or sponsors or any entity that has received a material financial investment from its initial stockholders or sponsors or any entity affiliated with our officers, directors, initial stockholders or sponsors.”

Because (i) the sole stockholder of CAH is controlled by Eric J. Watson, Triplecrown’s chairman of the board and treasurer, (ii) Triplecrown will ultimately be acquired by CAH and therefore not acquire at least 50% of the voting securities of the target business, (iii) Cullen Agritech is not an operating business in the financial services industry and (iv) the fair market value of Cullen Agritech on the date of the transaction is only approximately 29% of the balance of the trust account, the proposed transaction does not meet the requirements as set forth above. Accordingly, Triplecrown must amend its amended and restated certificate of incorporation immediately prior to consummation of the merger in order to allow Triplecrown to complete the proposed merger.

Triplecrown’s amended and restated certificate of incorporation purports to prohibit amendment to certain of its provisions, including the requirement to obtain approval of disinterested directors and a fairness opinion, prior to consummation of an initial business combination. However, Triplecrown believes that the proposed merger is an attractive opportunity in the current market environment and therefore, public stockholders should be given the opportunity to consider the business combination. In considering the initial charter proposals, Triplecrown’s board of directors came to the conclusion that the potential benefits of the proposed merger with CAH to Triplecrown and its stockholders outweighed the possibility of any liability described below as a result of the initial charter proposals being approved. Moreover, Triplecrown is still offering holders of Public Shares the right to affirmatively vote their Public Shares against the merger proposal and demand that such shares be converted into a pro rata portion of the trust account.

Triplecrown has received an opinion from special Delaware counsel, Richards, Layton & Finger, P.A., concerning the validity of the initial charter proposals. Triplecrown did not request Richards, Layton & Finger to opine on whether the clause currently contained in Article Seventh of its amended and restated certificate of incorporation prohibiting amendment of Article Seventh prior to consummation of a business combination was valid when adopted and does not intend on seeking advice of counsel on that question from any other source. Richards, Layton & Finger concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the initial charter amendment, if duly adopted by the board of directors of Triplecrown (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” A copy of Richards, Layton & Finger’s opinion is included as Annex I to this proxy statement/prospectus, and stockholders are urged to review it in its entirety.

Because Triplecrown’s amended and restated certificate of incorporation in its current form does not allow for Triplecrown to complete the proposed merger, each person who purchased his or her Public Shares in the IPO and still held such shares upon learning of the facts set forth above may have securities law claims against Triplecrown for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Triplecrown’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger with CAH may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may do so. Neither Triplecrown nor CAH can predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

The approval of each of the initial charter proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Triplecrown common stock on the record date.

A copy of Triplecrown’s proposed second amended and restated certificate of incorporation is attached as Annex G to this proxy statement/prospectus. If the initial charter proposals are approved, Triplecrown will present the other proposals to stockholders and warrantholders for their approval. If all of such proposals are approved, the following will occur:

•	Triplecrown will file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to amend Article Seventh to revise the definition of a “business combination” as set forth below, to delete all references to “fair market value” and to delete the second sentence of Section E of Article Seventh relating to Triplecrown being prohibited from consummating a business combination with an entity affiliated with any Triplecrown Founder:

“A “Business Combination” shall mean any merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination between the Corporation and one or more entities or assets (“Target Business” or “Target Businesses”).”;

•	Immediately after the filing of such amended and restated certificate of incorporation, Triplecrown will be authorized to complete the proposed transaction. Thereafter, Triplecrown will look to satisfy all necessary conditions to closing the merger; and
•	Once all conditions to closing the transaction are satisfied, Triplecrown will file all necessary documents with the Secretary of State of the State of Delaware to effectuate such transaction.

If any of the initial charter proposals are not approved, the remaining proposals will not be submitted to stockholders and warrantholders for their approval.

TRIPLECROWN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS (EXCEPT FOR MR. WATSON WHO ABSTAINS FROM THE RECOMMENDATION DUE TO HIS RELATIONSHIP WITH CULLEN AGRITECH) THAT TRIPLECROWN’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE INITIAL CHARTER PROPOSALS. YOU SHOULD BE AWARE, HOWEVER, THAT THE TRIPLECROWN FOUNDERS HAVE CONFLICTS OF INTEREST IN APPROVING THE TRANSACTION AS INDICATED IN THE SECTION ENTITLED “INTERESTS OF TRIPLECROWN’S DIRECTORS AND OFFICERS AND OTHERS IN THE MERGER” APPEARING ON PAGE 36 OF THIS PROXY STATEMENT/PROSPECTUS.

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the merger and the principal terms of the merger agreement by and among Triplecrown, CAH, Triplecrown Merger Sub, Cullen Agritech and Cullen Holdings is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

The Parties

Triplecrown

Triplecrown Acquisition Corp. is a specified purpose acquisition company (“SPAC”), formed on June 8, 2007 as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the financial services industry.

On October 25, 2007, Triplecrown closed its IPO of 55,200,000 units, including 7,200,000 units subject to the underwriters’ over-allotment option, with each unit consisting of one share of its common stock and one warrant, each to purchase one share of its common stock at an exercise price of $7.50 per share. The units from the IPO (including the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $552,000,000. Simultaneously with the consummation of the IPO, Triplecrown consummated the private sale of 5,000,000 Sponsors’ Warrants at $1.00 per warrant to Eric J. Watson and Jonathan J. Ledecky for an aggregate purchase price of $5,000,000. After deducting the underwriting discounts and commissions and the offering expenses, $536,930,000 was deposited into the trust account and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

If the merger is consummated, Triplecrown intends to use the funds held in the trust account to pay approximately $4 million to $6 million transaction fees and expenses, up to approximately $7 million for the balance of the purchase price for the land to be used by CAH following consummation of the merger up to approximately $19.3 million of deferred underwriting discounts and commissions, as well as tax liabilities, if any, and approximately $150,000 to $250,000 of reimbursement of expenses of the Triplecrown Founders and to make purchases of Public Shares, if any. The balance of the funds will be released to CAH to pay Triplecrown stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of CAH and Cullen Agritech. Additionally, if CAH has access to more than $150 million after closing of the merger, CAH may use such funds in excess of $150 million, depending on market conditions, to repurchase shares of common stock at prices and in amounts to comply with rule 10b-18 under the Exchange Act. The funds remaining up to $150 million will be used to implement Cullen Agritech’s business model to the fullest extent; however, if a lesser amount is available to Cullen Agritech, the business model will be implemented to such lesser extent. It is possible that the present holders of 30.0% or more of the Public Shares will affirmatively vote against the merger and seek conversion of their Public Shares into cash in accordance with Triplecrown’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed. To preclude such possibility, Triplecrown, the Triplecrown Founders, CAH, Cullen Agritech and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the merger and seek conversion or who otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the merger proposal. It is likely that such arrangements would involve the purchase by Triplecrown, after the merger, of the Public Shares that are held by the persons or entities who enter into such arrangements using funds from Triplecrown’s trust account. The maximum cash purchase price that will be offered to holders of Public Shares for such shares would be the per-share conversion price at the time of the business combination. As a consequence, it is likely that the amount of funds available to CAH and Cullen Agritech for working capital and general corporate purposes from the trust account would be diminished. Definitive arrangements have not yet been determined but some possible methods are described in the section titled “The Merger Proposal — Actions That May Be Taken to Secure Approval of Triplecrown’s Stockholders.” Regardless of the specific arrangements that are made to purchase Public Shares, there will be sufficient funds from the trust account funds transferred to Triplecrown to pay the holders of all Public Shares that are properly converted and Triplecrown will use such funds for such purpose.

If the merger is not consummated by the date on which Triplecrown is required to be liquidated, either party may terminate the merger agreement. If Triplecrown is unable to complete the merger or another business combination by October 22, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and it will liquidate and promptly distribute to its public stockholders the amount in its trust account plus any remaining non-trust account funds after payment of its liabilities. Accordingly, a holder would have to wait until Triplecrown liquidates in connection with its dissolution to receive liquidation proceeds, which liquidation could take 60 days or more to complete.

Triplecrown’s common stock, units and warrants are currently listed on the NYSE Amex under the symbols TCW, TCW.U and TCW.WS, respectively. Triplecrown’s common stock, units and warrants will cease trading upon consummation of the merger.

The mailing address of Triplecrown’s principal executive office is 970 West Broadway, PMB 402, Jackson, Wyoming 83001. Its telephone number is (307) 633-2831.

CAH

Cullen Agricultural Holding Corp. is a Delaware corporation wholly owned by Triplecrown that was incorporated on August 27, 2009 solely for the purpose of effecting the merger with Triplecrown described herein and becoming the publicly traded company thereafter. CAH owns no material assets and does not operate any business. Mr. Watson’s only role in CAH’s formation was to serve as its initial director and officer in anticipation of consummating the transaction with Cullen Agritech.

CAH’s principal executive office is currently located at 970 West Broadway, PMB 402, Jackson, Wyoming 83001 and its telephone number is (307) 633-2831. Following the merger, CAH’s principal executive office will be located at 22 Barnett Shoals Road, Watkinsville, Georgia 30677 and its telephone number will be (706) 614-4931.

Triplecrown Merger Sub

CAT Merger Sub, Inc. is a Delaware corporation wholly owned by CAH that was incorporated on August 31, 2009 solely for the purpose of effecting the merger with Cullen Agritech described herein. Triplecrown Merger Sub owns no material assets and does not operate any business.

The mailing address of Triplecrown Merger Sub’s principal executive office is 970 West Broadway, PMB 402, Jackson, Wyoming 83001. Its telephone number is (307) 633-2831.

Cullen Agritech

Cullen Agricultural Technologies Inc. is a Georgia corporation that was organized on June 3, 2009. Cullen Agritech’s formation followed more than 12 months of investigations by Cullen Investments Ltd., an entity affiliated with Mr. Watson, to ascertain the viability of establishing and operating a US dairy farming business as a newly formed business. These investigations included the activities conducted on the research farms by Cullen Investments, Hart Acquisitions and Dr. Richard Watson (“Research Partners”). Further information regarding the research farms, the activities conducted thereon and the Research Partners is set forth in the section titled “Business of Cullen Agritech — Intellectual Property” on page 124. Mr. Watson was intimately involved throughout this entire process in evaluating Cullen Agritech’s proposed business. Cullen Agritech was not formed in anticipation of a possible business combination with Triplecrown. Cullen Agritech’s first proposed written business plan was created on May 6, 2008. Dr. Richard Watson, Mr. Watson’s half-brother, was previously employed by Cullen Investments from June 12, 2008 to September 1, 2009 for the purpose of managing and overseeing the development and operation of an agricultural business initially within the United States. Effective September 1, 2009, Dr. Watson became an employee of Natural Dairy pursuant to an employment agreement entered on August 31, 2009. He is currently the sole officer of Natural Dairy. On June 27, 2009, the parties entered into the land contract and on August 11, 2009, Cullen Agritech entered into the strategic cooperation agreement with New Zealand Agritech. Prior to the formation of Cullen Agritech, Dr. Richard Watson engaged in discussions with individuals over a number of months with a view of developing an Advisory Board made up of pastoral and dairy scientists. These individuals confirmed acceptance to join Cullen Agritech’s Advisory Board in writing by letter dated August, 2009. Although Cullen Agritech has an advisory board, such members are not currently party to any type of consultancy agreement and no amount of consideration has been paid or promised to these individuals in exchange for their agreement to join the advisory board. On September 3, 2009, Cullen Agritech acquired the rights to certain intellectual property, including a proprietary farming system, from Cullen Investments Ltd. and Hart Acquisitions LLC, an affiliate of Richard Watson, pursuant to the IP Transfer Agreement, contingent on the consummation of the business combination with Triplecrown.

Cullen Agritech is wholly owned by Cullen Inc Holdings Ltd. Cullen Agritech is a newly formed company committed to the development and commercialization of advanced agricultural technologies. Cullen Agritech’s principal focus will be to improve agricultural yields through forage and animal sciences. Cullen Agritech will primarily be engaging in dairy farming operations in the Southeastern United States through its wholly owned subsidiary, Natural Dairy. It will also provide advisory services associated with the development and implementation of efficient farming techniques both in the United States and abroad.

Cullen Agritech’s principal executive office is currently located at 22 Barnett Shoals Road, Watkinsville, Georgia 30677 and its telephone number is (706) 614-4931.

Structure of the Merger

The merger agreement provides for (i) Triplecrown to merge with and into CAH with CAH surviving the merger and becoming the new publicly-traded corporation of which the present holders of Triplecrown securities will be security holders and (ii) Triplecrown Merger Sub to merge with and into Cullen Agritech with Cullen Agritech surviving the merger and becoming a wholly-owned subsidiary of CAH.

Upon completion of the transactions contemplated by this proxy statement/prospectus, assuming no holders of the Public Shares elect to convert their shares into a portion of Triplecrown’s trust account, the current holders of common stock of Triplecrown will own 57,740,000 shares of CAH stock (assuming the officers, directors and founders of Triplecrown cancel an aggregate of 11,260,000 shares they will receive upon exchange of their Triplecrown common stock in connection with the merger as described in more detail in this proxy statement/prospectus), representing 78.6% of CAH’s outstanding common stock, and the current holder of common stock of Cullen Agritech will own 15,881,148 shares of CAH common stock, representing 21.4% of CAH’s outstanding common stock. Assuming that holders of approximately 29.99% of the Public Shares elect to convert their shares into a portion of Triplecrown’s trust account, the current holders of common stock of Triplecrown will own 41,180,000 shares of CAH stock (assuming the officers, directors and founders of Triplecrown cancel an aggregate of 11,260,000 shares they will receive upon exchange of their Triplecrown common stock in connection with the merger as described in more detail in this proxy statement/prospectus), representing 72.4% of CAH’s outstanding common stock, and the current holder of common stock of Cullen Agritech will own 15,881,148 shares of CAH common stock, representing 27.6% of CAH’s outstanding common stock. Cullen Holdings has agreed that it will not sell any of the shares it receives in the merger until the 12-month anniversary of the consummation of the merger. Assuming CAH purchases shares after the closing so that $150 million is left available to operate CAH’s business, the holders of Triplcrown common stock will own 56.8% and Cullen Holdings will own 43.2% of CAH’s outstanding common stock.

Prior to Triplecrown’s IPO, the Triplecrown Founders acquired 13,800,000 Founders’ Units, representing 13,800,000 Founders’ Shares and 13,800,000 Founders’ Warrants. All of such securities are held in escrow under an escrow agreement with Continental Stock Transfer & Trust Company, pursuant to which such securities will not be released from escrow until one year after the consummation of Triplecrown’s initial business combination (except in certain limited situations). In connection with the merger, the Triplecrown Founders have agreed to have cancelled an aggregate of 11,260,000 shares of common stock of CAH they will receive in exchange for 11,260,000 Founders’ Shares upon consummation of the merger. The remaining 2,540,000 shares, as well as all of the warrants of CAH that the Triplecrown Founders will receive in exchange for their Founders’ Warrants, will continue to be held in escrow pursuant to the original terms of the escrow agreement and will be released one year after the consummation of the merger.

Name; Headquarters; Stock Exchange

After completion of the merger:

•	the name of the publicly-traded holding company will be Cullen Agricultural Holding Corp.;

•	the corporate headquarters and principal executive offices of CAH will be located at 22 Barnett Shoals Road, Watkinsville, Georgia 30677; and
•	the parties intend to apply to have CAH’s common stock and warrants listed for trading on the New York Stock Exchange or NASDAQ after consummation of the merger.

Indemnification

To provide a fund to secure the indemnification obligations of Cullen Holdings to Triplecrown against losses that the surviving entity of the merger may sustain as a result of (i) the inaccuracy or breach of any representation or warranty made by Cullen Agritech in the merger agreement or any schedule or certificate delivered by it in connection with the merger agreement and (ii) the non-fulfillment or breach of any covenant or agreement made by Cullen Agritech in the merger agreement, an aggregate of approximately 10% of the initial shares to be issued in the merger (1,588,114 shares of CAH common stock) will be placed in escrow (with an independent escrow agent), which will be canceled to the extent that Triplecrown has damages for which it is entitled to indemnification. The escrow will be the sole remedy for Triplecrown for its rights to indemnification pursuant to the merger agreement. Claims for indemnification may be asserted against the escrow by Triplecrown once its damages exceed a deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the escrowed shares. Claims for indemnification may be asserted until the 30th day after the date CAH has filed with the SEC its Annual Report on Form 10-K for the year ending December 31, 2010 (but in any event no later than April 16, 2011). As a consequence of these limitations, Triplecrown may not be able to be entirely compensated for indemnifiable damages that it may sustain. A copy of the escrow agreement is attached to this proxy statement/prospectus as Annex E.

Employment Agreement

Dr. Richard Watson has entered into an employment agreement with Natural Dairy. The employment agreement is for a 3-year term subject to earlier termination in certain circumstances, and may be extended by mutual agreement of the executive and Cullen Agritech.

Lock-Up

Pursuant to a lock-up agreement, dated September 4, 2009, Cullen Holdings has agreed that it will not sell any shares of CAH common stock it receives in the merger until one year after the consummation of the merger. A copy of the lock-up agreement is attached to this proxy statement/prospectus as Annex J.

Background of the Merger

The following is a brief discussion of the background of the negotiations, the merger agreement and related transactions.

Triplecrown was formed on June 8, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Triplecrown’s amended and restated certificate of incorporation provides that Triplecrown must liquidate unless it has consummated a business combination by October 22, 2009. As of June 30, 2009, $539,328,529 was held in deposit in the trust account.

Promptly following the IPO of Triplecrown, Triplecrown contacted several investment bankers, private equity firms, consulting firms, legal and accounting firms, as well as numerous other business relationships. Through these and further efforts, Triplecrown identified and reviewed information with respect to approximately 250 potential target companies, including some that were start-up companies with no assets or operations and some that were established companies facing difficulties due to the current economic crisis.

The majority of these situations were in the financial services and related sectors. Triplecrown held over 200 preliminary, and in some cases, multiple detailed due diligence meetings with respect to these target companies drawn from commercial banking firms, asset management companies, hedge funds, investment banks, life insurance, life insurance brokerage and life settlement companies, credit card companies and credit card processors, Small Business Investment Companies, Business Development Companies, Real Estate Investment Trusts, debt collection companies, and pension management firms. These target companies were situated both domestically and internationally. Triplecrown delivered and negotiated over two dozen letters of intent to those prospective target companies in which it believed a suitable transaction could be structured. These included:

•	a United Kingdom company in the insurance industry during June 2009;
•	a company in the insurance industry during July and August 2009 (the first target Triplecrown captured that did not meet the 80% fair market threshold); and
•	An investment bank that specialized in the financial services industry and the recapitalization of various financial institutions in the Southeastern United States during August 2009.

In each of these cases, the parties engaged in detailed discussions and undertook company and industry specific due diligence. However, in each case, disagreements arose related to items such as consideration to be paid by Triplecrown as well as the perceived inherent shortcomings of Triplecrown’s operating structure, dilution and warrant overhang. Accordingly, none of the letters of intent were ever executed by the targets.

On May 21, 2009, Eric J. Watson indicated to Jonathan J. Ledecky that he planned on forming an entity, which became Cullen Agritech, which Mr. Watson believed might be an attractive opportunity for Triplecrown to pursue. At this time, neither Cullen Agritech nor CAH was formed. The parties then commenced discussions regarding a potential transaction involving Cullen Agritech and Triplecrown. On May 22, 2009, Mr. Ledecky visited the research farms where systems that will be acquired by Cullen Agritech upon consummation of the merger were being deployed. For further information regarding the research farms, see the section titled “Business of Cullen Agritech — Intellectual Property” set forth on page 124. At that time, such property was owned by Hart Acquisitions LLC and there were no contractual arrangements in place for Cullen Investments or any of its affiliates to acquire such property.

Mr. Watson then formed Cullen Agritech on June 3, 2009 and began the process of transferring the intellectual property and personnel to Cullen Agritech. For further information regarding the transfer, see the section titled “Business of Cullen Agritech — Intellectual Property” set forth on page 124.

In connection with such potential business combination, on June 27, 2009, Triplecrown and Natural Dairy entered into a contract to purchase a separate piece of land owned by Grimsly, LLC, an unaffiliated third party seller, to be utilized in connection with such business combination. The total purchase price of the property was $8,662,500 on which Triplecrown paid a deposit of $866,250 on June 30, 2009. The contract was negotiated and executed by Mr. Ledecky on behalf of Triplecrown. The seller agreed that if Triplecrown could not close on the land, its only remedies would be against Natural Dairy and Triplecrown would have no further obligations under the contract.

On August 7, 2009, a meeting of the Triplecrown board of directors and audit committee was held. All directors attended, as did, by invitation, Brian L. Ross and Jeffrey M. Gallant of Graubard Miller. On August 6, 2009, information concerning the proposed transaction with Cullen Agritech was delivered to the directors via email by Petrina Advisors and Miles Leahy. Mr. Ledecky discussed Triplecrown’s efforts to find a suitable candidate for a business combination, the benefits of selecting Cullen Agritech as well as its risks as set forth below. Mr. Watson’s participation was limited to providing additional information and answered questions posed to him by the board. The board also discussed the necessary deposits to be paid by Triplecrown to secure the piece of land to be used by CAH following consummation of the merger. After considerable discussion by Mr. Ledecky and members of the board of directors other than Mr. Watson, it was unanimously agreed (except for Mr. Watson who abstained from the vote due to his relationship with Cullen Agritech) that Triplecrown should continue to negotiate the potential transaction with Cullen Agritech and authorized and ratified Triplecrown paying the initial June 30, 2009 deposit and a second deposit for the land provided that the agreement calling for such payment would require Cullen Agritech or an affiliate to reimburse Triplecrown for the deposits if the parties were not able to execute the merger agreement. The second deposit in the amount of $885,337.53 was paid on August 11, 2009. Except for Eric Watson, all of the Triplecrown board members and audit committee members were disinterested as to these transactions. The reason Triplecrown paid the deposit prior to obtaining authorization from the board and committee was due to the fact that the land would have been sold to another party had Triplecrown not acted at this time and management could not schedule a meeting prior to the deadline.

On each day during the week of August 24, 2009 through August 28, 2009, the parties met in person or telephonically and negotiated various terms and conditions of the proposed transaction telephonically and continued their due diligence work. On August 28, 2009, drafts of a merger agreement and proxy statement were circulated by Triplecrown counsel to Cullen Agritech and its counsel. The structure of the transaction was determined so as to be as tax-efficient as possible, while also allowing for potential changes in the valuation of the consideration, if necessary. The consideration was arrived at by the parties based on their evaluation of the other party’s structure and potential outlook, which consideration was later supported by the opinion Triplecrown received from Duff & Phelps (described below).

During that same time period, Triplecrown entered into negotiations with the underwriters in its IPO regarding the reduction of their deferred underwriting commissions payable at the consummation of the merger. Negotiations are ongoing. Additionally, because (i) the sole stockholder of CAH is controlled by Eric J. Watson, Triplecrown’s chairman of the board and treasurer, (ii) Triplecrown will ultimately be acquired by CAH and therefore not acquire at least 50% of the voting securities of the target business, (iii) Cullen Agritech is not an operating business in the financial services industry and (iv) the fair market value of Cullen Agritech on the date of the transaction is only approximately 29% of the balance of the trust account, the proposed transaction does not meet the IPO and amended and restated certificate of incorporation requirements discussed elsewhere in this proxy statement/prospectus. Therefore, Triplecrown also entered into discussions with the underwriters to obtain their consent to any necessary amendments to the agreements entered into in connection with the IPO in order to consummate the transactions described herein. If Triplecrown is unable to obtain such consent but still determines to proceed with the transaction, Triplecrown will be exposing itself to a claim by the underwriters that it proceeded without their consent. Although the parties do not believe such a claim would be viable, because it is unclear what damages the underwriters would be able to claim, Triplecrown cannot assure you of this fact.

On August 31, 2009, another meeting of the board of directors and audit committee of Triplecrown was held to consider approval of the transactions. All directors attended, as did David Alan Miller, Brian L. Ross and Jeffrey M. Gallant of Graubard Miller. Also attending were Philip Wisler and Abhijeet Shekdar from Duff & Phelps, financial advisors to Triplecrown. At this meeting, Messrs. Wisler and Shekdar of Duff & Phelps made a presentation regarding the fairness of the valuation of Cullen Agritech negotiated between Triplecrown and Cullen Agritech. Messrs. Wisler and Shekdar advised the board that it was the opinion of Duff & Phelps that the valuation of Cullen Agritech negotiated between Triplecrown and Cullen Agritech was fair to Triplecrown from a financial point of view. Messrs. Wisler and Shekdar then detailed for the board the analysis performed by Duff & Phelps and made a presentation concerning how Duff & Phelps had arrived at its opinion. Messrs. Wisler and Shekdar discussed at length with Triplecrown’s board the different analyses used to determine whether the valuation of Cullen Agritech negotiated between Triplecrown and Cullen Agritech was fair from a financial point of view to Triplecrown. For a more detailed description of the Duff & Phelps fairness opinion, see the section entitled “Fairness Opinion” below. After considerable review and discussion, the merger agreement and related documents were unanimously approved (except for Mr. Watson who abstained from the vote as a result of his relationship with Cullen Agritech), subject to final negotiations and modifications, and the board determined to recommend the approval of the merger agreement.

The merger agreement was signed on September 4, 2009. The signed agreement did not differ materially from the draft previously circulated on August 28, 2009. Prior to the market open on September 8, 2009, Triplecrown issued a press release and subsequently filed a Current Report on Form 8-K on the same day announcing the execution of the merger agreement and discussing the terms of the merger agreement.

Triplecrown’s Board of Directors’ Reasons for the Approval of the Merger

Triplecrown’s board of directors carefully evaluated the agreements relating to the proposed merger and reviewed industry and financial data in order to determine that the transaction terms were reasonable and that the merger was in the best interests of Triplecrown’s stockholders. The following is a summary of all of the material factors that the Triplecrown board of directors considered:

Cullen Agritech’s advisors and officer have extensive experience in improving yields through applying forage based farming techniques

Cullen Agritech will rely on members of its Advisory Board made up of experienced scientists, policy analysts and business leaders in the agricultural arena. Additionally, Cullen Agritech’s Chief Scientific Officer, Dr. Richard H. Watson, has an extensive background in pastoral science and technology, from the lab bench through commercialization and industry application of technologies.

Cullen Agritech also has quantitative geneticists that have the ability to develop lines of dairy cattle designed to produce milk efficiently on pasture. Cullen Agritech has exclusive access to embryo, semen and genetic screening technologies (SNP-chip) to accelerate genetic improvement and deployment of these lines in the United States dairy industry. Only Cullen Agritech and its customers will have access to these grazing lines.

Tested Model through research farms developed by key Cullen Agritech personnel to provide key cost advantages

Key personnel now associated with Cullen Agritech developed the farming system that Cullen Agritech will acquire and has been tested on research farms in Girard, Georgia, the first of which was established in late 2007. These farms were established to develop and test Cullen Agritech’s proprietary grazing system that will be rolled-out in the Southeast United States through Natural Dairy. The first research farm began producing milk in March 2008. During 2008, it was used to refine and develop the Cullen Agritech’s farming system, the know-how of which makes up Cullen Agritech’s intellectual property. This research was focused on the development of a forage crop system to maximize the production and utilization of grown pasture. Breeding and calving season trials have been conducted to optimize the relationship between feed grown on farm and the feed demand of the herd. During 2009, the research farm implemented its refined strategy and has been able to achieve favorable production cost results, proving the efficiency of the system.

Forage based system provides Lower Cost per CWT of Dairy Production

The cost of producing milk will vary greatly depending on the region, the exact management practices and the quality of farmers. For a significant majority of dairy farmers, the high dependence on the use of corn-based concentrate as a feedstock results in an extremely challenging cost base. The use of forage as a replacement for corn-based concentrate in Cullen Agritech’s model reduces this expense substantially, creating a much more economically-sustainable cost structure. Cullen Agritech’s model is also less labor intensive and has reduced animal health costs due to healthier and less confined conditions.

Natural Dairy is strategically located in a region of high demand coupled with a shortage in supply

Natural Dairy’s roll-out is focused on the Southeastern United States where there is currently a shortage in the supply of fresh liquid milk. (Sources: “The Components of Grazing – profitability,” Joe Horner, Missouri Grazing Conference 2009; DFA “Retrenched and positioned for the future,” Dairy Business, March 26, 2009; “Redesigning our Dairy Industry,” Randy Mooney, Missouri Dairy Grazing Conference, 2009). In addition, the United States represents the third largest liquid milk market in the world (Source: Tetra Pak Dairy Index, Issue: June 2009; “Herd Slaughter a reality for U.S. farmers,” NZ Herald, June 23, 2009), a large portion of which is represented by the Eastern Seaboard. Natural Dairy is strategically positioned to help fill that supply gap and produce milk for this market, which is currently starved of supply. Management estimates that $2 billion of capital would be needed to be deployed to satisfy the current shortage.

Cullen Agritech’s systems can achieve a high production per cow

Cullen Agritech utilizes forage production systems that optimize seasonal qualitative attributes of the pasture to best match the energy demands of the cow. Under these systems, the cow is provided sufficient nutrients to meet her needs for body maintenance and milk production. Cullen Agritech uses energy balances to ensure that the cows at pasture are fed to achieve the highest possible production targets in the most cost effective manner. This level of feed management sets Cullen Agritech apart from other grazing operations in the USA.

Cullen Agritech’s system results in healthier livestock and increased longevity.

The common United States dairy industry cow is the US Holstein. Cullen Agritech’s model is more suited to smaller framed livestock such as Jersey/Holstein cross-breeds or a Friesian Holstein. Research completed by the scientific community in the US and elsewhere indicates that these breeds of livestock generally have longer productive lives than a typical US Holstein, which is further lengthened by the healthier conditions associated with Cullen Agritech’s pasture-based farming system. This longevity has been documented in many scientific studies. For example, one of the major determining factors of culling rate is the ability of the cow to get in calf — a study completed by White et al., 2002, demonstrated that, over a 75-day breeding season a Jersey cows had a 78% conception rate compared with only 58% for Holsteins over the same period. In another study comparing cow breeds culling rate was 1.8 times higher in Holsteins compared with Jerseys

(Wasburn et al., 2002). This longevity will result in reduced livestock culling rates resulting in additional revenue from surplus livestock sales. Livestock managed under a pasture-based system such as Cullen Agritech’s are also likely to have fewer health issues due to increased exercise and exposure to cleaner, less confined living conditions. This maintains a healthier animal and reduces the speed at which infection can spread throughout a herd. Such improvements in health are also well documented by the scientific community — many scientific trials comparing pasture and confinement feeding of dairy cows have shown improvements in reproductive performance, mastitis, somatic cell counts (an important health indicator in milk), hoof health and general cow health in pasture-fed animals versus animals fed in a confinement system (Goldberg et al., 1992; and Phillips, 1990). Such research would further indicate increased cow longevity as well as reduced health-related operating expenses on Cullen Agritech’s farms.

Reduced labor costs

Cullen Agritech will utilize state of the art milking systems which will be custom made to maximize efficiency and minimize labor costs. This technology, combined with a unique and efficient farm design and management strategy will result in reduced labor costs, further reducing the cost of production under Cullen Agritech’s unique system when compared to the traditional, confinement dairy model in the US.

The higher labor costs associated with a confinement system are substantially due to the manpower required to carry out the feeding and effluent management processes. Due to the nature of a pasture-based system, whereby the livestock primarily feed themselves and a large proportion of effluent is naturally recycled, the manpower required to manage these processes is considerably less than in a confinement system.

Potential to achieve higher pricing in the future

The demand for naturally produced animal products is increasing as the population’s concern with how their food is produced increases. General awareness of the animal ethics and human health benefits of the grazing-based production system have also grown. A USDA survey showed that 48% of United States consumers now recognize “Grass-fed” as a brand.

Products from animals fed on a pasture dominant diet have been found to contain higher levels of a number of naturally occurring metabolites that have proven human health benefits. The fermentation of the forage diet in grazing animals by rumen bacteria create higher levels of conjugated linoleic acid (CLA), omega-3 and 6 fatty acids and vitamins A&E in the milk. Production of these in confinement cows is reduced by the heavy-starch grain diet, which reduces the formation of these beneficial fermentation products.

Currently, there is a small but rapidly growing market for grass-fed or pasture-fed beef products. However, the grass-fed milk market is virtually non-existent due to dominance of the confinement model and the lack of producers who have the technical knowledge to produce milk on pasture year round.

Natural Dairy has the ability to produce grass-fed milk year round and its production levels may in the future cause separate processing, with Natural Dairy’s milk as a grass-fed product being processed separate from other milk. Initially, Natural Dairy milk will be initially sold as standard milk along with milk from confinement production. This means it will not initially receive any premium pricing on the basis of its grass-fed product. Accordingly, Natural Dairy has not included any premium pricing due to the grass-fed nature of its product in its financial projections.

Strategic agreements and relationships allow for efficient large scale rollout of pasture based system

Cullen Agritech entered into a strategic cooperation agreement with New Zealand Agritech Inc (“NZ Agritech”) to promote the interests of NZ Agritech and its members. Cullen Agritech will assist members of NZ Agritech to mitigate barriers of market entry and provide the opportunity to realize the potential growth in various markets. This alliance records an important connection to participants of New Zealand’s agricultural technology industry and enables Cullen Agritech to offer its customers the benefit of advanced technologies.

No Minimum Amount Necessary to Complete the Merger

Many of the business combinations that similarly structured blank check companies are entering into require a minimum amount of funds to remain in the company’s trust account after taking into account purchases of Public Shares and holders seeking conversion in order for the transaction to be consummated. As a result, numerous transactions have failed since many stockholders of such companies have simply voted against a transaction and sought conversion to get their portion of the trust account, regardless of whether the transaction is valued attractively for the company. In this transaction, Cullen Agritech did not require such a minimum amount of funds to remain in the trust account. Accordingly, this was viewed very favorably when comparing the transaction to others that Triplecrown analyzed.

Adverse Factors Considered by Triplecrown

Triplecrown’s board also evaluated several adverse factors in its consideration of the acquisition of Cullen Agritech. These included:

Lack of operating history

Cullen Agritech was incorporated in June 2009, is a development stage company and has no operating history. Cullen Agritech has no significant assets and will commence operations only upon consummation of the transactions described in this proxy statement/prospectus. Accordingly, it may not be able to operate its business successfully or implement its policies and strategies as described in this proxy statement/prospectus.

Adverse general economic conditions

In its evaluation of Cullen Agritech, Triplecrown’s board of directors considered the current adverse economic conditions and the impact such conditions could have on Cullen Agritech’s business. It was the board’s belief that the trends evidenced in the overall dairy market and Cullen Agritech’s strategy outweighed concerns about general economic conditions.

The board of Triplecrown was cognizant of Triplecrown’s liquidation date of October 22, 2009, but ultimately evaluated the potential business combination with Cullen Agritech strictly on the quantitative and qualitative information regarding Cullen Agritech and its business that was available. Since completion of Triplecrown’s IPO, the board has been regularly kept apprised of potential business combination targets and management’s discussions and evaluation of such targets. As discussed above, Triplecrown engaged in an ongoing and systematic search for potential business combination candidates, deciding on its own accord in various situations to terminate discussions with potential candidates when determined by management that such candidates did not ultimately represent the investment opportunity that Triplecrown wanted to present to its stockholders.

Fairness Opinion

Triplecrown engaged Duff & Phelps, LLC (“Duff & Phelps”) on August 17, 2009 to render an opinion to its board of directors as to the fairness, from a financial point of view, to the Company of the valuation of Cullen Agritech negotiated between Triplecrown and Cullen Holdings. Pursuant to the engagement letter, Duff & Phelps did not specifically opine regarding the fairness of the transaction to stockholders and warrantholders. Triplecrown selected Duff & Phelps because Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation, investment banking and consulting services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions and dispute consulting. Duff & Phelps is regularly engaged in the valuation of businesses and securities and the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions. Furthermore, Duff & Phelps has extensive industry expertise within the dairy sector.

On August 31, 2009, Duff & Phelps rendered its oral opinion to Triplecrown’s board of directors, which was subsequently confirmed in a written opinion dated August 31, 2009, a copy of which is attached as Annex K to this proxy statement/prospectus, that, subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of August 31, 2009, the valuation of Cullen Agritech negotiated between the parties in connection with the merger is fair, from a financial point of view, to the Company.

The Duff & Phelps opinion is directed to Triplecrown’s board of directors and addresses only the fairness to Triplecrown, from a financial point of view, of the valuation of Cullen Agritech negotiated between the parties to the merger. The Duff & Phelps opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the merger (including, without limitation, with respect to the exercise of rights to convert Public Shares into cash). Further, the Duff & Phelps opinion does not in any manner address Triplecrown’s underlying business decision to engage in the merger or the relative merits of the merger as compared to any alternative business transaction or strategy (including, without limitation, a liquidation of Triplecrown after not completing a business combination transaction within the allotted time). The decision as to whether to approve the merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps opinion is based. Duff & Phelps’ opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Triplecrown has advised Duff & Phelps that it intends to issue 15,881,148 shares of CAH common stock at an agreed value of $9.76 per share (as to which value Duff & Phelps expressed no opinion) as provided in the merger agreement. Based on the aggregate merger consideration of 15,881,148 shares of CAH common stock and an assumed value of CAH common stock of $9.76 per share, which is Triplecrown’s prevailing trust account cash balance on a per share basis, Duff & Phelps noted that the aggregate merger consideration implied a total value of Cullen Agritech of $155 million.

Triplecrown has also advised Duff & Phelps that, upon consummation of the merger, CAH intends to deploy Cullen Agritech’s intellectual property in concert with CAH’s own capital to make additional investments in land, infrastructure, livestock and working capital in the furtherance of its U.S. based dairy business plan which is to establish 40 new dairy farms operating within the Southeast United States (the “U.S. Dairy Business Plan”).

The following is a summary of the material analyses performed by Duff & Phelps in connection with rendering its opinion. Duff & Phelps noted that the basis and methodology for the opinion have been designed specifically for this purpose and may not translate to any other purposes. While this summary describes the analysis and factors that Duff & Phelps deemed material in its presentation and opinion to the Triplecrown board of directors, it does not purport to be a comprehensive description of all analyses and factors considered by Duff & Phelps. The opinion is based on the comprehensive consideration of the various analyses performed.

In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by Duff & Phelps in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps, therefore, is based on the application of Duff & Phelps’ own experience and judgment to all analyses and factors considered by Duff & Phelps, taken as a whole.

In connection with preparing the opinion, Duff & Phelps made such reviews, analyses and inquiries as Duff & Phelps deemed necessary and appropriate under the circumstances, including, but not limited to, the following:

•	Discussed the operations, financial conditions, future prospects and projected operations and performance of Triplecrown and Cullen Agritech with the managements of Triplecrown and Cullen Agritech;
•	Discussed the proposed merger with the managements of Triplecrown and Cullen Agritech;
•	Reviewed certain publicly available financial statements and other business and financial information of Triplecrown and proprietary information regarding Cullen Agritech and publicly available data for certain operating companies within the industry sector in which Cullen Agritech operates or will operate;
•	Reviewed certain internal financial statements and other financial and operating data concerning Triplecrown and Cullen Agritech, which each of Triplecrown and Cullen Agritech have identified as being the most current financial statements available;

•	Reviewed certain operating information for two test farms in Georgia owned by an affiliate of Cullen Agritech provided by management of Cullen Agritech;
•	Reviewed certain financial forecasts prepared by Petrina Advisors and Miles Leahy, consultants to Triplecrown, and Richard Watson and Andrea Scown, officers and advisors to Cullen Agritech, reflecting base case forecasts for financial and operating results under the U.S. Dairy Business Plan;
•	Reviewed the Cullen Agritech investor presentation dated August 2009;
•	Reviewed the Cullen Agritech presentation entitled “Reconciliation of Actual CAT Research Farm Performance to Forecasts”;
•	Reviewed historical and forecasted domestic (U.S.) milk price information;
•	Reviewed U.S. milk supply and demand data prepared by the U.S. Department of Agriculture;
•	Reviewed farm operating (e.g., herd stocking rates) and operating cost data for various farming formats (e.g., confinement, pastoral) for farms based domestically and abroad;
•	Reviewed a draft of the merger agreement dated August 28, 2009;
•	Reviewed the historical trading price and trading volume of the publicly traded securities of certain other companies that it deemed relevant;
•	Compared the financial performance of Cullen Agritech with financial performance metrics of certain other publicly traded companies that Duff & Phelps deemed relevant; and
•	Compared certain financial terms of the proposed merger to financial terms, to the extent publicly available, of certain other business combination transactions that it deemed relevant.

In its review and analysis, and in arriving at its opinion, Duff & Phelps, with Triplecrown’s consent:

•	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the managements of Triplecrown and Cullen Agritech, and did not independently verify such information;
•	Relied upon managements’ characterization of the proprietary nature of Cullen Agritech’s intellectual property and the fact that while such technology is not currently patent protected, the trade practices developed by Cullen Agritech in the areas of forage sciences, animal genetics and health, farm management, and systems and training, have been uniquely adapted for conditions in the target market in Georgia and could not be readily imitated or adopted by current or future market participants;
•	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;
•	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;
•	Assumed that information supplied to Duff & Phelps and representations and warranties made in the merger agreement are substantially accurate;
•	Assumed that all of the conditions required to implement the proposed merger will be satisfied and that the merger will be completed in accordance with the merger agreement without any amendments thereto or any waivers of any terms or conditions thereof;
•	Assumed that all of the capital required to implement the proposed U.S. Dairy Business Plan (over $400 million in total) will be available in the amounts required as and when needed as reflected in the U.S. Dairy Business Plan;

•	Relied upon the fact that Triplecrown and its board of directors have been advised by counsel as to all legal matters with respect to the proposed merger, including whether all procedures required by law to be taken in connection with the merger have been duly, validly and timely taken; and
•	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger will be obtained without any adverse effect on Triplecrown, Cullen Agritech, the U.S. Dairy Business Plan or the contemplated benefits expected to be derived in the merger.

In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, regulatory and environmental (e.g., weather), general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the merger. To the extent that any of the foregoing assumptions or any of the facts on which the Duff & Phelps opinion is based proves to be untrue in any material respect, Duff & Phelps has advised Triplecrown’s board of directors that the Duff & Phelps opinion cannot and should not be relied upon.

Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of Triplecrown’s solvency or of any of its specific assets or liabilities (contingent or otherwise). The Duff & Phelps opinion should not be construed as a valuation opinion, credit rating, solvency opinion, or analysis of Triplecrown’s creditworthiness, as tax advice or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering its opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of Triplecrown’s officers, directors, employees or any class of such persons, relative to the consideration to be received by the public stockholders of Triplecrown in the proposed transaction, or with respect to the fairness of any such compensation.

Duff & Phelps has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the proposed merger, Cullen Agritech, the assets, businesses or operations of Triplecrown, or any alternatives to the proposed merger, (b) negotiate the terms of the proposed merger, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from Triplecrown’s perspective, that could, under the circumstances, be negotiated among the parties to the merger agreement and the merger or (c) advise Triplecrown’s board of directors or any other party with respect to alternatives to the proposed merger. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of the Shares or Share equivalents either as part of the proposed merger or after announcement of the merger.

Duff & Phelps prepared its opinion as of August 31, 2009. The opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion coming or brought to the attention of Duff & Phelps after the date of the Duff & Phelps opinion or otherwise to update, revise or reaffirm its opinion. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Duff & Phelps opinion after the date of the opinion and prior to the completion of the merger, Duff & Phelps reserves the right to change, modify or withdraw the opinion.

Summary of Financial Analyses by Duff & Phelps

For the purpose of determining whether the valuation of Cullen Agritech negotiated between the parties to the merger agreement was fair, from a financial point of view, to Triplecrown, Duff & Phelps relied on several generally accepted valuation techniques, including a calculation based on discounted cash flow, and valuation multiples determined based on an analysis of selected public companies and M&A transactions. Given Cullen Agritech’s greenfield business model, Duff & Phelps also focused its analysis on determining value indications for the primary asset of Cullen Agritech — its intellectual property.

The following is a summary of the material financial analyses used by Duff & Phelps in connection with providing its opinion to Triplecrown’s board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Duff & Phelps, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Rather, the analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Duff & Phelps’ opinion.

Discounted Cash Flow Analysis

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Duff & Phelps performed its discounted cash flow analysis by adding (1) the present value of projected “free cash flows” for Cullen Agritech for the fiscal years 2009 through 2018 to (2) the present value of the “terminal value” for Cullen Agritech as of 2018. “Free cash flow” is defined as cash that is available to either reinvest or to distribute to securityholders and “terminal value” refers to the value of all future cash flows from an asset at a particular point in time.

The methodology used by Duff & Phelps to determine the present value of the free cash flows of Cullen Agritech is summarized below:

Discounted Cash Flow Analysis Methodology

•	Net operating profit after tax for the U.S. dairy business of Cullen Agritech from 2009 through 2018(1)

Adjusted for

•	Non-cash items (i.e., depreciation expense)

Less

•	Investments in tangible assets and working capital(2)

Equals

•	Debt-free cash flow attributable to Cullen Agritech

Multiplied by

•	Present value factor

Equals

•	Present value of debt-free cash flow attributable to Cullen Agritech

The projected financial information that Duff & Phelps used in its discounted cash flow analysis is based on financial forecasts and estimates provided by Petrina Advisors and Miles Leahy, consultants to Triplecrown, and Richard Watson and Andrea Scown, officers and advisors to Cullen Agritech. Duff & Phelps conducted an independent benchmarking analysis and adjusted the projections to reflect industry estimates of forward milk prices, inflationary growth in costs and a sustainable earnings before interest, taxes, depreciation and amortization (“EBITDA”) margin. The forward milk prices were adjusted to reflect the Class III forecasts provided by the Food and Agricultural Policy Research Institute (“FAPRI”) and the price premium of $3.80 per cwt observed in the Southeast. The EBITDA margin utilized was based on an assumption of a long-term sustainable margin and Duff & Phelps industry experience. Triplecrown’s basis and expertise in preparing and evaluating financial projections is derived from decades of experience of its board and management as it relates to acquisitions across a broad range of sectors. Triplecrown also leveraged Petrina Advisors’ and Miles

(1)	Based on Duff & Phelps’ adjusted version of projections provided by Triplecrown’s management as adjusted to reflect inflationary growth in costs, industry estimates of forward milk prices and sustainable EBITDA margin, with net operating losses accumulated and valued separately

(2)	Includes structures, livestock, land and equipment

Leahy’s experience in financial modeling and transaction structuring. The revenue projections were estimated using a “bottoms up” methodology. Key drivers for the revenue projections were the effective acreage, number of cows per acre, production per cow and the price of milk. Expense estimates were based on data collected from the test/research farm and management’s industry experience. Note that these projections involve numerous and significant subjective determinations which may or may not prove to be correct or complete. No representation or warranty, express or implied, is made as to the accuracy or completeness of such projections and none of these projections should be relied upon as a representation, warranty or guaranty, whether as to the present or future.

The projected revenues, EBITDA and free cash flow figures used by Duff & Phelps in its discounted cash flow analysis for Cullen Agritech are presented below. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles. Duff & Phelps used EBITDA because it believes EBITDA is a measure that is generally accepted by the financial community in the valuation of assets.

Cullen Agritech Projected Financial Information ($ in Millions)
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Revenues	$0	$46	$150	$184	$189	$193	$204	$215	$218	$222
EBITDA	(0)	9	48	78	83	89	100	113	116	121
Free Cash Flow(1)	0	(281)	(7)	57	63	66	69	69	72	74

(1)	Free cash flows are net of capital investments in land, infrastructure, livestock and working capital required to execute the U.S. Dairy Business Plan.

Duff & Phelps calculated the projected free cash flows for Cullen Agritech for fiscal years 2009 through 2018 based on its projected net operating profit after tax, plus depreciation, less increases in net working capital, less capital expenditures. Duff & Phelps also calculated a terminal value for Cullen Agritech as of 2018 by applying a commonly used method of assigning an exit multiple to the sustainable level of EBITDA achieved by the end of the discrete projection period. The EBITDA multiple used for this purpose was 6.0x. Duff & Phelps believes that the multiple used in the determination of terminal value is supported by various benchmarks and the growth rates exhibited by the publicly traded companies that Duff & Phelps selected for purposes of its analysis.

Finally, Duff &Phelps discounted the projected free cash flows and the terminal value for Cullen Agritech to their respective present value equivalents using cost of capital assumptions ranging from 11.5% to 13.5%.

The foregoing discounted cash flow analysis indicated a range of values for Cullen Agritech of $110 million to $160 million.

Selected Public Company/Selected M&A Transaction Analysis

The selected public company analysis is based upon a comparison of the subject company to publicly held companies whose stocks are actively traded and whose market multiples may be used to provide indications of value for comparable companies. As part of this analysis, Duff & Phelps identified six publicly-traded companies that share many of the same operating characteristics and are affected by many of the same economic forces as Cullen Agritech, and which Duff & Phelps considered to be reasonably comparable to Cullen Agritech in terms of investment risks and attributes, as well as products provided and markets served.

Duff & Phelps also identified six recent merger and acquisition (“M&A”) transactions involving target companies operating in the dairy and dairy products industries, and derived implied valuation multiples for the targets in those transactions.

None of the companies utilized for comparative purposes in this analysis are identical to Cullen Agritech. Accordingly, a complete valuation analysis cannot be limited to a quantitative review of the selected companies and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of Cullen Agritech.

The specific steps applied by Duff & Phelps in its selected public company/selected M&A transaction analysis are summarized below:

Selected Public Company/Selected M&A Transaction Analysis Methodology

•	U.S. Dairy Business Plan EBITDA for 2012 (assuming 40 farms in operation with herd count at projected levels)(1)

Multiplied by

•	Selected market valuation multiples derived from selected public company/selected M&A transactions analysis

Equals

•	Future asset value of stabilized U.S. dairy business of Cullen Agritech

Multiplied by

•	Present value factor

Equals

•	Present value of U.S. dairy business (adjusted for net operating losses)

Less

•	Present value of Net Investment(2)

Equals

•	Present value of Cullen Agritech

Relevant market data for the six public companies used in the selected public company portion of the analysis is summarized in the table below:

Company Information	Market Data ($ in Millions, Except per Share Price)		Market Multiples Enterprise Value as a Multiple of:
Company Name	Equity Value	EV	FY 2009 Revs	FY 2010 Revs	FY 2011 Revs	FY LTM EBITDA	FY 2010 EBITDA	FY 2011 EBITDA
Bongrain SA	$639	$1,134	0.3x	0.3x	0.2x	6.2x	5.3x	5.0x
Glanbia plc	747	1,207	0.6x	0.6x	0.5x	7.4x	7.3x	6.3x
Saputo, Inc.	5,435	6,056	1.0x	0.9x	N/A	10.9x	8.9x	8.4x
Dairy Crest Group plc	426	878	0.5x	0.5x	0.5x	6.5x	6.1x	5.9x
Warrnambool Cheese And Butter Factory Company Holdings Limited	87	164	0.4x	0.4x	0.4x	9.4x	5.5x	4.7x
China Excluded
Highest	$5,435	$6,056	1.0x	0.9x	0.5x	10.9x	8.9x	8.4x
Lowest	$87	$164	0.3x	0.3x	0.2x	6.2x	5.3x	4.7x
Mean	$1,467	$1,888	0.6x	0.6x	0.4x	8.1x	6.6x	6.1x
Median	$639	$1,134	0.5x	0.5x	0.5x	7.4x	6.1x	5.9x

(1)	Based on Duff & Phelps’ adjusted version of projections provided by Triplecrown’s management used in connection with discounted cash flow analysis
(2)	Includes all capital expenditures and investment in working capital and the return on these assets during the investment period through 2012

Relevant market data for the six target companies in the M&A transactions used in the selected M&A transactions portion of the analysis is summarized in the table below:

Company Information	Growth Rates				Margin Analysis
Company Name	LTM Revs	2009 Revs	2010 Revs	2011 Revs	LTM EBITDA	2009 EBITDA	2010 EBITDA	2011 EBITDA
Bongrain SA	14.0%	(3.1)%	2.8%	1.4%	5.1%	5.5%	6.1%	3.7%
Glanbia plc	1.2%	(6.5)%	3.0%	4.6%	7.3%	7.4%	7.7%	8.5%
Saputo, Inc.	13.2%	8.2%	6.1%	N/A	9.5%	9.8%	10.6%	N/A
Dairy Crest Group plc	11.2%	0.0%	0.2%	(0.4)%	8.2%	8.6%	8.8%	9.1%
Warrnambool Cheese And Butter Factory Company Holdings Limited	20.6%	(23.1)%	(5.3)%	8.5%	3.4%	2.9%	7.9%	8.6%
China Mengniu Dairy Co. Ltd.	19.2%	0.5%	15.3%	18.6%	(102.3)%	7.0%	7.5%	7.8%
Highest	20.6%	8.2%	15.3%	18.6%	9.5%	9.8%	10.6%	9.1%
Lowest	1.2%	(23.1)%	(5.3)%	(0.4)%	(102.3)%	2.9%	6.1%	3.7%
Mean	13.2%	(4.0)%	3.7%	6.5%	(11.5)%	6.9%	8.1%	7.5%
Median	13.6%	(1.5)%	2.9%	4.6%	6.2%	7.2%	7.8%	8.5%

Date Announced	Acquiror Name	Target Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV/ Revenue	EV/ EBITDA
6/23/2009	Saputo, Inc.	F&A Dairy of California, Inc.	$44.50	$140.00	N/A	N/A	0.3x	N/A
6/15/2009	KKR & Co.	Ma Anshan Modern Farming Co	750.0	N/A	N/A	N/A	N/A	N/A
6/15/2009	Dean Foods Co.	Alpro NV	325.0	260.0	N/A	N/A	1.3x	N/A
10/22/2008	Saputo, Inc.	William Neilson, Ltd.	465.0	600.0	50	8.33%	0.8x	9.3x
1/29/2008	Saputo Cheese USA, Inc.	Alto Dairy Cooperative	160.0	378.0	19.6	5.19%	0.4x	8.2x
10/16/2007	Wimm-Bill-Dann Foods OJSC	Georgian Foods Limited	5.0	2.0	N/A	N/A	2.5x	N/A

Duff & Phelps used the selected public company and selected M&A transaction multiples shown in the tables above as data points in determining the appropriate valuation multiples to use in its analysis. Duff & Phelps noted that the selected M&A transaction multiples were in line with the selected public company multiples. Although publicly available multiples data was not available for the Ma Anshan, Duff & Phelps believes that including the transaction demonstrates investment activity in the sector. China Mengniu Dairy Co. Ltd. was analyzed in Duff & Phelps’ Selected Public Company Analysis; however its valuation multiples were well above the range of the other selected companies and were therefore excluded.

Duff & Phelps considered several key business and financial factors in the selection of the valuation multiples:

•	Cullen Agritech owns and operates one test farm and one model farm utilizing the intellectual property in the Southeastern U.S.;
•	According to the management of Cullen Agritech, the existing test farm is break-even in the recent economic climate;
•	Cullen Agritech is not expected to generate revenues until 2010; and
•	Cullen Agritech projects earnings with 40 farms in operation with herd count at projected levels to occur starting in 2012.

Duff & Phelps noted that Cullen Agritech’s revenue growth is at the high end of the peer group because it is a start-up company unlike most of the companies to which it is being compared. In addition, Duff &

Phelps noted that there are no public dairy farms, and none of the selected comparable companies are identical to Cullen Agritech and its greenfield business model. Based on the foregoing, Duff & Phelps concluded that it would be appropriate to use an EBITDA multiple for the analysis in line with the dairy industry benchmarks.

Based on the foregoing. Duff & Phelps relied on the following determinations in deriving indications of value from its selected public company/selected M&A transaction analysis:

•	Duff & Phelps utilized a current (latest twelve months) EBITDA multiple range of 7.5x to 8.5x and applied this range of multiples to Cullen Agritech’s projected EBITDA for 2012 as reflected in Duff & Phelps’ adjusted management case projections used in the discounted cash flow analysis.
•	Duff & Phelps converted this 2012 future asset value to present value using the same cost of capital assumptions applied in the discounted cash flow analysis.
•	Duff & Phelps subtracted from this value the investment in tangible assets and working capital required to achieve steady state in the business model leaving a residual present value indication solely attributable to Cullen Agritech.

The foregoing selected public company/selected M&A transaction analysis indicated a range of values for Cullen Agritech of $90 million to $162 million.

Summary of Analyses

The range of values for Cullen Agritech that Duff & Phelps derived from its discounted cash flow analysis was $110 million to $160 million, and the range ofvalues for Cullen Agritech that Duff & Phelps derived from its selected public company/selected M&A transaction analysis was $90 million to $162 million. Duff & Phelps noted that the valuation of Cullen Agritech of $155 million negotiated by the parties to the merger falls near the top of each of the ranges of value indications resulting from the discounted cash flow analysis and the selected public company/selected M&A transaction analysis. Accordingly, although the consideration to be paid by Triplecrown in the transaction was within the valuation ranges that Duff & Phelps derived, such consideration was near the top of such range.

Duff & Phelps’ opinion and financial analyses were only one of the many factors considered by Triplecrown’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of its board of directors.

Fees and Expenses

The Duff & Phelps engagement letter with Triplecrown, dated August 17, 2009, provides that, for its services, Duff & Phelps is entitled to receive a fee of $150,000 from Triplecrown, which is due and payable as follows: $85,000 non-refundable retainer upon execution of the engagement letter and $65,000 upon Triplecrown formally requesting Duff & Phelps to issue its opinion. The engagement letter also provides that Duff & Phelps will be paid additional fees at its standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of the opinion, or assist in the preparation of or review of relevant sections of required SEC disclosures, proxy materials, or other documents associated with the merger. In addition, Triplecrown has agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expenses and to indemnify Duff & Phelps and certain related persons against liabilities arising out of Duff & Phelps’ service as a financial advisor to the board of directors of Triplecrown.

Other than the preparation of the opinion in connection with the merger, during the two years preceding the date of its opinion, Duff & Phelps has not had any material relationship with any party to the merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. As of the date of the Duff & Phelps opinion, Cullen Agritech is considering utilizing the services of Duff & Phelps Securities, LLC, an affiliate of Duff & Phelps, LLC in connection with capital raising efforts Cullen Agritech may undertake if the proposed merger does not occur. Duff & Phelps Securities, LLC is qualified to perform such services. Duff & Phelps has advised Triplecrown that the professional fees Duff & Phelps Securities, LLC would receive if it is awarded this additional project, some of which may be contingent upon the amount and type of capital raised, would not be material to the financial and operating results of Duff & Phelps.

Recommendation of Triplecrown’s Board of Directors

After careful consideration of the matters described above, Triplecrown’s board of directors determined that the merger proposal is fair to and in the best interests of Triplecrown and its stockholders and that the merger agreement is no more favorable to Cullen Agritech than it would be to an unaffiliated third party. Triplecrown’s board of directors has approved and declared advisable and recommend that you vote or give instructions to vote “FOR” the merger proposal.

The foregoing discussion of the information and factors considered by the Triplecrown board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Triplecrown board of directors.

Conversion Rights

Any of Triplecrown’s stockholders holding Public Shares as of the record date who affirmatively vote their Public Shares against the merger proposal may also demand that such shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the merger. If demand is properly made and the merger is consummated, these shares will be converted into a pro rata portion of funds deposited in the trust account plus interest, calculated as of such date.

Triplecrown stockholders who seek to exercise this conversion right (“converting stockholders”) must affirmatively vote against the merger proposal. Abstentions and broker non-votes do not satisfy this requirement. Additionally, holders demanding conversion must deliver their shares (either physically or electronically through the Depository Trust Company at the holder’s option) to Triplecrown’s transfer agent up to the vote at the meeting. Accordingly, a holder will have at least fourteen days from the date notice of the meeting is mailed to stockholders to obtain a certificate if they intend to comply with the conversion requirements by physically delivering their shares to Triplecrown’s transfer agent. As the delivery process can be accomplished by the stockholder in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the Depository Trust Company, it is believed that this time period is sufficient for an average investor. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the Depository Trust Company. The transfer agent will typically charge the tendering broker $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. This fee may discourage stockholders from seeking conversion rights and may make it more beneficial for such stockholders to try to sell their shares in the open market.

If the holders of at least 16,559,999 or more Public Shares (an amount equal to 30.0% or more of the Public Shares) vote against the merger proposal and properly demand conversion of their shares, Triplecrown will not be able to consummate the merger.

The closing bid price of Triplecrown’s common stock on September 30, 2009 (the record date for the Triplecrown special meetings) was $9.70. The cash held in the trust account on September 30, 2009 was approximately $538,796,312 ($9.76 per Public Share). Prior to exercising conversion rights, stockholders should verify the market price of Triplecrown’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. Triplecrown cannot assure its stockholders that they will be able to sell their shares of Triplecrown common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in Triplecrown’s securities when Triplecrown’s stockholders wish to sell their shares.

If you exercise your conversion rights, then you will be exchanging your shares of Triplecrown common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the merger proposal, properly demand conversion, and deliver your stock certificate (either physically or electronically) to Triplecrown’s transfer agent up to the vote at the special meetings.

If the merger is not consummated by the date Triplecrown must liquidate, either party may terminate the merger agreement. If Triplecrown is unable to complete the merger or another business combination by

October 22, 2009, its amended and restated certificate of incorporation provides that its corporate existence will terminate on that date and, upon its resulting liquidation, the holders of Public Shares will receive an amount equal to the amount of funds in the trust account, inclusive of interest not previously released to Triplecrown, as well as any remaining net assets outside of the trust account, at the time of the liquidation distribution divided by the number of Public Shares. If the transaction is not consummated, a holder would have to wait until Triplecrown liquidates in connection with its dissolution to receive liquidation proceeds, which liquidation could take 60 days or more to complete. The amount a holder of Public Shares would receive at liquidation may be more or less than the amount such a holder would have received had it sought conversion of its shares in connection with the merger because (i) there will be greater earned interest in the trust account at the time of a liquidation distribution since it would occur at a later date than a conversion and (ii) Triplecrown may incur expenses it otherwise would not incur if Triplecrown consummates the merger, including, potentially, claims requiring payment from the trust account by creditors who have not waived their rights against the trust account. Eric J. Watson, Triplecrown’s chairman and treasurer, and Jonathan J. Ledecky, Triplecrown’s president and secretary, will be personally liable under certain circumstances (for example, if a vendor successfully makes a claim against funds in the trust account) to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by Triplecrown for services rendered or products sold to it, but only if such target business, vendor or other entity does not execute a waiver. While Triplecrown has no reason to believe that Messrs. Watson and Ledecky will not be able to satisfy those obligations, there cannot be any assurance to that effect. See the section entitled “Other Information Related to Triplecrown — Liquidation If No Business Combination” for additional information.

Actions that May Be Taken to Secure Approval of Triplecrown’s Stockholders

Based on recently completed business combinations by other similarly structured blank check companies, it is believed by Triplecrown that the present holders of 30.0% or more of the Public Shares may have the intention to vote against the merger and seek conversion of their Public Shares into cash in accordance with Triplecrown’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed. To preclude such possibility, Triplecrown, the Triplecrown Founders, Cullen Agritech and their respective affiliates may negotiate arrangements to provide for the purchase of the Public Shares from holders who indicate their intention to vote against the merger and seek conversion or who otherwise wish to sell their Public Shares. The maximum cash purchase price that will be offered to the holders of Public Shares by Triplecrown, the Triplecrown Founders, Cullen Agritech and their respective affiliates for their shares will be the per-share conversion price at the time of the business combination. In addition, in no event will any person be reimbursed by Triplecrown for any amounts paid to holders of Public Shares in excess of the per-share conversion price at the time of the business combination. Although holders of Public Shares that enter into these types of arrangements with Triplecrown will not receive a higher purchase price than a holder that properly seeks conversion of his shares, entering into such arrangements (and agreeing to vote in favor of the merger) provides the holder with greater certainty that the transaction will be consummated, in which event such holder will receive his conversion proceeds promptly. If the transaction is not consummated, a holder would have to wait until Triplecrown liquidates in connection with its dissolution to receive liquidation proceeds, which liquidation could take 60 days or more to complete.

The Triplecrown Founders, Cullen Holdings and their respective affiliates may also enter into transactions with potential investors or existing holders of Public Shares in order to induce them to purchase Public Shares and/or vote in favor of the merger proposal with respect to currently owned Public Shares and, in each case, to remain a stockholder of CAH following consummation of the merger. There would be no limit on the consideration paid pursuant to these arrangements and such consideration could be cash or non-cash consideration (such as the transfer of shares or warrants held by the Triplecrown Founders that were to be held in escrow following consummation of the transaction). Because neither Triplecrown nor Cullen Agritech will enter into these types of transactions and neither Triplecrown nor Cullen Agritech will reimburse any of the Triplecrown Founders, Cullen Holdings or their respective affiliates who enter into these types of transactions, there will be no material economic cost to Triplecrown or Cullen Agritech as a result of such arrangements. Although the Triplecrown Founders have fiduciary obligations in their positions as board members of Triplecrown, when they are not acting on behalf of Triplecrown, they may purchase shares and enter into transactions for their own benefits, just like any public stockholder, provided they comply with all applicable state laws and federal securities laws.

Any purchases would be made in private transactions in specific individual instances with institutional or sophisticated investors. It is anticipated that Triplecrown and/or Cullen Agritech would approach a limited number of large holders of Triplecrown stock that have voted against the merger proposal and demanded conversion of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. Arrangements of such nature would only be entered into and effected in accordance with applicable law at a time when Triplecrown, the Triplecrown Founders, Cullen Agritech and/or their respective affiliates are not aware of any material nonpublic information regarding Triplecrown and its securities or pursuant to agreements between the buyer and seller of such shares in a form that would not violate insider trading rules. Definitive arrangements have not yet been determined but might include:

•	Agreements between Triplecrown and the holders of Public Shares pursuant to which Triplecrown would agree to purchase Public Shares from such holders immediately after the closing of the merger.
•	Agreements with third parties to be identified pursuant to which the third parties would purchase Public Shares during the period beginning on the date that the registration statement of which this proxy statement/prospectus is a part is declared effective. Such arrangements would also provide for Triplecrown, immediately after the closing of the merger, to purchase from the third parties all of the Public Shares purchased by them for the price and fees specified in the arrangements.
•	Agreements with third parties pursuant to which the Triplecrown Founders, Cullen Agritech and their respective affiliates would borrow funds to make purchases of Public Shares for their own account. Triplecrown would then purchase the shares from such parties upon closing of the merger and such parties would repay the borrowings with the funds received from Triplecrown.

All such activity will be carried out in full compliance with applicable state laws and federal securities laws.

As a result of the purchases that may be effected through such arrangements, it is likely that the number of shares of common stock of Triplecrown in its public float will be reduced and that the number of beneficial holders of Triplecrown’s securities also will be reduced. This may make it difficult to obtain the quotation, listing or trading of Triplecrown’s securities on the New York Stock Exchange or any other national securities exchange.

The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of Triplecrown common stock outstanding vote in favor of the merger proposal, the merger proposal is approved by the necessary vote of the holders of the Public Shares and that holders of fewer than 30.0% of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash where it appears that such requirements would otherwise not be met. The maximum cash purchase price that will be offered by Triplecrown, the Triplecrown Founders, Cullen Agritech and their respective affiliates to holders of public shares for their shares will be the per-share conversion price at the time of the business combination. In addition, in no event will any person be reimbursed by Triplecrown for any amounts paid to holders of Public Shares in excess of the per-share conversion price at the time of the business combination. However, if holders refuse to enter into arrangements with Triplecrown to sell their Public Shares, Triplecrown may determine to engage a third party “aggregator” to buy shares prior to the meeting from such holders that have already indicated an intention to sell their shares and/or vote against the merger proposal. In such a case, the aggregator would purchase the shares from the original holder and then subsequently sell such shares to Triplecrown. The maximum purchase price that will be offered by such aggregators to holders of public shares for their shares will be the per-share conversion price at the time of the business combination. Triplecrown would, in addition to paying the purchase price of such shares (which would be the per-share conversion price) to this aggregator, pay it a fee. Such fee would typically be a small percentage of the aggregator’s total purchase price for such shares. Although the parties do not anticipate needing to engage the services of such an aggregator, if one is needed, the parties believe it will be in the best interests of stockholders that are voting in favor of the transaction since the retention of the aggregator can help ensure that the transaction will be completed and the additional fee payable to the aggregator is not significant. All shares purchased pursuant to such arrangements would remain outstanding until the closing of the transaction and would be voted in favor of the merger proposal. Any agreement between the parties will provide for the holder to withdraw or revoke any exercise of its conversion exercise and grant a proxy to Triplecrown’s designees to vote such shares in favor of the merger proposal at the meeting. Accordingly, this will effectively render the 30.0% threshold established in Triplecrown’s IPO prospectus and amended and restated certificate of incorporation ineffective and make it easier for the parties to complete the transaction because such purchased shares would no longer be counted towards the 30.0% threshold. If, for some reason, the merger is not closed despite such purchases, the purchasers would be entitled to participate in liquidation distributions from Triplecrown’s trust account with respect to such shares.

Triplecrown or CAH will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases or transfers made by any of the aforementioned persons, including aggregators, that would affect the vote on the merger proposal or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases or transfers by any of the aforementioned persons. If members of Triplecrown’s board of directors or officers make purchases or transfer shares pursuant to such arrangements, they will be required to report these purchases or transfers on beneficial ownership reports filed with the SEC.

Purchases pursuant to such arrangements ultimately paid for with funds in Triplecrown’s trust account would diminish the funds available to CAH after the merger for working capital and general corporate purposes. However, in no event will Triplecrown (i) pay a holder of Public Shares an amount greater than the per-share conversion price at the time of the business combination for their shares or (ii) reimburse any person for any amounts paid to holders of Public Shares in excess of the per-share conversion price at the time of the business combination. Since there is no minimum amount of funds that must be left for CAH after such purchases are made, the parties could use all of the funds held in the trust account to make such purchases (and for conversions) and the parties could consummate the mergers contemplated by this proxy statement/prospectus leaving CAH with no funds for additional working capital. Nevertheless, in all events there will be sufficient funds available to Triplecrown from the trust account to pay the holders of all Public Shares that are properly converted.

It is possible that the special meetings could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meetings, it appears that the requisite vote will not be obtained or that the limitation on conversion will be exceeded, assuming that the stockholder adjournment proposal is approved. Also, under Delaware law, the board of directors may postpone the meetings at any time prior to it being called to order in order to provide time to seek out and negotiate such transactions.

Rescission Rights

Triplecrown’s amended and restated certificate of incorporation and the prospectus issued by Triplecrown in its IPO (i) states that Triplecrown is required to complete a business combination in which it acquired a target business in the financial services industry having a fair market value equal to at least 80% of Triplecrown’s trust account balance (excluding deferred underwriting discounts and commissions) and resulting in the ownership by Triplecrown of not less than 50% of the voting securities of the target business and prohibits Triplecrown from completing a business combination with a business affiliated with any of the Triplecrown Founders, (ii) did not disclose that funds in the trust account might be used to purchase Public Shares from holders thereof who have indicated their intention to vote against the merger and convert their shares into cash, and (iii) stated that specific provisions in Triplecrown’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Triplecrown had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, each person who purchased Public Shares in the IPO and still held such shares upon learning of these facts may have securities law claims against Triplecrown for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Triplecrown’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Triplecrown nor CAH can predict whether Triplecrown stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

Appraisal Rights

In the event CAH’s securities are not listed on a national securities exchange at the time the merger of CAH and Triplecrown is consummated, appraisal rights will be available to all Triplecrown stockholders pursuant to Section 262 of the DGCL. Appraisal rights are not available to holders of Triplecrown warrants. If appraisal rights are available, holders of shares of Triplecrown common stock who do not vote in favor of the merger proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. If the common stock of CAH is listed on a national securities exchange at the time the merger of CAH and Triplecrown is consummated, Triplecrown stockholders will not be entitled to assert appraisal rights under Section 262.

Holders of Public Shares electing to exercise conversion rights will not be entitled to appraisal rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement/prospectus as Annex L. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights, if any, under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of common stock of Triplecrown as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock of Triplecrown held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights, if available.

In the event that appraisal rights are available, under Section 262, holders of shares of common stock of Triplecrown who do not vote in favor of the merger proposal and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger of CAH and Triplecrown, together with a fair rate of interest, if any, as determined by the court.

Under Section 262, where a merger or consolidation agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. To the extent appraisal rights are available in connection with the merger of CAH and Triplecrown, this proxy statement/prospectus shall constitute the notice, and the full text of Section 262 is attached to this proxy statement as Annex L. In the event appraisal rights are available in connection with the merger of CAH and Triplecrown, any holder of common stock of Triplecrown who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex L carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Triplecrown believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Filing Written Demand

If appraisal rights are available in connection with the merger of CAH and Triplecrown, any holder of common stock of Triplecrown wishing to exercise appraisal rights must deliver to Triplecrown, before the vote on the merger proposal, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the adoption of the merger agreement. A stockholder of Triplecrown wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger of CAH and Triplecrown. The stockholder must not vote in favor of the merger proposal. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. The demand must reasonably inform Triplecrown of the identity of the holder, as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger proposal will constitute a waiver of appraisal rights.

If appraisal rights are available in connection with the merger of CAH and Triplecrown, only a holder of record of shares of Triplecrown common stock is entitled to assert appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock of Triplecrown should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger of CAH and Triplecrown. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of common stock of Triplecrown held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to Triplecrown Acquisition Corp. at 590 Madison Avenue, 21st Floor, New York, New York 10022, Attention Paul Vassilakos.

Any holder of common stock of Triplecrown may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to CAH as the surviving entity of the merger, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just.

Notice by the Surviving Corporation

If appraisal rights are available in connection with the merger of CAH and Triplecrown, within 10 days after the effective time of the merger, CAH, as the surviving corporation, must notify each holder of common stock of Triplecrown who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the merger proposal, that the merger has become effective.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger of CAH and Triplecrown, but not thereafter, CAH, as the surviving entity of the merger, or any holder of common stock of Triplecrown who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. CAH, as the surviving entity is under no obligation to and has no present intention to file a petition, and holders should not assume that CAH will file a petition. Accordingly, it is the obligation of the holders of common stock of Triplecrown to initiate all necessary action to perfect their appraisal rights in respect of shares of common stock of Triplecrown within the time prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of common stock of Triplecrown who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from CAH a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by the surviving corporation.

If a petition for an appraisal is timely filed by a holder of shares of common stock of Triplecrown and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

Determination of Fair Value

After determining the holders of common stock of Triplecrown entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger of CAH and Triplecrown, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262. Although Triplecrown believes that the exchange of Triplecrown common stock for CAH common stock is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, this consideration. Neither Triplecrown nor CAH anticipate offering more than the applicable shares of common stock of CAH to any stockholder of Triplecrown exercising appraisal rights, and each of Triplecrown and CAH reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock of Triplecrown is less than the applicable shares of common stock of CAH, and that the methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of common stock of Triplecrown have been appraised. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. The Court may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of common stock of Triplecrown under Section 262 fails to perfect, or successfully withdraws or loses, such holder’s right to appraisal, the stockholder’s shares of common stock of Triplecrown will be deemed to have been converted at the effective time of the merger into the right to receive common stock of CAH. A stockholder will fail to perfect, or lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the common stock of CAH in accordance with Section 262.

From and after the effective time of the merger of CAH and Triplecrown, no dissenting stockholder shall have any rights of a stockholder of Triplecrown with respect to that holder’s shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions on the holder’s shares of common stock of Triplecrown, if any, payable to stockholders of Triplecrown of record as of a time prior to the effective time of the merger; provided, however, that if a dissenting stockholder delivers to the surviving company a written withdrawal of the demand for an appraisal within 60 days after the effective time of the merger, or subsequently with the written approval of the surviving company, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration in accordance with the terms of the merger agreement. Once a petition for appraisal is filed with the Delaware court, however, the appraisal proceeding may not be dismissed as to any stockholder of Triplecrown without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

Anticipated Accounting Treatment

As a result of the proposed merger, CAH will own all of the outstanding Cullen Agritech shares. Since, Cullen Agritech’s Chief Executive Officer is currently the sole officer and director of CAH, Cullen Agritech is deemed to be a related party. Consequently, CAH’s accounting for the purchase of Cullen Agritech will include consolidating Cullen Agritech’s assets and liabilities at carrying value with those of CAH. The cost of the purchase will be based on the CAH common stock issued to the Cullen Agritech stockholder.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the merger and the registration statement, of which this proxy statement/prospectus forms a part, shall have become effective and no stop order suspending its effectiveness, or proceeding to that effect, shall have been implemented by the SEC.

Required Vote

The approval of the merger proposal will require (i) the affirmative vote of the holders of a majority of Triplecrown common stock outstanding on the record date and (ii) the affirmative vote of the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the Triplecrown special meeting. Additionally, the merger will not be consummated if the holders of 30% or more of the Public Shares vote against the merger proposal and properly demand that Triplecrown convert their Public Shares into their pro rata share of the trust account.

THE TRIPLECROWN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS (EXCEPT FOR MR. WATSON WHO ABSTAINS FROM THE RECOMMENDATION DUE TO HIS RELATIONSHIP WITH CULLEN AGRITECH) THAT THE TRIPLECROWN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL. YOU SHOULD BE AWARE, HOWEVER, THAT THE TRIPLECROWN FOUNDERS HAVE CONFLICTS OF INTEREST IN APPROVING THE TRANSACTION AS INDICATED IN THE SECTION ENTITLED “INTERESTS OF TRIPLECROWN’S DIRECTORS AND OFFICERS AND OTHERS IN THE MERGER” APPEARING ON PAGE 36 OF THIS PROXY STATEMENT/PROSPECTUS.

THE MERGER AGREEMENT

For a more detailed discussion of the merger structure, merger consideration and indemnification provisions of the merger agreement, see the section entitled “The Merger Proposal.” Such discussion and the following summary of other material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger. The merger agreement has been included as an annex to this proxy statement/prospectus to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Triplecrown, Cullen Agritech or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Triplecrown or Cullen Agritech or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by CAH and Triplecrown.

Structure of the Merger

The merger agreement provides for (i) the merger of Triplecrown with and into CAH with CAH surviving the merger and becoming the new publicly-traded corporation of which the present holders of Triplecrown securities will be security holders and (ii) the merger of Triplecrown Merger Sub with and into Cullen Agritech with Cullen Agritech surviving the merger and becoming a wholly-owned subsidiary of CAH.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under the subsection entitled “Conditions to Closing of the Merger,” unless Triplecrown and Cullen Agritech agree in writing to another time. The merger is expected to be consummated promptly after the special meetings of Triplecrown’s stockholders and warrantholders described in this proxy statement/prospectus.

Indemnification

To provide a fund to secure the indemnification obligations of Cullen Holdings to Triplecrown against losses that the surviving entity of the merger may sustain as a result of (i) the inaccuracy or breach of any representation or warranty made by Cullen Agritech in the merger agreement or any schedule or certificate delivered by it in connection with the merger agreement and (ii) the non-fulfillment or breach of any covenant or agreement made by Cullen Agritech in the merger agreement, an aggregate of approximately 10% of the initial shares to be issued to Cullen Holdings in the merger (1,588,114 shares of CAH common stock) will be placed in escrow (with an independent escrow agent), which will be canceled to the extent that Triplecrown has damages for which it is entitled to indemnification. The escrow will be the sole remedy for Triplecrown for its rights to indemnification pursuant to the merger agreement. Claims for indemnification may be asserted against the escrow by Triplecrown once its damages exceed a deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the escrowed shares. Claims for indemnification may be asserted until the 30th day after the date CAH has filed with the SEC its Annual Report on Form 10-K for the year ending December 31, 2010 (but in any event no later than April 16, 2011). As a consequence of these limitations, Triplecrown may not be able to be entirely compensated for indemnifiable damages that it may sustain. A copy of this escrow agreement is attached to this proxy statement/prospectus as Annex E.

Representations and Warranties

The merger agreement contains representations and warranties of each of Triplecrown, CAH, Triplecrown Merger Sub, Cullen Agritech and Cullen Holdings relating, among other things, to:

•	proper organization and similar limited liability and corporate matters;
•	capital structure of each constituent company;
•	the authorization, performance and enforceability of the merger agreement;
•	licenses and permits;
•	taxes;
•	financial statements, information and absence of undisclosed liabilities;
•	holding of leases and ownership of other properties, including intellectual property;
•	contracts;
•	title to, and condition of, properties and assets and environmental and other conditions thereof;
•	absence of certain changes;
•	SEC reports, financial statements and Sarbanes-Oxley Act;
•	employee matters;
•	compliance with laws;
•	litigation; and
•	regulatory matters and compliance.

Covenants

The parties have each agreed to use commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the merger. Triplecrown, CAH and Cullen Agritech have each also agreed to continue to operate their respective businesses in the ordinary course or in a commercially reasonable manner prior to the closing and, unless otherwise required or permitted under the merger agreement, not to take the following actions, among others, without the prior written consent of the other party:

•	waive any stock repurchase rights, accelerate, amend or (except as specifically provided for in the merger agreement) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;
•	grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on September 4, 2009 and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on September 4, 2009;
•	except as indicated in the merger agreement, transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property of Cullen Agritech or Triplecrown, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in a commercially reasonable manner provided that in no event shall Cullen Agritech or Triplecrown license on an exclusive basis or sell any intellectual property of Cullen Agritech or Triplecrown as applicable;
•	declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

•	except with respect to Triplecrown, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities or ownership interests, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to agreements in effect on September 4, 2009;
•	except for the offering on commercially reasonable terms by Cullen Agritech of securities, debt or other equity of Cullen Agritech to raise capital in furtherance of its business plan (“Cullen Capital Raise”) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;
•	amend its charter documents (except with respect to Triplecrown);
•	except with respect to the land being purchased in connection with the transactions contemplated under the merger agreement, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Triplecrown or Cullen Agritech as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;
•	except as set forth in the merger agreement, sell, lease, license, encumber or otherwise dispose of any properties or assets, except (i) sales of inventory in a commercially reasonable manner and (ii) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;
•	except with respect to Cullen Agritech’s capital raising efforts, incur any indebtedness for borrowed money in excess of $200,000 in the aggregate or guarantee any such indebtedness of another person or persons in excess of $200,000 in the aggregate, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Triplecrown or Cullen Agritech, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;
•	adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in a commercially reasonable manner with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;
•	except with respect to the land being purchased in connection with the transactions contemplated under the merger agreement, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in a commercially reasonable manner or in accordance with their terms, or liabilities recognized or disclosed in such party’s audited financial statements or in the most recent financial statements included in Triplecrown’s reports filed with the SEC, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Cullen Agritech is a party or of which Cullen Agritech is a beneficiary or to which Triplecrown is a party or of which Parent is a beneficiary, as applicable;
•	except in a commercially reasonable manner, modify, amend or terminate any material contract or waive, delay the exercise of, release or assign any material rights or claims thereunder;
•	except as required by U.S. GAAP, revalue any of Triplecrown’s or Cullen Agritech’s assets or make any change in accounting methods, principles or practices;
•	except with respect to the land being purchased in connection with the transactions contemplated under the merger agreement and except in a commercially reasonable manner, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $200,000 in any 12 month period;
•	engage in any action that could reasonably be expected to cause the mergers contemplated by the merger agreement to fail to qualify as a tax-free transactions pursuant to Section 351, Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”);
•	settle any litigation where the consideration given is other than monetary or to which an officer, director, stockholder or holder of derivative securities of Triplecrown or Cullen Agritech is a party;
•	make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;
•	form, establish or acquire any subsidiary except as contemplated by the merger agreement;
•	permit any person to exercise any of its discretionary rights under any plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;
•	except with respect to the land being purchased in connection with the transactions contemplated under the merger agreement, make capital expenditures except in accordance with prudent business and operational practices;
•	make or omit to take any action which would be reasonably anticipated to have a material adverse effect;
•	enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other affiliates other than the payment of salary and benefits in a commercially reasonable manner; or
•	agree, resolve or commit to do any of the foregoing.

Additionally, Cullen Holdings has agreed not to do any of the foregoing with respect to itself to the extent it prevents the consummation of the transactions contemplated by the merger agreement. No Cullen Capital Raise shall be consummated during the period commencing on the date of effectiveness of the Proxy Statement/Prospectus and ending on the earlier of the date of consummation of the Mergers or the termination of this Agreement.

The merger agreement also contains additional covenants of the parties, including covenants providing for:

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;
•	Triplecrown and CAH to prepare and file a proxy statement and registration statement, which shall contain this proxy statement/prospectus, to solicit proxies from the Triplecrown stockholders and warrantholders to vote on the proposals that will be presented for consideration at the special meeting and to register, under the Securities Act, the CAH shares and warrants that will be issued to the securityholders of Triplecrown pursuant to the merger agreement;
•	CAH and Cullen Agritech to waive their respective rights to make claims against Triplecrown to collect from the trust fund established for the benefit of the holders of the Public Shares for any monies that may be owed to either by Triplecrown; and
•	Triplecrown and Cullen Agritech to use their commercially reasonable best efforts to cause the CAH securities issued in the merger to be listed on the NYSE or NASDAQ, subject to official notice of issuance, as of or prior to the effective time of the merger.

Conditions to Closing of the Merger

General Conditions

Consummation of the merger is conditioned on (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes, approving the merger and (b) a majority of Triplecrown’s outstanding common stock on the record date, at a meeting called for this and other related purposes, approving the merger proposal, (ii) the holders of fewer than 30.0% of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Triplecrown’s common stock outstanding on the record date approving the initial charter proposals and the subsequent filing of Triplecrown’s second amended and restated certificate of incorporation, (iv) the holders of a majority of Triplecrown’s common stock outstanding on the record date approving the secondary charter proposals and (v) the holders of a majority of Triplecrown’s warrants outstanding on the record date approving the warrant amendment proposals.

In addition, the consummation of the transactions contemplated by the merger agreement is conditioned upon, among other things:

•	no statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other governmental authority that is in effect and prohibits, enjoins or restricts the consummation of the transactions;
•	the execution by and delivery to each party of each of the various transaction documents;
•	the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct as of the closing, and all covenants contained in the merger agreement have been materially complied with by each party;
•	the receipt of all material consents and approvals by third parties and the completion of necessary proceedings in compliance with the rules and regulations of each jurisdiction having jurisdiction over the subject matters;
•	the amendment of Triplecrown’s amended and restated certificate of incorporation to provide for the initial charter amendment;
•	the cancellation of a certain number of shares of Triplecrown common stock by the Triplecrown Founders;
•	the receipt of legal opinions as may be mutually agreed upon by Cullen Agritech and Triplecrown;
•	the lock-up agreement, the escrow agreement and other necessary transaction documents shall have been executed and delivered by the parties; and
•	the registration statement, of which this proxy statement/prospectus forms a part, shall have become effective and no stop order suspending its effectiveness, or proceeding to that effect, shall have been implemented by the SEC.

Cullen Agritech’s and Cullen Holdings’ Conditions to Closing

The obligations of Cullen Agritech and Cullen Holdings to consummate the transactions contemplated by the merger agreement also are conditioned upon, among other things:

•	there being no material adverse effect on Triplecrown since the date of the merger agreement; and
•	specified officers and directors of Triplecrown shall have resigned from their positions.

Although a condition to closing is the warrant amendment proposals being approved, such condition may be waived by Cullen Agritech or Cullen Holdings as indicated below under the section titled “Waiver.” Accordingly, in determining how to vote on the transaction, holders should understand that the transaction may be consummated without the warrants being amended if such condition is waived.

Triplecrown’s Conditions to Closing

The obligations of Triplecrown to consummate the transactions contemplated by the merger agreement also are conditioned upon each of the following, among other things,

•	there shall have been no material adverse effect on CAH since the date of the merger agreement;
•	employment agreement between Natural Dairy, Inc. and Dr. Richard Watson shall have been executed (which condition has been satisfied);
•	the transfer of certain intellectual property to Cullen Agritech (which condition has been satisfied); and
•	specified officers and directors of Cullen Agritech shall have resigned from their positions.

Waiver

If permitted under applicable law, either Triplecrown or Cullen Agritech may waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any agreements or conditions (including but not limited to the condition that the warrant amendment proposals are approved) for the benefit of itself or such party contained in the merger agreement or in any document delivered pursuant to the merger agreement. The conditions requiring that the holders of fewer than 30.0% of the Public Shares affirmatively vote against the merger proposal and demand conversion of their shares into cash and that the initial charter amendments be approved may not be waived. Due to the timing of this transaction, the only material condition that may be waived by the parties is the condition that the warrant amendment proposals are approved. No other waiver that is material to investors will be granted by the parties. Triplecrown would file a Current Report on Form 8-K and issue a press release to disclose any waiver of any representation, warranty or condition to the merger agreement. Since the disclosure in this proxy statement/prospectus already indicates that the condition that the warrant amendment proposals be approved may be waived, no proxy statement/prospectus supplement would be sent to stockholders if such condition was in fact waived. There can be no assurance that all of the conditions will be satisfied or waived.

At any time prior to the closing, either Triplecrown or Cullen Agritech may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Triplecrown and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The merger agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Triplecrown and Cullen Agritech;

•	by either Triplecrown or Cullen Agritech if the merger is not consummated by the date Triplecrown is required to liquidate, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the merger agreement;
•	by either Triplecrown or Cullen Agritech if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable;
•	by either Triplecrown or Cullen Agritech if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; and
•	by either Triplecrown or Cullen Agritech if, at the Triplecrown stockholder meeting, the merger agreement shall fail to be approved by the affirmative vote of the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the meeting or the holders of 30% or more of the Public Shares exercise conversion rights.

Effect of Termination

In the event of proper termination by either Triplecrown or CAH, the merger agreement will become void and have no effect, without any liability or obligation on the part of Triplecrown or CAH, except that:

•	The confidentiality obligations set forth in the merger agreement will survive;
•	The waiver by Cullen Agritech and Cullen Holdings of all rights against Triplecrown to collect from the trust account any monies that may be owed to it by Triplecrown for any reason whatsoever, including but not limited to a breach of the merger agreement, and the acknowledgement that Cullen Agritech and Cullen Holdings will not seek recourse against the trust account for any reason whatsoever, will survive;
•	the rights of the parties to bring actions against each other for breach of the merger agreement will survive; and
•	the fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated, except that Triplecrown and CAH have agreed to reimburse Cullen Holdings, Cullen Agritech and their subsidiaries for costs incurred in connection with the transactions in the event such transactions are consummated.

Confidentiality; Access to Information

Triplecrown and Cullen Agritech will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the merger reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Triplecrown and Cullen Agritech will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the merger agreement, subject to customary exceptions.

Amendments

The merger agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. Triplecrown would file a Current Report on Form 8-K and issue a press release to disclose any amendment to the merger agreement entered into by the parties. If such amendment is material to investors, a proxy statement/prospectus supplement would also be sent to holders of Public Shares as promptly as practicable.

Public Announcements

The parties have agreed that until closing or termination of the merger agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the merger agreement and the transactions governed by it; and
•	not issue or otherwise make any public announcement or communication pertaining to the merger agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable law or court process.

THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO TRIPLECROWN AND TRIPLECROWN STOCKHOLDERS AND WARRANTHOLDERS

The following section is a summary of the opinion of Graubard Miller, counsel to Triplecrown, regarding the material United States federal income tax consequences of the business combination and the merger to Triplecrown and holders of Triplecrown common stock and warrants. This discussion addresses only those Triplecrown security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Code and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;
•	investors in pass-through entities;
•	tax-exempt organizations;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting;
•	persons that hold Triplecrown common stock as part of a straddle, hedge, constructive sale or conversion transaction; and
•	persons who are not citizens or residents of the United States.

The Graubard Miller opinion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither Triplecrown nor CAH intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the business combination and the mergers.

It is the opinion of Graubard Miller the business combination and the merger of Triplecrown and CAH will constitute a tax-free transaction pursuant to Section 351 and a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by Triplecrown or by the stockholders of Triplecrown if their conversion rights are not exercised.

The U.S. federal tax basis of the stock of CAH received by the holder of Triplecrown common stock in the merger will be the same as the adjusted tax basis of the Triplecrown common stock surrendered in exchange therefore. The holding period of the stock of CAH received in the merger by a holder of Triplecrown common stock will include the period during which such Triplecrown common stock was held as a capital asset on the date of the merger.

It is also the opinion of Graubard Miller that a stockholder of Triplecrown who exercises conversion rights and effects a termination of the stockholder’s interest in Triplecrown will be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of Triplecrown for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Triplecrown common stock. This gain or loss will be a capital gain or loss if such shares were held as a capital asset on the date of the business combination and will be a long-term capital gain or loss if the holding period for the share of Triplecrown common stock is more than one year.

Although an exchange of warrants in a reorganization generally does not result in gain or loss to the warrant holder, it is the opinion of Graubard Miller that the approval of the warrant amendment proposals and the resulting exchange of a Triplecrown warrant for a CAH warrant constitutes an exchange for a materially different property under the applicable rules of the Internal Revenue Service, resulting in the recognition of gain or loss measured by the difference between the fair market value of the new CAH warrant received and the tax basis of the Triplecrown warrant surrendered.

The conclusions expressed above are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions. The tax opinion issued to Triplecrown by Graubard Miller, its counsel, is attached to this proxy statement/prospectus as Annex F. Graubard Miller has consented to the use of its opinion in this proxy statement/prospectus.

This discussion is intended to provide only a summary of the material United States federal income tax consequences of the merger. It does not address tax consequences that may vary with, or are contingent on, a securityholder’s individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the business combination. Accordingly, holders of Triplecrown stock and warrants are strongly urged to consult with their tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to such holders of the business combination.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(IN DOLLARS)

Cullen Agritech and Triplecrown are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the merger.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2009, statement of operations for the year ended December 31, 2008 and balance sheet at June 30, 2009 are based on the historical financial statements of Triplecrown and Cullen Agritech after giving effect to the merger.

The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008 give pro forma effect to the merger as if it had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 assumes that the merger was effective on June 30, 2009.

The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Triplecrown’s unaudited condensed financial statements for the six months ended June 30, 2009, and the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Triplecrown’s audited financial statements for the year ended December 31, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Triplecrown’s unaudited condensed financial statements and Cullen Agritech’ audited financial statements as of June 30, 2009 and August 18, 2009, respectively.

As a result of the proposed merger, CAH will own all of the outstanding Cullen Agritech shares. Since, Cullen Agritech’s Chief Executive Officer is currently the sole officer and director of CAH, Cullen Agritech is deemed to be a related party. Consequently, CAH’s accounting for the purchase of Cullen Agritech will include consolidating Cullen Agritech’s assets and liabilities at carrying value with those of CAH. The cost of the purchase will be based on the CAH common stock issued to the Cullen Agritech stockholder.

Cullen Agritech and Triplecrown have assumed that no warrants will be exercised immediately following the consummation of the merger because the expected book value per share of Cullen Agritech’s common stock will be below the amended strike price of the warrants. Accordingly, the unaudited pro forma condensed combined financial statements do not reflect the modification of the warrants. The increase in the exercise price and the extended expiration date of the warrants would not result in any incremental fair value adjustment as a result of the modification of the warrants.

Consummation of the merger is conditioned on (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes, approving the merger and (b) a majority of Triplecrown’s outstanding common stock on the record date, at a meeting called for this and other related purposes, approving the merger proposal, (ii) the holders of fewer than 30.0% of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Triplecrown’s common stock outstanding on the record date approving the initial charter proposals and the subsequent filing of Triplecrown’s second amended and restated certificate of incorporation, (iv) the holders of a majority of Triplecrown’s common stock outstanding on the record date approving the secondary charter proposals and (v) the holders of a majority of Triplecrown’s warrants outstanding on the record date approving the warrant amendment proposals (although this condition may be waived upon mutual consent of Triplecrown and Cullen Agritech):

•	assuming no conversions — this presentation assumes that no stockholders of Triplecrown seek to convert their shares into a pro rata share of the trust account; and
•	assuming maximum conversions —this presentation assumes stockholders of Triplecrown owning 29.99% of the stock sold in Triplecrown’s initial public offering seek conversion.

Notwithstanding the foregoing, since there is no minimum amount of funds that must be left for CAH after any purchases of Public Shares are made (as described elsewhere in this proxy statement/prospectus), the parties could use all of the funds held in the trust account to make such purchases (and for conversions) and the parties could consummate the mergers contemplated by this proxy statement/prospectus leaving CAH with no funds for additional working capital. The unaudited pro forma condensed combined financial statements do not reflect this scenario.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. Please refer to the following information in conjunction with the accompanying notes to these pro forma financial statements and the historical financial statements and the accompanying notes thereto and the sections entitled “Unaudited Pro Forma Condensed Combined Financial Data,” “Other Information Related To Triplecrown — Triplecrown’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cullen Agritech’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” Cullen Agritech Investment Corp and Subsidiaries Unaudited Condensed Combined Pro Forma Statement of Operations For the Year Ended December 31, 2008.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
DECEMBER 31, 2008
(in dollars)

	Triplecrown Acquisition Corp.	Cullen Agricultural Technologies Inc.	Note	Pro Forma Adjustments No Conversion	Pro Forma No Conversion	Pro Forma Adjustments Maximum Conversion	Note	Pro Forma Combined – Maximum Conversion
	USD $	USD $		USD $	USD $	USD $		USD $
Net sales	$—	$—		$—	$—	$—		$—
Cost of goods sold	—	—		—	—	—		—
Gross profit	—	—		—	—	—		—
Selling, general and administrative	1,484,138	—	3	100,000	1,584,138			1,584,138
Organizational Costs	—	6,200		—	6,200	—		6,200
Professional Fees		15,013			15,013			15,013
Travel		753			753			753
Website Costs	—	396		—	396	—		396
Income (loss) from operations	(1,484,138)	(22,362)		(100,000)	(1,606,500)	—		(1,606,500)
Interest and other (income) expense
Interest expense	—	—		—	—	—		—
Dividend and Interest income	(8,443,326)	—	1	383,728	(8,059,598)	2,541,551	5	(5,518,047)
	(8,443,326)	—		383,728	(8,059,598)	2,541,551		(5,518,047)
Income (loss) before income taxes	6,959,188	(22,362)		(483,728)	6,453,098	(2,541,551)		3,911,547
Income tax provision (benefit)	2,300,380	—		—	2,300,380	—		2,300,380
Net income (loss)	4,658,808	(22,362)		(483,728)	4,152,718	(2,541,551)		1,611,167
Accretion of trust account, relating to Common Stock subject to possible conversion	583,997	—	2	(583,997)	—	—		—
Change in fair value of currency option	—	—		—	—	—		—
Net income (loss) available to common stockholders	$4,074,811	$(22,362)		$100,269	$4,152,718	$(2,541,551)		$1,611,167
Shares Outstanding	69,000,000			5,076,148	74,076,148	(16,559,999)		57,516,149
Weighted average number of shares	52,440,001		4	21,636,147	74,076,148	(16,599,999)	6	57,516,149
Basic and diluted net income per share	$0.08	$—			$0.06			$0.03

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008
(in dollars)

Pro Forma Income Statement Adjustments

Assuming no conversions:

Note 1	Adjustment reflects the reduction of interest income due to the lower balance of cash and cash equivalents following payment of (i) approximately $19,320,000 for the deferred underwriting fee related to Triplecrown's IPO which Triplecrown would be required to pay upon consummation of an “initial business combination” under the IPO underwriting agreement (Triplecrown is currently negotiating the amount to be paid with the underwriters) and (ii) $5,000,000 of estimated legal and other advisory fees and expenses incurred in connection with the merger. The calculation assumes an average rate of return of 1.58%, approximately the rate of interest earned by Triplecrown on its investments during the year ended December 31, 2008.

Decrease interest income	383,728
Note 2	Adjustment reflects the elimination of the accretion related to the trust account, relating to common stock

Decrease accretion of trust account, relating to common stock	583,997
Note 3	Adjustment in selling, general and administrative due to additional employment agreements entered into as part of the acquisition agreement

Increase in selling, general and administrative expense	100,000
Note 4	To record issuance of 15,881,148 shares of common stock to the holder of common stock of Cullen Agritech in connection with the merger.

Existing Triplecrown Shares	69,000,000
New shares issued to consultants	455,000
Shares cancelled by Founders and Board	(11,260,000)
Shares issued to Cullen Agritech stockholder in connection with merger	15,881,148
Total	74,076,148
Increase Weighted average shares outstanding-basic	74,076,148

Assuming maximum conversions

Note 5	Adjustment reflects the reduction of interest income due to the lower balance of cash and cash equivalents following payment of approximately $161,078,990 assuming the holders of 29.99% of the Triplecrown common stock sold in its IPO exercise their right to convert their stock into a pro rata share of the trust account. The calculation assumes an average rate of return of 1.50%, approximately the rate of interest earned by Triplecrown on its investments during the year ended December 31, 2008.

Decrease interest income	2,541,551
Note 6	Adjustment reflects the reduction in shares of common stock outstanding resulting from the holders of 29.99% of the Triplecrown common stock sold in its IPO exercising their right to convert their stock into a pro rata share of the trust account

Decrease Maximum number of shares to be converted	16,559,999
Total Weighted average shares outstanding, basic and diluted	57,516,149

Common stock equivalents consisting of warrants were not included in the calculation of the diluted per share because it is not certain that these securities would be in the money subsequent to the merger. Potentially dilutive securities of 55,200,000 warrants (included within the units sold in the IPO), 5,000,000 Sponsors’ Warrants and 13,800,000 Founders’ Warrants as part of the Founder Units have been excluded from the computation of diluted net income (loss) per share, because the effect would be anti-dilutive.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2009

	Triplecrown Acquisition Corp.	Cullen Agricultural Technologies Inc.	Note	Pro Forma Adjustments No Conversion	Pro Forma No Conversion	Pro Forma Adjustments Maximum Conversion	Note	Pro Forma Combined – Maximum Conversion
	USD $	USD $		USD $	USD $	USD $		USD $
	Note 7	Note 8
Assets
Current Assets
Cash and cash equivalents	$2,856,870	$—	3,9,14,16	$514,433,993	$517,290,863	$(161,662,987)	17	$355,627,876
Accounts receivable	—	—		—	—	—		—
Prepaid expenses and other current assets	1,232,761	19,241		—	1,252,002	—		1,252,002
Inventories, net	—	—		—	—	—		—
Other current assets	—	—		—	—	—		—
Total current assets	4,089,631	19,241		514,433,993	518,542,865	(161,662,987)		356,879,878
Cash held in Trust Account	539,259,567	—	9	(539,259,567)	—	—		—
Accrued Interest	68,962	—		—	68,962	—		68,962
Intangible assets, net	—	3,327		—	3,327	—		3,327
Total assets	$543,418,160	$22,568		$(24,825,574)	$518,615,154	$(161,662,987)		$356,952,167
Liabilities and stockholders' equity
Current liabilities
Cash overdraft	$505,574	$—		$(505,574)	$—	$—		$—
Accounts payable and Accrued expenses	265,025	44,730		—	309,755	—		309,755
Total current liabilities	770,599	44,730		(505,574)	309,755	—		309,755
Long-term debt, net of current portion	—	—		—	—	—		—
Total liabilities	770,599	44,730		(505,574)	309,755	—		309,755
Common stock, subject to possible conversion	161,798,549	—	11,15	(161,798,549)	—			—
Stockholders' equity
Common stock, no par value,
Common stock	5,244	200	12	308	5,752	—		5,752
Treasury Stock	—	—		—		—
Additional paid-in capital	375,094,887	—	11,12,13,14,15	137,455,879	512,550,766	(161,662,987)	17	350,887,779
Accumulated other comprehensive income (loss)	—	—		—	—	—		—
Retained earnings	5,748,881	(22,362)	13	22,362	5,748,881	—		5,748,881
Total stockholders' equity	380,849,012	(22,162)		137,478,549	518,305,399	(161,662,987)		356,642,412
Total liabilities and stockholders' equity	$543,418,160	$22,568		$(24,825,574)	$518,615,154	$(161,662,987)		$356,952,167

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2009

	Triplecrown Acquisition Corp.	Cullen Agricultural Technologies Inc.	Note	Pro Forma Adjustments No Conversion	Pro Forma No Conversion	Pro Forma Adjustments Maximum Conversion	Note	Pro Forma Combined – Maximum Conversion
	USD $	USD $		USD $	USD $	USD $		USD $
	Note 7	Note 8
Net sales	$—	$—		$—	$—	$—		$—
Cost of goods sold	—	—		—	—	—		—
Gross profit	—	—		—	—	—		—
Selling, general and administrative	1,267,364	—	20	100,000	1,367,364			1,367,364
Organizational Costs	—	6,200		—	6,200	—		6,200
Professional Fees		15,013			15,013			15,013
Travel		753			753			753
Website Costs	—	396		—	396	—		396
Income (loss) from operations	(1,267,364)	(22,362)		(100,000)	(1,389,726)	—		(1,389,726)
Interest and other (income) expense
Interest expense	—	—		—	—			—
Other (income) expense	—	—		—	—	—		—
Dividend and Interest income	(172,901)	—	18	7,800	(165,101)	51,850	22	(113,251)
	(172,901)	—		7,800	(165,101)	51,850		(113,251)
Income (loss) before income taxes	(1,094,463)	(22,362)		(107,800)	(1,244,625)	(51,850)		(1,276,475)
Income tax provision (benefit)	(360,139)	—		—	(360,139)	—		(360,139)
Net income (loss)	(734,324)	(22,362)		(107,800)	(864,486)	(51,850)		(916,336)
Accretion of trust account, relating to Common Stock subject to possible conversion	135,562	—	19	(135,562)	—	—		—
Change in fair value of currency option	—	—		—	—	—		—
Net income (loss) available to common stockholders	$(869,886)	$(22,362)		$27,762	$(864,486)	$(51,850)		$(916,336)
Shares Outstanding	69,000,000			5,076,148	74,076,148	(16,559,999)		57,516,149
Weighted average number of shares	52,440,001		21	21,636,147	74,076,148	(16,559,999)	23	57,516,149
Basic and diluted net income per share	$(0.02)	$—			$(0.01)			$(0.02)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
June 30, 2009

Note 7	Derived from the unaudited financial statements of Triplecrown as of June 30, 2009.
Note 8	Derived from the audited combined financial statements of Cullen Agritech as of August 18, 2009.

Pro Forma Balance Sheet Adjustments

Note 9	Reclassification to reflect the release of $539,259,567 of restricted cash held in trust and the transfer of the balance to cash and cash equivalents.

Decrease cash held in trust account	539,259,567
Increase cash and cash equivalents	539,259,567
Note 10	Intentionally left blank
Note 11	Reflects the reclassification of the Triplecrown common stock subject to conversion to stockholders’ equity assuming no holders of Triplecrown common stock sold in its IPO exercise their right to convert their common stock into a pro rata share of cash in trust.

Decrease common stock subject to possible conversion	161,662,987
Increase additional paid in capital	161,662,987
Note 12	Record 15,881,148 shares of common stock issued to the holder of common stock of Cullen Agritech and 455,000 newly issued shares to Consultants as well as a reduction due of 11,260,000 shares cancelled by the Triplecrown Founders. A deemed distribution has been recorded due to a related party transaction whereby the carrying value of the assets acquired was zero.

Shares Issued to Cullen Agritech	15,881,148
New shares issued to Consultants	455,000
Shares cancelled by Founders and Board	(11,260,000)
Net Shares Issued at closing	5,076,148
Increase common stock issued	508
Decrease common stock related to Cullen Agritech	200
Decrease additional paid in capital	308
Note 13	Adjustment reflects the elimination Cullen Agritech's historical retained earnings as a result of the merger

Increase additional paid in capital	(22,362)
Decrease retained earnings	(22,362)
Note 14	Record payment of $19,320,000 in deferred underwriting fees related to Triplecrown's IPO which Triplecrown would be required to pay upon consummation of an “initial business combination” under the IPO underwriting agreement (Triplecrown is currently negotiating the amount to be paid with the underwriters) and $5,000,000 of estimated legal and other advisory fees and expenses incurred in connection with the merger

Decrease cash and cash equivalents	24,320,000
Decrease additional paid in capital	24,320,000

Note 15	Adjustment reflects the reversal of Triplecrown's accretion related to the trust account, relating to common stock

Decrease common stock, subject to possible conversion	135,562
Increase additional paid in capital	135,562
Note 16	Reclassification of cash overdraft shich is offset by cash in trust.

Decrease cash overdraft	505,574
Decrease cash and cash equivalents	505,574

Assuming maximum conversions

Note 17	The adjustment reflects the payment of cash to the holders of 29.99% of the Triplecrown common stock sold in its IPO upon exercising their right to convert their common stock into a pro rata share of the trust account (which reflects the maximum number of shares eligible for such conversion election).

Decrease additional paid in capital	161,662,987
Decrease cash and cash equivalents	161,662,987

Pro Forma Income Statement Adjustments

Note 18	Adjustment reflects the reduction of interest income due to the lower balance of cash and cash equivalents following payment of (i) approximately $19,320,000 for the deferred underwriting fee related to Triplecrown's IPO which Triplecrown would be required to pay upon consummation of an “initial business combination” under the IPO underwriting agreement (Triplecrown is currently negotiating the amount to be paid with the underwriters) and (ii) $5,000,000 of estimated legal and other advisory fees and expenses incurred in connection with the merger. The calculation assumes an average rate of return of 0.03%, approximately the rate of interest earned by Triplecrown on its investments during the six months ended June 30, 2009.

Decrease interest income	7,800
Note 19	Adjustment reflects the elimination of the accretion related to the trust account, relating to common stock.

Decrease accretion of trust account, relating to common stock	135,562
Note 20	Adjustment in selling, general and administrative due to additional employment agreements entered into as part of the acquisition agreement

Increase in selling, general and administrative expense	100,000
Note 21	To record issuance of 15,881,148 shares of common stock to holder of common stock of Cullen Agritech in connection with the merger.

Existing Triplecrown Shares	69,000,000
New shares issued to consultants	455,000
Shares cancelled by Founders and Board	(11,260,000)
Shares issued to Cullen Agritech stockholder in connection with merger	15,881,148
Total	74,076,148
Increase Weighted average shares outstanding- basic	74,076,148

Assuming maximum conversions

Note 22	Adjustment reflects the reduction of interest income due to the lower balance of cash and cash equivalents following payment of approximately $161,662,987 assuming the holders of 29.99% of the Triplecrown common stock sold in its IPO exercise their right to convert their stock into a pro rata share of the trust account. The calculation assumes an average rate of return of 0.03%, approximately the rate of interest earned by Triplecrown on its investments during the six months ended June 30, 2009.

Decrease interest income	51,850

Note 23	Adjustment reflects the reduction in shares of common stock outstanding resulting from the holders of 29.99% of the Triplecrown common stock sold in its IPO exercising their right to convert their stock into a pro rata share of the trust account.

Decrease Maximum number of shares to be converted	16,559,999
Total Weighted average shares outstanding, basic and diluted	57,516,149

Common stock equivalents consisting of warrants were not included in the calculation of the diluted per share because it is not certain that these securities would be in the money subsequent to the merger. Potentially dilutive securities of 55,200,000 warrants (included within the units sold in the IPO), 5,000,000 Sponsors’ Warrants and 13,800,000 Founders’ Warrants as part of the Founder Units have been excluded from the computation of diluted net income (loss) per share, because the effect would be anti-dilutive.

THE SECONDARY CHARTER PROPOSALS

The secondary charter proposals, if approved, will approve the following differences between the amended and restated certificate of incorporation of CAH to be in effect following the merger and Triplecrown’s current amended and restated certificate of incorporation:

(a)	the name of the new public entity will be “Cullen Agricultural Holding Corp.” as opposed to “Triplecrown Acquisition Corp.;”
(b)	CAH will have 200,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock, as opposed to Triplecrown having 160,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock;
(c)	CAH’s corporate existence will be perpetual as opposed to Triplecrown’s corporate existence terminating on October 22, 2009; and
(d)	CAH’s amended and restated certificate of incorporation will not include the various provisions applicable only to specified purpose acquisition corporations that Triplecrown’s amended and restated certificate of incorporation contains (Article Seventh).

As noted above, the provisions of Article Seventh of Triplecrown’s amended and restated certificate of incorporation will not be included in CAH’s certificate of incorporation, which (other than Section K) by the terms of the preamble, apply only during the period that will terminate upon the consummation of the business combination that will be effected by the merger. Section A requires that the business combination be submitted to Triplecrown’s stockholders for approval under the DGCL and is authorized by the vote of a majority of the Public Shares, provided that the business combination shall not be consummated if the holders of 30.0% or more of the Public Shares exercise their conversion rights. Section B specifies the procedures for exercising conversion rights. Section C provides that, if a business combination is not consummated by the “Termination Date” (October 22, 2009), only the holders of the Public Shares will be entitled to receive liquidating distributions. Section D provides that holders of Public Shares are entitled to receive distributions from Triplecrown’s trust account established in connection with its IPO only in the event of Triplecrown’s liquidation or by demanding conversion in accordance with Section B. Section E provides that no other business combination may be consummated until Triplecrown’s initial business combination meeting all of the requirements set forth in its amended and restated certificate of incorporation is consummated and prohibits Triplecrown from consummating a business combination with an entity affiliated with any Triplecrown Founder. Section F provides what amounts may be released from Triplecrown’s trust account. Sections G and H provide that the audit committee must approve certain actions until consummation by Triplecrown of its initial business combination. Section I provides that Triplecrown may not issue any additional securities that share in the trust account. Section J provides for Triplecrown’s board to be staggered in classes.

In the judgment of Triplecrown’s board of directors, the secondary charter proposals are desirable for the following reasons:

•	The name of the new public entity is desirable to reflect the transaction with CAH.
•	The greater number of authorized number of shares of capital stock is desirable for CAH to have sufficient stock to issue to the holders of common stock to complete the merger and have additional authorized shares of common and preferred stock for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.
•	Although the present amended and restated certificate of incorporation provides that Triplecrown’s corporate existence will terminate on October 22, 2009, perpetual existence is the usual period of existence for corporations and Triplecrown’s board of directors believes it is the most appropriate period for CAH.
•	The preamble and Article Seventh (other than Section K providing for a classified board) relate to the operation of Triplecrown as a blank check company prior to the consummation of its initial business combination and would not be applicable to CAH after consummation of the merger. Accordingly, they would serve no further purpose.

Notwithstanding the foregoing, authorized but unissued shares of common stock may enable CAH’s board of directors to render it more difficult or to discourage an attempt to obtain control of CAH and thereby protect continuity of or entrench its management, which may adversely affect the market price of CAH’s common stock. If, in the due exercise of its fiduciary obligations, for example, CAH’s board of directors were to determine that a takeover proposal were not in the best interests of CAH, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares of common stock will also enable CAH to have the flexibility to authorize the issuance of shares of common stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. CAH currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock for such purposes.

If the initial charter proposals or the merger proposal is not approved, the secondary charter proposals will not be presented at the meeting. Under the merger agreement, the approval of the secondary charter proposals are a condition to the consummation of the merger.

The approval of each secondary charter proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Triplecrown common stock on the record date.

A copy of CAH’s amended and restated certificate of incorporation, as it will be in effect assuming approval of all of the secondary charter proposals and upon consummation of the merger and filing in the office of the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex B.

TRIPLECROWN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS (EXCEPT FOR MR. WATSON WHO ABSTAINS FROM THE RECOMMENDATION DUE TO HIS RELATIONSHIP WITH CULLEN AGRITECH) THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE SECONDARY CHARTER PROPOSALS. YOU SHOULD BE AWARE, HOWEVER, THAT THE TRIPLECROWN FOUNDERS HAVE CONFLICTS OF INTEREST IN APPROVING THE TRANSACTION AS INDICATED IN THE SECTION ENTITLED “INTERESTS OF TRIPLECROWN’S DIRECTORS AND OFFICERS AND OTHERS IN THE MERGER” APPEARING ON PAGE 36 OF THIS PROXY STATEMENT/PROSPECTUS.

THE STOCKHOLDER ADJOURNMENT PROPOSAL

The stockholder adjournment proposal, if adopted, will allow Triplecrown’s board of directors to adjourn the special meeting of stockholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of stockholders to approve the consummation of the merger. In no event will Triplecrown adjourn the special meeting of stockholders or consummate the merger beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the stockholder adjournment proposal is to provide more time for Triplecrown, the Triplecrown Founders, Cullen Agritech and/or their respective affiliates to solicit additional votes and make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals being presented to stockholders and to meet the requirement that the holders of fewer than 30.0% of the Public Shares vote against the merger proposal and demand that their Public Shares be converted into cash. See the section entitled “The Merger Proposal — Actions That May Be Taken to Secure Approval of Triplecrown’s Stockholders.”

In addition to an adjournment of the special meeting of stockholders upon approval of the stockholder adjournment proposal, the board of directors of Triplecrown is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Triplecrown will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Stockholder Adjournment Proposal is Not Approved

If the stockholder adjournment proposal is not approved by the stockholders, Triplecrown’s board of directors may not be able to adjourn the special meeting of stockholders to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of stockholders to approve the consummation of the merger (because the merger proposal is not approved or because the holders of 30.0% or more of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash) or the other required proposals are not approved. In such event, the merger would not be completed and, unless Triplecrown were able to consummate a business combination with another party no later than October 22, 2009, it would be required to liquidate.

Required Vote

Adoption of the stockholder adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Triplecrown’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the stockholder adjournment proposal is not conditioned upon the adoption of any of the other proposals.

TRIPLECROWN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS (EXCEPT FOR MR. WATSON WHO ABSTAINS FROM THE RECOMMENDATION DUE TO HIS RELATIONSHIP WITH CULLEN AGRITECH) THAT TRIPLECROWN’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCKHOLDER ADJOURNMENT PROPOSAL YOU SHOULD BE AWARE, HOWEVER, THAT THE TRIPLECROWN FOUNDERS HAVE CONFLICTS OF INTEREST IN APPROVING THE TRANSACTION AS INDICATED IN THE SECTION ENTITLED “INTERESTS OF TRIPLECROWN’S DIRECTORS AND OFFICERS AND OTHERS IN THE MERGER” APPEARING ON PAGE 36 OF THIS PROXY STATEMENT/PROSPECTUS.

PROPOSALS TO BE CONSIDERED BY THE TRIPLECROWN WARRANTHOLDERS

THE WARRANT AMENDMENT PROPOSALS

In connection with the proposed merger, Triplecrown is proposing amendments to the warrant agreement governing its outstanding warrants to (a) increase the exercise price of the warrants from $7.50 per share to $12.00 per share, (b) extend the expiration date of the warrants from October 21, 2012 to October 21, 2013 and (c) increase the price at which the stock must trade for the warrants to be called for redemption from $13.75 per share to $17.00 per share. The warrant agreement will also be amended to make certain other immaterial changes to ensure that the warrants of CAH that will be received by the holders of warrants of Triplecrown after the merger will be governed by the warrant agreement and that CAH will assume all of the rights and obligations of Triplecrown under the warrant agreement after the merger. Pursuant to the Warrant Agreement, dated as of October 22, 2007, by and between Triplecrown and Continental Stock Transfer & Trust Company, as warrant agent, the parties may amend any provision of the warrant agreement with the consent of the holders of a majority of the then outstanding warrants. Approval of each of the warrant amendment proposals is a condition to consummation of the merger, although this condition may be waived upon mutual consent of Triplecrown and Cullen Agritech.

Triplecrown believes the amendments to the warrants is appropriate given the change in structure of Triplecrown following completion of the merger. Additionally, if the merger is not consummated and Triplecrown does not complete a different business combination by October 22, 2009, the warrants will expire worthless. If the warrant amendment proposals are approved, all other material terms of Triplecrown’s warrants will remain the same.

Required Vote

Approval of each of the warrant amendment proposals requires the affirmative vote of the holders of a majority of Triplecrown’s then outstanding warrants. The Triplecrown Founders have indicated they intend to vote in favor of the warrant amendment proposals at the special meeting of warrantholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS (EXCEPT FOR MR. WATSON WHO ABSTAINS FROM THE RECOMMENDATION DUE TO HIS RELATIONSHIP WITH CULLEN AGRITECH) THAT THE WARRANT HOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE WARRANT AMENDMENT PROPOSALS. YOU SHOULD BE AWARE, HOWEVER, THAT THE TRIPLECROWN FOUNDERS HAVE CONFLICTS OF INTEREST IN APPROVING THE TRANSACTION AS INDICATED IN THE SECTION ENTITLED “INTERESTS OF TRIPLECROWN’S DIRECTORS AND OFFICERS AND OTHERS IN THE MERGER” APPEARING ON PAGE 36 OF THIS PROXY STATEMENT/PROSPECTUS.

THE WARRANTHOLDER ADJOURNMENT PROPOSAL

The warrantholder adjournment proposal, if adopted, will allow Triplecrown’s board of directors to adjourn the special meeting of warrantholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of warrantholders to approve the warrant amendment proposals. In no event will Triplecrown adjourn the special meeting of warrantholders or consummate the warrant amendment proposals beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the warrantholder adjournment proposal is to provide more time for Triplecrown and the Triplecrown Founders to make purchases of warrants or other arrangements that would increase the likelihood of obtaining a favorable vote on the warrant amendment proposals.

In addition to an adjournment of the special meeting of warrantholders upon approval of the warrantholder adjournment proposal, the board of directors of Triplecrown is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Triplecrown will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Warrantholder Adjournment Proposal is Not Approved

If the warrantholder adjournment proposal is not approved by the warrantholders, Triplecrown’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the warrant amendment proposals. In such event, the warrant amendment would not be completed.

Required Vote

Adoption of the warrantholder adjournment proposal requires the affirmative vote of a majority of Triplecrown’s then outstanding warrants represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the warrantholder adjournment proposal is not conditioned upon the adoption of any of the other proposals.

TRIPLECROWN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS (EXCEPT FOR MR. WATSON WHO ABSTAINS FROM THE RECOMMENDATION DUE TO HIS RELATIONSHIP WITH CULLEN AGRITECH) THAT TRIPLECROWN’S WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE WARRANTHOLDER ADJOURNMENT PROPOSAL. YOU SHOULD BE AWARE, HOWEVER, THAT THE TRIPLECROWN FOUNDERS HAVE CONFLICTS OF INTEREST IN APPROVING THE TRANSACTION AS INDICATED IN THE SECTION ENTITLED “INTERESTS OF TRIPLECROWN’S DIRECTORS AND OFFICERS AND OTHERS IN THE MERGER” APPEARING ON PAGE 36 OF THIS PROXY STATEMENT/PROSPECTUS.

OTHER INFORMATION RELATED TO TRIPLECROWN

Business of Triplecrown

Triplecrown was formed on June 8, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the financial services industry. Prior to executing the merger agreement with CAH, Triplecrown’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

On October 25, 2007, Triplecrown consummated its IPO of 55,200,000 units, including 7,200,000 units which were subject to the underwriters’ over-allotment option. The gross proceeds of the offering, including proceeds from the over-allotment option and from the private sale of 5,000,000 Sponsors’ Warrants at a price of $1.00 per warrant were $557,000,000. Of that amount, $536,930,000 was deposited into the trust account and invested in government securities. After deducting the payment of the underwriting discount of $19,320,000 at closing and deducting the estimated offering costs of $700,000, the remaining proceeds of $50,000 were delivered to Triplecrown and used by Triplecrown in its pursuit of a business combination.

The net proceeds of the offering, including proceeds from the over-allotment option and from the private sale of 5,000,000 Sponsors’ Warrants at a price of $1.00 per warrant and after deducting the underwriting discounts and commissions of $19,320,000 and the actual offering expenses of $806,320, were $536,873,680, including the use of $106,320 of interest earned from the trust account (discussed below).

In addition, Triplecrown is entitled to draw for use of working capital up to $6,000,000 of interest earned on the trust account, as well as any amounts necessary to pay its tax obligations. Through September 30 2009, Triplecrown has drawn from the trust account $6,000,000 for working capital and $4,291,916 for tax obligations and may draw additional funds for any future tax payments. Except as set forth above, no funds in the trust account have been released and only the remaining interest income that Triplecrown may use for working capital requirements and amounts necessary for its tax obligations will be released until the earlier of the consummation of a business combination or the liquidation of Triplecrown. The trust account contained $538,796,312 as of September 4, 2009.

The funds in Triplecrown’s trust account will be released to pay approximately $4 million to $6 million of transaction fees and expenses, up to approximately $7 million for the balance of the purchase price for the land to be used by CAH following consummation of the merger, up to approximately $19.3 million of deferred underwriting discounts and commissions, as well as tax liabilities, if any, and approximately $150,000 to $250,000 of reimbursement of expenses of the Triplecrown Founders and to make purchases of Public Shares, if any. The balance of the funds will be released to CAH to pay Triplecrown stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of CAH and Cullen Agritech. Additionally, if CAH has access to more than $150 million after closing of the merger, CAH may use such funds in excess of $150 million, depending on market conditions, to repurchase shares of common stock at prices and in amounts to comply with Rule 10b-18 under the Exchange Act. The funds remaining up to $150 million will be used to roll out Cullen Agritech’s business model to the fullest extent; however, if a lesser amount is available to Cullen Agritech, the business model will be implemented to such lesser extent.

The holders of Public Shares will be entitled to receive funds from the trust account only in the event of Triplecrown’s liquidation or if they seek to convert their shares into cash and the merger is actually completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Stockholder Approval of Business Combination

Triplecrown will proceed with the merger only if a majority of the Public Shares present and entitled to vote on the merger proposal at the special meeting of stockholders is voted in favor of the merger proposal. The Triplecrown Founders have agreed to vote their common stock issued prior to the IPO on the merger proposal in accordance with the vote of holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the special meeting of stockholders. If the holders of 30% or more of the Public Shares vote against the merger proposal and properly demand that Triplecrown convert their Public Shares into their pro rata share of the trust account, Triplecrown will not consummate the merger. In this case, Triplecrown will be forced to liquidate.

Liquidation if No Business Combination

Triplecrown’s amended and restated certificate of incorporation provides for the automatic termination of Triplecrown’s corporate existence and mandatory liquidation of Triplecrown if Triplecrown does not consummate a business combination by October 22, 2009. The amended and restated certificate of incorporation provides that if Triplecrown has not completed a business combination by such date, its corporate existence will cease except for the purposes of winding up its affairs liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if Triplecrown’s board of directors and stockholders had formally voted to approve Triplecrown’s dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting Triplecrown’s corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required Triplecrown’s board of directors and stockholders to formally vote to approve its dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

In connection with its liquidation, Triplecrown will distribute to the holders of its Public Shares, in proportion to their respective amounts of Public Shares, an aggregate sum equal to the amount in the trust account, inclusive of any interest thereon, plus remaining net assets (subject to Triplecrown’s obligations under Delaware law to provide for claims of creditors as described below). The Triplecrown Founders have waived their rights to participate in any liquidation distribution with respect to their Founders’ Common Stock. As a consequence of such waivers, a liquidating distribution will be made only with respect to the Public Shares. There will be no distribution from the trust account with respect to Triplecrown’s warrants, which will expire worthless.

The proceeds deposited in the trust account could become subject to the claims of Triplecrown’s creditors (which could be prior to the claims of the holders of the Public Shares and could include vendors and service providers Triplecrown has engaged to assist it in connection with its search for a target business and that are owed money by it, as well as target businesses themselves). If Triplecrown liquidates prior to the consummation of a business combination, Messrs. Watson and Ledecky have agreed that they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Triplecrown for services rendered or contracted for or products sold to Triplecrown in excess of the net proceeds of Triplecrown’s IPO not held in the trust account, but only if such a target business or vendor or other entity did not execute such a waiver. Accordingly, if a claim brought by a target business or vendor or other entity did not exceed the amount of funds available to Triplecrown outside of the trust account or available to be released to Triplecrown from interest earned on the trust account balance or if such an entity executed a waiver, Messrs. Watson and Ledecky would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts and such entity did not execute a waiver, there is no exception to the obligations of Messrs. Watson and Ledecky to pay such claim. There is no assurance, however, that they would be able to satisfy those obligations.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is Triplecrown’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after October 22, 2009 and, therefore, Triplecrown does not intend to comply with those procedures. As such, Triplecrown’s stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of Triplecrown’s stockholders may extend well beyond the third anniversary of such date. Because Triplecrown will not be complying with Section 280, Section 281(b) of the DGCL requires Triplecrown s to adopt a plan that will provide for payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, Triplecrown would be required to provide for any claims of creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to it distributing the funds in the trust account to its public stockholders. Triplecrown cannot make any assurance as to when such plan will be completed and when liquidation distributions will be made. As a result, liquidation distributions could take 60 days or more to be completed.

Because Triplecrown is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from potential target businesses, many of whom have given Triplecrown agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or Triplecrown’s vendors (such as accountants, lawyers, investment bankers, etc.). As a result, the claims that could be made against Triplecrown are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. Nevertheless, such agreements may not be enforceable. Accordingly, Triplecrown cannot assure you that third parties will not seek to recover from Triplecrown’s stockholders amounts owed to them by Triplecrown.

If there are no funds remaining to pay the costs associated with the implementation and completion of the liquidation and distribution, Eric J. Watson and Jonathan J. Ledecky have agreed to advance Triplecrown the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

If Triplecrown is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Triplecrown’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Triplecrown’s stockholders. Also, in any such case, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Triplecrown’s stockholders. Furthermore, because, in the event of a liquidation, Triplecrown intends to distribute the proceeds held in the trust account to its public stockholders promptly after October 22, 2009, this may be viewed or interpreted as giving preference to Triplecrown’s public stockholders over any potential creditors with respect to access to or distributions from Triplecrown’s assets. In addition, Triplecrown’s board may be viewed as having breached their fiduciary duties to Triplecrown’s creditors and/or may have acted in bad faith, and thereby exposing itself and Triplecrown to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the DGCL with respect to Triplecrown’s liquidation. Triplecrown cannot assure you that claims will not be brought against it for these reasons. To the extent any bankruptcy or other claims deplete the trust account, Triplecrown cannot assure you it will be able to return to its public stockholders at least $9.76 per share.

Facilities

Triplecrown maintains executive offices at 970 West Broadway, PMB 402, Jackson, Wyoming 83001. Jonathan J. Ledecky is providing this space to Triplecrown at no charge.

Employees

Triplecrown has two executive officers who receive no compensation from Triplecrown for such services. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to Triplecrown’s affairs. Triplecrown does not intend to have any full time employees prior to the consummation of the merger.

Directors and Executive Officers

Triplecrown’s current directors and executive officers are as follows:

Name	Age	Position
Eric J. Watson	50	Chairman of the Board and Treasurer
Jonathan J. Ledecky	51	President, Secretary and Director
Robert B. Hersov	49	Director
Edward J. Mathias	67	Director
Kerry Kennedy	50	Director
Richard Y. Roberts	58	Director
Jimmie Lee Solomon, Jr.	53	Director
Jay H. Nussbaum	65	Director
Jim Gray	49	Director
Richard A. Stein	50	Director
Edward Hanson	33	Director

Eric J. Watson has been Triplecrown’s chairman of the board and treasurer since its inception. He has also been the chief executive officer of Cullen Agritech since its inception in June 2009 and chief executive officer, secretary, treasurer and sole director of CAH since its inception in August 2009. From July 2005 until December 2007, Mr. Watson served as the chairman of the board and treasurer of Endeavor Acquisition Corp., an NYSE Amex listed blank check company formed to acquire an operating business. Endeavor Acquisition Corp. consummated its business combination with American Apparel, Inc. on December 12, 2007. From January 2007 to April 2009, Mr. Watson was the chairman of the board and treasurer of Victory Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in any industry other than the franchising, financial services or healthcare industries. Victory Acquisition Corp. failed to consummate a business combination and liquidated as a result thereof. Since January 1995, Mr. Watson has been the executive chairman of, and interests associated with him own, Cullen Investments Limited, an international private investment company which has its origins in a start up founded by Mr. Watson through which he has actively invested his own capital in a range of successful mergers and acquisitions. Mr. Watson and his associated interests have a substantial portfolio comprising interests in the fashion retail, financial services, real estate, sports and entertainment sectors. Cullen Investments interests include ownership of Bendon, an international manufacturer and retailer of women’s lingerie whose prestige brands include the licensed Elle Macpherson Intimates and Stella McCartney labels. Another major investment held by interests associated with Mr. Watson is a 50% ownership of the privately owned financial services business, Hanover Group. In 1998, Logan Corporation, an entity owned by Cullen Investments, invested in publicly listed Wall Group (formerly Pacific Retail Group or “PRG”). PRG was listed on the New Zealand Stock Exchange until 2006, and operated several consumer focused companies. These included Noel Leeming Group, a New Zealand specialty appliance retail chain, Pacific Retail Finance Limited, a New Zealand consumer finance business, and Bendon. PRG acquired PRG PowerHouse Limited (“PowerHouse”), a specialty appliance retail chain in the United Kingdom in September 2003, at which time Logan Corporation was a majority stockholder in publicly listed PRG. Mr. Watson was then and remains a director of PRG, but has not at any time been an executive officer of PRG. In August 2006, PowerHouse, as a result of adverse market conditions and increasing losses, was placed in administration under United Kingdom law, a process similar to a United States bankruptcy proceeding. The administrator determined that the best course of action with respect to PowerHouse was to close its stores and realize the assets for the benefit of its creditors. Subsequently, at the end of April 2007, PowerHouse was placed into liquidation by the administrator. In addition, PRG had provided guarantees in respect of certain debts owed by PowerHouse to its creditors. Due to an unforeseen material deterioration in the outcome of the Powerhouse administration, PRG is no longer in a position to satisfy, in full, the claims of its creditors.

Accordingly, PRG’s creditors approved a compromise with PRG in September 2007 in respect of their debts. PRG was privatized by Logan Corporation in 2006. Prior to founding Cullen Investments, Mr. Watson was the founding chairman and largest stockholder of Blue Star Group, a retail and distribution group he founded in January 1992. In 1996, Blue Star Group was sold to U.S. Office Products, a diversified supplier of a broad range of office products and business services to corporate customers. Until August 1999, Mr. Watson continued as executive chairman of Blue Star Group, a wholly-owned subsidiary of U.S. Office Products after the acquisition. Following the acquisition of Blue Star Group by U.S. Office Products, Mr. Watson served as a director of McCollam Printers from July 1997 to June 1998. Prior to serving with U.S. Office Products, Mr. Watson held several positions with Xerox Corporation, an office products company, including president of operations for Australasia. Mr. Watson received a Diploma of General Management from Auckland University in 1989.

Jonathan J. Ledecky has been Triplecrown’s president, secretary and a member of its board of directors since its inception. From July 2005 to December 2007, Mr. Ledecky served as president, secretary and a director of Endeavor Acquisition Corp. From January 2007 to April 2009, Mr. Ledecky has served as president, secretary and a director of Victory Acquisition Corp. Since June 1999, Mr. Ledecky has served as chairman of the Ledecky Foundation, a philanthropic organization which contributes funds to programs for the education of disadvantaged inner city youth in Washington, D.C., New York and Boston. Since March 1999, Mr. Ledecky has also served as chairman of Ironbound Partners Fund LLC, a private investment management fund that oversees the Ledecky Foundation and other Ledecky family investments. In October 1994, Mr. Ledecky founded U.S. Office Products and served as its chief executive officer until November 1997 and chairman until June 1998. During his tenure, U.S. Office Products completed over 260 acquisitions, and grew to a Fortune 500 company with over $2.6 billion in revenues. In June 1998, U.S. Office Products completed a comprehensive restructuring plan whereby four separate entities were spun off to stockholders and U.S. Office Products underwent a leveraged recapitalization. In connection with these transactions, Mr. Ledecky resigned from his position as chairman of U.S. Office Products and became a director of each of the four spin-off entities. In February 1997, Mr. Ledecky founded Building One Services Corporation (originally Consolidation Capital Corporation), an entity formed to identify attractive consolidation opportunities which ultimately focused on the facilities management industry. In November 1997, Building One raised $552 million in an initial public offering. Mr. Ledecky served as Building One’s chief executive officer from November 1997 through February 1999 and as its chairman from inception through its February 2000 merger with Group Maintenance America Corporation. During his tenure with Building One, it completed 46 acquisitions and grew to over $1.5 billion in revenues. From July 1999 to July 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. Since June 1998, Mr. Ledecky has served as a director of School Specialty, a Nasdaq Global Market listed education company that provides products, programs and services that enhance student achievement and development. School Specialty spun out of U.S. Office Products in June 1998. Since 1994, Mr. Ledecky has been involved with numerous other companies in director positions. Mr. Ledecky was a trustee of George Washington University, served as a director of the U.S. Chamber of Commerce and served as commissioner on the National Commission on Entrepreneurship. In addition, in 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, a singular honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and a M.B.A from the Harvard Business School in 1985.

Robert B. Hersov has been a member of Triplecrown’s board of directors since its inception. Since January 2004, Mr. Hersov has been the vice chairman of NetJets Europe Ltd., a subsidiary of NetJets, Inc., a private aviation and fractional jet ownership company which was acquired by Berkshire Hathaway Inc. in 1998. Mr. Hersov founded and, from December 2002 to April 2004, served as the chief executive officer of Marquis Jet Europe, a private aviation company which was acquired by NetJets, Inc. in 2004. Since September 2007, Mr. Hersov has served as a non-executive director of Australian privately-owned company Global Aviation Leasing Group. Mr. Hersov is also chairman of Sapinda Limited, a UK private company, which is the main shareholder of Vatas GmbH, a private German investment company. Mr. Hersov also founded and, from October 1998 to December 2002, served as the chairman of Sportal Ltd., a company that operates an Internet site that offers sports-related games and videos. From October 1996 to September 1998, he served as the executive director of Enic plc, a holding company listed on the London Stock Exchange that invests primarily in the sports and media sectors. From September 1995 to September 1997, Mr. Hersov was the chief executive officer of Telepiu PayTV in Milan, Italy, a pay TV and digital satellite company. From March 1993 to August 1995, Mr. Hersov served as an executive director of Richemont, a tobacco, luxury and media conglomerate listed on the SWX Swiss Exchange. Since June 2005, Mr. Hersov has been a member of the board of directors of Shine Media Acquisition Corp., a blank check company that was formed to acquire a direct or indirect interest in an operating business in the media and advertising industry in the People’s Republic of China. He was a director of Endeavor Acquisition Corp. from July 2005 to December 2007 and a director of Victory Acquisition Corp. from January 2007 to April 2009. Mr. Hersov received a B.B.S. from the University of Cape Town in 1982 and a M.B.A. from the Harvard Business School in 1989.

Edward J. Mathias has been a member of Triplecrown’s board of directors since its inception. Mr. Mathias was involved with the founding of The Carlyle Group, a global private equity firm headquartered in Washington, DC. He has been a managing director since January 1994 and presently serves as an Investment Committee member for a number of Carlyle’s partnerships. Previously, Mr. Mathias served on the management committee and board of directors of T. Rowe Price Associates, Inc., an investment management organization where he was employed from 1971 to December 1993. He was a director of Endeavor Acquisition Corp. from July 2005 to December 2007 and a director of Victory Acquisition Corp. from January 2007 to April 2009. He has also been a director of NexCen Brands, formerly Aether Systems, since June 2002 and Allied Capital Corp. since January 2009. Mr. Mathias also serves on The Howard Hughes Institute’s Investment Advisory Committee. Mr. Mathias received an M.B.A. from the Harvard Business School in 1971 where he is on The Board of Dean’s Advisors and a B.A. from The University of Pennsylvania in 1964 where he is currently a trustee and member of The Penn Investment Board which oversees the University’s endowment.

Kerry Kennedy has been a member of Triplecrown’s board of directors since its inception. In April 1988, she established the Robert F. Kennedy Memorial Center for Human Rights and acted as its executive director until January 1995 working on diverse human rights issues. Ms. Kennedy has been the Chair of the Amnesty International Leadership Council since January 1996. She was a director of Endeavor Acquisition Corp. from July 2005 to December 2007 and a director of Victory Acquisition Corp. from January 2007 to April 2009. She also serves on the board of directors of the International Center for Ethics and Justice and Public Life at Brandeis University. Ms. Kennedy received a B.A. from Brown University in 1982 and an LLM from Boston College Law School in 1987.

Richard Y. Roberts has been a member of Triplecrown’s board of directors since its inception. In February 2006, Mr. Roberts co-founded a regulatory/legislative consulting firm, Roberts, Raheb & Gradler LLC. He was a partner with Thelen Reid & Priest LLP, a national law firm, from January 1997 to February 2006. From August 1995 to January 1997, Mr. Roberts was a consultant at Princeton Venture Research, Inc., a private consulting firm. From 1990 to 1995, Mr. Roberts was a commissioner of the Securities and Exchange Commission, and, in this capacity, was actively involved in, has written about or has testified on, a wide range of subjects affecting the capital markets. Since leaving the Commission, Mr. Roberts has been a frequent media commentator and writer on various securities public policy issues and has assisted the Governments of Romania and Ukraine in the development of a securities market. Since September 2005, Mr. Roberts has served as a member of the board of directors of Nyfix, Inc., a Nasdaq Global Market listed provider of industry interconnectivity networks, electronic trade communication technologies, trading workstations and middle-office trade automation technologies. He was a director of Endeavor Acquisition Corp. from July 2005 to December 2007 and a director of Victory Acquisition Corp. from January 2007 to April 2009. From 1987 to 1990, he was the chief of staff for Senator Richard Shelby. He is a member of the Alabama Bar and the District of Columbia Bar. Mr. Roberts is a member of the Advisory Board of Securities Regulation & Law Reports, of the Advisory Board of the International Journal of Disclosure and Governance, and of the Editorial Board of the Municipal Finance Journal. Mr. Roberts also previously served as a member of the District 10 Regional Consultative Committee of the Financial Industry Regulatory Authority, the Market Regulation Advisory Board of the FINRA, and the Legal Advisory Board of the FINRA. Mr. Roberts received a B.E.E. from Auburn University in 1973, a J.D. from the University of Alabama School of Law in 1976, and a Master of Laws from the George Washington University Law Center in 1981.

Jimmie Lee Solomon, Jr. has been a member of Triplecrown’s board of directors since its inception. Mr. Solomon has been affiliated with Major League Baseball since July 1991 as executive director of minor league operations, senior vice president of baseball operations and most recently since June 2005 as executive vice president of baseball operations. From June 1981 to June 1991, he was a lawyer at Baker & Hostetler, LLP where he counseled a variety of clients including Major League Baseball, the National Football League Management Council and the United States Football League front office personnel. Mr. Solomon was a director of Victory Acquisition Corp. from January 2007 to April 2009. Mr. Solomon is also on the board of directors for the NAACP Legal Defense and Education Fund, Inc. He has previously served on the board of directors for the Greater Washington Boys and Girls Club and has served as an advisory board member for Elementary Baseball, Inc. He has also served as a member of the Diversity Task Force for Women’s Sports Foundation. Mr. Solomon received a B.A. from Dartmouth College in 1978 and a J.D. from Harvard Law School in 1981.

Jay H. Nussbaum has been a member of Triplecrown’s board of directors since its inception. He is the founder and Chief Operating Officer of Agilex Technologies, a company formed in 2006 to offer leading technology solutions to government and commercial clients in the United States. From May 2004 to July 2006, Mr. Nussbaum served as the global head of sales, marketing and business development for Citigroup(r) Global Transaction Services, a division of Citigroup Global Markets Inc. which handles cash management, trade, securities services and fund services. He was a director of Endeavor Acquisition Corp. from July 2005 to December 2007 and a director of Victory Acquisition Corp. from January 2007 to April 2009. From January 2002 to April 2004, Mr. Nussbaum was affiliated with BearingPoint, Inc. (formerly KPMG Consulting), a consulting company, where he served most recently as head of worldwide sales. From 1991 to January 2002, Mr. Nussbaum was affiliated with Oracle Corporation, a Nasdaq Global Market listed enterprise software company, where he most recently served as executive vice president. Prior to joining Oracle Corporation, Mr. Nussbaum was affiliated with Xerox Corporation for 24 years where he most recently served as president of integrated systems operations. Mr. Nussbaum received a B.A. from the University of Maryland in 1965.

Jim Gray has been a member of Triplecrown’s board of directors since its inception. Mr. Gray has been a network television and national cable sportscaster since 1983. During this time, he has worked with CBS Sports, NBC Sports, and currently has long-term relationships with ESPN, ABC-TV, Showtime and Westwood One Radio. His career highlights include coverage of 7 Olympic Games, 18 NFL Super Bowls, 9 MLB World Series, 18 NBA Finals, 9 NCAA Final Fours, 18 Masters Golf Tournaments, and more than 300 World Championship Boxing matches. Gray has also broadcast on numerous occasions the Ryder Cup, the Presidents Cup, NBA and MLB All-Star Games, National Football League AFC and NFC Championship Games, and Major League Baseball American and National League Championship Series Games. Mr. Gray has won 11 national Emmy Awards for journalism and reporting. He was named Sportscaster of the Year in 1998 and 1999 as “Sports Reporter of the Year” by his member peers of the American Sportscasters Association. In 1997, he won the prestigious “Broadcast of the Year Award” presented by the National Sportswriters and Sportscasters Association for his interview with Mike Tyson following “Tyson vs. Holyfield II.” Mr. Gray has been named Sports Reporter of the Year twelve times by the USA Today, and that same publication in April 2005 named Mr. Gray the country’s best sports reporter of the past quarter century. Mr. Gray received a B.S. from the University of Colorado in 1981.

Richard A. Stein has been a member of Triplecrown’s board of directors since its inception. Mr. Stein has served as chief executive officer and a director of Powerride Motorsports, Inc., a powersports retailer of which Mr. Ledecky is the controlling shareholder, since November 2001. From January 2001 to November 2001, Mr. Stein was managing his personal investments. From 1987 to January 2001, Mr. Stein was the co-founder and served as the executive vice president and chief financial officer of Hanger Orthopedic Group, Inc., a provider of orthotic and prosthetic services and products. From 1982 to 1987, Mr. Stein served as a supervisor in the emerging business services division of PriceWaterhouse Coopers, an accounting firm. Mr. Stein received a B.S. from the University of Florida in 1982. Mr. Stein is a Certified Public Accountant.

Edward Hanson has been a member of Triplecrown’s board of directors since its inception. Mr. Hanson is a Director of Babcock & Brown (UK) Limited. Babcock & Brown is a principal investment firm headquartered in Sydney and Mr. Hanson has worked in the London office since 1997. He also runs the private equity fund, Babcock & Brown Global Partners, which he raised in July 2005. Babcock & Brown invest in asset backed businesses around the world. From 1996 to 1997, Mr. Hanson worked at Cavill White Securities, an investment bank in New Zealand. Mr. Hanson is a member of the board of directors of BGP Investment S.à r.l., a European real estate joint venture that pursues a range of property related activities including the acquisition and management of new assets and selected development projects. Mr. Hanson is also on the board of Corvus Capital, an AIM listed investment company. Mr. Hanson received a Bachelor of Commerce from the University of Auckland in New Zealand.

Periodic Reporting and Audited Financial Statements

Triplecrown has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Triplecrown’s annual reports contain financial statements audited and reported on by Triplecrown’s independent accountants. Triplecrown has filed with the SEC its Annual Reports on Form 10-K covering the fiscal years ended December 31, 2008 and 2007 and its Quarterly Reports on Form 10-Q covering the quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009.

Legal Proceedings

There are no legal proceedings pending against Triplecrown.

Triplecrown’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with Triplecrown’s financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.

Triplecrown is a blank check company formed on June 8, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the financial services industry.

For the three months ended June 30, 2009 and 2008, Triplecrown had a net (loss) income of $(356,667) and $1,089,208 after a (benefit) provision for income taxes of ($165,636) and $567,744; for the six months ended June 30, 2009 and 2008, Triplecrown had a net (loss) income of $(734,324) and $3,255,003 after a (benefit) provision for income taxes of ($360,139) and $1,569,864, and for the period from June 8, 2007 (inception) through June 30, 2009, Triplecrown had net income of $5,748,881 after a provision for income taxes of $3,508,680. Triplecrown incurred formation and operating costs for the three months ended June 30, 2009 and 2008 of $643,309 and $319,209, for the six months ended June 30, 2009 and 2008 of $1,267,364 and $681,939, and for the period from June 8, 2007 (inception) through June 30, 2009, of $2,931,852. These costs consisted primarily of professional and consulting fees, and Delaware franchise taxes.

For the year ended December 31, 2008, Triplecrown had a net income of $4,658,808 consisting of $8,443,326 of dividend and interest income offset by $1,484,138 of formation and operating costs and $2,300,380 of provisions for income tax.

For the period from June 8, 2007 (inception) through December 31, 2007, Triplecrown had a net income of $1,824,397 consisting of $3,573,186 of dividend and interest income offset by $180,350 of formation and operating costs and $1,568,439 of provisions for income tax.

Triplecrown’s activity from June 8, 2007 (inception) through October 25, 2007 was to prepare for its IPO. Since November 15, 2007, Triplecrown’s efforts have been devoted to identifying an acquisition candidate. Triplecrown believes that it has sufficient funds available to complete its efforts to effect a business combination by October 22, 2009.

Triplecrown entered into an underwriting agreement with the underwriters in its IPO. The underwriting agreement required Triplecrown to pay 3.5% of the gross proceeds of the IPO as an underwriting discount upon consummation of the IPO plus an additional 3.5% of the gross proceeds only upon consummation of an initial business combination (as defined therein). Triplecrown paid an underwriting discount of 3.5% of the gross proceeds ($19,320,000) in connection with the consummation of the IPO. The deferred 3.5% of the gross proceeds ($19,320,000) was included as part of the funds deposited in its trust account. The underwriters waived their right to receive payment of the 3.5% of the gross proceeds upon Triplecrown’s liquidation if it is unable to complete a business combination. Triplecrown is currently in negotiations with its underwriters with respect to the fee payable to them upon consummation of the merger. No agreement has been reached as of the date hereof.

Going Concern and Management’s Plan and Intentions

Triplecrown’s only source of income to enable it to continue to fund its search for an acquisition candidate is the interest and dividends Triplecrown earns on its cash held in the trust account. These funds may not be sufficient to maintain Triplecrown until a business combination is consummated. Pursuant to Triplecrown’s amended and restated certificate of incorporation, if Triplecrown is unable to consummate a timely business combination prior to October 22, 2009, Triplecrown would have to liquidate and return the funds held in the trust account to the holders of Public Shares. There can be no assurance that Triplecrown will consummate its business combination prior to October 22, 2009. These factors raise substantial doubt about Triplecrown’s ability to continue as a going concern. Triplecrown’s financial statements do not include any adjustment that might result from the outcome of these uncertainties.

Off-Balance Sheet Arrangements

Triplecrown does not have any obligations, assets or liabilities that would be considered off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K. Triplecrown does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Triplecrown has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or acquired any non-financial assets.

Contractual Obligations

Triplecrown does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Policies

Triplecrown’s significant accounting policies are more fully described in its condensed financial statements. However, certain accounting policies are particularly important to the portrayal of financial position and results of operations and require the application of significant judgments by management. In applying those policies, management used its judgment to determine the appropriate assumptions to be used in determination of certain estimates. Triplecrown’s accounting policy is to use estimates based on its historical experience, terms of existing contracts, observance of trends in the industry and information available from outside sources, as appropriate.

Quantitative and Qualitative Disclosures about Market Risk

As of June 30, 2009, Triplecrown’s efforts were limited to organizational activities, activities relating to its IPO and the search for an acquisition candidate. Triplecrown had neither engaged in any operations nor generated any revenues.

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes will have a severe affect on the results of operations. As of June 30, 2009, assets in the Trust account were invested in United States Government Treasury-Bills and earned interest at an effective annual rate of 0.0002% for the quarter ended June 30, 2009.

Independent Auditors’ Fees

The firm of Marcum LLP (“Marcum”) acts as Triplecrown’s independent registered public accounting firm. The following is a summary of fees paid or to be paid to Marcum for services rendered to Triplecrown.

Audit Fees

During the year ended December 31, 2008, fees for Triplecrown’s registered public accounting firm were $85,000 for the services they performed in connection with its Annual Report for the fiscal year ended December 31, 2007 and for the three Quarterly Reports for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

During the period from June 8, 2007 (inception) through December 31, 2007, fees for Triplecrown’s independent registered public accounting firm were $70,000 for the services they performed in connection with its IPO, including the financial statements included in the Form 8-K filed with the Securities and Exchange Commission on October 29, 2007.

Audit-Related Fees

During 2008 and 2007 there were no fees billed for audit-related services provided by Triplecrown’s independent registered public accounting firm other than those set forth above.

Tax Fees

During 2008, Triplecrown was billed $3,900 for tax services, principally the preparation of income tax returns. For 2007, Triplecrown’s independent registered public accounting firm did not render any services to it for tax compliance, tax advice and tax planning.

All Other Fees

During 2008 and 2007, there were no fees billed for products and services provided by Triplecrown’s independent registered public accounting firm other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Since Triplecrown’s audit committee was not formed until October 2007, the audit committee did not pre-approve all of the foregoing services although any services rendered prior to the formation of Triplecrown’s audit committee were approved by its board of directors. However, all services render since October 2007 were pre-approved by Triplecrown’s audit committee. In addition, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, before Triplecrown engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by its audit committee.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before CAH engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by its audit committee.

Code of Ethics

In October 2007, Triplecrown’s board of directors adopted a code of ethics that applies to Triplecrown’s directors, officers and employees as well as those of its subsidiaries. A copy of Triplecrown’s code of ethics may be obtained free of charge by submitting a request in writing to Triplecrown Acquisition Corp., 970 West Broadway, PMB 402, Jackson, Wyoming 83001.

Upon the consummation of the merger, CAH will adopt a similar code of ethics that will apply to CAH’s directors, officers and employees as well as those of its subsidiaries.

BUSINESS OF CULLEN AGRITECH

Business Overview

Cullen Agritech is a newly formed company formed in June 2009 committed to the development and commercialization of advanced agricultural technologies. Cullen Agritech’s principal focus will be to improve agricultural yields through pasture and animal sciences. Cullen Agritech’s primary operations will be conducted through Natural Dairy Inc., a wholly owned subsidiary of Cullen Agritech, through which it will attempt to engage in a long term scalable dairy farming operation utilizing the Cullen Agritech farming system in the Southeastern United States. Cullen Agritech will also offer advisory services associated with the development and implementation of efficient farming techniques. This will promote a methodology that incorporates components of New Zealand’s pasture-based farming system, scientifically adapted for use in local markets.

Upon completion of the merger Cullen Agritech will acquire rights with respect to a proprietary, pasture-based, farming system for the production of raw milk, primarily in the Southeastern United States. This farming system has been tested through application on research farms in the state of Georgia in the US. These research farms are not owned by Cullen Agritech and the research was conducted by the Research Partners. The resulting know-how associated with its farming system, including the constituent components incorporated within the holistic system, is proprietary information which will be owned by Cullen Agritech upon consummation of the merger.

Natural Dairy intends to acquire farmland in the Southeastern United States for the implementation of Cullen Agritech’s farming systems. That region has been strategically selected as being suitable for Cullen Agritech’s pasture-based farming system.

Industry Overview

Global Farming and Agricultural Technologies

An increasing global population and an increase in the standard of living in some of the world’s largest developing nations will continue to put demand on food production in the medium to long term. According to The Food and Agricuture Organization of the United Nations, the current worldwide demand for food is predicted to double by 2050, requiring a vast improvement in the productivity of our arable and grassland resources.

According to the report of World Resources Earth Trends Institute, as a proportion of the world’s landmass, arable land makes up less than 11% (1.5 billion ha) (source: Earthtrends – www.earthtrends.wri.org) and competition for this resource has more than doubled between 1950 and 2000 as the amount of arable land per capita fell from 0.52ha/person to 0.25ha/person (due to the increasing population). In addition, regulatory and social pressures suggest productivity gains must be achieved without jeopardizing environmental or economic sustainability and in recognition of the demand for the ethical treatment of food animals.

Chart 1: World Population Growth and Arable Farmland per Person

Source: Missouri Grazing Conference 2009, Grazing Around the World, Michael Murphy, Ireland

A paradigm shift may be required in many of the world’s food production systems to compensate for these challenges. Approximately 30% of the arable land in the world has become unproductive over the last 40 years through destructive cropping practices that have depleted the soil resource (Source: “Food, Land, Population, and the US Economy,” Pimertal and Giampietro, November 1994). In addition, the common techniques currently used are inefficient confinement animal production systems, where the feed (grain crops) and fuel inputs require ten times the energy than is contained in the food they produce (Source: The Tightening Conflict; Population, Energy Use, and the Ecology of Agriculture,” Permental and Giampietro, November 1994). Due to the specific nature of this research, no more recent studies are known to be available.

Despite its small size, New Zealand has risen as one of the world’s agricultural leaders. A limited land base, an export-dependant economy and removal of all government intervention drove New Zealand’s innovation in agriculture. The New Zealand Government removed all agricultural subsidies, tariffs and quotas in 1984. New Zealand now exports dairy, sheep and beef products all over the world and can supply the populous European and North American markets with product at a fraction of the cost of domestically produced items (“Comparative Energy and Greenhouse Gas Emissions of New Zealand’s and the UK’s Dairy Industry,” Saunders and Barber, 2007). New Zealand’s production model is based on the use of renewable pasture resources that enable both economic (due to low input costs) and environmental (lower energy requirements) sustainability.

Government research and development organizations and private agricultural technology companies are focused on achieving further improvements in crop yields to meet growing food demand, while reducing the environmental impacts of agriculture. These two goals are often inversely related so research and development efforts have looked at improving the efficiency of production (production per unit of input) in developed countries and applying existing crop technologies to increase production from poorly or underutilized land in developing countries. The larger global biotechnology companies develop genetic modification techniques to improve crop efficiency (primarily through fertilizer and water), though the impact of such technologies are currently limited due to required development time and public resistance to Genetically Modified Organisms

(“GMO”)technologies. The most immediate advances in global agricultural production are being made with the adoption of modern farming technologies in developing countries to fully unlock the production potential of previously underutilized land. This has been achieved: (i) by foreign investment of capital and technology into the developing markets with the establishment of corporate farms, and/or (ii) through education and funding of the local farmers through government programs and incentives.

Generally, the foreign investment model has been more successful at improving food production in developing nations than the education and funding model. The benefits of the education model, which requires technology uptake by local farmers, are restricted since local farmers are often small subsistence producers who are unable to or unwilling to learn and implement new technologies.

Almost all technology movements around the world have been focused on production of grain crops for either human or animal consumption. To date, there are very few agricultural technology companies that seek to deploy new grazing technologies despite the vast potential to do so in many of the world’s largest consumer markets. Fonterra Co-operative Group, New Zealand’s largest milk cooperative, has developed and implemented dairy farms in Brazil and China using some of New Zealand’s advanced pasture technologies and New Zealand Farming Systems Uruguay (a company listed on the New Zealand Stock Exchange) is developing over 80,000 acres of grazing dairies in Uruguay. While these investments are relatively large, they represent a very small piece of the global market for grazing technologies and few companies have the ability to deploy these technologies globally.

Industry Overview

Origins of the USA Confinement Dairy Industry

Prior to the 1940s, the United States’ dairy and beef industries were small, low intensity pastoral-based family farms with less than 20 cows per farm. The main source of animal feed was pasture during the growing season and conserved silage and hay during the winter.

After the great depression in the 1930s, the United States began initiatives to secure its future food and supply by investing in research and development and mechanization to improve the productivity of crop farming. Seed technology, mechanization of farming processes together with cheap fuel and fertilizer saw corn yields increase from 29 bushels/acre in the 1900s to over 130 bushels/acre today. This massive increase in the productivity of all row crops (corn and soybeans), surpassed the demand for human consumption, creating large stockpiles of cheap grain. This cheap grain was used to feed production animals (poultry, pork, beef and dairy) and soon became the core food source which these industries were based.

This fundamental change, over the last 70 years, from a pasture-based diet to a corn/soybean-based diet, required the development of feeding and storage systems, breeding programs designed for animals to milk on grain based diets and the concentrated housing of animals to make the use of processed feeds more efficient. Now over 58% of all corn grown in the United States is fed to animals (5.6 billion bushels), with over 700 million bushels fed to dairy cows. However, as grain feeding became more expensive over the years, animals were forced to produce more milk to cover rising costs, thus diminishing the animal’s health and lifespan. As a result, current animal turnover is often greater than 40% per annum and cows sometimes last less than 2 lactations.

Alternative uses for corn (such as ethanol) and the environmental concerns around confinement farms have pushed this production model to breaking point. The United States industry now relies heavily on government subsidies and support to exist, but such support fails to offset the deficit resulting from the high cost of production.

Origins of the New Zealand Pasture Based Dairy Industry

The New Zealand dairy industry originated on small family pasture-based farms and the subsequent intensification and productivity improvements led New Zealand’s industry to continue to utilize pasture as the primary feed source. New Zealand’s mild climate generally lends itself to a year round grazing system and has been a major incentive to promote year-round grazing as the production method of choice. In addition, New Zealand did not have the mechanization, land availability and cheap fertilizer to create animal industries based on grain crops. In fact, New Zealand imports grain products for its own human consumption making the feeding of animals with these products inefficient and expensive.

New Zealand was driven to improve its animal productivity by the fact that it is a country with a small population and an export nation that relies on the ability to produce large amounts of quality product to the world at the lowest possible cost. This is in direct contrast to the United States industry, which is largely a domestic market with less focus on competing in world markets.

The greatest spur to New Zealand’s improvement in farm productivity and profit was the removal of all government subsidies to agriculture in 1984. At that time, it was predicted that a large number of New Zealand farmers would go out of business. To resolve the problem, there was a massive public and private sector investment in research and development to design efficient and cost-effective pasture-based animals that is currently implemented in New Zealand. The use of sustainable and renewable pasture crops to produce milk and meat enables New Zealand to export these products into the European Union and the United States at a fraction of the cost and carbon footprint compared to the same domestically produced items.

In further contrast to the United States confinement-based dairy industry, New Zealand cows are smaller, more efficient at turning feed (grass) into milk, have higher milk solids and enjoy better health, longevity and reproductive performance. A New Zealand cow can live for 5-6 lactations and is generally culled for herd improvement reasons rather than health and reproductive reasons. A negative feature of this pasture-based system is that the New Zealand cows have lower overall milk volume. However, management believes the numerous positive aspects addressed above outweigh a lower overall production of milk.

United States Dairy Industry

As of 2008, the United States dairy farming industry is made up of approximately 57,000 operations averaging 163 cows per farm, with 72% of farms having less than 100 cows. The top 10% of farms account for almost 65% of the total cow numbers. Dairy production in the United States is almost exclusively based on the confinement feeding of cows in freestall barns, with a minority of production coming from farms that use pasture as their primary feed source. Over the last 30 years, there has been some aggregation in the production base as many of the smaller operators exit the business and are replaced by larger corporate farms. There has also been a geographical shift in the production base with the larger corporate farms moving west (California, New Mexico and Arizona) and the smaller operators largely exiting the business in the east, creating a large imbalance in regional supply and demand (Source: “Farms, Land in Farms, and Livestock Operations 2008 Summary,” Agricultural Statistics Board USDA-NASS, February 2009; USDA)

As of 2002, the United States milk processing industry was made up of approximately 196 registered co-operatives which marketed over 86% of all milk. The largest of the co-operatives is Dairy Farmers of America, which has a production market share of approximately 20% and is the main national player in the United States marketing 30% of all milk produced. There are a total of 1,475 dairy processors (Source: “Dairy Producer Highlights,” National Milk Producers Federation, 2008) in the United States, which manufacture all products from fluid milk to cheese and ice cream. The dairy retail market generated approximately $100 billion of revenue in 2008, with fluid milk generating approximately $25 billion. (Source: USDA Dairy Products Summary, NASS, 2009)

As indicated in Chart 2 below, United States milk production has steadily increased over the past 9 years.

Chart 2: Milk Production in the United States, 2000 to 2008

Source: “Livestock, Dairy and Poultry Outlook,” USDA, Mildred M. Haley, June 2008

The greatest input cost for United States dairy farmers is the high use of processed corn and soybean-based feeds. This high input cost system is vulnerable to milk price declines and has a high level of exposure to fluctuations in the pricing of commodity feed and fuel products; this is illustrated in Chart 3 below. United States confinement dairy farms also require greater fuel, machinery and labor costs as the requirements for each in the shipping, storage and feeding of animals in confinement is greater than grazing-based operations where the cows harvest their own food. The current problems that face the United States dairy industry are attributable to this high input costs system. While average milk prices have increased over the last 30 years, the production costs (feed and fuel) have increased at a greater rate (Source: “Farms, Land in Farms, and Livestock Operations 2008 Summary,” Agricultural Statistics Board USDA-NASS, February 2009). Human demand for crop products (corn and soy) competes directly with feed for confinement livestock production and the demand for these products is likely to increase as the world population grows resulting in upward pressure on pricing for feed.

Chart 3: Cost of Production and Price received for Every 100 cwt of Milk Production Using the Confinement Farming Model in the U.S.

Source: “Redesigning Our Dairy Industry,” Randy Mooney, presented at the Missouri Dairy Grazing Conference 2009 (USDA Data)

Supply Shortage in the Southeastern United States

83% of milk produced in the United States is produced in the Central and Western States (37% of Population) with only 17% being produced in the East (62% of the population) (Source: USDA; US Census Bureau). As a result, there is insufficient production in the East to meet local demand. For years, population growth in the Eastern Seaboard has outpaced milk production. According to management survey of milk cooperatives, approximately 400 million pounds of milk are transported from the Western and Midwestern United States to the Eastern United States every month. Since 1998, milk production in the Southeast has fallen from approximately 13 billion pounds to approximately 9.5 billion pounds as many of the small farmers in the area left the industry with declining economic viability of their production model (Source: USDA). Recent census data from the United States Department of Agriculture (“USDA”) indicates this trend will continue as dairy production leaves the Southeast and the industry production base is aggregated into larger corporate confinement farms in the Western United States.

Chart 4: Total United States Milk Production by Region, June 2009.

Source: USDA

United States Milk Pricing

In order to achieve stability and consistency in milk pricing, the USDA has implemented an Agricultural Marketing Order system for milk. This was requested by producer (farmer) vote and is imposed on the handlers of perishable goods (milk) to create uniform marketing practices and prevent excessive power of the handler over the producer.

The United States dairy industry is broken up into ten different Federal Marketing Orders, issued under the Agricultural Marketing Agreement Act of 1937 (“AMAA”), the boundaries of which are determined by local competition for fluid milk supply. The current Marketing Orders are Pacific Northwest, Western, Arizona, Central, Southwest, Upper Midwest, Mideast, Appalachian, Northeast, Southeast and Florida. The AMAA was amended by way of the Milk Regulatory Equity Act of 2005 (signed into law April 11, 2006), which was intended to ensure regulatory fairness between and among dairy farmers and handlers for sale of packaged fluid milk in Federal milk marketing order areas and into certain non-federally regulated milk marketing areas. This amendment essentially required all handlers to pay a Federally ordered minimum price for fluid milk.

Milk is separated and priced in four classes depending on the demand for various dairy products and certain qualitative factors in the milk (primarily butterfat content that must be 3.5% or greater in order for milk to fall into Class I).

Milk classes:

•	Class I = used in fluid products;
•	Class II = used in manufacture of ice cream and other soft products;
•	Class III = used in manufacture of cheese; and

•	Class IV = used in manufacture of butter and milk powder

The price for each class is set as follows:

•	All milk is priced in dollars ($) per hundredweight (cwt = 100 lbs);
•	Class III and IV prices are determined by National Agricultural Statistics Service (Source: USDA, Industry Marketing and Promotion — Milk Price Determination) survey of cheese (Class III) and butter/milk powder (Class IV) each month;
•	Class II milk is then set at Class IV plus $0.70/cwt;
•	Class I is set at Class III or Class IV (whichever is greater) plus the “Class I differential”, which reflects the local demand for fluid product (i.e. the greater the shortage of fluid milk the higher the Class I differential); and
•	As cheese is the dominant dairy product in the USA market, Class III milk price is more often than not used in the Class I calculation.

United States Dairy Support Prices

Prior to October 2008, there was a direct price support on manufacturing grade (Class III) milk to prevent it falling below $9.90/cwt (hence Class I would not fall below $9.90 plus the Class I differential). Milk prices are now kept from falling below a floor price by utilizing various support prices on specific dairy products (rather than on the milk itself). When dairy product prices fall to the support level, the federal government purchases products through the Commodity Credit Corporation (“CCC”) to prevent prices from falling any further. In July 2009, the USDA announced an increase in these support level prices.

Chart 5: 2000 to 2009 Class I Milk Price in the Southeastern United States ($ per hundred weight or cwt)

Source: USDA; Brian Gould, Agricultural & Applied Economics, University of Wisconsin, Madison

2007-2009 Conventional Milk Price Environment

Throughout 2007, the milk industry experienced rapidly increasing and historically high conventional milk prices. In 2008, it continued to experience historically high conventional milk prices (as illustrated on Chart 5). Contributors to the high prices included high feed and fuel costs, as well as global demand for dry powdered milk. This was compounded by significant and sustained increases in diesel fuel and resin costs. In the fourth quarter of 2008, the industry experienced a sharp decline in export demands and favorable movements in energy cost components resulting in declines in conventional milk, diesel and resin prices.

Beginning in the fourth quarter of 2008, the industry experienced a sharp decline in export demands and a strengthening of the dollar against other currencies which resulted in declines in conventional raw milk prices. Throughout the first six months of 2009, the Class I pricing declined significantly from the average for the fourth quarter of 2008 and remained significantly below comparable 2008 levels.

The recent media attention to the dairy industry in relation to an oversupply of milk is focused on the entire US market. Such media does not generally consider the regional disparities in supply and demand for liquid milk that the US market currently experiences. Due to the shortage of milk production in the Southeast, the Class I differential received for liquid grade milk in this area is high (Georgia, Cullen Agritech’s initial target market, receives the 2nd highest Class I differential). The price that will be received by Cullen Agritech for its milk is broadly made up of a manufacturing price plus the Class I differential. The oversupply of milk in the US as a whole has reduced the manufacturing price received by all milk producers. However, due to the high Class I differential in the Southeast, producers of Class I grade milk in this area have continued to benefit from a higher price than farmers producing the same quality milk on the West Coast. Cullen Agritech plans to roll-out farms in the Southeast and as such it is expected that it will also benefit from this higher milk price. In addition, the lower cost of production that is expected to be achieved by the pasture-based system should provide further protection to Cullen Agritech when faced with lower milk prices. The corrective measures that have been implemented in the US, including the culling of livestock, are designed to reduce milk supply and increase the manufacturing milk price in the US. Data from Cooperatives Working Together indicates that the culling of livestock in 2009 was selective across regions. Of total milk removed in 2009, only approximately 4.5% was removed from the Southeast (Source: Herd Retirement Results, Cooperatives Working Together, 2009). Cullen Agritech’s business plan and financial forecasts are based on what Management believes to be conservative milk price forecasts (FAPRI Estimates) which take into consideration both the current oversupply as well as the corrective measures which have been implemented.

Based on the cyclical nature of the industry and currently challenging dairy economics, formal herd reductions are expected to lead to reduced supply and the average Class I price is expected to increase gradually in the second half of 2009. Chart 6 below sets forth the latest Chicago Mercantile Exchange or “CME” Class III milk price futures which have had a $4.05 price premium added to them, to reflect the average Class I differential that would be paid to Class I milk produced in Georgia.

Chart 6: Class I Milk Price Forecasts for Georgia, USA

Source: CME Group as of September 1, 2009 (for Class III futures); Brian Gould, Agricultural & Applied Economics, University of Wisconsin, Madison (for average Class I differential received in Georgia)

Business Strategy

Cullen Agritech’s principal focus will be to improve agricultural yields through forage and animal sciences. Significant time and resources have been invested by the Research Partners, including Dr. Richard Watson, who is now with Cullen Agritech, in developing the necessary capabilities to deploy Cullen Agritech’s pasture based technologies. Further investment will support the on-going development of the unique farming system know-how to be acquired upon completion of the Merger. Cullen Agritech has assembled an experienced group of pastoral scientists and dairy science industry participants to serve on an Advisory Board to further enhance its position as an innovation and technology company with the ability to bring efficient pasture-based production systems to the agricultural community in the United States.

Cullen Agritech was formed to develop, adapt and implement grazing based farming systems in regions of the world, where the geophysical and climatic conditions are suitable for a pasture based model. However, while the potential for the pasture or grazing model is significant in many of the world’s developed and developing economies, the systems are highly specific and require significant adaptation and modification to be successful. The construction of a robust management framework is essential to deploy the systems effectively in other regions of the world where unique sets of geophysical, climatic and social conditions exist. Specifically, Chile, China, Uruguay, the United States and parts of Eastern Europe fit this criteria.

In addition to ongoing research and development in the areas of pasture sciences, animal genetics and farm management strategies applicable to the global agricultural industry, Cullen Agritech will offer consultancy services to third parties operating in various agricultural industries in which its proprietary systems and know how will help the agricultural industry benefit from increased yields.

Cullen Agritech has identified the global dairy industry as a primary opportunity in which its systems can be applied to improve yields on land and drive cost-base efficiencies. Upon completion of the merger it will have acquired ownership of a proprietary farming system developed by the Research Partners through adaptation of generic New Zealand farming sciences, processes, technologies and breeding strategies that can effectively be applied to liquid milk production in the Southeastern United States. On consummation of the merger, it will apply this proprietary farming system to its own dairy farming operations through its wholly owned subsidiary, Natural Dairy.

Upon completion of the merger Natural Dairy will deploy Cullen Agritech’s proprietary pasture-based farming system for the establishment of dairy farms in the United States. Natural Dairy aims to build a large-scale farming operation in the Southeast United States for the production of raw milk for the local consumer market.

Key Components to Cullen Agritech’s Pasture-Based Farming System

The proprietary farming system which Cullen Agritech will own upon completion of the merger is applicable to the United States dairy industry and has the potential to significantly increase yields on land in the Southeastern United States. This system is based on a grazing-based farming model, whereby dairy cows are primarily fed a renewable pasture resource as opposed to a corn-based feed. This system was developed by the Research Partners and all intellectual property will be owned by Cullen Agritech upon completion of the merger. Cullen Agritech believes that with time, effort and resources the intellectual property can be adapted for implementation in markets beyond the Southeastern United States. Key components to the farming system developed by the Research Partners and to be owned by Cullen Agritech upon completion of the merger are as follows:

Farm Selection and Design: the farming system requires land with specific characteristics that is converted and designed to enable and promote an optimally efficient farming system.

Pasture Sciences: the farming system incorporates a proprietary pasture production strategy, developed by the Research Partners, that optimizes annual cow feed supply and milk production through an integrated mix of different pasture crop species and varieties, and management thereof. The different pastures are designed to achieve the desired quantitative and qualitative traits, including provision of sufficient energy to the livestock to ensure a targeted milk production is achieved. They are managed by the use of fertilization and irrigation strategies and the deployment of efficient grazing management practices.

Animal Genetics, Breeding & Health: the farming system incorporates animal management systems and genetic criteria to compliment the pasture-based grazing model. The cows will be smaller than those of a confinement model, and bred to live longer and achieve greater reproductive rates. Automated animal management systems will be used in the large grazing operations to monitor the animals’ production and health and identify animals that are ready to breed.

Farm Management: the farming system utilizes efficient milk harvesting and waste management technologies. These milk harvesting systems allow two people to milk up to 500 cows per hour, greatly reducing labor requirements and waste production. Effluent management systems recycle waste water back onto the pasture as a source of fertilizer eliminating the need for effluent storage while reducing the risk of environmental contamination.

Systems & Training: highly trained farm managers who are skilled in grazing management, pasture crop production and animal science will be employed. The managers, with the help of scientific staff, will provide training for all subordinate farm staff. Cullen Agritech intends to develop relationships with and programs in local and international universities to develop a skilled labor pool to draw.

Implementation of Cullen Agritech’s Farming Systems in the Southeastern US

Natural Dairy has identified over 40,000 effective acres (farmable acres, typically 75-80% of the property) suitable for deployment of the pasture-based farming systems over the first 12 months following consummation of the transactions described in this proxy statement/prospectus. These sites are primarily located in the state of Georgia and have access to an ample supply of high quality water. Engineers and other contractors have been identified to complete the conversion of the identified land as well as manufacturing companies for the installation of sheds and milking systems. Livestock required to stock the farms has also been identified through multiple breeders.

The estimated timing of the conversion of each farm is as follows (assuming availability of all required capital):

(1)	Facilities: Infrastructure and pastures in place within initial 4 months;
(2)	Initial Livestock: 70% of cows stocked within initial 6 months; and
(3)	Remaining Livestock: final 30% of cows stocked within initial 12 months.

The expected roll-out of the 40,000 identified acres is as follows (assuming availability of all required capital):

During June 2009, Triplecrown and Natural Dairy entered into an agreement to purchase a 3,670 acres of land in Georgia. Natural Dairy plans to use this land to deploy Cullen Agritech’s proprietary farming system on three (3) contiguous 1,000 effective acre farms. The assumptions below give an approximation of the capital requirements and profitability of a single 1,000 effective acre farm:

Single Farm Parameters

The following key assumptions relate to the table below:

(1)	Milk Production: 85cwt per cow per annum (improving over time)
(2)	Cost of Production: Initially $15.5/cwt (improving to $10/cwt over time)
(3)	Livestock Trading revenue: $250 per head, per annum

Year	One	Two	Three	Four
Revenue ($mn)	$2.7	$4.1	$4.4	$4.6
EBITDA ($mn)	0.9	1.5	1.8	2.1

Below is a financial summary of the 12 month rollout of 40 farms, each consisting of 1,000 effective acre farms. This is based on the availability of over $400 million in capital. Milk price forecasts are based on Class III forecasts provided by the Food and Agricultural Policy Research Institute (FAPRI), University of Missouri, with the average Georgia Class I differential of $4.05 added to these Class III forecasts. Net cooperative deductions (including haulage cost) of $0.60 has also been deducted from the expected price.

Cullen Agricultural Technologies, Inc.
Forecasted Statement of Operations
For the Years Ending December 31,

	2010	2011	2012	2013
Revenue From Milk Production ($mn)	32.7	124.9	152.3	163.0
Livestock Trading Account Revenue ($mn)	13.9	27.0	33.6	27.8
Total Revenue ($mn)	46.6	152.0	185.9	190.8
Gross Profit ($mn)	6.0	36.7	65.7	70.7
Operating Expenses ($mn)	(8.5)	(19.7)	(20.4)	(20.3)
Income From Operations ($mn)	(2.6)	17.0	45.3	50.4
Tax ($mn)	—	—	(11.7)	(16.7)
Net Income (loss) ($mn)	(9.5)	4.7	23.1	25.1
Fully Diluted Earnings (loss) Per Share ($)	(0.26)	0.13	0.63	0.68

Cullen Agricultural Technologies, Inc.
Summary of Significant Forecast Assumptions and Accounting Policies
For Each of the Four Years Ending December 31, 2013

This financial forecast presents, to the best of management’s knowledge and belief, Cullen Agritech’s expected results of operations for the forecast period. Accordingly, the forecast reflects management’s judgment as of September 4, 2009, the date of this forecast, of the expected conditions and its expected course of action. The assumptions disclosed herein are those that management believes are significant to the forecast. There will usually be differences between forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material.

Summary of Significant Assumptions

The forecast assumes total cumulative capital and total cumulative equity to be deployed over the four year period as follows:

	2010	2011	2012	2013
Total Cumulative Debt Deployed ($mn)	219.5	247.1	248.9	248.9
Total Cumulative Equity Deployed ($mn)	146.3	164.7	165.9	165.9
Total Cumulative Capital Deployed ($mn)	365.8	411.8	414.8	414.8

This will be accomplished by Cullen Agritech receiving $150 million from the closing of the transactions and obtaining additional borrowings of $250 million.

Revenue

Cullen Agritech’s total revenue is based upon the ability to obtain 40,000 acres of dairy farmland in 2010 and a specific number of mature cows, milk production and milk price as summarized below:

	2010	2011	2012	2013
Number of Mature (Producing) Cows	23,958	86,802	90,508	90,362
Total Milk Production (mn lbs)	197.7	684.9	818.0	872.0
Milk Price ($/cwt)	$16.53	$18.24	$18.62	$18.69

Revenue from milk production is calculated as follows - total milk production in million pounds is multiplied by 10,000 to get production in hundred weight (cwt). This is then multiplied by the milk price per cwt. For example, in 2011, total milk production is 684.9 million pounds which, divided by 10,000, results in milk production in cwt, which is 6,849,156cwt of milk. The milk price in 2011 is assumed to be $18.24 per cwt; therefore, 6,849,156 x $18.24 = $124.9 million.

Further revenue is also generated from the livestock trading account which is recognises revenue produced from changes in the value of mature and immature biological assets (livestock) as well as revenue generated from the sale of surplus livestock. In 2011, this amounts to $27.0 million; therefore total revenue in 2011 is $124.9 million + $27.0 million = $152.0 million.

Cullen Agritech’s annual forecast milk production ranges between 8,500 – 9,000 pounds per cow and is in-line with the historical performance on the research farms. This is lower than the production per cow expected in a confinement operation. For example, in 2008 in Georgia the average annual production per cow was 17,829 pounds (Source: USDA, NASS 2008). Publically available data on grazing dairies in the Southeast is not available for benchmarking. However, according to a survey completed by the University of Missouri (Source: Components of Grazing Profitability, Joe Horner, University of Missouri, Grazing Conference 2009), a grazing-based dairy in Missouri produced in the region of 12,250 pounds per cow per year.

Income Taxes

The provision for income taxes utilizes an effective tax rate of 40%, which takes into account the Federal statutory tax rate of 34% and a state tax rate of 6%. These tax rates are not expected to change in the near term.

Earning (Loss) per Share

The calculation of earnings (loss) per share reflected in the forecast is based upon the total shares outstanding of 36,730,214.

Summary of Significant Accounting Policies

Basis of Accounting

The forecast has been prepared using the generally accepted accounting principles that Cullen Agritech expects to use in the preparation of its historical financial statements.

Cash and Cash Equivalents

Cullen Agritech considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible amounts. Trade credit is generally extended on a short term basis; thus trade receivables do not bear interest, although a finance charge may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimate collectibility of trade receivables are recorded in the results of operations for the period in which the estimated is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. Cullen Agritech generally does not require collateral for trade receivables.

Inventories

Inventories are stated at the lower of cost or market. Product returns are recorded in inventory when they are received at the lower of their original cost or market, as appropriate. Obsolete inventory is written off and its value is removed from inventory at the time its obsolescence is determined.

Property and Equipment and Depreciation and Amortization

Property and equipment are stated at cost. Cullen Agritech charges to expense repairs and maintenance items, while major improvements and betterments are capitalized. When Cullen Agritech sells or otherwise disposes of property and equipment items, the cost and related accumulated depreciation are removed from the respective accounts and any gain or loss is included in earnings.

Depreciation and amortization are provided on the straight-line method over the following estimated useful lives or lease terms of the assets:

Buildings and plant	20 - 33 years
Machinery and equipment	5 - 14 years
Office equipment	5 years

Biological Assets

Immature Biological Assets

Biological assets consist of dairy cows held in pastures for milking purposes. Immature biological assets are recorded at cost, including two years depreciation from its parent, acquisition costs, transportation costs, insurance expenses, interest costs and feeding costs, incurred in bringing the asset to its intended productive state. Once the asset reaches productive state, the cost of the immature biological asset is transferred to mature biological assets using the weighted average cost method.

Interest costs associated with immature biological assets are capitalized in the period they are incurred. Interest is no longer capitalized when the asset reaches its productive state.

Mature Biological Assets

Mature biological assets are recorded at cost. When mature biological assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Depreciation is provided over the estimated useful live of the mature biological assets of 5 years using the straight-line method worth a residual value of zero.

Feeding and management costs incurred on mature biological assets are included as costs of goods sold on the consolidated statements of operations and comprehensive income.

Cullen Agritech will review the carrying value of biological assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current health status of the asset and production capacity.

Intangible Assets

Intangible assets consist of costs related to the design and development of Cullen Agritech’s web site. These costs were capitalized in accordance with the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) No. 00-2, “Accounting for Web Site Development Costs”.

Earnings per Share

Cullen Agritech follows the provisions of FASB’s Statement on Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No.128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations.

Revenue Recognition

Cullen Agritech recognizes sales upon shipment of merchandise. Net sales comprise gross revenues less expected returns, trade discounts, customer allowances and various sales incentives. Although no legal right of return exists between the customer and Cullen Agritech, returns are accepted if it is in the best interests of the Cullen Agritech’s relationship with the customer.

Cost of Goods Sold

Cost of goods sold includes all direct costs associated with milk production and animal rearing including livestock expenses such as feed, breeding costs animal health costs and depreciation as well as costs associated with maintenance of forages including fertilizer and irrigation costs.

Income Taxes

Cullen Agritech uses the asset and liability method of accounting for income taxes in accordance with SFAS 109, “Accounting for Income Taxes”. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A valuation allowance against deferred tax assets is provided when it is more likely than not that the deferred tax asset will not be fully realized.

Cullen Agritech adopted the provisions of FASB Interpretation No. 48 (“FIN 48”), on June 3, 2009 (inception). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of FIN 48 has not had a material effect on Cullen Agritech’s combined financial position or results of operations. Cullen Agritech classifies interest and penalties, if any, associated with our uncertain tax positions as a component of income tax expense. Cullen Agritech is subject to U.S. federal and state examinations by tax authorities since its inception. Cullen Agritech does not expect any significant changes to its unrecognized tax positions during the next 12 months.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

The following potential future organic growth factors are not included in the forecasts above:

•	Additional Equity: Currently assuming no additional capital is raised after year one
•	Revenue Growth: Premium “Grass Fed” milk pricing; premium surplus livestock pricing;
•	Margin Expansion: Further improved cow genetics; improved forage yields;
•	Multiple Expansion: Licensing and JVs via Cullen Agritech IP; appreciation of farmland and livestock; and
•	Return on Capital Expansion: leasing of land; leasing of livestock; additional capital structure efficiencies through the availability of potential financing guarantees and grants from both New Zealand and the US

These statements are based on assumptions and estimates that management believes are reasonable based on currently available information. However, management's assumptions and Cullen Agritech’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from expectations.

Cullen Agritech’s Competitive Strengths

Key Cullen Agritech personnel have extensive experience in improving yields through applying pasture based farming techniques

Cullen Agritech will rely on in-house scientific experts, along with an adjunct Advisory Board made up of experienced scientists, policy analysts and business leaders in the agricultural arena. Additionally, Cullen Agritech’s Chief Scientific Officer, Dr. Richard H. Watson, has an extensive background in pastoral science and technology, from the laboratory to commercialization and industry application of technologies.

Cullen Agritech’s Advisory Board also has quantitative geneticists that have the ability to develop lines of dairy cattle designed to produce milk efficiently on pasture. Cullen Agritech has access to embryo, semen and genetic screening technologies (SNP-chip) to accelerate genetic improvement and deployment of these lines in the United States dairy industry.

Tested Model through research farms developed by Key Cullen Agritech Personnel to provide key cost advantages

The proprietary farming system which Cullen Agritech will own upon completion of the merger was developed and tested on research farms in Girard, Georgia, the first of which was established in late 2007 by the Research Partners. These farms were established by the Research Partners to develop and test the proprietary grazing system that will be rolled-out in the Southeastern United States through Natural Dairy. The first research farm began producing milk in March 2008. During 2008, it was used to refine and develop the farming system, the know-how of which will make up Cullen Agritech’s intellectual property. This research was focused on the development of a pasture crop system to maximize the production and utilization of grown pasture. Breeding and calving season trials have been conducted to optimize the relationship between feed grown on farm and the feed demand of the herd. During 2009, the farming system was refined and has achieved favorable production cost results, proving the efficiency of the system. Cullen Agritech does not own the research farms. Details of the ownership and operation of the research farms is set forth in further details in the section titled “ — Intellectual Property” below. All intellectual property associated with the farming system developed on these farms will be transferred to Cullen Agritech upon completion of the merger.

Forage based system provides lower cost per CWT of dairy production:

The cost of producing milk will vary greatly depending on the region, the exact management practices and quality of farmers. For a majority of dairy farmers, the high dependence on the use of corn-based concentrate as a feedstock results in a high cost base. The use of pasture as a replacement for corn-based concentrate in the model developed by the Research Partners reduces this expense, creating a much more economically-sustainable cost structure. Cullen Agritech’s model will also be less labor intensive and is more likely to have reduced animal health costs due to healthier and less confined conditions.

The chart below depicts the cost structures of various dairy farm operating models. The New Zealand pasture-based grazing model has generally operated at $8.00-$10.00 per hundredweight (“cwt”) cost levels. In comparison, over the first seven months of 2009, the research farm has operated at an average cost of $13.60 per cwt. In order to provide conservative projections, during the first two years of production, Cullen Agritech has incorporated into its projections an average cost per cwt of production of $15.20, which is higher than it has achieved on the research farm. In comparison, the traditional United States confinement based model operated at an average of $19.10 per cwt during 2007 and 2008 ($20.02 per cwt for the US Southern Seaboard region).

Chart 7 Cost Comparison of Different Farming Models

Source: USDA, Cullen Agritech Management

Natural Dairy is strategically located in a region of high demand coupled with a shortage in supply

Natural Dairy’s roll-out will be focused in the Southeastern United States where there is currently a shortage in the supply of fresh liquid milk. In addition, the United States represents the third largest liquid milk market in the world, a large proportion of which is represented by the Eastern Seaboard. Natural Dairy will be strategically positioned to help fill that supply gap and produce milk for this market, which is currently undersupplied. Management estimates that $2 billion of capital would need to be deployed to satisfy the current shortage.

Efficient production per cow

Cullen Agritech will utilize a pasture production systems that optimizes seasonal qualitative attributes of the pasture to best match the energy demands of its herds. Under these systems, the cow is provided sufficient nutrients to meet her needs for body maintenance and milk production. Cullen Agritech will employ energy balances (the difference between the energy gained from feed intake and the energy expenditure associated with different physiological functions such as maintenance, milk production, pregnancy, and growth) to ensure that the cows are fed enough pasture to achieve the highest possible production targets in the most cost effective manner. Management believes this level of feed management sets Cullen Agritech apart from other grazing operations in the USA.

Cullen Agritech’s system will result in healthier livestock and increased longevity

The common United States dairy industry cow is the US Holstein. Cullen Agritech’s model will be suited to smaller framed livestock such as Jersey/Holstein cross-breeds or a Friesian Holstein. These breeds of livestock generally have longer productive lives than a typical US Holstein, which is further lengthened by the healthier conditions associated with Cullen Agritech’s pasture-based farming system which it will own upon completion of the merger. This longevity is expected to result in reduced livestock culling rates and additional revenue from surplus livestock sales. Livestock managed under the system are also likely to have fewer health issues due to increased exercise and exposure to cleaner, less confined living conditions. As a result animals are healthier and the speed at which infection can spread throughout a herd is reduced. This, in turn, results in increased longevity as well as reduced health-related operating expenses on the farms.

Reduced labor costs

Cullen Agritech will utilize milking systems which will be custom made to maximize efficiency and minimize labor costs. This technology, combined with a unique and efficient farm design and management strategy, will result in reduced labor costs, further reducing the cost of production under the system that Cullen Agritech will be utilizing.

Potential to achieve higher pricing in the future

Management believes the demand for naturally produced food animal products is increasing as the population’s concern with how their food is produced increases. General awareness of the animal ethics and human health benefits of the grazing-based production system have also grown. For instance, a USDA survey showed that 48% of United States consumers now recognize “Grass-fed” as a brand.

Products from animals fed on a pasture dominant diet have been found to contain higher levels of a number of naturally occurring metabolites that have proven human health benefits. The fermentation of the pasture diet in grazing animals by rumen bacteria create higher levels of conjugated linoleic acid (CLA), omega-3 and 6 fatty acids and vitamins A&E in the milk. Production of these qualities in milk produced by confinement cows is reduced by the heavy-starch grain diet, which reduces the formation of these beneficial fermentation products.

Currently, there is a small but rapidly growing market for grass-fed or pasture-fed beef products. However, grass-fed milk products are limited due to dominance of the confinement model and the lack of producers who have the technical knowledge to produce milk on pasture year round.

Natural Dairy has the ability to produce grass-fed milk year round in selected markets. Further, its forecasted milk production levels may in the future result in availability of separate processing, with Natural Dairy’s grass-fed milk being processed separately from other milk. However, Natural Dairy milk will be initially sold as standard milk along with milk from confinement production. This means it will not initially receive premium pricing on the basis of its “grass-fed” product. Accordingly, Natural Dairy has not included any premium pricing due to the grass-fed nature of its product in its financial projections.

Strategic agreements and relationships allow for efficient large scale rollout of pasture based system

Cullen Agritech entered into a strategic cooperation agreement dated 11th August 2009 with NZ Agritech to promote the interests of NZ Agritech and its members. Cullen Agritech will assist members of NZ Agritech to mitigate barriers of market entry and provide the opportunity to realize potential growth in various markets. This alliance reflects an important connection to participants of New Zealand’s agricultural technology industry and enables Cullen Agritech to offer its customers the benefit of advanced technologies.

We believe that this and other potential strategic relationships will help to build Cullen Agritech’s business and operations.

Products and Services

Cullen Agritech will provide a range of farm management and technology services such as forage techniques and genetics and feed management strategies that are designed to help improve the productivity and profitability of food animal production. While Cullen Agritech will specialize in grazing systems and pasture technologies, products and services can be provided for the traditional confinement-based dairy farm operator to integrate one or more grazing technologies into their operations or refine their feed and animal management strategies to improve profitability within a confinement system.

Cullen Agritech intends to work with producers, industry leaders and governments to improve the economic and environmental sustainability of food animal production. This will include whole farm management plans and feasibility studies, feed production, storage and feeding strategies, genetic improvement and rearing of replacement stock and engineering waste management solutions.

Natural Dairy intends to produce Class I raw milk for the liquid market in the Eastern Seaboard and it will strive to produce milk that is of the highest quality in conformation with food safety standards. Natural Dairy will use a majority of crossbred cows that have a higher milk solid content (butter fat, protein and lactose) than US Holsteins which we believe will consistently produce milk which will exceed the 3.5% butter fat standard for Class I milk. Natural Dairy will not use the Bovine Growth Hormone (“rBST”) to produce its milk. Natural Dairy milk should receive Class I (fluid) milk grading and pricing with its high butter fat content, low somatic cell and bacteria counts. Natural Dairy may form one or more subsidiaries to implement its business plan. As a result of its milk production operations, Natural Dairy will also be generating revenue from the sale of livestock. This could take various forms, including, but not limited to the sale of surplus livestock as well as the sale of livestock that will be strategically culled as part of a herd management program.

Intellectual Property

Cullen Agritech will acquire certain intellectual property pursuant to the IP Transfer Agreement upon completion of the merger contemplated by this proxy statement/prospectus. The acquisition of that intellectual property by Cullen Agritech will complement the intellectual property that subsists within its employment of Dr. Richard Watson (on the basis that Dr. Richard Watson has the requisite knowledge, qualifications, experience and expertise to facilitate the implementation of the proprietary farming system to be acquired by Cullen Agritech and deployed by Natural Dairy). Dr. Richard Watson’s employment with Cullen Agritech commenced on September 1st, 2009 (prior to that date, Dr. Richard Watson was an employee of Cullen Investments).

The intellectual property (described in further detail below) to be acquired by Cullen Agritech pursuant to the IP Transfer Agreement will be acquired from Cullen Investments. Cullen Investments is currently the absolute owner of that intellectual property as a result of procurement and development initiatives undertaken by the Research Partners. Collectively, the Research Partners created the intellectual property and agreed between themselves (that agreement itself being acknowledged within the IP Transfer Agreement) that absolute ownership of the intellectual property vests in Cullen Investments. This enabled Cullen Investments to transfer absolute ownership of the intellectual property to Cullen Agritech upon completion of the merger contemplated by this proxy statement/prospectus in accordance with the IP Transfer Agreement.

The intellectual property to be acquired by Cullen Agritech upon completion of the merger contemplated by this proxy statement/prospectus is sufficient to permit the operation of Cullen Agritech’s intended business operations as set out in this proxy statement/ prospectus. It amounts to all intellectual property (whether registered or unregistered) that subsists in the constituent components of the proprietary farming system (including forage growth and yields, animal genetics and milking systems) that has been developed by adapting established grazing science, processes, technology and genetics to liquid milk production in the Southeastern United States that is held by or licensed to Cullen Investments immediately prior to the merger contemplated by this proxy statement/prospectus. This includes (to the extent that the same may exist) all inventions (whether patented, patentable or not), know how, methodology, trade secrets, techniques, trademarks (whether registered or not), and copyrights (whether registered or not), together with the domain names www.cullenagritech.com and www.naturaldairy.com.

The intellectual property to be acquired by Cullen Agritech includes that developed by the Research Partners through research and development activities conducted on the research farms. That research and development has focused on improving yields on agricultural land through development of proprietary farming practices based on specific pasture sciences, livestock genetics and breeding strategies, farm technologies and farm management strategies. These efforts have enabled the development of a proprietary farming system that is applicable to the United States dairy industry with potential to significantly increase yields on land in the Southeastern United States. This system is based on a grazing-based farming model, whereby dairy cows are primarily fed a renewable pasture resource as opposed to a corn-based feed. Cullen Agritech believes that with time, effort and resources the intellectual property can be adapted for implementation in markets beyond the Southeastern United States.

There are two research farms. One farm was acquired by Hart Acquisitions in 2007 and continues to be owned and operated by Hart Acquisitions. The second farm is operated by Hart Acquisitions under the terms of a lease agreement dated December 2008. The owner of the leased farm is not a related party of Cullen Investments or any affiliate. Hart Acquisitions is the purchaser of the leased farm pursuant to the terms of a sale and purchase agreement entered into with the proprietor in May 2008 (the lease agreement having been entered into subsequent to the sale and purchase agreement). The lease arrangement applies between the proprietor and Hart Acquisitions until the closing date of the farm sale and purchase. The research farms are staffed by employees and contractors engaged by Hart Acquisitions. The personnel consist of two salaried farm managers and six labourers paid wages on an hourly rate. No contractual arrangements are in place for any potential acquisition of the farms by Cullen Investments or any affiliate, and neither are any of the personnel working on the farm anticipated to become staff of Cullen Agritech after the merger contemplated by this proxy statement/prospectus.

Following Cullen Agritech’s acquisition of the intellectual property pursuant to the IP Transfer Agreement, it is not expected to be necessary for any additional intellectual property or personnel to be transferred to Cullen Agritech from Cullen Investments or any of its affiliates.

Cullen Agritech has a single full time employee (being Dr. Richard Watson) who, although being contracted as the sole employee of Natural Dairy, conducts activities as an employee for the benefit of each of Natural Dairy and its parent company, Cullen Agritech. Mr. Watson, Dr. Watson and Andrea Scown are the current directors and officers of Cullen Agritech. Mr. Watson and Andrea Scown are the current directors and officers of its wholly owned subsidiary, Natural Dairy. The affiliation of each of Dr. Watson and Mr. Watson with the foregoing entities is described above.

Cullen Investments was formed by Mr. Watson and is a privately owned investment company based in New Zealand. Its portfolio includes interests in various enterprises operating internationally. Cullen Investments has eight full time employees and its directors and officers are Mr. Watson, Mark Flay and Andrea Scown. Dr. Watson is not currently affiliated with Cullen Investments other than by way of the family relationship he shares as Mr. Watson’s half-brother. Additionally his sole member company, Hart Acquisitions, has a loan from Cullen Investments for its operational business activities.

Hart Acquisitions was formed by Dr. Watson and he is its sole member and Chief Executive Officer. Dr. Watson’s interest in Hart Acquisitions was acquired prior to his employment by Cullen Investments and his subsequent employment by Cullen Agritech. Details of the full time employees of Hart Acquisitions are set out above. Mr. Watson is not affiliated with Hart Acquisitions other than by way of the family relationship he shares as Dr. Watson’s half-brother, and the interests associated with Cullen Investments have loaned money to fund Dr. Watson’s operation of Hart Acquisitions.

The membership of Cullen Agritech’s Advisory Board presents future opportunities for Cullen Agritech’s development of intellectual property. Collectively, the membership represent the world’s leading agricultural science universities and comprises individuals with substantial experience within their chosen field.

Cullen Agritech will seek to protect the intellectual property residing in its proprietary systems consisting of know-how with respect to a farming system by using a combination of trademark, patent and trade secrets laws, licensing and nondisclosure agreements and other security measures. The intellectual property residing in the Cullen Agritech system is itself continually evolving as technological advances are made within the agricultural science community.

Joint Venture Opportunities

Cullen Agritech’s business encompasses a broad exposure to third parties operating within the agricultural science industry, including those which have developed or that otherwise promote products and/or technologies that compliment Cullen Agritech’s business objectives. A number of these third parties are seeking to expand into markets in which Cullen Agritech will undertake business activities. Management believes that Cullen Agritech is positioned to partner with such third parties to assist with market entry and that joint venture opportunities exist in respect to product and technology adaptation services, in addition to potential marketing arrangements.

Cullen Agritech has a strategic alliance with NZ Agritech, New Zealand’s national representative body for agricultural technology companies operating in New Zealand, an internationally respected market for efficient farming practices and methodology — and where dairy farming is exclusively pasture-based. The relationship with NZ Agritech presents Cullen Agritech with the opportunity to enter joint ventures and strategic alliances with New Zealand companies offering innovative products and technologies which promote efficient farming systems, including those seeking assistance with adaptation to the Southeastern, United States. The strategic alliance with NZ Agritech recognizes Cullen Agritech as the preferred partner for the exporting of innovative products and technology from the New Zealand grazing farming system to the markets in which Cullen Agritech is operating.

Cullen Agritech’s Advisory Board presents on-going opportunities for joint ventures with market participants and developers of related intellectual property.

Within the United States, Cullen Agritech believes the know-how residing in its pasture-based farming system will present the opportunity for joint ventures with federal and state departments and businesses including dairy cooperatives, universities, training institutions and farmers.

Customers/Sales and Marketing

Cullen Agritech intends to partner with and provide services to some of the world’s largest agricultural companies, including producer cooperatives, corporate farmers, investment funds and agricultural technology providers. Cullen Agritech’s expertise can be applied across a range of global regions and production systems that utilize pasture systems and technologies for food animal production and can assist industry and government organizations in adapting these technologies to their regions and production requirements. Natural Dairy’s customer base will be predominately milk cooperatives that supply processing facilities.

Competition

Potential competitors to Cullen Agritech are large agricultural technology and service providers that develop a globally focused consultancy capacity that is focused on the grazing model and technologies. To Cullen Agritech’s knowledge, there are currently no other entities operating in the global grazing technology space, provided, however companies could potentially develop this capability. These companies include PGG Wrightson (NZ), Livestock Improvement Corporation (NZ), New Zealand Farming System Uruguay (NZ), Grasslands Consultancy LLC (Mo, USA), Manuka Farming (Chile) and Fonterra. To managements’s knowledge, none of these companies currently provide agricultural consultancy services of significance outside their country of incorporation and may have limited capacity to move to other regions as a technology provider.

Although Natural Dairy will face competition from other liquid milk producers across the United States, the effect of such competition is not expected to be adverse given the supply gap that exists in the liquid milk market in the Southeastern United States.

Legal Proceedings

Neither Cullen Agritech nor Natural Dairy is party to any legal proceedings and no proceedings are pending against or involving Cullen Agritech or Natural Dairy.

Properties

Neither Cullen Agritech or Natural Dairy currently owns or leases any land (the ownership and operation of the research farms by Hart Acquisitions is described in detail in the section titled “— Intellectual Property” above). Natural Dairy and Triplecrown entered into a land purchase contract with Grimsley LLC on June 27, 2009, as amended, to purchase 3,670 acres of farmland in the State of Georgia. A deposit in the aggregate amount of approximately $1.7 million has been made and the parties intend to close on the purchase contract on September 30, 2009.

Government Regulations

Public Health

As a manufacturer of food products, Natural Dairy will be subject to a number of food-related regulations, including the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the

United States Food and Drug Administration (“FDA”). This comprehensive regulatory framework governs the manufacture (including composition and ingredients), labeling, packaging and safety of food in the United States. The FDA:

•	regulates manufacturing practices for foods through its current good manufacturing practices regulations;
•	specifies the standards of identity for certain foods; and
•	prescribes the format and content of certain information required to appear on food product labels.

In addition, the FDA enforces the Public Health Service Act and regulations issued thereunder, which authorizes regulatory activity necessary to prevent the introduction, transmission or spread of communicable diseases. These regulations require, for example, pasteurization of milk and milk products. Natural Dairy will be subject to numerous other federal, state and local regulations involving such matters as the licensing and registration of manufacturing facilities, enforcement by government health agencies of standards for its products, inspection of its facilities and regulation of its trade practices in connection with the sale of its products.

Product quality and freshness will be essential to receiving the best possible price for Cullen Agritech’s milk. To monitor product quality, milk samples will be taken at each milk pick up from each farm and tested in quality control labs. Cullen Agritech believes its milk harvesting and temporary storage facilities will be in material compliance with all government regulations applicable to its business and are subject to regular monthly inspection from the state Department of Agriculture.

Employee Safety Regulations

Cullen Agritech and Natural Dairy will be subject to certain safety regulations, including regulations issued pursuant to the U.S. Occupational Safety and Health Act. These regulations will require Cullen Agritech and Natural Dairy to comply with certain manufacturing safety standards to protect its employees from accidents.

Environmental Regulations

Natural Dairy will maintain small above-ground petroleum storage tanks at many of its facilities. Cullen Agritech will periodically inspect these tanks to determine whether they are in compliance with applicable regulations and, as a result of such inspections, are required to make expenditures from time to time in order to ensure that these tanks remain in compliance. In addition, upon removal of the tanks, Natural Dairy may be required to make expenditures to restore the site in accordance with applicable environmental laws.

Animal waste is a source of ammonia and hydrogen sulfide releases to the air. According to the United States Environmental Protection Agency, or EPA, these are hazardous substances that, when released into the environment above certain quantities, trigger notification responsibilities under federal regulations. The reportable quantity for ammonia and hydrogen sulfide is 100 pounds within any 24-hour period. In January 2009, the EPA announced the finalization of a rule providing a full exemption for reporting all releases of hazardous substances from animal waste at farms exceeding certain size operations to the federal government and a partial exemption of reporting the releases to state and local governments. The rule exempts all farms from reporting air releases under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA). Prior to the exemption, all operations that had releases exceeding the reportable quantity were required to notify federal, state and local governments. As revised the rule exempts farms confining fewer than 700 mature dairy cows, whether milked or dry from the requirement to report certain types of releases to local and state agencies, as directed by the Emergency Planning and Community Right-to-Know Act (EPCRA).

The exemption created by the new rule does not impact EPA’s authority to respond to citizen complaints or requests for assistance from state or local government agencies to investigate releases of hazardous substances from farms. Releases of anhydrous ammonia greater than 100 pounds in a 24-hour period, must still be reported no matter the size of the farm. Also, the rule does not apply to animal waste that is not associated with farms, such as from meat packing and research facilities.

While Cullen Agritech does not believe it will be exempt from reporting under the EPA rules, it believes the lack of waste storage required in a grazing-based dairy system will result in substantially lower hazardous substance production. Management believes the resulting emissions will fall well below the EPA reporting requirements. The EPA guidelines, including the 700 cow exemptive limit, are based on the hazardous substance production expected in a confinement, not grazing, dairy system.

Milk Industry Regulation

The federal government establishes minimum prices that Natural Dairy receives in federally regulated areas for raw milk. Raw milk primarily contains raw skim milk, in addition to a small percentage of butterfat. The raw milk that will be produced by Natural Dairy’s facilities will be tested to determine the percentage of butterfat and other milk components and will receive payment for the raw milk based on the results of these tests.

The federal government’s minimum prices vary depending on the processor’s geographic location or sales area and the type of product manufactured. Federal minimum prices change monthly. Class I butterfat and raw skim milk prices (which are the minimum prices we receive for raw milk that is processed into Class I products) and Class II raw milk prices (which are the prices we receive for raw milk that is processed into Class II products such as cottage cheese, creams, creamers, ice cream and sour cream) for each month are announced by the federal government the immediately preceding month.

Some states have established their own rules for determining minimum prices for raw milk. In addition to the federal or state minimum prices, Cullen Agritech may receive producer premiums, procurement costs and other related charges.

Importation Regulation

The importation of products from New Zealand is subject to various U.S. requirements. These include duties and taxes (federal taxes levied in the form of duties charges by U.S. Customs at the time of entry into the United States), licensing and regulatory restrictions (such as restrictions imposed by the Food and Drug Administration, United States Department of Agriculture and Animal & Plant Health Inspection Services) and animal product specific guidelines (requiring permits for the importation of live animals and animal products into the United States).

Employees

Currently, Natural Dairy has one employee, Dr. Richard H. Watson. Dr. Watson has had primary responsibility for Cullen Agritech’s research and development activities and will be supported by the members of CAH’s advisory board, each of whom is an experienced practitioner in the dairy science industry. Pursuant to the Employment Agreement, Dr. Richard H. Watson will be employed as Natural Dairy’s Chief Scientific Officer, with a base salary of $100,000. Dr. Watson may be entitled to receive a bonus of up to 50% of the base salary subject to the sole discretion of the Board of Directors. The initial term of employment is three years and shall automatically renew for one year periods thereafter.

CULLEN AGRITECH’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and accompanying notes of Cullen Agritech appearing elsewhere in this proxy statement/prospectus.

Overview

Cullen Agritech is a newly formed company formed in June 2009 committed to the development and commercialization of advanced agricultural technologies. Cullen Agritech’s primary operations will be through Natural Dairy Inc., a wholly owned subsidiary of Cullen Agritech, through which will rollout a long term scalable dairy farming operation utilizing the Cullen Agritech farming system in the Southeastern United States. Cullen Agritech will also offer advisory services associated with the development and implementation of efficient farming techniques. This will promote a methodology that incorporates components of New Zealand’s pasture-based farming system, scientifically adapted for use in local markets. Cullen Agritech’s principle focus will be to improve agricultural yields through pasture and animal sciences.

Cullen Agritech will acquired rights with respect to a proprietary, pasture-based, farming system for the production of raw milk, primarily in the Southeastern United States upon completion of the merger. This farming system has been tested through application on research farms in the state of Georgia in the US. The resulting know-how associated with its farming system, including the constituent components incorporated within the holistic system, is proprietary information owned by Cullen Agritech. Natural Dairy, a wholly owned subsidiary of Cullen Agritech, has been formed to rollout a long term scalable dairy farming operation utilizing the Cullen Agritech farming system in the Southeastern United States.

Natural Dairy will implement Cullen Agritech’s dairy farming techniques and systems following the purchase of land in the United States. Natural Dairy intends to acquire farms in the Southeastern United States for the implementation of Cullen Agritech’s farming systems. That region has been strategically selected as being suitable for Cullen Agritech’s pasture-based farming system. Although Natural Dairy’s initial target State is Georgia, Natural Dairy’s implementation of its business plan to increase its number of farms is expected to take place across other parts of the Southeastern United States including, but not limited to, Mississippi, Alabama and North Carolina. Cullen Agritech plans to further develop the farming system, which it will acquire upon completion of the merger, to adapt it to markets outside of the Southeastern U.S. although business activities dependent on the ability to do this have not been considered in any financial forecasts.

Cullen Agritech’s operations are subject to the risks and uncertainties detailed under the section titled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

Critical Accounting Policies and Use of Estimates

Principles of Consolidation

The consolidated financial statements include the accounts of Cullen Agritech and its wholly-owned subsidiary (collectively referred to in this section as the “Company” or “Cullen Agritech”). All significant inter-company accounts and transactions have been eliminated.

Use of Estimates

The consolidated financial statements include the use of estimates, which management believes are reasonable. The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Other Comprehensive Income

Total comprehensive income includes changes in equity that are excluded from the consolidated statements of operations and are recorded directly into a separate section of consolidated statements of comprehensive income. The Company’s accumulated other comprehensive income shown on the consolidated balance sheet consist of unrealized gains and losses on investment holdings and the fair-value of hedging instruments.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits and highly liquid investments placed with banks or other financial institutions, which have original maturities of less than three months. The carrying amounts reported approximate their fair value.

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible amounts. Trade credit is generally extended on a short term basis; thus trade receivables do not bear interest, although a finance charge may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimate collectibility of trade receivables are recorded in the results of operations for the period in which the estimated is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

Inventories

Inventories are stated at the lower of cost or market. Product returns are recorded in inventory when they are received at the lower of their original cost or market, as appropriate. Obsolete inventory is written off and its value is removed from inventory at the time its obsolescence is determined.

Property and Equipment and Depreciation and Amortization

Property and equipment are stated at cost. The Company charges to expense repairs and maintenance items, while major improvements and betterments are capitalized. When the Company sells or otherwise disposes of property and equipment items, the cost and related accumulated depreciation are removed from the respective accounts and any gain or loss is included in earnings.

Depreciation and amortization are provided on the straight-line method over the following estimated useful lives or lease terms of the assets:

Buildings and plant	20 – 33 years
Machinery and equipment	5 – 14 years
Office equipment	5 years

Intangible Assets

Intangible assets are stated at cost. Patents and other Intangible Assets are amortized on the straight-line method over their remaining useful life. Such intangible assets are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.

Biological Assets

Immature Biological Assets

Biological assets consist of dairy cows held in pastures for milking purposes. Immature biological assets are recorded at cost, including two years depreciation from its parent, acquisition costs, transportation costs, insurance expenses, interest costs and feeding costs, incurred in bringing the asset to its intended productive state. Once the asset reaches productive state, the cost of the immature biological asset is transferred to mature biological assets using the weighted average cost method.

Interest costs associated with immature biological assets are capitalized in the period they are incurred. Interest is no longer capitalized when the asset reaches its productive state.

Mature Biological Assets

Mature biological assets are recorded at cost. When mature biological assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Depreciation is provided over the estimated useful live of the mature biological assets of 5 years using the straight-line method worth a residual value of zero.

Feeding and management costs incurred on mature biological assets are included as costs of goods sold on the consolidated statements of operations and comprehensive income.

Cullen Agritech will review the carrying value of biological assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current health status of the asset and production capacity.

Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Earnings Per Common Share

The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share”. Basic earnings per share is calculated using the average number of shares of common stock outstanding during the year. Diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the effect of outstanding stock options using the “treasury stock method” and convertible debentures using the “if-converted” method. Common stock equivalents consist of stock options.

Revenue Recognition

The Company recognizes sales upon shipment of merchandise. Net sales comprise gross revenues less expected returns, trade discounts, customer allowances and various sales incentives. Although no legal right of return exists between the customer and the Company, returns are accepted if it is in the best interests of the Company’s relationship with the customer.

Cost of Goods Sold

Cost of goods sold primarily consists of direct and indirect manufacturing costs, including production overhead costs, shipping and handling costs for the products sold.

Hedging Instruments

The Company uses derivative financial instruments principally to offset exposure to market risks arising from changes in commodity prices. The Company enters into futures and forward contracts, which are designated as hedges of specific volumes of commodities (corn and milk). These derivative financial instruments are recognized in the Consolidated Balance Sheets at fair value.

On the date a derivative contract is entered into, the Company designates the derivative as a hedge of certain forecasted purchases or sales of corn or milk, respectively. For all hedging relationships, the Company formally documents the hedging relationships and its risk-management objective and strategy for undertaking the hedge transactions, the hedging instrument, the item, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed, and a description of the method of measuring ineffectiveness. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows or fair values of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the cash flows or fair value of the hedged item, the derivative expires or is sold, terminated or exercised, the derivative is de-designated as a hedging instrument because it is unlikely that a forecasted transaction will occur, or management determines that designation of the derivative as a hedging instrument is no longer appropriate. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the Company continues to carry the derivative on the

Consolidated Balance Sheet at its fair value, and gains and losses that were accumulated in other comprehensive income (loss) are recognized immediately in earnings. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the Company continues to carry the derivative on the Consolidated Balance Sheet at its fair value and no longer adjusts the hedged asset or liability for changes in fair value. The adjustment of the carrying amount of the hedged asset or liability is accounted for in the same manner as other components of the carrying amount of that asset or liability. In all other situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the Consolidated Balance Sheet and recognizes any changes in its fair value in earnings.

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations(“SFAS 141R”). SFAS 141R changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, In-process research & development and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141R promotes greater use of fair values in financial reporting. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”(“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (“NCI”) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In April 2009, the FASB issued FASB Staff Position No. 141(R)-1 (“FSP FAS 141(R)-1”) which provides additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies. FSP FAS 141(R)-1 is effective for all fiscal years beginning on or after December 15, 2008. FSP FAS 141(R)-1 will have an impact on the accounting for any business acquired in the future.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”). The statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. SFAS No. 165 became effective June 15, 2009 for all subsequent reporting periods. The adoption of SFAS No. 165 did not have a material impact on the Company’s combined financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 eliminates Interpretation 46(R)’s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)’s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. SFAS 167 will be effective January 1, 2010. The adoption of SFAS 167 is not expected to have an impact on the Company’s combined financial statements or results of operations.

In July 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification to become the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supercede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS 168, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to materially impact the Company’s combined financial statements or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the combined financial statements.

Results of Operations

As of the date of this proxy statement/prospectus, Cullen Agritech has not yet commenced any significant operations. Cullen Agritech is not aware of any material trends or uncertainties, other than national economic conditions that affect agricultural markets, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from Cullen Agritech’s agricultural products, other then those mentioned in this statement/prospectus.

Liquidity and Capital Resources

Liquidity is a measure of Cullen Agritech’s ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain Cullen Agritech’s assets and operations, and other general business needs. Cullen Agritech will need significant cash to purchase their target assets, repay principal and interest on Cullen Agritech’s borrowings, and fund Cullen Agritech’s operations. Cullen Agritech’s primary source of cash will consist of the funds to be released to it from Triplecrown’s trust account upon consummation of the merger, cash generated from Cullen Agritech’s operations, and proceeds that may be received from the exercise of Triplecrown’s warrants. Should the merger not be consummated, Cullen Agritech would be dependant on its parent company, Cullen Inc. Holding, Ltd., for funding its operations during the development stage.

Contractual Obligations and Commitments

On June 27, 2009, Cullen Agritech and Triplecrown entered into an agreement with a third party to purchase a certain parcel of land (the “Property”). The total purchase price of the Property is $8,662,500. Triplecrown paid an initial deposit of $866,250 (the “Deposit”) on the land. On August 10, 2009, Cullen Agritech, Triplecrown, and the seller of the land entered into an extension agreement (the “Extension”) to extend the closing date for the land to September 15, 2009. In exchange for the Extension, Triplecrown paid an additional deposit on the land of $833,750, interest of $48,070 and a leasing fee for Cullen Agritech to use the land of $3,518, for a total of $885,338 (the “Extension Payment”). On August 10, 2009, Cullen Agritech entered into an agreement with Triplecrown in which Cullen Agritech, and Eric J. Watson, agreed to be jointly and severally liable to assume the obligation for the remaining purchase price of the Property of $6,962,500 if the merger is not consummated. On September 15, 2009, Natural Dairy paid an additional deposit on the land of $500,000 and interest of $18,879 in exchange for the seller extending the closing date to September 30, 2009. Natural Dairy is now waiting for the seller of the land to satisfy its closing conditions and close on the sale.

On August 11, 2009, Cullen Agritech entered into a strategic cooperation agreement with NZ Agritech to promote the interests of NZ Agritech and its members. Cullen Agritech will assist members of NZ Agritech to mitigate barriers of market entry and provide the opportunity to realize the potential growth in various markets. NZ Agritech will actively promote to its members its alliance with Cullen Agritech. Cullen Agritech is obligated to pay a fee to NZ Agritech annually, in arrears, based on its dealings with NZ Agritech’s members. The fee is to be negotiated on a case by case basis.

On August 14, 2009, Cullen Agritech entered into an agreement with AHA Advisors Ltd to act as a member of Cullen Agritech’s advisory board and to work exclusively with Cullen Agritech in the development of a genetically advanced dairy cow milking herd for Natural Dairy Inc. AHA Advisors Ltd will assist in the discovery of a herd uniquely capable of meeting the production and performance goals of Cullen Agritech.

Off Balance Sheet Arrangements

Cullen Agritech does not have any obligations, assets or liabilities that would be considered off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K. Cullen Agritech does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Cullen Agritech has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or acquired any non-financial assets.

Quantitative and Qualitative Disclosures About Market Risk

Commodity Risk

In the ordinary course of business, we purchase and sell commodities which are subject to market risk resulting from changes in prices. We monitor our positions for all commodities and utilize derivative instruments, primarily contracts, offered through regulated commodity exchanges to reduce exposure to changes in commodity prices. Certain commodities cannot be hedged with futures or option contracts because such contracts are not offered for these commodities by regulated commodity exchanges.

Inventories and purchase contracts for those commodities are hedged with forward contracts to the extent practical so as to arrive at a net commodity position within the formal position limits set by us and deemed prudent for each of those commodities. Commodities for which futures and options contracts are available are also typically hedged first in this manner, with futures and options used to hedge within position limits that portion not covered by forward contracts.

Cullen Agritech enters into futures and options contract derivatives to reduce risk on the market value of inventory and fixed or partially fixed purchase and sale contracts. The notional or contractual amount of derivatives provides an indication of the extent of the Company’s involvement in such instruments at that time but does not represent exposure to market risk or future cash requirements under certain of these instruments.

Interest Rate Risk

Cullen Agritech can be exposed to market risk from fluctuations in interest rates. Due to the fact that commercial bank accounts, which Cullen Agritech may utilize after the consummation of the merger, are available for withdrawals on a daily basis and traditionally the investments are of a short term duration, an immediate 10% change in interest rates would not have a material effect on the fair market value of Cullen Agritech’s accounts. Therefore, Cullen Agritech would not expect operating results or cash flows to be affected to any significant degree by the effect of a sudden change in market interest rates on Cullen Agritech’s accounts.

Inflation Risk

Inflation is not expected to have a significant impact on our business, financial condition or results of operations. Cullen Agritech generally will be able to offset the impact of inflation through a combination of productivity improvements and price increases.

MANAGEMENT OF CAH FOLLOWING THE MERGER

General

Pursuant to the merger, (i) Triplecrown will merge with and into CAH with CAH surviving the merger and becoming the new publicly-traded corporation of which the present holders of Triplecrown securities will be security holders and (ii) Triplecrown Merger Sub will merge with and into Cullen Agritech with Cullen Agritech surviving the merger and becoming a subsidiary of CAH.

Upon consummation of the merger, CAH’s board of directors will consist of seven directors, four of whom have been designated by Cullen Agritech, three of whom have been designated by Triplecrown. The directors of CAH will be classified as follows:

•	Class A Directors: Kerry Kennedy and Edward Hanson;
•	Class B Directors: Richard Y. Roberts and Robert B. Hersov; and
•	Class C Directors: Eric J. Watson, Richard Watson and Edward J. Mathias.

The following sets forth certain information concerning the persons who are expected to serve as CAH’s directors and executive officers following the consummation of the merger:

Name	Age	Position with CAH
Eric J. Watson	50	Chief Executive Officer, Secretary, Treasurer and Director
Richard Watson	37	Director and Chief Scientific Officer of Natural Dairy
Edward J. Mathias	67	Director
Robert B. Hersov	49	Director
Kerry Kennedy	50	Director
Richard Y. Roberts	58	Director
Edward Hanson	33	Director

Information About the Directors and Executive Officers

Eric J. Watson has been Triplecrown’s chairman of the board and treasurer since its inception and has also been the chief executive officer of Cullen Agritech since its inception in June 2009 and chief executive officer, secretary, treasurer and sole director of CAH since its inception in August 2009. See “Other Information Related to Triplecrown — Directors and Executive Officers” for complete biographical information of Mr. Watson. Mr. Watson is the half-brother of Richard Watson.

Richard Watson is the chief scientific officer of Natural Dairy and will become a director of CAH upon consummation of the transactions described in this proxy statement/prospectus. Dr. Watson’s current employment commenced in September 2009. From June 2008 until September 2009, Dr. Watson was employed by Cullen Investments (information regarding that period of employment is set out on page 47). From October 2006 to June 2008, Dr. Watson served as a senior scientist in the Forage Improvement Group at AgResearch (NZ), New Zealand’s largest Crown Research Institute with expertise in biological science. While there, he, as a Research Partner (the details of which are set out in more detail on page 124), led the development of the proprietary farming system and completed all the testing and research related to the forage, livestock and farm management strategies that will be utilized by Cullen Agritech. From January 2004 to August 2006, Dr. Watson was affiliated with the Department of Plant and Soil Sciences at Mississippi State University where he served as the State Extension Forage Specialist and Assistant Research Professor (the first non-United States person to hold this position and the first New Zealander to hold a State Forage Extension appointment in the United States). From April 2000 to December 2002, Dr. Watson served in a post-doctoral faculty position with the Department of Crop and Soil Science at the University of Georgia. Dr. Watson received a Bachelor of Agricultural Science, Master of Applied Science (with honors) and Doctor of Philosophy degrees from Massey University, New Zealand’s foremost agricultural and veterinary college. Mr. Watson is the half-brother of Eric J. Watson.

Edward J. Mathias has been a member of the board of directors of Triplecrown since its inception and will become a director of CAH upon consummation of the transactions described in this proxy statement/prospectus. See “Other Information Related to Triplecrown — Directors and Executive Officers” for complete biographical information of Mr. Mathias.

Robert Hersov has been a member of the board of directors of Triplecrown since its inception and will become a director of CAH upon consummation of the transactions described in this proxy statement/prospectus. See “Other Information Related to Triplecrown — Directors and Executive Officers” for complete biographical information of Mr. Hersov.

Kerry Kennedy has been a member of the board of directors of Triplecrown since its inception and will become a director of CAH upon consummation of the transactions described in this proxy statement/prospectus. See “Other Information Related to Triplecrown — Directors and Executive Officers” for complete biographical information of Ms. Kennedy.

Richard Y. Roberts has been a member of the board of directors of Triplecrown since its inception and will become a director of CAH upon consummation of the transactions described in this proxy statement/prospectus. See “Other Information Related to Triplecrown — Directors and Executive Officers” for complete biographical information of Mr. Roberts.

Edward Hanson has been a member of the board of directors of Triplecrown since its inception and will become a director of CAH upon consummation of the transactions described in this proxy statement/prospectus. See “Other Information Related to Triplecrown — Directors and Executive Officers” for complete biographical information of Mr. Hanson.

Advisory Board

CAH will seek guidance and advice from members of its advisory board. These individuals are not required to commit any particular amount of time to CAH’s business and will simply provide advice, introductions to potential customers, and assistance to us, at our request, only if they are able to do so. Nevertheless, CAH believes with their business background and extensive contacts, they will be helpful to CAH’s and Cullen Agritech’s business following consummation of the transactions described in this proxy statement/prospectus.

Dr. Hugh Blair, Ph.D., has been a professor and head of the animal science department at Massey University since 1995. He was also appointed the deputy head of the Institute of Veterinary, Animal and Biomedical Sciences in 1998 and served as its acting head in 2009. Dr. Blair has held lectureships in the United States, Scotland, Denmark, Canada and Ireland and has authored over 170 peer-review articles.

Dr. Joe Bouton, Ph.D., has been a senior vice president and forage improvement division director at the Samuel Roberts Nobel Foundation, a nonprofit organization conducting agricultural, forage improvement and plant biology research, providing grants to non-profit charitable, educational and health organizations, and assisting farmers and ranchers through educational and consultative agricultural programs, since May 2004. Previously, Dr. Bouton was a professor at the University of Georgia. He has 17 commercialized cultivars released for use in the United States.

Bill Te Brake has served as a business development manager for the Institute of Veterinary, Animal and Biomedical Sciences at Massey University since June 2003. Mr. Brake has also hosted lectures in agricultural business and finance at Massey University.

Dr. Todd White, Ph.D., has been a scientist with the Agricultural Systems Group of AgResearch since 2003 and was appointed a senior scientist in 2008. At AgResearch, Dr. White leads research and development programs aimed at developing pasture-based animal production models. Prior to joining AgResearch, Dr. White spent three years in a post-doctoral forage research position at Iowa State University.

Dr. Brian McBride has been a professor at the Centre for Nutrition Modeling at the University of Guelph in Canada since September 1999. Prior to this, Dr. McBride served on the Board of Agriculture and Natural Resources for the United States National Academy of Sciences. Dr. McBride has also been a long-time member of the Committee on Animal Nutrition at the United States National Research Counsel (“NRC”), which coordinated the publication of the NRC’s Nutrient Requirement series on nutrient requirements of domestic animals. Dr. McBride has authored over 275 scientific publications in his career.

Mike Culpepper has been a private investor/consultant since June 2009. Previously, Mr. Culpepper served with the Georgia Department of Agriculture from June 1999 to June 2009 where his responsibilities included guidance for compliance of animal production systems.

Dr. Nick Hill, Ph.D., has served as a professor of plant sciences in the Department of Crop and Soil Sciences at the University of Georgia since January 1986. Dr. Hill leads research programs aimed at exploring the application of new forage species and the environmental impacts of grazing dairies in Georgia. Dr. Hill has also been a founding partner and president of Agrinostics Ltd., a diagnostic production company that tests corps for pathogens and toxins, since September 1997.

Independence of Directors

As a result of its securities being listed on the NYSE Amex, Triplecrown adheres to the rules of that exchange in determining whether a director is independent. Upon the consummation of the merger, it is anticipated that CAH’s securities will be listed on either the New York Stock Exchange or NASDAQ. As a result, the board of directors of CAH will consult with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The New York Stock Exchange and NASDAQ each requires that a majority of the board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, both the board of directors of Triplecrown and CAH have affirmatively determined that, upon the closing of the merger, each of Edward J. Mathias, Robert B. Hersov, Kerry Kennedy, Richard Y. Roberts and Edward Hanson will be the independent directors of CAH.

CAH Board Committees

Upon consummation of the merger, CAH’s board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the New York Stock Exchange and NASDAQ. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as CAH is subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee Information

Effective October 2007, Triplecrown established an audit committee of the board of directors, which currently consists of Edward J. Mathias, as chairman, Jay H. Nussbaum and Richard Y. Roberts, each of whom is an independent director under the NYSE Amex listing standards. The audit committee has met four times in 2008 and three times in 2009. Upon the consummation of the merger, CAH will establish an audit committee of the board of directors and adopt a charter having material provisions described below. The initial members of CAH’s audit committee will be Edward J. Mathias, Richard Y. Roberts and Edward Hanson, with Mr. Mathias serving as chairman. Each is an independent director under the New York Stock Exchange and NASDAQ listing standards. The audit committee will be responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of CAH’s internal accounting controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under New York Stock Exchange or NASDAQ listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the exchange that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The boards of directors of both Triplecrown and CAH have determined that Edward J. Matthias satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Effective October 2007, Triplecrown established a nominating committee of the board of directors, which consists of Kerry Kennedy, as chairman, and Jimmie Lee Solomon, Jr., each of whom is an independent director under the NYSE Amex listing standards. Upon consummation of the merger, the CAH nominating and corporate governance committee will consist of       ,       and       , each of whom will be an independent director.       will chair CAH’s nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full board of directors the appointment of each of CAH’s executive officers. It also will periodically prepare and submit to the board of directors for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving the general operation of the board and CAH’s corporate governance, and will annually recommend to the board nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to the board.

Compensation Committee

The CAH compensation committee will consist of       ,       and       , each of whom will be an independent director. will chair CAH’s compensation committee. The principal functions of the compensation committee will be to:

•	evaluate the performance of CAH’s officers,
•	review any compensation payable to CAH’s directors and officers,
•	prepare compensation committee reports, and
•	administer the issuance of any common stock or other equity awards issued to CAH’s officers and directors.

CAH Director Compensation

The policies of CAH with respect to the compensation of its executive officers and following the merger will be administered by CAH’s board in consultation with its compensation committee (as described above). The compensation policies followed by CAH will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee will be charged with recommending executive compensation packages to CAH’s board of directors.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as CAH and Cullen Agritech believe it is important to maintain a strong link between executive incentives and the creation of shareholder value. CAH and Cullen Agritech believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. The adoption of the proposed incentive compensation plan and the management incentive compensation plan reflect and will reflect what CAH and Cullen Agritech believe is a focus on performance- and equity-based compensation. Since CAH will not have a compensation committee until completion of the merger, it has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

Compensation Discussion and Analysis

Upon consummation of the merger, CAH will seek to provide total compensation packages that are competitive in terms of potential value to its executives, and which are tailored to the unique characteristics and needs of CAH within its industry in order to create an executive compensation program that will adequately reward its executives for their roles in creating value for CAH stockholders. CAH intends to be competitive with other similarly situated companies in its industry following completion of the merger.

The compensation decisions regarding CAH’s executives will be based on CAH’s need to attract individuals with the skills necessary for CAH to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above CAH’s expectations.

It is anticipated that CAH’s executives’ compensation will have three primary components — salary, cash incentive bonus and stock-based awards. CAH will view the three components of executive compensation as related but distinct. Although CAH’s compensation committee will review total compensation, CAH does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. CAH anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since CAH’s compensation committee will not be formed until consummation of the merger, CAH has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by its compensation committee, CAH may utilize the services of third parties from time to time in connection with the hiring of and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

CAH’s compensation committee will be charged with performing an annual review of CAH’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

CAH and Cullen Agritech both believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the similar field. It is expected that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the precision steel production and related industries through the review of such companies’ public reports and through other resources. It is also expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to CAH, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of CAH post-reorganization business and objectives that may be unique to CAH, CAH generally believes that gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

Base Salary.  Generally, CAH, working with the compensation committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. CAH will seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what it believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses.  CAH intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

Equity Awards.  CAH also will use share options and other share-based awards to reward long-term performance. It believes that providing a meaningful portion of its executives’ total compensation package in share options and other share-based awards will align the incentives of its executives with the interests of CAH’s shareholders and with CAH’s long-term success. The compensation committee and board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to CAH’s executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Equity awards will be granted through CAH’s incentive compensation plan. All of CAH’s employees, directors, officers and consultants will be eligible to participate in the incentive compensation plan and all CAH’s senior management will be eligible to participate in the management incentive compensation plan.

CAH will account for any equity compensation expense under the rules of SFAS 123R, which requires a company to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also will require CAH to record cash compensation as an expense at the time the obligation is accrued.

Severance Benefit.  CAH currently has no severance benefits plan. CAH may consider the adoption of a severance plan for executive officers and other employee in the future.

Other Compensation.  CAH will establish and maintain various employee benefit plans, including medical and retirement insurance plans. These plans will be available to all qualified employees.

Director and Consultant Compensation.  CAH currently does not have a definitive compensation plan for its future directors or consultants. CAH, working with the compensation committee, anticipates setting director and consultant compensation at a level comparable with those directors and consultants with similar positions at comparable companies. It is currently anticipated that such compensation will be based on cash and/or equity compensation under CAH’s incentive compensation plan and management incentive compensation plan.

CAH 2009 Long-Term Incentive Equity Plan

CAH’s 2009 Long-Term Incentive Equity Plan is designed to enable CAH to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to CAH have been, are or will be important to the success of CAH, an opportunity to acquire a proprietary interest in CAH. The various types of incentive awards that may be provided under the plan are intended to enable CAH to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. The plan reserves a number of shares of CAH common stock for issuance in accordance with the plan’s terms equal to 12.5% of the number of shares to be outstanding after the merger, after giving effect to purchases of Public Shares and holders exercising conversion rights.

All officers, directors and employees of CAH, Triplecrown and Cullen Agritech will be eligible to be granted awards under the plan. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of CAH, Triplecrown or Cullen Agritech or a related corporation. No allocations of shares that may be subject to awards have been made in respect of the executive officers or any other group. All awards will be subject to the recommendations of the compensation committee and approval by the board of directors or the compensation committee.

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement/prospectus as Annex H.

Administration

The plan is administered by the board of directors of CAH or its compensation committee. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then the in the board’s or committee’s discretion, the number of shares available under the plan may be increased by the lesser of the number of such surrendered shares and shares used to pay taxes and the number of shares purchased under the stock option.

Under the plan, on a change in the number of shares of common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the terms of the outstanding award will be proportionately adjusted.

Eligibility

Awards may be granted under the plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to CAH and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Options.  The plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the plan. The board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of our plans), measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder.

An incentive stock option may only be granted within a ten-year period from the date of the consummation of the merger and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the board or committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by CAH or a subsidiary of its at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by CAH or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the board or committee may determine but not beyond the balance of the stock option’s term.

Stock Appreciation Rights.  Under the plan, stock appreciation rights may be granted to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock.  Under the plan, shares of restricted stock may be awarded either alone or in addition to other awards granted under the plan. The board or committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards. Each share that is the subject of a restricted stock award will be deemed to be  shares for purposes of calculating the number of shares remaining available for awards from the shares authorized under the plan.

Restricted stock awarded under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Other Stock-Based Awards.  Under the plan, other stock-based awards may be granted, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of CAH’s subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of our other plans.

Accelerated Vesting and Exercisability.  If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of CAH, and its board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the company acquires its stock in exchange for property is not treated as an acquisition of stock.

The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of CAH immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, which has been approved by its board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the company upon the tender by the company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Repurchases.  Unless otherwise provided in the grant of an award, the board or committee may, in the event of a corporate transaction that has been approved by CAH’s board of directors, require a holder of any award granted under the plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award.

Award Limitation.  No participant may be granted awards for more than  shares in any calendar year.

Other Limitations.  The board or committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award having a higher exercise price.

Compensation Committee Interlocks and Insider Participation

None of the persons designated as directors of CAH currently serves on the compensation committee of any other company on which any other director designee of CAH or any officer or director of Triplecrown or CAH is currently a member.

COMPARISON OF RIGHTS OF TRIPLECROWN AND CAH

The rights of Triplecrown’s stockholders are currently governed by the Delaware General Corporation Law and Triplecrown’s amended and restated certificate of incorporation and bylaws. Under the merger agreement, at the closing of the merger, the stockholders of Triplecrown will be entitled to receive shares of CAH common stock. Accordingly, after the merger, the rights of any former stockholder of Triplecrown who receives shares of CAH common stock will be governed by CAH’s certificate of incorporation and bylaws.

The following discussion identifies material differences between current rights of Triplecrown stockholders and those of the stockholders of CAH following the transactions. The following discussions are summaries only. They do not give you a complete description of the differences that may affect you. You should also refer to the Delaware General Corporation Law, as well as CAH’s certificate of incorporation and byalws and Triplecrown’s amended and restated certificate of incorporation, copies of which are annexed hereto as Annexes B, C and G, respectively. For a more detailed discussion of your rights as stockholders of CAH, you should also see “Description of Triplecrown’s and CAH’s Securities.”

	Current Triplecrown Stockholder Rights	CAH Stockholder Rights
Authorized Capital Stock	The authorized capital stock of Triplecrown currently consists of 160,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.	The authorized capital stock of CAH will consist of 200,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share.
Voting Rights	Each share of common stock is entitled to one vote on all matters before the stockholders of Triplecrown.	Same.
	Triplecrown shall submit any business combination to its stockholders for approval regardless of whether the business combination is of a type which normally would require such stockholder approval under the Delaware General Corporation Law. Triplecrown shall not consummate any business combination if holders of 30% or more of the shares of common stock issued in Triplecrown’s initial public offering exercise their conversion rights as described below.	No comparable provision.
Conversion Rights	Holders of common stock issued in Triplecrown’s initial public offering, other than Triplecrown’s initial stockholders, who vote against a business combination may demand Triplecrown convert their shares of common stock into cash.	No comparable provision.
Liquidation if No Business Combination	If a business combination is not consummated prior to the termination date set forth in Triplecrown’s amended and certificate of incorporation, Triplecrown shall liquidate and the holders of common stock issued in	No comparable provision.
Triplecrown’s initial public offering shall receive a pro rata distribution from Triplecrown’s trust account.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Triplecrown’s common stock as of  , 2009 (Pre-Merger) and, immediately following consummation of the merger (Post-Merger), ownership of shares of CAH common stock, by:

•	each person known by Triplecrown to be the beneficial owner of more than 5% of Triplecrown’s outstanding shares of common stock either on , 2009 (Pre-Merger) or of shares of CAH common stock outstanding after the consummation of the merger (Post-Merger);
•	each of Triplecrown’s current executive officers and directors;
•	each person who will become an executive officer or director of CAH upon consummation of the merger;
•	all of Triplecrown’s current executive officers and directors as a group; and
•	all of the executive officers and directors of CAH as a group after the consummation of the merger.

Information (Pre-Merger) does not reflect beneficial ownership of Triplecrown’s outstanding warrants as these warrants are not currently exercisable and will not become exercisable until consummation of the merger. Information (Post-Merger) assumes that no Public Shares vote against the merger proposal and seek conversion and gives effect to the forfeiture of shares by the Triplecrown Founders as described elsewhere in this proxy statement/prospectus.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Triplecrown or its securities, Triplecrown, the Triplecrown Founders, Cullen Agritech and their respective affiliates may enter into a written plan to purchase Triplecrown securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities at anytime prior to the special meeting of stockholders. The ownership percentages listed below do not include any such shares that may be purchased after  , 2009.

	Pre-Merger			Post-Merger
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Jonathan J. Ledecky	6,630,000	(2)	9.6%	4,500,000	(2)(3)
Eric J. Watson	6,630,000	(4)	9.6%	18,381,148	(3)(5)
Jay H. Nussbaum	60,000		*	60,000	(6)
Kerry Kennedy(7)	60,000		*	60,000	(6)
Robert B. Hersov(8)	60,000		*	60,000	(6)
Edward J. Mathias(9)	60,000		*	60,000	(6)
Richard Y. Roberts(10)	60,000		*	60,000	(6)
Jimmie Lee Solomon, Jr.(11)	60,000		*	60,000	(6)
Jim Gray(12)	60,000		*	60,000	(6)
Richard A. Stein(13)	60,000		*	60,000	(6)
Edward Hanson(14)	60,000		*	60,000	(6)
Fir Tree, Inc.(15)	6,341,200	(16)	9.2%	6,341,200	(16)
Israel A. Englander(17)	6,275,127	(18)	9.1%	6,275,127	(18)
QVT Financial LP(19)	6,520,108	(20)	9.5%	6,520,108	(20)
HBK Investments L.P.(21)	4,062,656	(22)	5.9%	4,062,656	(22)
Richard Watson(23)	0		0
All Pre-Merger directors and executive officers as a group (11 individuals)	13,800,000		20.0%	22,770,000	(24)
All Post-Merger directors and executive officers as a group (7 individuals)

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 970 West Broadway, PMB 402, Jackson, Wyoming 83001.
(2)	Includes 600,000 Founders’ Units and underlying securities held by Hat Tricks LLC, an affiliate of Mr. Ledecky.
(3)	Includes 2,500,000 shares of common stock issuable upon exercise of Sponsors’ Warrants that will become exercisable upon consummation of the merger. Does not include 6,630,000 shares of common stock issuable upon exercise of Founders’ Warrants that will not become exercisable within 60 days of the consummation of the merger.
(4)	Represents shares of common stock held by Summit Trust, a trust established for the benefit of Mr. Watson and his beneficiaries.
(5)	Represents shares of common stock held by Summit Trust and Cullen Holdings.
(6)	Does not include 60,000 shares of common stock issuable upon exercise of Founders’ Warrants that will not become exercisable within 60 days of the consummation of the merger.
(7)	Ms. Kennedy’s business address is c/o Robert F. Kennedy Center, 1367 Connecticut Avenue N.W., Suite 200, Washington, D.C. 20036.
(8)	Mr. Hersov’s business address is NetJets Europe, Ltd., Grundstrasse 12, 6343 Rotkreuz, Switzerland.
(9)	Mr. Mathias’ business address is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004.
(10)	Mr. Roberts’ business address is Roberts, Raheb & Gradler, 805 15th Street, NW, Suite 1101, Washington, DC 20005.
(11)	Mr. Solomon’s address is P.O. Box 265, New York, New York 10163.
(12)	Mr. Gray’s business address is P.O. Box 774, Pacific Palisades, California 90272.
(13)	Mr. Stein’s business address is 435 S. Washington Street, Falls Church, Virginia 22046.
(14)	Mr. Hanson’s business address is c/o Babcock & Brown Limited, 53 Davies Street, London WIK 5JH.
(15)	The business address of Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.
(16)	Represents 3,906,258 shares of common stock held by Fir Tree SPAC Holdings 1, LLC (“SPAC Holdings 1”), 1,641,138 shares of common stock held by Fir Tree SPAC Holdings 2, LLC (“SPAC Holdings 2”) and 793,804 shares of common stock held by Fir Tree Value Master Fund, L.P. Fir Tree,

Inc. is the investment manager for each of these entities and Jeffrey Tannenbaum is the president of each of these entities and therefore controls such entities. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 11, 2009.
(17)	Mr. Englander’s business address is 666 Fifth Avenue, New York, New York 10103.
(18)	Represents 4,030,806 shares of common stock held by Integrated Core Strategies (US) LLC (“ICS”) and 2,244,321 shares of common stock held by Millenco LLC (“Millenco”). Israel A. Englander is the managing member of Millenium Management LLC, which is the manager of Millenco and the general partner of Integrated Holding Group LP (“IHG”). IHG is the managing member of ICS. Does not include 7,260,493 shares issuable on the exercise of warrants held by ICS and 646,200 shares issuable upon the exercise of warrants held by Millenco. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 12, 2009.
(19)	The business address of QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.
(20)	Represents 5,500,988 shares of common stock owned by QVT Fund LP, 587,613 shares of common stock owned by Quintessence Fund L.P. and 431,507 shares held for a third party account. QVT Financial LP is the investment manager of each of these funds and Oren Eisner is the authorized signatory for such funds and therefore controls them. The foregoing information was derived a Schedule 13G/A filed with the SEC on February 6, 2009.
(21)	The business address of HBK Investments L.P. is 300 Crescent Court, Suite 700, Dallas, Texas 75201.
(22)	HBK Investments L.P. has delegated discretion to vote and dispose of its securities to HBK Services LLC (“Services”). Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, and/or HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. and Jon L. Mosle is the authorized signatory for such entities and therefore controls them. Does not include 75,000 shares of common stock issuable upon exercise of warrants that are not exercisable and will not become exercisable within 60 days. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 9, 2009.
(23)	The business address of such individual is 22 Barnett Shoals Road, Watkinsville, Georgia 30677.
(24)	Includes 5,000,000 shares of common stock issuable upon exercise of Sponsors’ Warrants that will become exercisable upon consummation of the merger. Does not include 13,800,000 shares of common stock issuable upon exercise of Founders’ Warrants that will not become exercisable within 60 days of the consummation of the merger.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Code of Ethics and Related Person Policy

Triplecrown’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed years, (2) Triplecrown or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of Triplecrown’s common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Upon the consummation of the merger, CAH’s board of directors will establish a code of business conduct and ethics that applies to CAH’s officers and directors. Among other matters, CAH’s code of business conduct and ethics will be designed to detect and deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in CAH’s SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for CAH’s executive officers or directors may be made only by CAH’s board of directors or one of CAH’s board committees and will be promptly disclosed as required by law or stock exchange regulations.

Triplecrown Related Person Transactions

Prior Issuances

In June 2007, Triplecrown issued 11,500,000 shares of common stock to the individuals and entities set forth below for $25,000 in cash, at a purchase price of $0.002 share. After giving retroactive effect to reflect the dividends described below, Triplecrown effectively issued 13,800,000 units to such individuals, as follows:

Stockholders	Number of Shares
Summit Trust	6,630,000
Jonathan J. Ledecky	6,030,000
Hat Tricks LLC	600,000
Kerry Kennedy	60,000
Robert B. Hersov	60,000
Edward J. Mathias	60,000
Richard Y. Roberts	60,000
Jimmie Lee Solomon, Jr.	60,000
Jay H. Nussbaum	60,000
Jim Gray	60,000
Richard A. Stein	60,000
Edward Hanson	60,000

On September 19, 2007, Triplecrown’s board of directors authorized a dividend to the Founders of one warrant to purchase one share of common stock for each outstanding share of common stock. Each warrant entitles the registered holder to purchase one share of common stock at a price of $7.50 per share and expires on October 21, 2012. On September 21, 2007, Mr. Hanson transferred his units to Coronet Group Limited, an entity he controls, at their initial price of approximately $0.002 per share. On October 22, 2007, Triplecrown’s board of directors authorized a dividend to the Founders of 0.2 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, for each outstanding unit. Such securities were issued in connection with Triplecrown’s organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited individuals or entities.

Insider Stockholder Escrow

All of the Founders’ Units have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of a business combination, except as described below. The Founders’ Units may be released from escrow earlier than this date if, within the first year after Triplecrown consummates a business combination, (i) Triplecrown’s units has a last sales price equal to or exceeding $13.75 per unit for any 20 trading days within any 30-trading day period or (ii) Triplecrown consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. In connection with the merger, the Triplecrown Founders have agreed to have cancelled an aggregate of 11,260,000 shares of common stock of CAH they will receive in exchange for 11,260,000 Founders’ Shares upon consummation of the merger. The remaining 2,540,000 shares, as well as all of the warrants of CAH that the Triplecrown Founders will receive in exchange for their Founders’ Warrants, will continue to be held in escrow pursuant to the original terms of the escrow agreement and will be released one year after the consummation of the merger.

Initial Stockholder Warrant Purchase

In connection with the closing of the IPO, Triplecrown sold 2,500,000 Sponsors’ Warrants to each of Eric J. Watson and Jonathan J. Ledecky at a purchase price of $1.00 per warrant. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. The Sponsors’ Warrants are identical to the warrants underlying the units sold in the IPO except that the Sponsors’ Warrants are not transferable or salable by Messrs. Watson or Ledecky (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, providing the transferee agrees to be bound by the transfer restrictions) until Triplecrown completes a business combination, and if Triplecrown calls the warrants for redemption, the Sponsors’ Warrants are not redeemable so long as such warrants are held by Messrs. Watson, Ledecky or their affiliates, including any permitted transferees.

Registration Rights

The holders of the majority of the Founders’ Units and the holders of the majority the Sponsors’ Warrants (or underlying shares) each will be entitled to make up to two demands that Triplecrown register such units or warrants (or underlying shares) pursuant to a registration rights agreement entered into with Triplecrown in connection with the IPO. The holders of the majority of the Founders’ Units can elect to exercise these registration rights at any time commencing nine months after the consummation of a business combination. The holders of a majority of the Sponsors’ Warrants (or underlying shares) can elect to exercise these registration rights at any time after Triplecrown consummates the merger. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. Triplecrown will bear the expenses incurred in connection with the filing of any such registration statements. As a result of the merger, the Founders’ Warrants and Sponsors’ Warrants will become warrants to purchase shares of CAH common stock and the obligations of Triplecrown will become similar obligations of CAH.

Other Transactions

Prior to the IPO, Jonathan J. Ledecky and Eric J. Watson advanced an aggregate of $112,500 to Triplecrown, on a non-interest bearing basis, for payment of offering expenses on its behalf. These amounts were repaid out of proceeds of the IPO.

In connection with the proposed business combination with CAH, Triplecrown and Natural Dairy entered into a contract to purchase a certain piece of land to be used by CAH following consummation of the merger.

The total purchase price of the land is $8,662,500. Triplecrown paid an initial deposit of $866,250 on the land. On August 10, 2009, Triplecrown, Natural Dairy and the seller of the land extended the closing date for the land purchase and Triplecrown paid an additional deposit on the land of $833,750, interest of $48,070 and a leasing fee to use the land of $3,518 for a total additional deposit of $885,338. If Triplecrown is unable to complete the proposed business combination by the date it is required to liquidate, Mr. Watson and Natural Dairy have jointly and severally agreed to repay such deposits to Triplecrown and to assume Triplecrown’s remaining obligations under the purchase contract (approximately $6.9 million) and Triplecrown will have no further obligations or liability whatsoever under the purchase contract.

Triplecrown reimburses its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Triplecrown’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by Triplecrown, which are reviewed only by its board and audit committee or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to the merger.

Other than reimbursable out-of-pocket expenses payable to the officers and directors of Triplecrown, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, has been or will be paid to any of the Triplecrown Founders, including the officers and directors of Triplecrown, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

Triplecrown requires that all ongoing and future transactions between itself and any of its officers and directors or their respective affiliates, including loans by its officers and directors, will be on terms that Triplecrown believes to be no less favorable to it than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, require prior approval by a majority of Triplecrown’s uninterested “independent” directors or the members of its board who do not have an interest in the transaction, in either case who had access, at Triplecrown’s expense, to Triplecrown’s attorneys or independent legal counsel. Triplecrown will not enter into any such transaction unless its disinterested directors determine that the terms of such transaction are no less favorable to Triplecrown than those that would be available to Triplecrown with respect to such a transaction from unaffiliated third parties. CAH will continue such policy after the merger.

Cullen Agritech Related Person Transactions

Cullen Agritech’s Chief Executive Officer, Executive Chairman and Treasurer is a member of the Board of Directors of Cullen Holdings, Cullen Agritech’s parent. As of August 18, 2009, Cullen Holdings has been funding the operations of both Cullen Agritech and Natural Dairy and is owed a combined total of $35,484.

Eric J. Watson, Cullen Agritech’s Chief Executive Officer, is the Chairman of the Board and Treasurer of Triplecrown. Natural Dairy and Triplecrown entered into an agreement to purchase land from a third party, as fully described above.

On August 30, 2009, Cullen Holdings contributed 100 shares of Natural Dairy to Cullen Agritech. As a result of the contribution, Natural Dairy is now a wholly-owned subsidiary of Cullen Agritech.

On September 3, 2009, Cullen Agritech entered into an agreement with Cullen Investments Limited, Hart Acquisitions, LLC, Natural Dairy and Richard Hart Watson whereby the parties will assign the rights to certain intellectual property, including a proprietary farming system, to Cullen Agritech upon consummation of the merger.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Triplecrown’s directors and officers and persons owning more than 10% of Triplecrown common stock to file reports of ownership and changes of ownership with the SEC. Based on Triplecrown’s review of the copies of such reports furnished to it, or representations from certain reporting persons that no other reports were required, Triplecrown believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2008.

DESCRIPTION OF TRIPLECROWN’S AND CAH’s SECURITIES

General

On October 25, 2007, Triplecrown closed its IPO of 55,200,000 units, including 7,200,000 units subject to the underwriters’ over-allotment option, with each unit consisting of one share of its common stock and one warrant, each to purchase one share of its common stock at an exercise price of $7.50 per share. The units (including those subject to the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $552,000,000. Triplecrown’s units, common stock and warrants are listed on the NYSE Amex under the symbols TCW.U, TCW and TCW.WS, respectively. The closing bid price for each unit, share of common stock, warrant of Triplecrown on September 3, 2009, the last trading day before announcement of the execution of the merger agreement, was $9.63, $9.68 and $0.19, respectively.

The amended and restated certificate of incorporation of Triplecrown authorizes the issuance of 160,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the record date, 69,000,000 shares of common stock were outstanding and no shares of preferred stock were outstanding. CAH’s certificate of incorporation authorizes it to issue up to 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Triplecrown Units

Each Triplecrown unit consists of one share of common stock and one warrant. The units began trading on the NYSE Amex on October 25, 2007 and the common stock and warrants began separate trading on October 31, 2007.

Triplecrown Common Stock and CAH Shares of Common Stock

Triplecrown’s stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of the Triplecrown Founders, including all of its officers and directors, have agreed to vote the Founders’ Shares owned by them in accordance with the majority of the Public Shares and have agreed to vote any shares purchased following the IPO in the open market in favor of the merger. The Triplecrown Founders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of Triplecrown’s stockholders.

Triplecrown will proceed with the business combination only if a majority of the Public Shares is voted in favor of the business combination and holders owning less than 30% of the Public Shares both exercise their conversion rights discussed below and vote against the business combination.

The board of directors of Triplecrown is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. CAH’s board of directors is similarly classified.

If Triplecrown is forced to liquidate, the holders of the Public Shares will be entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. The Triplecrown Founders have agreed to waive their rights to share in any distribution with respect to the Founders’ Shares.

Triplecrown’s stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of the Public Shares (other than the Triplecrown Founders) have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination, properly demand conversion and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Upon consummation of the merger, the holders of shares of CAH common stock will be entitled to one vote for each share held of record on all matters to be voted on by the stockholders.

Holders of shares of CAH common stock will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the shares of common stock.

Preferred Stock

Triplecrown’s amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by its board of directors. No shares of preferred stock are being issued or registered in the merger. Accordingly, the board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement from its IPO prohibits Triplecrown, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Triplecrown may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of Triplecrown. There are no shares of preferred stock outstanding and Triplecrown does not currently intend to issue any shares of preferred stock.

CAH’s certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by CAH’s board of directors. Accordingly, CAH’s board of directors will be empowered, without stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of common stock. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of CAH.

Warrants

Triplecrown currently has 74,000,000 redeemable common stock purchase warrants outstanding, including the Founders’ Warrants and Sponsors’ Warrants. Upon the consummation of the merger, each outstanding common stock purchase warrant shall be automatically converted into a warrant of to purchase shares of CAH common stock with new terms as contemplated by the warrant amendment proposals. Consequently, each CAH warrant issued in exchange for the public warrants and Sponsors’ Warrants will entitle the registered holder to purchase one share of CAH common stock at a price of $12.00 per share (assuming the warrant amendments are approved), subject to adjustment as discussed below, at any time commencing after the completion of the merger. The CAH warrants issued in exchange for the Founders’ Warrants will not become exercisable until the last sales price of CAH’s common stock exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after the consummation of the merger. The public warrants will be exercisable only if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current, as described below. Assuming the warrant amendments are approved, the warrants will expire on October 21, 2013 at 5:00 p.m., New York City time.

After the consummation of the merger, assuming the warrant amendments are approved, CAH may call the warrants for redemption (excluding any Founders’ Warrants and Sponsors’ Warrants still held by the original purchasers of such warrants or their affiliates),

•	in whole and not in part,
•	at a price of $0.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $17.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of the redemption call, the redemption will not be expected to cause the stock price to drop below the exercise price of the warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Triplecrown. You should review a copy of the warrant agreement, which has been filed as an exhibit to the Registration Statement on Form S-1 for Triplecrown’s IPO (SEC File Nos. 333-144523 and 333-146850), for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without consent of any holder to cure any ambiguity or correct any defective provision, but requires the written consent of the registered holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Triplecrown common stock or shares of CAH common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to CAH, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No public warrants will be exercisable and CAH will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, CAH will use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, CAH cannot assure you that it will be able to do so and, if it does not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and CAH will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, CAH will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, CAH will, upon exercise, round up or down to the nearest whole number of shares of common stock.

The Founders’ Warrants are identical to the public warrants except that they will become exercisable after the merger if and when the last sales price of CAH’s common stock exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after the consummation of the merger and the Founders’ Warrants will be exercisable on a cashless basis and will not be redeemable by CAH, in each case, as long as they are held by the Founders or their permitted transferees. In addition, they may be exercised for unregistered shares if a registration statement relating to the common stock issuable upon exercise of the warrants is not effective and current and commencing on the date such warrants become exercisable, the Founders’ Warrants and the underlying common stock are entitled to registration rights.

The Sponsors’ Warrants are identical to the public warrants except that they are not transferable or salable by Messrs. Watson or Ledecky (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, providing the transferee agrees to be bound by the transfer restrictions) until Triplecrown completes a business combination and if Triplecrown calls the warrants for redemption, the Sponsors’ Warrants will not be redeemable so long as such warrants are held by Messrs. Watson, Ledecky or their affiliates, including any permitted transferees. In addition, they may be exercised for unregistered shares if a registration statement relating to the common stock issuable upon exercise of the warrants is not effective and current and commencing on the date such warrants become exercisable, the Sponsors’ Warrants and the underlying common stock are entitled to registration rights.

Transfer Agent and Warrant Agent

The transfer agent for Triplecrown’s securities and warrant agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. After the merger, CAH’s transfer agent and warrant agent will be Continental Stock Transfer & Trust Company.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Triplecrown’s units, common stock and warrants are listed on the NYSE Amex under the symbols TCW.U, TCW and TCW.WS, respectively. The following table sets forth the range of high and low closing prices for the units, common stock and warrants for the periods indicated since such units commenced public trading on October 25, 2007 and since such common stock and warrants commenced public trading on October 31, 2007.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2009:
Third Quarter*	10.00	9.63	9.73	9.57	0.22	0.07
Second Quarter	10.00	9.35	9.61	9.37	0.17	0.06
First Quarter	9.50	9.02	9.36	9.09	0.17	0.04
2008:
Fourth Quarter	9.45	8.85	9.05	8.60	0.30	0.06
Third Quarter	9.70	8.95	9.30	8.85	0.51	0.25
Second Quarter	9.95	9.45	9.29	8.99	0.70	0.41
First Quarter	10.2	9.65	9.20	8.97	1.09	0.54
2007:
Fourth Quarter (commencing October 2007)	10.19	9.85	9.14	8.90	1.20	1.00

*	Through , 2009

The closing bid price for each share of common stock, warrant and unit of Triplecrown on September 3, 2009, the last trading day before announcement of the execution of the merger agreement, was $9.68, $0.19 and $9.63, respectively. As of September 30, 2009, the record date for the Triplecrown special meeting, the closing bid price for each share of common stock, warrant and unit of Triplecrown was $9.70, $0.09 and $9.75, respectively.

Holders of Triplecrown common stock, warrants and units should obtain current market quotations for their securities. The market price of Triplecrown common stock, warrants and units could vary at any time before the merger.

Historical market price information for CAH’s securities is not presented because there is no public market for CAH’s securities.

Holders

As of September 30, 2009, there was one holder of record of Triplecrown units, 15 holders of record of Triplecrown common stock and 14 holders of record of Triplecrown warrants. Triplecrown believes that the aggregate number of beneficial holders of its common stock is in excess of 350 persons.

As of September 30, 2009, Triplecrown was the only holder of record of CAH’s common stock.

Dividends

Triplecrown has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the merger. The payment of any cash dividends subsequent to the merger will be within the discretion of Triplecrown’s then board of directors, subject to the relevant provision of Delaware law. The payment of dividends subsequent to the merger will be contingent upon CAH’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the merger, as well as contractual restrictions and other considerations deemed relevant by CAH’s then board of directors.

Stock Price Performance Graph

The following graph compares the cumulative total return for Triplecrown’s common stock from October 31, 2007, the date its common stock first became separately tradable, through December 31, 2008 with the comparable cumulative return of two indices, the S&P 500 Index and the Amex Composite Index (formerly the Amex Market Value Index). The graph assumes $100 invested on October 31, 2007 in Triplecrown’s common stock and $100 invested at that same time in each of the two listed indices. The stock price performance shown on the graph is not necessarily indicative of future performance.

STOCKHOLDER PROPOSALS

The CAH 2010 annual meeting of stockholders will be held on or about  , 2010 unless the date is changed by the board of directors. If you are a stockholder of CAH and you want to include a proposal in the proxy statement for the year 2010 annual meeting, you need to provide it to  by no later than  , 2010. You should direct any proposals to CAH’s secretary at CAH’s principal office which will be located at . If you want to present a matter of business to be considered at the year 2010 annual meeting, under CAH’s bylaws you must give timely notice of the matter, in writing, to its secretary. To be timely, the notice has to be given between  , 2010 and  , 2010.

LEGAL MATTERS

Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, is acting as counsel for Triplecrown and CAH and will pass upon the validity of the common stock issued in connection with the merger and certain other legal matters related to this proxy statement/prospectus. Richards, Layton & Finger, P.A. is acting as special counsel for Triplecrown and will pass upon certain legal matters related to Delaware corporate law. Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017, is acting as counsel for Cullen Agritech.

EXPERTS

The audited financial statements of CAH for the period from August 27, 2009 (inception) through August 31, 2009 included in this proxy statement/prospectus have been so included in the reliance on a report of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

The audited financial statements of Cullen Agritech for the period from June 3, 2009 (inception) through August 18, 2009 included in this proxy statement/prospectus have been so included in the reliance on a report of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

The audited financial statements of Triplecrown Acquisition Corp. as of December 31, 2008 and 2007, and for the periods from June 8, 2007 (inception) through December 31, 2007 and 2008, included in this proxy statement/prospectus have been so included in the reliance on a report of Marcum LLP (formerly Marcum & Kliegman LLP), an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

Representatives of Marcum LLP will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Triplecrown and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Triplecrown’s proxy statement/prospectus. Upon written or oral request, Triplecrown will deliver a separate copy of the proxy statement/prospectus to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Triplecrown deliver single copies of such documents in the future. Stockholders may notify Triplecrown of their requests by calling or writing Triplecrown at its principal executive offices at 970 West Broadway, PMB 402, Jackson, Wyoming 83001 (307) 633-2831.

WHERE YOU CAN FIND MORE INFORMATION

Triplecrown files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Triplecrown with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Triplecrown at the SEC web site containing reports, proxy statement/prospectus and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the merger, you should contact via phone or in writing:

Mr. Jonathan J. Ledecky
Secretary
Triplecrown Acquisition Corp.
c/o Paul Vassilakos

590 Madison Avenue, 21st Floor
New York, New York 10022
Tel: (212) 521-5396

or

Morrow & Co., LLC
470 West Avenue
Stamford, Connecticut 06902
Telephone: (800) 662-5200

If you are a stockholder or warrantholder of Triplecrown and would like to request documents, please do so by October __, 2009 to receive them before the Triplecrown special meetings. If you request any documents from Triplecrown, Triplecrown will mail them to you by first class mail, or another equally prompt means.

CAH has filed with the SEC a registration statement on Form S-4, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the CAH’s common stock and warrants to be issued upon consummation of the merger, as well as the common stock underlying the warrants. This Proxy Statement/Prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to CAH and its common stock and warrants to be issued upon consummation of the merger, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. CAH’s SEC filings, including its registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of the consummation of the merger, CAH will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to CAH’s stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

All information contained or incorporated by reference in this proxy statement/prospectus relating to Triplecrown and CAH has been supplied by Triplecrown, and all such information relating to Cullen Agritech has been supplied by Cullen Agritech. Information provided by either Triplecrown or Cullen Agritech does not constitute any representation, estimate or projection of the other party.

This document is a prospectus of CAH and proxy statement of Triplecrown for the special meetings of Triplecrown’s stockholders and warrantholders. Neither CAH nor Triplecrown has authorized anyone to give any information or make any representation about the mergers, CAH, Cullen Agritech or Triplecrown that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that Triplecrown has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Page
Cullen Agricultural Technologies Inc. and Affiliate
Report of Independent Registered Public Accounting Firm	F-2
Combined Balance Sheet at August 18, 2009	F-3
Combined Statement of Operations for the Period from June 3, 2009 (inception) through August 18, 2009	F-4
Combined Statement of Changes in Stockholder’s Deficit for the Period from June 3, 2009 (inception) through August 18, 2009	F-5
Combined Statement of Cash Flows for the Period from June 3, 2009 (inception) through August 18, 2009	F-6
Notes to Combined Financial Statements	F-7
Cullen Agricultural Holding Corp.
Report of Independent Registered Public Accounting Firm	F-12
Combined Balance Sheet at August 31, 2009	F-13
Combined Statement of Operations for the Period from August 27, 2009 (inception) through August 31, 2009	F-14
Combined Statement of Changes in Stockholder’s Deficit for the Period from August 27, 2009 (inception) through August 31, 2009	F-15
Combined Statement of Cash Flows for the Period from August 27, 2009 (inception) through August 31, 2009	F-15
Notes to Combined Financial Statements	F-17
Triplecrown Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-21
Balance Sheets as of December 31, 2008 and December 31, 2007	F-22
Statements of Income for the year ended December 31, 2008, and for the period from June 8, 2007 (inception) through December 31, 2007, and for the period from June 8, 2007 (inception) through December 31, 2008	F-23
Statement of Changes in Stockholders’ Equity for the period from June 8, 2007 (inception) through December 31, 2008	F-24
Statements of Cash Flows for the year ended December 31, 2008, and for the period from June 8, 2007 (inception) through December 31, 2007, and for the period from June 8, 2007 (inception) through December 31, 2008	F-25
Notes to Financial Statements	F-26
Condensed Balance Sheets at June 30, 2009 (Unaudited) and December 31, 2008	F-36
Condensed Statements of Operations (Unaudited) for the three and six months ended June 30, 2009 and 2008, and for the period June 8, 2007 (inception) through June 30, 2009	F-37
Condensed Statement of Changes in Stockholders’ Equity (Unaudited) for the period from June 8, 2007 (inception) through June 30, 2009	F-38
Condensed Statements of Cash Flows (Unaudited) for the six months ended June 30, 2008 and 2009, and for the period June 8, 2007 (inception) through June 30, 2009	F-39
Notes to Unaudited Condensed Interim Financial Statements	F-40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of
Cullen Agricultural Technologies Inc. and Affiliate

We have audited the accompanying combined balance sheet of Cullen Agricultural Technologies Inc. and Affiliate (a development stage company) (the “Company”), as of August 18, 2009 and the related combined statements of operations, changes in stockholder’s deficit and cash flows for the period from June 3, 2009 (inception) through August 18, 2009. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Company’s operations have been funded by its parent company, Cullen Inc. Holding Ltd., a New Zealand company (the “Parent”). Although the Parent continues to fund the operations as deemed necessary, these factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Cullen Agricultural Technologies Inc. and Affiliate (a development stage company) as of August 18, 2009, and the results of its operations and cash flows for the period from June 3, 2009 (inception) through August 18, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

September 4, 2009
Melville, NY

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

COMBINED BALANCE SHEET
August 18, 2009

ASSETS
Current assets
Prepaid expenses	$19,241
Intangible assets	3,327
Total assets	$22,568
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accrued expenses	$9,246
Due to parent company	35,484
Total current liabilities	44,730
Stockholder’s deficit:
Common stock – no par value; authorized 200,000 shares; issued and outstanding 200 shares	—
Additional paid-in capital	200
Deficit accumulated during development stage	(22,362)
Total stockholder’s deficit	(22,162)
Total liabilities and stockholder’s deficit	$22,568

The accompanying notes are an integral part of these combined financial statements.

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

COMBINED STATEMENT OF OPERATIONS
For the Period from June 3, 2009 (Inception) Through August 18, 2009

Revenue	$—
Operating expenses
Organization costs	6,200
Professional fees	15,013
Travel	753
Website costs	396
Total operating expenses	22,362
Net loss	$(22,362)

The accompanying notes are an integral part of these combined financial statements.

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

COMBINED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
For the Period from June 3, 2009 (Inception) Through August 18, 2009

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total Stockholder’s Deficit
	Shares	Amount
Balance, June 3, 2009 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholder	200	—	200	—	200
Net loss for the period from June 3, 2009 (inception) through August 18, 2009	—	—	—	(22,362)	(22,362)
Balance, August 18, 2009	200	$—	$200	$(22,362)	$(22,162)

The accompanying notes are an integral part of these combined financial statements.

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

COMBINED STATEMENT OF CASH FLOWS
For the Period from June 3, 2009 (Inception) Through August 18, 2009

Cash Flows from Operating Activities:
Net loss	$(22,362)
Adjustments To Reconcile Net Income To Net
Cash Provided By Operating Activities: Cash Provided By Operating Activities:
Changes in Operating Assets and Liabilities:
Prepaid expenses	(19,241)
Accrued expenses	9,246
Net Cash Provided by Operating Activities	(32,357)
Cash Flows From Investing Activities:
Acquisition of intangible assets	(3,327)
Net Cash (Used In) Investing Activities	(3,327)
Cash Flows From Financing Activities:
Due to Parent Company	35,484
Issuance of Common Stock	200
Net Cash Provided by Financing Activities	35,684
Net Increase (Decrease) in Cash	—
Cash at the Beginning of the Period	—
Cash at the End of the Period	$—

Supplemental Disclosure

As fully described in Note 1, the Company’s operations have been funded by its stockholder, Cullen Inc. Holdings Ltd. during the period from June 3, 2009 (inception) through August 18, 2009.

The accompanying notes are an integral part of these combined financial statements.

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration

Organization and Nature of Operations

Cullen Agricultural Technologies Inc. and Natural Dairy Inc., (collectively “the Company” or “Cullen Agritech”), were incorporated under the laws of the state of Georgia on June 3, 2009. Cullen Agricultural Technologies Inc. (“Cullen”) was formed to be a research and development company committed to the development and commercialization of advanced agricultural technologies. Cullen’s principal focus will be the operation of dairy farms in the Southeastern United States. It will also provide advisory services associated with the implementation of more efficient farming techniques and promotes a methodology that incorporates components of New Zealand’s pasture-based farming system. Natural Dairy Inc. (“Natural Dairy”) was formed to deploy Cullen’s farming techniques and systems, through the purchase of land to be used as a dairy farm. The Company has selected December 31 as its year end.

Principles of Combination

The combined financial statements include the accounts of Cullen Agricultural Technologies Inc. and Natural Dairy Inc., both of which are under common control and ownership of Cullen Inc Holdings Ltd., a New Zealand company (the “Parent”). All significant intercompany balances and transactions have been eliminated in combination.

Going Concern Consideration

The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying combined financial statements, the Company had a net loss of $22,362 for the period from June 3, 2009 (inception) through August 18, 2009, and has no cash as of August 18, 2009. To date, the Company’s operations have been funded by the Parent. Although the Parent plans to continue to fund the operations as deemed necessary, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to finance operations through debt and equity financing. The Company may have difficulty in obtaining financing on favorable terms, if at all. The combined financial statements do not include any adjustments that might be necessary if it is unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At August 18, 2009 the Company had no cash or cash equivalents.

Intangible Assets

Intangible assets consist of costs related to the design and development of the Company’s web site. These costs were capitalized in accordance with the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) No. 00-2, “Accounting for Web Site Development Costs”. No amortization expense has been recorded for the period from June 3, 2009 (inception) through August 18, 2009.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

Organization Costs

Organization costs of $6,200 consist of legal and incorporation fees, incurred through the balance sheet date that are related to the formation of the corporations and were expensed as incurred in accordance with Statement of Position 98-5, “Reporting on the Cost of Start-up Activities.”

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS 109, “Accounting for Income Taxes”. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A valuation allowance against deferred tax assets is provided when it is more likely than not that the deferred tax asset will not be fully realized. As of August 18, 2009, the Company has a net loss of $22,362, which if realized would have a tax benefit of $7,603. The Company has determined that this deferred tax benefit has no value at this time, as the Company does not believe that it will utilize these losses in the future, and accordingly has not been recorded as a deferred tax asset.

The Company adopted the provisions of FASB Interpretation No. 48 (“FIN 48”), on June 3, 2009 (inception). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. In accordance with FASB Staff Position (“FSP”) FIN 48-3, the Company is not required to reflect the adoption of FIN 48 in its combined financial statements until the issuance of its combined financial statements for the period ending December 31, 2009. The adoption of FIN 48 has not had a material effect on the Company’s combined financial position or results of operations. The Company classifies interest and penalties, if any, associated with our uncertain tax positions as a component of income tax expense. No interest and penalties related to uncertain tax positions were accrued at August 18, 2009.

During the period from June 3, 2009 (inception) through August 18, 2009, the Company recognized no adjustments for uncertain tax benefits. The Company is subject to U.S. federal and state examinations by tax authorities since its inception. The Company does not expect any significant changes to its unrecognized tax positions during the next 12 months.

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations(“SFAS 141R”). SFAS 141R changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, In-process research & development and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141R promotes greater use of fair values in financial reporting. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”(“SFAS 160”). SFAS 160

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (“NCI”) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In April 2009, the FASB issued FASB Staff Position No. 141(R)-1 (“FSP FAS 141(R)-1”) which provides additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies. FSP FAS 141(R)-1 is effective for all fiscal years beginning on or after December 15, 2008. FSP FAS 141(R)-1 will have an impact on the accounting for any business acquired in the future.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”). The statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. SFAS No. 165 became effective June 15, 2009 for all subsequent reporting periods. The adoption of SFAS No. 165 did not have a material impact on the Company’s combined financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 eliminates Interpretation 46(R)’s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)’s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. SFAS 167 will be effective January 1, 2010. The adoption of SFAS 167 is not expected to have an impact on the Company’s combined financial statements or results of operations.

In July 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification to become the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supercede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS 168, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to materially impact the Company’s combined financial statements or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the combined financial statements.

Note 2 — Related Parties

The Company’s Chief Executive Officer, Executive Chairman and Treasurer (the “CEO”) is a member of the Board of Directors of the Company’s Parent. As of August 18, 2009, the Parent has been funding the operations of the Company and is owed a combined total of $35,484.

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 2 — Related Parties  – (continued)

The Company’s CEO is the Chairman of the Board and Treasurer of Triplecrown Acquisition Corp. (the “Related Party” or “Triplecrown”). The Company and the Related Party entered into an agreement to purchase land from a third party, as fully described in Note 3. On September 4, 2009, the Company entered into an Agreement and Plan of Reorganization with the Related Party (the “Merger”) as fully described in Note 4.

Note 3 — Commitments and Contingencies

On June 27, 2009, the Company and the Related Party entered into an agreement with a third party (the “Seller”) to purchase a certain parcel of land (the “Property”). The total purchase price of the Property is $8,662,500. The Related Party paid an initial deposit of $866,250 (the “Deposit”) on the land. On August 10, 2009, the Company, the Related Party, and the Seller entered into an extension agreement (the “Extension”) to extend the closing date for the land to September 15, 2009. In exchange for the Extension, the Related Party paid an additional deposit on the land of $833,750, interest of $48,070 and a leasing fee for the Company to use the land of $3,518, for a total of $885,338 (the “Extension Payment”). On August 10, 2009, the Company entered into an agreement with the Related Party in which the Company, and the Company’s CEO, agreed to be jointly and severally liable to assume the obligation for the remaining purchase price of the Property of $6,962,500 if the Merger is not consumated.

On August 11, 2009, Cullen entered into a strategic cooperation agreement with New Zealand Agritech Inc (“Agritech”) to promote the interests of Agritech and its members. Cullen will assist members of Aritech to mitigate barriers of market entry and provide the opportunity to realize the potential growth in various markets. Agritech will actively promote to its members its alliance with Cullen. Cullen is obligated to pay a fee to Agritech annually, in arrears, based on its dealings with Agritech’s members. The fee is to be negotiated on a case by case basis.

On August 1, 2009, the Company obtained a nonbinding letter of intent from Struve Technologies LLC (“Struve”) whereby Struve has agreed to supply livestock and breeding services to Cullen. Struve offered Cullen a preferred supplier agreement for a period of not less than five years covering the supply of livestock related to the Company’s business. For 2010, Struve has agreed that it has the ability to supply the Company up to 60,000 dairy cows meeting the Company’s specifications.

On August 13, 2009, Cullen obtained a nonbinding letter of intent from Discus Enterprises Limited granting the Company the exclusive license to use the EpiManager software in the United States. EpiManager is a web based information management system used in tracking non-feral animals, including food animals and pets. Cullen will incur the associated costs to adapt the EpiManager system to their specific needs and other dairy operators in the United States.

On August 14, 2009, the Company entered into a nonbinding letter of intent with Farmax to explore the development of a dairy farm management software model for the United States (the “US Model”). Cullen will pay for the development and reconfiguration the Farmax Dairy Pro software to the US model. Cullen will own the intellectual property related to the US model and will have exclusive rights to use and market the model. Cullen will have to pay a royalty to Farmax based on the sales revenue generated in the United States from the sale of the US model.

On August 14, 2009, Cullen entered into an agreement with AHA Advisors Ltd to act as a member of the Company’s advisory board and to work exclusively with the Company in the development of a genetically advanced dairy cow milking herd for Natural Dairy Inc. AHA Advisors Ltd will assist in the discovery of a herd uniquely capable of meeting the production and performance goals of the Company.

During August 2009, REPOROA Engineering 1982 Limited (“REPOROA”) and the Company entered into a letter of intent whereby REPOROA will design and construct milking parlors in the United States for

CULLEN AGRICULTURAL TECHNOLOGIES INC. AND AFFILIATE
(A Development Stage Company)

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3 — Commitments and Contingencies  – (continued)

the Company. REPOROA will initially design and construct three milking parlors and can potentially provide twenty parlors during 2010. REPOROA is currently working on an estimate and finance package for Cullen.

Note 4 — Subsequent Events

On August 30, 2009, pursuant to an agreement of a plan of contribution of shares, the Parent contributed 100 shares of Natural Dairy to Cullen Agricultrural Technologies, Inc. As a result of the contribution, Natural Dairy is a now a wholly-owned subsidiary of Cullen Agricultural Technologies, Inc.

On August 31, 2009, Natural Dairy entered into an employment agreement with Richard Watson (“Watson”) to be the Chief Scientific Officer with a term commencing on September 1, 2009 and expiring on August 31, 2012. The agreement calls for a base salary of $100,000 and a discretionary bonus of up to 50% of the base salary.

On September 3, 2009, the Company entered into an agreement with Cullen Investments Limited (“CIL”), Hart Acquisitions, LLC (“Hart”), and Watson, whereby CIL, Hart and Watson will assign the rights to certain intellectual property including a proprietary farming system to the Company, should the Merger be completed. The Company will have the sole right to use the proprietary farming system, including assigning rights for the intellectual property to third parties, as of the effective date of the Merger.

Pursuant to the Agreement and Plan of Reorganization dated September 4, 2009, executed by Cullen Agritech, Triplecrown, Cullen Agricultural Holdings, Inc. (“Holdco”), CAT Merger Sub, Inc. (“MergerSub”), and Cullen Inc Holdings Ltd (“CIL”), the parties to the agreement propose to merge Triplecrown into Holdco, with Holdco being the surviving public entity. Cullen Agritech will merge into MergerSub, a wholly-owned subsidiary of Holdco, and MergerSub shall cease to exist, with Cullen Agritech as the surviving subsidiary of Holdco. As a result of the merger, the holders of common stock and warrants of Triplecrown will receive like securities of Holdco, on a one-to-one basis, in exchange for their existing securities, except that 11,260,000 shares of the 13,800,000 shares of common stock owned by Triplecrown’s founding shareholders will be cancelled. Cullen Agritech shares of common stock will be converted into 15,881,148 shares of Holdco’s common stock. Upon conversion of the shares of Cullen Agritech’s common stock, Holdco will receive 100 shares of Cullen Agritech’s common stock. As a result of the merger, Cullen Agritech will be a wholly-owned subsidiary of Holdco.

Completion of the merger is subject to and conditioned upon, among other things, approval by the stockholders of Triplecrown and agreement by the holders of Triplecrown’s warrants to agree to amend the warrant agreement to increase the strike price of the warrants from $7.50 per share to $12.00 per share, to extend the expiration date to October 22, 2013. the Triplecrown’s trust account and to increase the price at which the stock must trade for the warrants to be called for redemption from $13.75 per share to $17.00 per share. In order to improve the probability that the merger is approved, Triplecrown may enter into agreements to purchase shares of common stock from shareholders who indicate their intention to vote against the merger, paying for the shares with funds from the trust account immediately after consummation of the merger. The funds available to Holdco following consummation of the merger, therefore, will be reduced based upon the number of stockholders who exercise their conversion rights or arrange to sell their shares to Triplecrown upon consummation of the merger.

In the event the proposed merger is not consummated, the parties to the merger agreement will bear their own legal and other costs.

The Company has evaluated subsequent events that occurred subsequent to August 18, 2009 through September 4, 2009, the date on which these financial statements were issued. Except as disclosed, management concluded that no other events required potential adjustment to or disclosure in these combined financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of
Cullen Agricultural Holding Corp. and Subsidiary

We have audited the accompanying consolidated balance sheet of Cullen Agricultural Holding Corp. and Subsidiary (a development stage company) (the “Company”), a wholly-owned subsidiary of Triplecrown Acquisition Corp. as of August 31, 2009 and the related consolidated statements of operations, changes in stockholder’s deficit and cash flows for the period from August 27, 2009 (inception) through August 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s funds may not be sufficient to maintain the Company. In addition, the certificate of incorporation of Triplecrown Acquisition Corp. (the “Parent”) provides for mandatory liquidation of the Parent in the event that the Parent does not consummate a business combination prior to October 22, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cullen Agricultural Holding Corp. and Subsidiary (a development stage company) as of August 31, 2009, and the results of its operations and cash flows for the period from August 27, 2009 (inception) through August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

September 4, 2009
Melville, NY

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARY
(A Development Stage Company)
(A Wholly-Owned Subsidiary of Triplecrown Acquisition Corp.)

CONSOLIDATED BALANCE SHEET
August 31, 2009

ASSETS
Total assets	$—
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accrued expenses	1,000
Total current liabilities	1,000
Stockholder’s deficit:
Preferred stock – $0.0001 par value; authorized 1,000,000 shares; no shares issued and outstanding
Common stock – $0.0001 par value; authorized 160,000,000 shares; issued and outstanding 10 shares	—
Deficit accumulated during development stage	(1,000)
Total stockholder’s deficit	(1,000)
Total liabilities and stockholder’s deficit	$—

The accompanying notes are an integral part of these consolidated financial statements.

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARY
(A Development Stage Company)
(A Wholly-Owned Subsidiary of Triplecrown Acquisition Corp.)

CONSOLIDATED STATEMENT OF OPERATIONS
For the Period from August 27, 2009 (Inception) Through August 31, 2009

Revenue	$—
Operating expenses
Organization costs	1,000
Total operating expenses	1,000
Net loss	$(1,000)
Weighted average number of common shares outstanding – basic and diluted	10
Basic and diluted net loss per share	$(100)

The accompanying notes are an integral part of these consolidated financial statements.

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARY
(A Development Stage Company)
(A Wholly-Owned Subsidiary of Triplecrown Acquisition Corp.)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
For the Period from August 27, 2009 (Inception) Through August 31, 2009

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total Stockholder’s Deficit
	Shares	Amount
Balance, August 27, 2009 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholder (Parent) – 10 shares at $0.001 per share	10	—	—	—	—
Net (loss) for the period from August 27, 2009 (inception) through August 31, 2009	—	—	—	(1,000)	(1,000)
Balance, August 31, 2009	10	$—	$—	$(1,000)	$(1,000)

The accompanying notes are an integral part of these consolidated financial statements.

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARY
(A Development Stage Company)
(A Wholly-Owned Subsidiary of Triplecrown Acquisition Corp.)

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period from August 27, 2009 (Inception) Through August 31, 2009

Cash flows from operating activities:
Net (loss)	$(1,000)
Adjustments to reconcile net (loss) to net cash provided by operating activities: Cash Provided By Operating Activities:
Changes in operating assets and liabilities:
Accrued expenses	1,000
Net cash provided by operating activities	—
Net increase (decrease) in cash	—
Cash at the beginning of the period	—
Cash at the end of the period	$—

The accompanying notes are an integral part of these consolidated financial statements.

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARY
(A Development Stage Company)
(A Wholly-Owned Subsidiary of Triplecrown Acquisition Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration

Organization and Nature of Operations

Cullen Agricultural Holding Corp. (a development stage company) was incorporated under the laws of the state of Delaware on August 27, 2009. Cullen Agricultural Holding Corp. was formed as a wholly-owned subsidiary of Triplecrown Acquisition Corp. (the “Parent” or “Triplecrown”). CAT Merger Sub, Inc., a Georgia Corporation, was incorporated as a wholly-owned subsidiary of Cullen Agricultural Holding Corp. on August 31, 2009. Cullen Agricultural Holding Corp. and CAT Merger Sub, Inc. (collectively, the “Company”) were formed to effect the transactions contemplated by the Merger Agreement described below in Note 2. The Company chose December 31 as its fiscal year end.

Principles of Consolidation

The consolidated financial statements include the accounts of Cullen Agricultural Holding Corp. and CAT Merger Sub, Inc. All intercompany accounts and transactions have been eliminated upon consolidation.

Going Concern Consideration

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $1,000 for the period from August 27, 2009 (inception) through August 31, 2009, and no cash as of August 31, 2009. The Company’s funds may not be sufficient to maintain the Company. In addition, the Parent’s certificate of incorporation provides for mandatory liquidation of the Parent in the event that the Parent des not complete a business combination prior to October 22, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if it is unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At August 31, 2009, the Company had no cash or cash equivalents.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Organization Costs

Organization costs of $1,000 consist of legal and incorporation fees, incurred through the balance sheet date that are related to the formation of the corporations and were expensed as incurred in accordance with Statement of Position 98-5, “Reporting on the Cost of Start-up Activities.”

Earnings per Share

The Company follows the provisions of SFAS No. 128, “Earnings Per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No.128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations.

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARY
(A Development Stage Company)
(A Wholly-Owned Subsidiary of Triplecrown Acquisition Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FAS 109, “Accounting for Income Taxes”. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A valuation allowance against deferred tax assets is provided when it is more likely than not that the deferred tax asset will not be fully realized. As of August 31, 2009, the Company has a net loss of $1,000, which if realized would have a tax benefit of $340. The Company has determined that this deferred tax benefit has no value at this time, as the Company does not believe that it will utilize these losses in the future, and accordingly has not been recorded as a deferred tax asset.

The Company adopted the provisions of FASB Interpretation No. 48 (“FIN 48”), on June 3, 2009 (inception). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. In accordance with FASB Staff Position (“FSP”) FIN 48-3, the Company is not required to reflect the adoption of FIN 48 in its combined financial statements until the issuance of its combined financial statements for the period ending December 31, 2009. The adoption of FIN 48 has not had a material effect on the Company’s combined financial position or results of operations. The Company classifies interest and penalties, if any, associated with our uncertain tax positions as a component of income tax expense. No interest and penalties related to uncertain tax positions were accrued at August 31, 2009.

During the period from August 27, 2009 (inception) through August 31, 2009, the Company recognized no adjustments for uncertain tax benefits. The Company is subject to U.S. federal and state examinations by tax authorities since its inception. The Company does not expect any significant changes to its unrecognized tax positions during the next 12 months.

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007), Business Combinations(“SFAS 141R”). SFAS 141R changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, In-process research & development and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141R promotes greater use of fair values in financial reporting. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”(“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (“NCI”) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARY
(A Development Stage Company)
(A Wholly-Owned Subsidiary of Triplecrown Acquisition Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

fiscal years beginning after December 15, 2008. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In April 2009, the FASB issued FASB Staff Position No. 141(R)-1 (“FSP FAS 141(R)-1”) which provides additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies. FSP FAS 141(R)-1 is effective for all fiscal years beginning on or after December 15, 2008. FSP FAS 141(R)-1 will have an impact on the accounting for any business acquired in the future.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”). The statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. SFAS No. 165 became effective June 15, 2009 for all subsequent reporting periods. The adoption of SFAS No. 165 did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 eliminates Interpretation 46(R)’s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)’s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. SFAS 167 will be effective January 1, 2010. The adoption of SFAS 167 is not expected to have an impact on the Company’s consolidated financial statements or results of operations.

In July 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification to become the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS 168, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to materially impact the Company’s consolidated financial statements or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the consolidated financial statements.

Note 2 — Subsequent Events

Pursuant to the Agreement and Plan of Reorganization dated September 4, 2009, executed by Cullen Agricultural Technologies, Inc. (“Cullen Agritech”), Triplecrown, Cullen Agricultural Holdings, Inc. (“Holdco”), CAT Merger Sub, Inc. (“MergerSub”), and Cullen Inc Holdings Ltd (“CIL”), the parties to the agreement propose to merge Triplecrown into Holdco, with Holdco being the surviving public entity. Cullen Agritech will merge into MergerSub, a wholly-owned subsidiary of Holdco, and MergerSub shall cease to exist, with Cullen Agritech as the surviving subsidiary of Holdco. As a result of the merger, the holders of

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARY
(A Development Stage Company)
(A Wholly-Owned Subsidiary of Triplecrown Acquisition Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Subsequent Events  – (continued)

common stock and warrants of Triplecrown will receive like securities of Holdco, on a one-to-one basis, in exchange for their existing securities, except that 11,260,000 shares of the 13,800,000 shares of common stock owned by Triplecrown’s founding shareholders will be cancelled. Cullen Agritech shares of common stock will be converted into 15,881,148 shares of Holdco’s common stock. Upon conversion of the shares of Cullen Agritech’s common stock, Holdco will receive 100 shares of Cullen Agritech’s common stock. As a result of the merger, Cullen Agritech will be a wholly-owned subsidiary of Holdco.

Completion of the merger is subject to and conditioned upon, among other things, approval by the stockholders of Triplecrown and agreement by the holders of Triplecrown’s warrants to increase the strike price of the warrants from $7.50 per share to $12.00 per share, to extend the expiration date to October 22, 2013 and to increase the price at which the stock must trade for the warrants to be called for redemption from $13.75 per share to $17.00 per share.

The assets of Holdco after completion of the merger will consist primarily of funds distributed from a trust account in which a substantial portion of the net proceeds of Triplecrown’s initial public offering are held. Stockholders who vote against the merger and demand conversion of their shares will have the right to convert their shares into a pro rata portion of the funds held in the Triplecrown’s trust account. In order to improve the probability that the merger is approved, Triplecrown may enter into agreements to purchase shares of common stock from shareholders who indicate their intention to vote against the merger, paying for the shares with funds from the trust account immediately after consummation of the merger. The funds available to Holdco following consummation of the merger, therefore, will be reduced based upon the number of stockholders who exercise their conversion rights or arrange to sell their shares to Triplecrown upon consummation of the merger.

In the event the proposed merger is not consummated, the parties to the merger agreement will bear their own legal and other costs.

Management has evaluated subsequent events to determine if events or transactions occurring through September 4, 2009, require potential adjustment or disclosure in the consolidated financial statements. Except as disclosed above, management concluded that no other events required disclosure in these consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Stockholders
of Triplecrown Acquisition Corp.

We have audited the accompanying balance sheets of Triplecrown Acquisition Corp. (a development stage enterprise) (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2008, and for the periods from June 8, 2007 (inception) through December 31, 2008 and December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination (as defined) prior to October 22, 2009. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triplecrown Acquisition Corp. (a development stage enterprise) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the periods from June 8, 2007 (inception) through December 31, 2008 and 2007, in conformity with United States generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (Unites States), Triplecrown Acquisition Corp’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 12, 2009 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ Marcum LLP

(formerly Marcum & Kliegman LLP)
Melville, New York
March 12, 2009

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current Assets
Cash and cash equivalents	$111,606	$296,913
Cash held in trust account, interest and dividends available for working capital and taxes (including accrued interest receivable of $1,539,038 as of December 31, 2007)	4,707,238	3,178,633
Other current assets	91,067	21,370
Total current assets	4,909,911	3,496,916
Trust account, restricted
Cash held in trust account	538,747,464	536,930,000
Accrued interest receivable, trust account	129,192	—
Total trust account, restricted	538,876,656	536,930,000
Total assets	$543,786,567	$540,426,916
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$404,682	$135,400
Income taxes payable	—	1,568,439
Total liabilities	404,682	1,703,839
Common Stock, subject to possible conversion, 16,559,999 shares at conversion value	161,662,987	161,078,990
Commitment and Contingencies
Stockholders’ Equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 160,000,000 shares; total issued and outstanding 69,000,000 shares, (less 16,559,999 shares, subject to possible conversion)	5,244	5,244
Additional paid-in capital	375,230,449	375,814,446
Income accumulated during development stage	6,483,205	1,824,397
Total stockholders’ equity	381,718,898	377,644,087
Total liabilities and stockholders’ equity	$543,786,567	$540,426,916

The accompanying notes are an integral part of these financial statements

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

STATEMENTS OF INCOME

	For the Year Ended December 31, 2008	For the Period from June 8, 2007 (Inception) Through December 31, 2007	For the Period from June 8, 2007 (Inception) Through December 31, 2008
Revenue	$—	$—	$—
Formation and operating costs	1,484,138	180,350	1,664,488
Loss from operations	(1,484,138)	(180,350)	(1,664,488)
Interest and dividend income	8,443,326	3,573,186	12,016,512
Income before provision for income taxes	6,959,188	3,392,836	10,352,024
Provision for income taxes	(2,300,380)	(1,568,439)	(3,868,819)
Net income	4,658,808	1,824,397	6,483,205
Accretion of trust account income relating to common stock subject to possible conversion	(583,997)	—	(583,997)
Net income attributable to other common stockholders	$4,074,811	$1,824,397	$5,899,208
Weighted average number of common shares outstanding excluding shares subject to possible conversion basic and diluted	52,440,001	26,554,952
Basic and diluted net income per share attributable to other common stockholders	$0.08	$0.07

The accompanying notes are an integral part of these financial statements

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from June 8, 2007
(Inception) Through December 31, 2008

	Common Stock		Additional Paid-In Capital	Income Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance, June 8, 2007 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholders at $0.002 per share	13,800,000	1,380	23,620	—	25,000
Sale of 55,200,000 units, net of underwriters’ discount and offering expenses of $20,126,320 (includes 16,559,999 shares subject to possible conversion)	55,200,000	5,520	531,868,160	—	531,873,680
Proceeds subject to possible conversion of 16,559,999 shares	—	(1,656)	(161,077,334)	—	(161,078,990)
Proceeds from issuance of sponsor warrants	—	—	5,000,000	—	5,000,000
Net income for the period June 8, 2007 (inception) through December 31, 2007	—	—	—	1,824,397	1,824,397
Balance, December 31, 2007	69,000,000	5,244	375,814,446	1,824,397	377,644,087
Accretion of trust account income relating to common stock subject to possible conversion for the year ended December 31, 2008	—	—	(583,997)	—	(583,997)
Net income for the year ended December 31, 2008	—	—	—	4,658,808	4,658,808
Balance, December 31, 2008	69,000,000	$5,244	$375,230,449	$6,483,205	$381,718,898

The accompanying notes are an integral part of these financial statements

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

	For Year Ended December 31, 2008	For the Period from June 8, 2007 (Inception) Through December 31, 2007	For the Period from June 8, 2007 (Inception) Through December 31, 2008
Cash flows from operating activities
Net income	$4,658,808	$1,824,397	$6,483,205
Adjustments to reconcile net income to cash provided by operating activities
Changes in operating assets and liabilities:
Other current assets	(69,697)	(21,370)	(91,067)
Income taxes payable	(1,568,439)	1,568,439	—
Accounts payable and accrued expenses	269,282	135,400	404,682
Net cash provided by operating activities	3,289,954	3,506,866	6,796,820
Cash flows from investing activities
Cash held in trust account, restricted	(2,075,848)	(536,930,000)	(539,005,848)
Cash held in trust account – interest and dividend income available for working capital and taxes	(1,399,413)	(3,178,633)	(4,578,046)
Net cash used in investing activities	(3,475,261)	(540,108,633)	(543,583,894)
Cash flows from financing activities
Proceed from issuance of stock to initial stockholders	—	25,000	25,000
Proceeds from notes payable, stockholders	—	112,500	112,500
Repayments of notes payable, stockholders	—	(112,500)	(112,500)
Gross proceeds from issuance of sponsors’ warrants	—	5,000,000	5,000,000
Gross proceeds from initial public offering and over-allotments options	—	552,000,000	552,000,000
Payment of offering costs	—	(20,126,320)	(20,126,320)
Net cash provided by financing activities	—	536,898,680	536,898,680
Net (decrease) increase in cash	(185,307)	296,913	111,606
Cash at beginning of the period	296,913	—	—
Cash at end of the period	$111,606	$296,913	$111,606
Supplemental disclosure of cash flow information
Cash paid during the period for:
Income taxes	$3,995,000	$—	$3,995,000

The accompanying notes are an integral part of these financial statements

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration

Triplecrown Acquisition Corp. (the “Company”) was incorporated in Delaware on June 8, 2007 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses in the financial services industry (“Business Combination”).

All activity from June 8, 2007 (inception) through October 25, 2007 relates to the Company’s formation and the Company’s initial public offering, (“Offering”) described below. Since October 26, 2007, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective October 22, 2007. The Company consummated the Offering on October 25, 2007 and received gross proceeds of $552,000,000 and $5,000,000 from the sale of Sponsors’ Warrants on a private placement basis (see Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition and operate in the financial services industry. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $536,930,000 (or approximately $9.73 per unit) of the net proceeds of the Offering and the sale of the Sponsors’ Warrants (see Note 2) is being held in a trust account (“Trust Account”) and is invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its initial Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements.

The Company’s officers have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $6,000,000 of interest accrued on the amount held in the Trust Account (plus taxes, if any, payable by the Company with respect to such interest) will be released by the Company in monthly installments to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. In the event that the stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”) have agreed to vote all of their founding shares of common stock in accordance with the vote

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 30% less one share of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation was amended on October 22, 2007 to provide that the Company will continue in existence only until 24 months from the effective date of the registration statement relating to the Offering (“Effective Date”), or October 22, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Offering.

Going Concern and Management’s Plan and Intentions

As of December 31, 2008, excluding Cash held in the Trust Account-restricted of $538,876,656, the Company had working capital of $4,505,229. The Company’s only source of income, to enable it to continue to fund its search for an acquisition candidate, is the interest and dividends it earns on its cash held in the Trust Account. These funds may not be sufficient to maintain the Company until a Business Combination is consummated. Pursuant to its Certificate of Incorporation, if the Company is unable to consummate a timely Business Combination prior to October 22, 2009, the Company would have to liquidate pursuant and return the funds held in the Trust Account to the holders of shares issued in the Offering. There can be no assurance that the Company will enter into a Business Combination prior to October 22, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The audited financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities of three months or less to be cash equivalents.

Earnings Per Share

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) were computed by dividing earnings by the weighted average number of common shares outstanding for the period. Common shares subject to possible conversion of 16,559,999 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro rata shares of the trust earnings, such earnings as applicable are accrued to the value of the common stock subject to conversion. Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. The effect of the 74,000,000 outstanding Warrants issued in connection with the Public Offering and the Private Placement

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

described in Note 2 has not been considered in the diluted earnings per share calculation since the exercise of the Warrants are contingent upon the occurrence of future events, and therefore, is not includable in the calculation of diluted earnings per share in accordance with SFAS 128.

Concentration of Credit Risk

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk,” requires disclosure of significant concentrations of credit risks regardless of the degree of risk. At December 31, 2008, financial instruments that potentially expose the Company to credit risk consist of cash. The Company maintains its cash balances in a U.S. Treasury-only money market fund at JPMorgan Private Bank. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation and the Securities Investor Protection Corporation insurances limits.

Fair Value of Financial Instruments

The carrying value of cash, cash held in Trust Account and accrued expenses are reasonable estimates of the fair values due to their short-term maturity.

Cash Held in Trust Account-Restricted

The Company considers the restricted portion of the funds held in the Trust Account as being a non-current asset. A current asset is one that is reasonably expected to be used to pay current liabilities, such as accounts payable or short-term debt or to pay current operating expenses, or will be used to acquire other current assets. Since the acquisition of a business is principally considered to be a long-term purpose, with long-term assets such as property and intangibles typically being a major part of the acquired assets, the Company has reported the funds anticipated to be used in the acquisition as a non-current asset. In addition, the Company has recorded interest receivables of $129,192 as a non-current asset as December 31, 2008. The Trust Account has earned more than $6 million, which is the maximum amount allowance to be used for working capital purposes.

Accretion of Trust Account Relating to Common Stock Subject to Possible Conversion

The Company records accretion of the income earned in the Trust Account relating to the common stock subject to possible conversion based on the excess of the earnings for the period over the amount which is available to be used for working capital and taxes. Since 30% (less one share) of the shares issued in the Offering are subject to possible conversion, the portion of the excess earnings related to those shares are reflected on the balance sheet as part of “Common stock subject to possible conversion” and is deducted from “Additional paid-in capital”. The portion of the excess earnings is also presented as a deduction from net income on the Statements of Operations to appropriately reflect the amount of net income which would remain available to the common stockholders who did not elect to convert their shares to cash.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

Income Taxes

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Management did not record the impact of deferred income taxes as they were deemed immaterial.

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No.157, “Fair Value Measurements,” which is effective for fiscal years beginning after November 15, 2007. The Statement defines fair value, establishes a frame work for measuring fair value in accordance with Generally Accepted Accounting Principles, and expands disclosures about fair value measurements. The Statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The adoption did not have a material impact on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Opinion for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities too choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 159. The adoption did not have a material impact on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) “Business Combinations” (“SFAS 141R”). SFAS 141R changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, in-process research and development and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141R promotes greater use of fair values in financial reporting. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any business acquired in the future.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

In December 2008, the FASB issued FSP SFAS No. 140-4 and FASB Interpretation Number (FIN) No. 46R-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (FSP SFAS No. 140-4 and FIN No. 46R-8). This statement increases the disclosure requirements regarding continuing involvement with financial assets that have been transferred, as well as the company’s involvement with variable interest entities. The FSP is effective for financial statements issued for interim periods ending after Dec. 15, 2008. Accordingly, The Company had adopted FSP SFAS 140-4 and FIN No. 46R-8. The adoption of this pronouncement is not expected to have a significant effect on its financial statements.

In February 2008, the FASB issued FASB Staff Positions (“FSP”) No. 157-1 “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13,” and No. 157-2 (“Effective Date of FASB Statement No. 157,” which remove leasing transactions from the scope of SFAS No. 157 and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of SFAS No. 157 (as impacted by these two FSP’ s) was effective for the Company beginning January 1, 2008 on a prospective basis with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on the Company’s results of operations or financial condition. The remaining aspects of SFAS No. 157 for which the effective date was deferred under FSP No. 157-2 are currently being evaluated by the company. Areas impacted by the deferral relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment. The effects of these remaining aspects of SFAS No. 157 are to be applied to fair value measurements prospectively beginning January 1, 2009. The Company does not expect them to have a material impact on the Company’s results of operations or financial condition. In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (FSP 157-3). FSP 157-3 clarifies the application of SFAS 157, which the Company adopted as of January 1, 2008, in cases where a market is not active. The Company has considered FSP 157-3 in its determination of estimated fair values as of December 31, 2008, and the impact was not material.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards (SAS) No. 69, “The Meaning of Present Fairly in Conformity With GAAP,” SFAS No. 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, FASB issued FSP Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two- class method of computing EPS. The

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 2 — Initial Public Offering

On October 25, 2007, the Company sold 55,200,000 Units, including 7,200,000 units from the exercise of the underwriters’ over-allotment option, at a offering price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination or October 22, 2008 and expiring October 22, 2012. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $13.75 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to settle the warrant exercise, whether by net cash settlement or otherwise. Consequently, the Warrants may expire unexercised, unredeemed and worthless, and an investor in the Offering may effectively pay the full Unit price solely for the shares of common stock included in the units (since the Warrants may expire worthless).

On October 25, 2007, pursuant to Subscription Agreements, dated July 10, 2007, Eric J. Watson, the Company’s Chairman of the Board and Treasurer and Jonathan J. Ledecky, the Company’s President and Secretary purchased from the Company, in the aggregate, 5,000,000 warrants for $5,000,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants occurred simultaneously with the consummation of the Offering on a private placement basis. The Company believes the purchase price of these warrants approximates the fair value of such warrants. All of the proceeds the Company received from these purchases were placed in the Trust Account. The Sponsors’ Warrants are identical to the Warrants underlying the Units in the Offering except that if the Company calls the Warrants for redemption, the Sponsors’ Warrants will be exercisable on a cashless basis and will not be redeemable by the Company so long as they are still held by the original purchasers or their affiliates. If the Company does not complete a Business Combination then the $5,000,000 will be part of the liquidating distribution to the Company’s public stockholders, and the Sponsors’ Warrants will expire worthless. The purchasers of the Sponsors’ Warrants have agreed that the Sponsors’ Warrants will not be sold or transferred by them until after the Company has completed a business combination.

The Company’s Initial Stockholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to the Offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the Offering.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Offering Costs

Offering costs incurred through October 25, 2007 were charged to capital at the time of the closing of the Offering.

Note 4 — Notes Payable, Stockholders

The Company issued two unsecured promissory notes for $62,500 and $50,000 (a total of $112,500) to two Initial Stockholders, who are also officers and directors of the Company, as of June 18, 2007. The notes are non-interest bearing and became payable upon the consummation of the Offering. These notes were repaid as of November 20, 2007.

Note 5 — Commitments and Contingencies

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”). The Underwriting Agreement requires the Company to pay 3.5% of the gross proceeds of the Offering as an underwriting discount plus an additional 3.5% of the gross proceeds only upon consummation of a Business Combination. The Company paid an underwriting discount of 3.5% of the gross proceeds ($19,320,000) in connection with the consummation of the Offering and has placed 3.5% of the gross proceeds ($19,320,000) in the Trust Account. The Company did not pay any discount related to the Sponsors’ Warrants sold in the private placement. The underwriters have waived their right to receive payment of the 3.5% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination.

The Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) will be entitled to registration rights with respect to their Founders’ Units or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement dated October 22, 2007. The holders of the majority of the Founders’ Units (and underlying securities) are entitled to demand that the Company register the resale of these securities at any time commencing nine months after the consummation of a Business Combination. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. The sponsors’ warrants are not transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until the Company completes a business combination, and are exercisable on a cashless basis and will be non-redeemable by the Company so long as they are held by the purchasers or their affiliates. In addition, the Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company hired a consultant on March 20, 2008 to perform services through the earlier of March 20, 2009 or completion of a Business Combination. The Company will pay the consultant a base salary of £33,000 (approximately $50,000) per year. The Company will also issue 25,000 shares of the Company’s common stock to this consultant upon the closing of the initial Business Combination by the Company.

The Company engaged Petrina Advisors, Inc. on May 19, 2008 to perform consulting services through the earlier of October 22, 2009 or upon the closing of a Business Combination. The Company will pay this consultancy firm a base fee of $192,000 per year and the Company will issue to them 100,000 shares of the Company’s common stock upon the closing of the initial Business Combination by the Company.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The underwriting agreement prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the common stock on a Business Combination.

Note 7 — Common Stock

On September 19, 2007, the Company’s Board of Directors authorized a dividend of one warrant to purchase one share of common stock for each outstanding share of founders’ common stock. As a result, the Initial Stockholders effectively hold units (“Founders’ Units”).

Effective October 22, 2007, the Company’s Board of Directors authorized a unit dividend of 0.2 units for each outstanding unit. On October 22, 2007, the Company’s Board of Directors authorized an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock from 75,000,000 shares of common stock with a par value of $.0001 to 160,000,000 shares of common stock with a par value of $.0001. All references in the accompanying financial statements as of December 31, 2008 and for the period June 8, 2007 (inception) to December 31, 2008 to the number of shares of common stock have been retroactively restated to reflect this transaction.

As of December 31, 2008, there were 74,000,000 shares of common stock outstanding for issuance upon exercise of warrants and the Sponsors’ Warrants.

Note 8 — Income Taxes

Effective June 8, 2007, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxesem — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified its federal tax return and its state tax return in Wyoming as its “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on June 8, 2007 the evaluation was performed for the 2008 and 2007 tax years. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. No liability for unrecognized tax benefits was required to be reported as at December 31, 2008 and 2007.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from June 8, 2007 (inception) through December 31, 2007 and for the year ended December 31, 2008. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Deferred income taxes reflect the net tax effects of operating losses and other temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, management considers whether it is

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 8 — Income Taxes  – (continued)

more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. SFAS No. 109 requires that a valuation allowance be established when it is “more likely than not” that all or a portion of deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s performance, the market environment in which the company operates, the length of carryback and carryforward periods, and expectations of future profits.

Corporate taxes payable as of December 31, consisted of the following:

	2008	2007
Federal income tax	$—	$1,568,439
	$—	$1,568,439

The provision for income tax consists of the following:

	For the Year Ended December 31, 2008	For the Period from June 8, 2007 (Inception) Through December 31, 2007
Current:
Federal	$2,300,380	$1,568,439
State and Local	—	—
Deferred
Federal	—	—
State and Local	—	—
Total provision for income taxes	$2,300,380	$1,568,439

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to income (loss) from continuing operations before provision for income taxes is as follows:

	For the Year Ended December 31, 2008	For the Period from June 8, 2007 (Inception) Through December 31, 2007
Tax provision at statutory rate	34%	34%
Personal Holding Company taxes (net of federal tax benefit)	—	10%
Other	(1)%	2%
	33%	46%

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 9. Unaudited Quarterly Financial Information

Following is a summary of the quarterly results of operations for the year ended December 31, 2008.

	For the Three Months Ended March 31, 2008	For the Three Months Ended June 30, 2008	For the Three Months Ended September 30, 2008	For the Three Months Ended December 31, 2008
Revenue	$—	$—	$—	$—
Operating Loss	(362,730)	(319,209)	(343,403)	(458,796)
Interest Income	3,530,645	1,976,161	2,071,917	864,603
Income (Loss) before Provision for Income Taxes	3,167,915	1,656,952	1,728,514	405,807
Provision for Income Taxes	1,002,120	567,744	591,632	138,884
Net Income (Loss)	2,165,795	1,089,208	1,136,882	266,923
Accretion of Trust Account Relating to Common Stock subject to Possible conversion	—	—	(378,787)	(205,210)
Net Income (Loss) Available (attributable) to Common Stockholders	$2,165,795	$1,089,208	$758,095	61,713
Weighted Average Shares Outstanding Basic and Diluted	52,440,001	52,440,001	52,440,001	52,440,001
Basic and Diluted Net Income (Loss) Per Share	$.04	.02	.01	.00

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

CONDENSED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$—	$111,606
Cash held in trust account, interest and dividend income available for working capital and taxes (including prepaid income taxes of $360,139 and $126,181 in 2009 and 2008, respectively)	2,856,870	4,707,238
Deposit on contract	866,250	—
Other current assets	366,511	91,067
Total current assets	4,089,631	4,909,911
Trust account, restricted
Cash held in trust account, restricted	539,259,567	538,747,464
Accrued interest receivable, trust account, restricted	68,962	129,192
Total trust account restricted	539,328,529	538,876,656
Total assets	$543,418,160	$543,786,567
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Cash overdraft	$505,574	$—
Accounts payable and accrued expenses	265,025	404,682
Total current liabilities	770,599	404,682
Common stock, subject to possible conversion, 16,559,999 shares at conversion value	161,798,549	161,662,987
Commitment and contingencies
Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 160,000,000 shares; total issued and outstanding 69,000,000 shares, (less 16,559,999 shares, subject to possible conversion)	5,244	5,244
Additional paid-in capital	375,094,887	375,230,449
Income accumulated during development stage	5,748,881	6,483,205
Total stockholders’ equity	380,849,012	381,718,898
Total liabilities and stockholders’ equity	$543,418,160	$543,786,567

The accompanying notes are an integral part of these condensed financial statements.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30, 2009	For the Three Months Ended June 30, 2008	For the Six Months Ended June 30, 2009	For the Six Months Ended June 30, 2008	For the Period from June 8, 2007 (Inception) Through June 30, 2009
Revenue	$—	$—	$—	$—	$—
Formation and operating costs	643,309	319,209	1,267,364	681,939	2,931,852
Loss from operations	(643,309)	(319,209)	(1,267,364)	(681,939)	(2,931,852)
Interest and dividend income	121,006	1,976,161	172,901	5,506,806	12,189,413
(Loss) income before (benefit from) provision for income taxes	(522,303)	1,656,952	(1,094,463)	4,824,867	9,257,561
(Benefit) provision for income taxes	(165,636)	567,744	(360,139)	1,569,864	3,508,680
Net (loss) income	(356,667)	1,089,208	(734,324)	3,255,003	5,748,881
Accretion of trust account income relating to common stock subject to possible conversion	(73,645)	—	(135,562)	—	(719,559)
Net (loss) income attributable to other common stockholders	$(430,312)	$1,089,208	$(869,886)	$3,255,003	$5,029,322
Weighted average number of common shares outstanding excluding shares subject to possible conversion-basic and diluted	52,440,001	52,440,001	52,440,001	52,440,001
Basic and diluted net (loss) income per share attributable to other common stockholders	$(0.01)	$0.02	$(0.02)	$0.06

The accompanying notes are an integral part of these condensed financial statements.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
For the Period from June 8, 2007 (Inception) Through June 30, 2009

	Common Stock		Additional Paid-In Capital	Income Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance, June 8, 2007 (inception)	—	$—	$—	$—	$—
Issuance of stock to initial stockholders at $0.002 per share	13,800,000	1,380	23,620	—	25,000
Sale of 55,200,000 units at $10.00 per unit, net of underwriters’ discount and offering expenses of $20,126,320 (includes 16,559,999 shares subject to possible conversion)	55,200,000	5,520	531,868,160	—	531,873,680
Proceeds subject to possible conversion of 16,559,999 shares	—	(1,656)	(161,077,334)	—	(161,078,990)
Proceeds from issuance 5,000,000 of sponsor warrants on October 25, 2007	—	—	5,000,000	—	5,000,000
Net income for the period from June 8, 2007 (inception) through December 31, 2007	—	—	—	1,824,397	1,824,397
Balance, December 31, 2007	69,000,000	5,244	375,814,446	1,824,397	377,644,087
Accretion of trust account income relating to common stock subject to possible conversion for the year ended December 31, 2008	—	—	(583,997)	—	(583,997)
Net income for the year ended December 31, 2008	—	—	—	4,658,808	4,658,808
Balance, December 31, 2008	69,000,000	5,244	375,230,449	6,483,205	381,718,898
Accretion of trust account income relating to common stock subject to possible conversion for the period from January 1, 2009 through June 30, 2009	—	—	(135,562)	—	(135,562)
Net loss for the six months ended June 30, 2009	—	—	—	(734,324)	(734,324)
Balance, June 30, 2009 (unaudited)	69,000,000	$5,244	$375,094,887	$5,748,881	$380,849,012

The accompanying notes are an integral part of these condensed financial statements.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30, 2009		For the Six Months Ended June 30, 2008	For the Period from June 8, 2007 (Inception) Through June 30, 2009
Cash flows from operating activities
Net (loss) income		$(734,324)	$3,255,003	$5,748,881
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Changes in operating assets and liabilities
Other current assets		(275,444)	(29,724)	(366,511)
Prepaid income taxes		(233,958)	(211,698)	(360,139)
Income taxes payable		—	(1,568,439)	—
Accounts payable and accrued expenses		(139,657)	19,651	265,025
Net cash (used in) provided by operating activities		(1,383,383)	1,464,793	5,287,256
Cash flows from investing activities
Cash held in trust account, restricted		(451,873)	—	(539,328,529)
Cash held in trust account, interest and dividend income available for working capital and taxes		2,084,326	(1,760,678)	(2,496,731)
Deposit on contract		(866,250)	—	(866,250)
Net cash provided by (used in) investing activities		766,203	(1,760,678)	(542,691,510)
Cash flows from financing activities
Cash overdraft		505,574	—	505,574
Proceeds from issuance of stock to initial stockholders		—	—	25,000
Proceeds from notes payable, stockholders		—	—	112,500
Repayments of notes payable, stockholders		—	—	(112,500)
Gross proceeds from issuance of sponsors’ warrants		—	—	5,000,000
Gross proceeds from initial public offering and over-allotments options		—	—	552,000,000
Payment of offering costs		—	—	(20,126,320)
Net cash provided by financing activities		505,574	—	537,404,254
Net decrease in cash		(111,606)	(295,885)	—
Cash at beginning of the period		111,606	296,913	—
Cash at end of the period	$		$1,028	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes		$—	$1,750,000	$3,868,819
Supplemental disclosure of non-cash transaction:
Accretion of trust account income relating to common stock subject to possible conversion		$135,562	$—	$719,559

The accompanying notes are an integral part of these condensed financial statements.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

Note 1 — Interim Financial Information, Organization, Business Operations, Going Concern Considerations and Significant Accounting Policies

Triplecrown Acquisition Corp.’s (the “Company”) (a development stage enterprise) unaudited condensed interim financial statements as of June 30, 2009, and for the three and six month periods ending June 30, 2009 and 2008, and for the period from June 8, 2007 (inception) through June 30, 2009, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period presented are not necessarily indicative of the results to be expected for any other interim period or for the full year. These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended December 31, 2008 included in the Company’s Form 10-K filed on March 13, 2009. The accounting policies used in preparing these unaudited condensed financial statements are consistent with those described in the December 31, 2008 audited financial statements.

The Company was incorporated in Delaware on June 8, 2007 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses in the financial services industry (“Business Combination”).

All activity from June 8, 2007 (inception) through October 25, 2007 relates to the Company’s formation and the Company’s initial public offering (“Offering”). Since October 25, 2007, the Company has been searching for a target business to acquire. The Company has selected December 31 as its fiscal year end.

Going Concern and Management’s Plan and Intentions

The Company’s only source of income to enable it to continue to fund its search for an acquisition candidate is the interest and dividends it earns on its cash held in the Trust Account. These funds may not be sufficient to maintain the Company until a Business Combination is consummated. Pursuant to its Certificate of Incorporation, if the Company is unable to consummate a timely Business Combination prior to October 22, 2009, the Company would have to liquidate and return the funds held in the Trust Account to the holders of shares issued in the Offering. There can be no assurance that the Company will complete a Business Combination prior to October 22, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed interim financial statements do not include any adjustment that might result from the outcome of these uncertainties.

Concentration of Credit Risk

At June 30, 2009, financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents held in trust. The Company maintains its cash balances in a U.S. Treasury - only money market fund at JP Morgan Private Bank. At times, the Company’s cash and cash held in the trust account may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) and Securities Investor Protection Corporation (“SIPC”) insurance limits.

Accretion of Trust Account Relating to Common Stock Subject to Possible Conversion

The Company records accretion of the income earned in the Trust Account relating to the common stock subject to possible conversion based on the excess of the earnings for the period over the amount which is available to be used for working capital and taxes. Since 30% (less one share) of the shares issued in the Offering are subject to possible conversion, the portion of the excess earnings related to those shares are reflected on the balance sheet as part of “Common stock subject to possible conversion” and is deducted from “Additional paid-in capital”. The portion of the excess earnings is also presented as a deduction from net income on the Statements of Operations to appropriately reflect the amount of net income which would remain available to the common stockholders who did not elect to convert their shares to cash.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

Note 1 — Interim Financial Information, Organization, Business Operations, Going Concern Considerations and Significant Accounting Policies  – (continued)

Earnings per Share

The Company follows the provisions of SFAS No. 128, “Earnings Per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Common shares subject to possible conversion of 16,559,999 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro rata share of the trust earnings, such earnings as applicable are accrued to the value of the common stock subject to conversion. Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No.128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. The effect of the 74,000,000 outstanding warrants issued in connection with the Offering and the Private Placement has not been considered in the Diluted EPS calculation since the exercise of the warrants are contingent upon the occurrence of future events, and therefore, is not includable in the calculation of Diluted EPS in accordance with SFAS 128.

Recently Issued and Adopted Pronouncements

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 eliminates Interpretation 46(R)’s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)’s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. SFAS 167 will be effective January 1, 2010. The adoption of SFAS 167 is not expected to have an impact on our financial statements or results of operations.

In July 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification to become the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supercede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS 168, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to materially impact our financial statements or results of operations.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. 107-1 (“FSP FAS 107-1”) and APB 28-1 (“APB 28-1”), which amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments and APB Opinion No. 28, Interim Financial Reporting, to require disclosures about the fair value of financial instruments for interim reporting periods. FSP FAS 107-1 and APB 28-1 will be effective for interim reporting periods ending after June 15, 2009. The adoption of this staff position did not have a material impact on the Company’s Condensed financial position or results of operation.

In April 2009, the FASB issued FASB Staff Position No. 157-4 (“FSP FAS 157-4”), which provides additional guidance in accordance with FASB No. 157, Fair Value Measurements, when the volume and level

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

Note 1 — Interim Financial Information, Organization, Business Operations, Going Concern Considerations and Significant Accounting Policies  – (continued)

of activity for the asset or liability has significantly decreased. FSP FAS 157-4 shall be effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this staff position did not have a material impact on the Company’s Condensed financial statements.

In April 2009, the FASB issued FASB Staff Position No. 115-2 (“FSP FAS 115-2”) and FASB Staff Position No. 124-2 (“FSP FAS 124-2”), which amends the other-than-temporary impairment guidance for debt and equity securities. FSP FAS 115-2 and FSP FAS 124-2 shall be effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this staff position did not have a material impact on the Company’s Condensed financial statements.

In April 2009, the FASB issued FASB Staff Position No. 141(R)-1 (“FSP FAS 141(R)-1”) which provides additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies. FSP FAS 141(R)-1 is effective for all fiscal years beginning on or after December 15, 2008. FSP FAS 141(R)-1 will have an impact on the accounting for any business acquired in the future.

In May 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 165, “Subsequent Events” (“SFAS No. 165”). The statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. SFAS No. 165 shall become effective June 15, 2009 for all subsequent reporting periods. The adoption of SFAS No. 165 did not have a material impact on the Company’s Condensed financial position or results of operation.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 168”). This statement will become the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities. On the effective date of this statement, the codification will supersede all then-existing non SEC accounting and reporting standards. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the Company’s financial statements.

Note 2 — Commitments and Contingencies

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”). The Underwriting Agreement requires the Company to pay 3.5% of the gross proceeds of the Offering as an underwriting discount plus an additional 3.5% of the gross proceeds only upon consummation of a Business Combination. The Company paid an underwriting discount of 3.5% of the gross proceeds ($19,320,000) in connection with the consummation of the Offering and has placed 3.5% of the gross proceeds ($19,320,000) in the Trust Account. The Company did not pay any discount related to the Sponsors’ Warrants sold in the private placement that was consummated simultaneously with the consummation of the Offering. The underwriters have waived their right to receive payment of the 3.5% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination.

The Company engaged Petrina Advisors, Inc. on May 19, 2008 to perform consulting services through the earlier of October 22, 2009 or upon the closing of a Business Combination. The Company will pay this consultancy firm a base fee of $192,000 per year and the Company will issue to them 100,000 shares of the Company’s common stock upon the closing of the initial Business Combination by the Company.

TRIPLECROWN ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

Note 3 — Amendment to Bylaws

On May 13, 2009, the Company announced through a press release that its board of directors approved an amendment to the Bylaws fixing the number of directors that shall constitute the Board at eleven and requiring approval by the holders of at least 85% of the outstanding shares of common stock of the Company in order for stockholders to amend this provision at any time prior to consummation by the Company of a Business Combination.

Note 4 — Income Taxes

During the three and six months ended June 30, 2009, the Company recorded a tax benefit of $165,636 and $360,139, respectively. The tax benefit was the result of current operating loss, which the Company expects to utilize.

Note 5 — Deposit on Contract

On June 27, 2009, in connection with a potential Business Combination, the Company and an entity controlled by the Company’s Chairman of the Board and Treasurer (“Related Party”) entered into a contract to purchase a certain piece of land (the “Property”). The total purchase price of the Property is $8,662,500 on which the Company paid a deposit of $866,250 (the “Deposit”).

Note 6 — Subsequent Events

On July 1, 2009, the Company entered into agreements with the Related Party pursuant to which the Related Party agreed to (i) repay the Deposit (see Note 5) to the Company if the Company is not able to enter into a definitive agreement for a Business Combination relating to the Property within a certain period of time and (ii) assume the Company’s obligations to pay the remaining purchase price for the Property if the Company is not able to complete the purchase of the Property for any reason whatsoever.

The Company has evaluated events that occurred subsequent to June 30, 2009 through August 10, 2009, the date on which these financial statements were issued. Except as discussed above, management concluded that no other events required disclosure in these financial statements.

i

Annex A

AGREEMENT AND PLAN OF REORGANIZATION

(AS AMENDED)

BY AND AMONG

TRIPLECROWN ACQUISITION CORP.,

CULLEN AGRICULTURAL HOLDING CORP.,

CAT MERGER SUB, INC.,

CULLEN AGRICULTURAL TECHNOLOGIES, INC.

and

CULLEN INC HOLDINGS LIMITED

DATED AS OF SEPTEMBER 4, 2009

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of September 4, 2009, by and among Triplecrown Acquisition Corp., a Delaware corporation (“Parent”), Cullen Agricultural Holding Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Holdco”), CAT Merger Sub, Inc., a Georgia corporation and wholly owned subsidiary of Holdco (“Merger Sub”), Cullen Agricultural Technologies, Inc., a Georgia corporation (“Company”), and Cullen Inc Holdings Limited, a New Zealand limited company and the sole stockholder of the Company ( “Stockholder”).

RECITALS

A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.3) and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Georgia Corporate Code (“GCC” and together with the DGCL, the “Applicable Corporate Law”) and other applicable law, Parent and Company intend to enter into a business combination transaction by means of (i) a merger of Parent with and into Holdco, with Holdco surviving the merger and becoming the public company through the automatic conversion of all the issued and outstanding securities of Parent into a like type and numberof securities of Holdco as provided herein (the “Parent Merger”) and (ii) a merger of Merger Sub with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Holdco through an exchange of all the issued and outstanding capital stock of the Company for shares of common stock of Holdco as provided herein (the “Company Merger” and, together with the Parent Merger, the “Mergers”).

B. The boards of directors of each of Parent, Holdco, Merger Sub, the Company and the Stockholder have determined that the Mergers are fair to, and in the best interests of, their respective companies and their respective stockholders.

C. The parties intend for the Mergers to qualify as Tax-free transactions pursuant to Section 351, Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

THE MERGERS

1.1 The Parent Merger.  At the Effective Time (as defined in Section 1.3) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Parent shall be merged with and into Holdco, the separate corporate existence of Parent shall cease and Holdco shall continue as the public corporation. Holdco as the surviving public corporation after the Parent Merger is hereinafter sometimes referred to as the “Surviving Pubco.”

1.2 The Company Merger.  At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the GCC, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving entity of the Company Merger. The Company as the surviving entity after the Company Merger is hereinafter sometimes referred to as the “Surviving Subsidiary.”

1.3 Effective Time; Closing.  Subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date (as hereinafter defined), the parties hereto shall cause (a) the Parent Merger to be consummated by filing a Certificate of Merger (the “Parent Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of Delaware law and (b) the Company Merger to be consummated by filing an Articles of Merger with the Secretary of State of the State of Georgia in accordance with the applicable provisions of Georgia law (the “Company Articles of Merger”) (the time of the later of such filings, or such later time as may be agreed in writing by Company and Parent and specified in the Parent Certificate of Merger and the Company Articles of Merger, being the “Effective Time”). The term “Agreement” as used herein refers to this Agreement and Plan of Reorganization, as the same may be amended from time to time, and all schedules hereto (including the Company Schedule and the Parent Schedule, as defined in the preambles to Articles II and III hereof, respectively). Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the transactions contemplated by this Agreement (the “Closing”), other than the filing of the Parent Certificate of Merger and the Company Articles of Merger, shall take place at the offices of Graubard Miller, counsel to Parent and Holdco, 405 Lexington Avenue, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or emailed “.pdf” file.

1.4 Effect of the Mergers.  At the Effective Time, (a) the effect of the Parent Merger shall be as provided in this Agreement and the Applicable Corporate Law and other laws and (b) the effect of the Company Merger shall be as provided in this Agreement and the Applicable Corporate Law and other laws. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (c) all the property, rights, privileges, powers and franchises of Parent and Holdco shall vest in Surviving Pubco, and all debts, liabilities and duties of Parent and Holdco shall become the debts, liabilities and duties of Surviving Pubco and (d) all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Subsidiary, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Subsidiary.

1.5 Governing Documents.  At the Effective Time,

(a) the Certificate of Incorporation of Holdco in the form of Exhibit A hereto shall become the Certificate of Incorporation of Surviving Pubco;

(b) the Bylaws of Holdco in the form of Exhibit B hereto shall become the Bylaws of Surviving Pubco;

(c) the Articles of Incorporation of Merger Sub in the form of Exhibit C shall become the Articles of Incorporation of the Surviving Subsidiary; and

(d) the Bylaws of Merger Sub in the form of Exhibit D shall become the Bylaws of the Surviving Subsidiary.

1.6 Effect on Securities.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Mergers and this Agreement and without any action on the part of Parent, Holdco or the Company or the holders of any of the securities of Parent or the Company, the following shall occur:

(a) Conversion of Parent Common Stock.  Each share of common stock, par value $.0001, of Parent (“Parent Common Stock”) issued and outstanding immediately prior to the Effective Time will be automatically converted into one share of common stock, par value $.0001, of Holdco (“Holdco Common Stock”) and the holders thereof shall cease to have any further rights as holders of capital stock of Parent. Immediately following the Parent Merger, each certificate that evidenced Parent Common Stock immediately prior to the Parent Merger (“Parent Certificate”) shall represent the applicable number of shares of Holdco Common Stock into which the Parent Common Stock represented thereby have been converted.

(b) Conversion of Parent Warrants.  Each outstanding warrant to purchase a share of Parent Common Stock (“Parent Warrant”) issued and outstanding immediately prior to the Effective Time shall remain outstanding immediately following the Effective Time but shall be deemed to have been converted and to represent a warrant (“Holdco Warrants”) to purchase one share of Holdco Common Stock on the same terms existing under the Parent Warrant immediately prior to the Effective Time, subject to the changes contemplated by Section 5.1(c). Immediately following the Parent Merger, each certificate that evidenced Parent Warrants immediately prior to the Parent Merger (“Parent Warrant Certificate”) shall represent the applicable number of Holdco Warrants into which the Parent Warrants represented thereby have been converted.

(c) Cancellation of Holdco Capital Stock.  Each share of capital stock of Holdco issued and outstanding immediately prior to the Effective Time will be canceled.

(d) Conversion of Company Common Stock; Issuance to Holdco.  At the Effective Time, all of the outstanding shares of the common stock of the Company, no par value (“Company Common Stock”), shall be automatically converted into an aggregate of 15,881,148 shares of Holdco Common Stock (“Transaction Shares”). Subject to Section 1.12, below, certificates representing the Transaction Shares shall be issued to the Stockholder upon surrender of the certificates representing all of the outstanding Company Common Stock (“Company Certificates”). Immediately following the conversion contemplated by this Section, 100 shares of the Company, as the Surviving Subsidiary, shall be issued to Holdco.

(e) Cancellation of Merger Sub Capital Stock.  At the Effective Time, each share of common stock, par value $.0001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be cancelled.

(f) Adjustments to Exchange Ratios.  The numbers of shares of Holdco Common Stock that the holders of the Parent Common Stock and the Stockholder are entitled to receive as a result of the Mergers shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

1.7 Surrender of Company Certificates.

(a) Exchange Procedures.  Upon surrender of Company Certificates at the Closing, the Stockholder shall receive certificates representing the Transaction Shares into which the Company Common Stock shall be converted at the Effective Time, less the Escrow Shares, and the Company Certificates so surrendered shall forthwith be canceled. Until so surrendered after the Effective Time for the Transaction Shares, outstanding Company Certificates will be deemed, from and after the Effective Time, to evidence no rights.

(b) Distributions With Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the date of this Agreement with respect to Holdco Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Company Certificates with respect to the Transaction Shares to be issued upon surrender thereof until the holders of record of such Company Certificates shall surrender such certificates. Subject to applicable law, following surrender of any such Company Certificates, Holdco shall promptly deliver to the record holders thereof, without interest, the certificates representing the Transaction Shares issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Transaction Shares.

(c) Transfers of Ownership.  If certificates representing Transaction Shares are to be issued in a name other than that in which the Company Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Holdco or any agent designated by it any transfer or other Taxes required by reason of the issuance of certificates representing Transaction Shares in any name other than that of the registered holder of the Company Certificates surrendered, or established to the satisfaction of Holdco or any agent designated by it that such Tax has been paid or is not payable.

(d) Required Withholding.  Parent and Holdco shall each be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e) No Further Ownership Rights in Company Common Stock.  All shares of Holdco Common Stock issued to the Stockholder in accordance with the terms hereof shall be deemed to have been issued in consideration of the Stockholder transferring all ownership rights pertaining to the Company Common Stock and there shall be no further registration of transfers on the records of the Surviving Subsidiary of Company

Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Subsidiary for any reason, they shall be canceled and exchanged as provided in this Article I.

1.8 No Liability.  Notwithstanding anything to the contrary in this Agreement, no party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.9 Lost, Stolen or Destroyed Certificates.  In the event that any Company Certificates shall have been lost, stolen or destroyed, Holdco shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the certificates representing the Transaction Shares that the Company Common Stock formerly represented by such Company Certificates were converted into and any dividends or distributions payable pursuant to Section 1.7(b); provided, however, that, as a condition precedent to the issuance of such certificates representing Transaction Shares and other distributions, the owner of such lost, stolen or destroyed Company Certificates shall indemnify Holdco against any claim that may be made against the Surviving Pubco or Surviving Subsidiary with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

1.10 Tax Consequences.  It is intended by the parties hereto that the Mergers shall constitute Tax-free transactions pursuant to Section 351, Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code and the United States Income Tax Regulations (“Regulations”). The parties hereto adopt this Agreement as a “plan or reorganization” for the Merger within the meaning of Section 1.368-2(g) and 1.368(a) of the Regulations.

1.11 Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Subsidiary with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the Company and Holdco and their respective officers and directors will take all such lawful and necessary action.

1.12 Escrow.  As the sole remedy for the indemnity obligations set forth in Article VII, at the Closing, the Stockholder shall deposit in escrow 1,588,114 of the Transaction Shares (“Escrow Shares”), all in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing between Holdco, the Company, the Stockholder and Continental Stock Transfer & Trust Company (“Continental”), as Escrow Agent, in the form annexed hereto as Exhibit E (the “Escrow Agreement”). The Escrow Agreement shall provide that on the 30th day after the date Holdco has filed with the SEC its Annual Report on Form 10-K for the year ending December 31, 2010 but, in any event, no later than April 16, 2011 (the “Escrow Termination Date”), the Escrow Agent shall release the Escrow Shares, less that number of Escrow Shares applied in satisfaction of or reserved with respect to indemnification claims made prior to such date, to the Stockholder. Any Escrow Shares held with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution shall be delivered to such Persons promptly upon such resolution. While in escrow, the Escrow Shares shall be deemed to be issued and outstanding and the Stockholder shall have the right to (i) vote the Escrow Shares at any meeting of the stockholders of Holdco or (ii) receive dividends or distributions paid or made on the Escrow Shares.

1.13 New Zealand Income Tax Act 2007.  To reflect that the conversion of the Company Common Stock constitutes a disposal of shares for the purposes of the financial arrangements rules in the Income Tax Act 2007 (New Zealand), the parties agree solely for the purposes of those rules that the consideration received by the Stockholder for that disposal (including, but not limited to, the Transaction Shares as provided in Section 1.6(d) and any Holdco Common Stock issued to the Stockholder pursuant to the Holdco Plan) is the lowest price that the parties would have agreed upon with respect to the Company Common Stock at the time this Agreement was executed on the basis of payment in full at the time at which the first right in the Company Common Stock is to be transferred and on that basis no income or expenditure arises under those rules.

1.14 Rule 145.  All shares of Holdco Common Stock issued pursuant to this Agreement will be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act and all certificates representing such shares shall bear an appropriate restrictive legend.

1.15 Stockholder Matters.

(a) By its execution of this Agreement, the Stockholder, as the holder of all of the outstanding capital stock of the Company entitled to vote, hereby approves the adoption of this Agreement, approves the Mergers and the related transactions and authorizes the Company, its directors and officers to take all actions necessary for the consummation of the Mergers and the other transactions contemplated hereby pursuant to the terms of this Agreement and its Exhibits.

(b) The Stockholder hereby represents and warrants as follows: (i) all Holdco Common Stock to be acquired by it pursuant to this Agreement will be acquired for its account and not with a view towards distribution thereof other than, with respect to transfers to its stockholders; (ii) it understands that it must bear the economic risk of the investment in the Holdco Common Stock; (iii) it has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and Holdco and all persons acting on Parent’s and Holdco’s behalf concerning the business and operations of Parent and Holdco and to obtain any additional information to the extent Parent or Holdco possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) it has had access to the Parent SEC Reports (as defined in Section 3.7) filed prior to the date of this Agreement. The Stockholder acknowledges and represents that it is either (A) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act or (B) a Person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in Holdco. The Stockholder understands that the certificates representing the Holdco Common Stock to be received by it will bear legends to the effect that the Holdco Common Stock may not be transferred except upon compliance with (x) the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom, and (y) the provisions of this Agreement.

(c) The Stockholder represents and warrants that the execution and delivery of this Agreement by the Stockholder does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (i) for applicable requirements, if any, of the Securities, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(a)) on the Stockholder or the Company or, after the Closing, the Surviving Pubco or the Surviving Subsidiary, or prevent consummation of the Mergers or otherwise prevent the parties hereto from performing their obligations under this Agreement.

(d) The Stockholder represents and warrants it owns shares of Company Common Stock listed on Schedule 2.3(a) free and clear of all Liens (as defined in Section 10.2(e)).

1.16 Committee for Purposes of Escrow Agreement.  Prior to the Closing, the Board of Directors of Parent shall appoint a committee consisting of one or more of its then members to act on behalf of Holdco, as the Surviving Pubco, to take all necessary actions and make all decisions pursuant to the Escrow Agreement regarding Parent’s and Holdco’s right to indemnification pursuant to Article VII hereof. In the event of a vacancy in such committee, the board of directors of Parent or, after the consummation of the Mergers, the board of directors of Holdco, shall appoint as a successor a Person who was a director of Parent prior to the Closing Date or some other Person who would qualify as an “independent” director of Holdco and who has not had any relationship with the Company prior to the Closing. Such committee is intended to be the “Committee” referred to in Article VII hereof and the Escrow Agreement.

1.17 Sale Restriction.  The Stockholder shall not, prior to the first anniversary of the Closing, sell, transfer or otherwise dispose of an interest in any of the shares of Holdco Common Stock received as a result of the Mergers other than as permitted pursuant to the Lock-Up Agreement in the form of Exhibit F hereto to be executed by the Stockholder simultaneously herewith.

1.18 Holdco, as the Surviving Pubco, shall implement an Incentive Stock Option Plan (the “Holdco Plan”) in the form of Exhibit G hereto. The Holdco Plan shall provide that an aggregate of 12.5% of the shares of Holdco Common Stock issued and outstanding as of the Closing Date (after giving effect to any conversions, surrenders and repurchases of Parent or Holdco Common Stock in connection with the Mergers and the approval by the Parent Stockholder thereof) shall be reserved for issuance pursuant to the Holdco Plan.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING
THE COMPANY AND THE STOCKHOLDER

Subject to the exceptions set forth in Schedule 2 attached hereto (the “Company Schedule”), the Company and the Stockholder jointly and severally represent and warrant to, and covenant with, Parent, Holdco and Merger Sub as follows (as used in this Article II, and elsewhere in this Agreement, the term “Company” includes the Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates):

2.1 Organization and Qualification.

(a) Each of the Company and the Stockholder is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its formation. The Company has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the articles or certificate of incorporation and bylaws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of each of the Company and the Stockholder, as amended and currently in effect, have been heretofore made available to Parent or Parent’s counsel. Neither the Company nor the Stockholder is in violation of any of the material provisions of its Charter Documents.

(b) The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1.

(c) Copies of the minute books and records of the Company have been made available to Parent or Parent’s counsel.

(d) Copies of the equity ownership and transfer records of the Company have been made available to Parent or Parent’s counsel.

2.2 Subsidiaries.

(a) The Company has no direct or indirect subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 2.2 and, as the context permits, those contemplated to be formed as specifically provided in the business section of the Proxy Statement/Prospectus (as defined hereinafter) (the “Subsidiaries”). The Company owns all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens, either directly or indirectly through one or more Subsidiaries. Except for the Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed in Schedule 2.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. Each Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed in Schedule 2.2) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. No Subsidiary is in violation of any of the material provisions of its Charter Documents.

(c) Each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d) Copies of the minute books and records of each Subsidiary have been heretofore made available to Parent or Parent’s counsel.

2.3 Capitalization.

(a) The authorized capital stock of the Company consist of 100,000 shares of Company Common Stock and no preferred stock. As of the date of this Agreement, 100 shares of Company Common Stock are issued and outstanding, all of which are validly issued. The Stockholder is the sole owner of all of the outstanding Company Common Stock. Schedule 2.3(a) hereto contains a list of all Persons who hold options to purchase shares of Company Common Stock, the number of shares purchasable under such option, the vesting schedule relating to such option, the expiration date of such option and the per-share exercise price of such option. Except as set forth in Schedule 2.3(a) hereto, as of the date of this Agreement, no shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options or other rights. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any option to purchase Company Common Stock as a result of the Company Merger. All outstanding shares of Company Common Stock and options to acquire Company Common Stock have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts (as defined in Section 2.19). The Company has heretofore delivered to Parent or Parent’s counsel true and accurate copies of the forms of documents used for the issuance of options to acquire Company Common Stock.

(b) Except as set forth in Schedule 2.3(a) hereto or as set forth in Section 2.3(a) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or other ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c) Except as contemplated by this Agreement and except as set forth in Schedule 2.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any ownership interest or equity security of any class of the Company.

(d) No shares of capital stock of the Company are unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company.

(e) The authorized and outstanding capital stock of each Subsidiary is set forth in Schedule 2.3(d) hereto. The Company owns all of the outstanding equity securities of each Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries. There are no outstanding options, warrants or other rights to purchase securities of any Subsidiary.

2.4 Authority Relative to this Agreement.  Each of the Company and the Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Company Merger). The execution and delivery of this Agreement and the consummation by each of the Company and the Stockholder of the transactions contemplated hereby (including the Company Merger) have been duly and validly authorized by all necessary action on the part of the Company and the Stockholder (including the approval by its board of directors and stockholders, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other proceedings on the part of the Company or the Stockholder or its respective directors, officers or stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to Applicable Corporate Law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by each of the Company and the Stockholder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of each of the Company and the Stockholder, enforceable against the Company and the Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5 No Conflict; Required Filings and Consents.  Except as set forth in Schedule 2.5 hereto:

(a) The execution and delivery of this Agreement by each of the Company and the Stockholder do not, and the performance of this Agreement by each of the Company and the Stockholder shall not, (i) conflict with or violate the Company’s or the Stockholder’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(b)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company pursuant to any Company Contracts or (iv) except as contemplated by the Farm Purchase Agreement (as defined hereinafter), the IP Transfer Agreement (as defined hereinafter) and the transactions contemplated thereunder, result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b) The execution and delivery of this Agreement by each of the Company and the Stockholder does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration of the required waiting period thereunder,(iii) the consents, approvals, authorizations and permits described in Schedule 2.5(b) (“Governmental and Third Party Consents”) and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or the Stockholder or, after the Closing, the Surviving Pubco or Surviving Subsidiary, or prevent consummation of the Company Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6 Compliance.  The Company has all necessary licenses and registrations in each state and other jurisdiction where the Company’s current business activities require such licensing and registration and is in good standing with respect to such licenses and registrations except where the failure, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business as currently conducted except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. The businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements except where the failure, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.6, no written notice of non-compliance with any Legal Requirements has been received by the Company (and neither the Company nor the Stockholder has any knowledge of any such notice delivered to any other Person).

2.7 Financial Statements.

(a) The Company has provided to Parent a correct and complete copies of the audited consolidatedfinancial statements (including any related notes thereto) of the Company and its Subsidiaries for the period from the Company’s inception through and including August 18, 2009 (the “Audited Financial Statements”). The Audited Financial Statements were prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated.

(b) [Reserved]

(c) The books of account, minute books and transfer ledgers and other similar books and records of the Company and its Subsidiaries have been maintained in accordance with good business practice, are complete and accurate in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(d) Except as otherwise noted in the Audited Financial Statements, the accounts and notes receivable of the Company and its Subsidiaries reflected on the balance sheets included in the Audited Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, (iv) are collectible in the ordinary course of business in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the Company or any of its Subsidiaries.

2.8 No Undisclosed Liabilities.  Except as set forth in Schedule 2.8 hereto and as contemplated by the Farm Purchase Agreement and the transactions contemplated thereunder, the Company and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the Audited Financial Statements or in the notes thereto and (ii) liabilities incurred in a commercially reasonable manner and arising since September 1, 2009, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

2.9 Absence of Certain Changes or Events.  Since September 1, 2009, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s equity interests, or any purchase, redemption or other acquisition by the Company of any of the Company’s equity interests or any other securities or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s equity interests, (iv) any granting by the Company of any increase in compensation or fringe benefits, or any payment by the Company of any bonus, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) except as contemplated by the IP Transfer Agreement and the transactions contemplated thereunder, entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18 hereof) or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of the Company, (viii) except for the Capital Raise (as defined hereinafter), any issuance of equity interests of the Company, (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company that is not commercially reasonable, or (x) any agreement, whether written or oral, to do any of the foregoing. To the knowledge of the Stockholder, no event has occurred and no circumstances exist as of the date of this Agreement that would reasonably be deemed likely to prevent or prohibit the Stockholder from consummating the transactions contemplated by this Agreement.

2.10 Litigation.  There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company or the Stockholder, threatened against the Company before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company or the Stockholder, threatened against the Stockholder before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would be reasonably likely to prevent or prohibit the Stockholder from consummating the transactions contemplated by this Agreement.

2.11 Employee Benefit Plans.

(a) Schedule 2.11(a) lists all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (individually, a “Plan,” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or the Stockholder, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Except as disclosed in Schedule 2.11(a), each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Surviving Pubco or Surviving Subsidiary (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.12 Labor Matters.

(a) Except as set forth on Schedule 2.12(a), the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company or the Stockholder know of any activities or proceedings of any labor union to organize any such employees. There are no pending grievances or similar proceedings involving the Company and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of the Company pursuant to the resolution of any such proceeding that is no longer pending.

(b) Except as provided for in the collective bargaining agreements and labor union contracts set forth on Schedule 2.12(b), each employee and consultant of the Company is terminable “at will” subject to applicable notice periods as set forth by law or in the employment agreement and there are no agreements or understandings between the Company and any of its employees or consultants that their employment or services will be for any particular period. The Company is not aware that any of its officers or key employees intends to terminate his or her employment with the Company. The Company is in compliance in all material respects and, to the Company’s and the Stockholder’s knowledge, each of its employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company and such individuals. There are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company and any employees or consultants of the Company that have not been documented as part of the formal written agreements between any such individuals and the Company that have been made available to Parent.

(c) The Company is in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto. The Company’s obligations to provide statutory severance pay to its employees are fully funded or accrued on the Audited Financial Statements and neither the Company nor the Stockholder has any knowledge of any circumstance that could give rise to any valid claim by a current or former employee of the Company for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending, or to the Company’s and the Stockholder’s knowledge, threatened or reasonably anticipated claims or actions against the Company by any employee in connection with such employee’s employment or termination of employment by the Company.

(d) No employee or former employee of the Company is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

2.13 Restrictions on Business Activities.  Except as disclosed in Schedule 2.13 hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice or operation of the Company, any acquisition of property by the Company, or the conduct of business by the Company as currently conducted, other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

2.14 Title to Property.

(a) All real property owned by the Company (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of the Company included in the Audited Financial Statements. The Company has good, valid and marketable fee simple title to the real property owned by it, and except as set forth in the Audited Financial Statements or on Schedule 2.14(a) hereto, all of such real property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for Taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 2.14(a) hereto also contains a list of all options or other contracts under which the Company has a right to acquire or the obligation to sell any interest in real property.

(b) All leases of real property held by the Company, and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of the Company (the “Personal Property”) are shown or reflected on the balance sheet included in the Audited Financial Statements to the extent required by U.S. GAAP, as of the dates of such Audited Financial Statements, other than those entered into or acquired on or after the date of the Audited Financial Statements in a commercially reasonable manner. Schedule 2.14(b) hereto contains a list of all leases of real property and leases of Personal Property held by the Company. The Company has good and marketable title to the Personal Property owned by it, and all such Personal Property is in each case held free and clear of all Liens, except for Liens disclosed in the Audited Financial Statements or in Schedule 2.14(b) hereto, none of which Liens is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

(c) All leases pursuant to which the Company leases from others are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

(d) The Company is in possession of, or has valid and effective rights to, all properties, assets and rights (including Intellectual Property) required, in all material respects for the effective conduct of its business, as it is currently operated.

2.15 Taxes.

(a) Definition of Taxes.  For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b) Tax Returns and Audits.  Except as set forth in Schedule 2.15 hereto:

(i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns that are not material to the Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due and payable on such Returns.

(ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii) The Company has not been delinquent in the payment of any Tax (except for Taxes being contested in good faith for which adequate reserves have been established, all of which are listed on Schedule 2.15(b) hereto) nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company has complied with all

Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper Taxing authorities all amounts required to be so withheld and paid over for all periods.

(iv) To the knowledge of the Company and the Stockholder, no audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

(vi) The Company has no liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the Audited Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year (or the Company’s inception, if more recent) in connection with the operation of the business of the Company in a commercially reasonable manner.

(vii) Neither the Company nor the Stockholder has taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

2.16 Environmental Matters.

(a) Except as disclosed in Schedule 2.16 hereto: (i) the Company has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently operated by the Company (including soils, groundwater, surface water, air, buildings or other structures) and, to the knowledge of the Stockholder and the Company, the property that is subject to the Farm Purchase Agreement (as defined in Section 4.2) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned, operated or constructed by the Company were not contaminated with Hazardous Substances during the period of ownership, operation or construction by the Company or, to the Company’s knowledge, during any prior period; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c) As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d) Schedule 2.16(d) sets forth all environmental studies and investigations completed with respect to the Company and/or its Subsidiaries or their respective properties, assets or operations. All such written reports and material documentation relating to any such study or investigation has been provided by the Company to Parent.

2.17 Brokers; Third Party Expenses.  Except as set forth in Schedule 2.17 hereto, neither the Company nor the Stockholder has incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

2.18 Intellectual Property.

(a) Schedule 2.18 hereto contains a complete descriptive overview of the material Intellectual Property necessary in all material respects for the operation of the Company’s business as currently proposed in the business section of the Proxy Statement/Prospectus. To the Company’s and the Stockholder’s knowledge, all Company Intellectual Property is (i) owned solely by the Company or (ii) sole ownership will be irrevocably and unconditionally assigned and transferred to the Company at Closing pursuant to the IP Transfer Agreement in the form of Exhibit H hereto (which is being executed concurrently with this Agreement). The IP Transfer Agreement has been duly authorized by the Company and has been duly and validly executed and delivered by each party thereto and, to the knowledge of the Stockholder and the Company, comprises the binding obligation of each party thereto. No director, officer, consultant, agent, employee, equity holder or other party affiliated with the Company or any affiliate thereof (collectively, the “Company Related Parties”) has any right or claim to such Company Intellectual Property. Except as described on Schedule 2.18, none of the Company Intellectual Property was developed under the terms of any agreement with any third party or using the assets or resources of any other party that would give such third party any right or claim to any ownership or economic or pecuniary interest in such Company Intellectual Property (“Third Party IP Rights”), including any agreement or understanding with any existing or prior employer or client of any of the Company Related Parties or any government or educational agency, institution or other body. All Third Party IP Rights are being waived or transferred to the Company, effective as of Closing, pursuant to the IP Transfer Agreement.

(b) For the purposes of this Agreement, the following terms have the following definitions:

(i) “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, systems, processes, plans, procedures, approaches, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) the registered domain names “naturaldairy.com” and “cullenagritech.com”; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

(ii) “Company Intellectual Property” shall mean the Intellectual Property known to the Company as necessary to implement the subject matter which is described in Schedule 2.18 hereto for the conduct of the Company’s business and operations as currently conducted or as otherwise proposed in the business section of the Proxy Statement/Prospectus and such Intellectual Property as otherwise owned by the Company.

(iii) “Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

(iv) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

(v) “Company Products” means all current products or service offerings of the Company.

(c) Except as contemplated by the IP Transfer Agreement and the transactions contemplated thereunder, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

(d) Giving effect to the IP Transfer Agreement, the Company owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any Liens and the Company is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company.

(e) To the Company’s and the Stockholder’s knowledge, the Company Intellectual Property does not currently infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any claims or threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

2.19 Agreements, Contracts and Commitments.

(a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including, without limitation, outstanding offers and proposals) of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (A) providing for payments (present or future) to the Company in excess of $100,000 in the aggregate, (B) any Company Contract relating to Company Intellectual Property, (C) any Company Contract relating to land purchasable by the Company or (D) under or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $100,000, (y) each Company Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Company Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company and by or to any officer, director, shareholder or holder of derivative securities of the Company (“Insider”);

(ii) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money from an Insider by the Company;

(iii) any guaranty, direct or indirect, by the Company, a Subsidiary or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in a commercially reasonable manner;

(iv) any Company Contract of employment or management;

(v) any Company Contract made other than in a commercially reasonable manner or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(vi) any obligation to register any shares of the capital stock or other securities of the Company with any Governmental Entity;

(vii) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(viii) any collective bargaining agreement with any labor union;

(ix) any lease or similar arrangement for the use by the Company of real property or Personal Property where the annual lease payments are greater than $100,000 (other than any lease of vehicles, office equipment or operating equipment made in a commercially reasonable manner);

(x) any Company Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property;

(xi) any Company Contract to which any Insider of the Company, or any entity owned or controlled by an Insider, is a party; and

(xii) any offer or proposal which, if accepted, would constitute any of the foregoing.

(b) Each Material Company Contract was entered into at arms’ length and in a commercially reasonable manner, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To the Company’s and the Stockholder’s knowledge, no other party to a Material Company Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been heretofore delivered to Parent or Parent’s counsel.

(c) Except as set forth in Schedule 2.19, neither the Company nor, to the Company’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract, and no party to any Material Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each Material Company Contract that has not expired by its terms is in full force and effect.

2.20 Insurance.  Schedule 2.20 sets forth the Company’s insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The insurances provided by such Insurance Policies are adequate in amount and scope as required to be maintained by Material Company Contracts.

2.21 Governmental Actions/Filings.

(a) Except as set forth in Schedule 2.21(a) and as contemplated by the Farm Purchase Agreement and the transactions contemplated thereunder, the Company has been granted and holds, and has made, all Governmental Actions/Filings (as defined below) (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by the Company of its business as presently conducted or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.21(a) hereto, will not expire prior to December 31, 2009 and the Company is in material compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company. Except as set forth in Schedule 2.21(a) and as contemplated by the Farm Purchase Agreement and the transactions contemplated thereunder, no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties and assets after the Closing in a manner which is consistent with current practice.

(b) Except as set forth in Schedule 2.21(b) and as contemplated by the Farm Purchase Agreement and the transactions contemplated thereunder, no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

(c) For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

(d) As of the date of this Agreement, no state agency or the Securities and Exchange Commission (“SEC”) have held that the products or services offered by the Company constitute a “security” under federal or state securities laws and the Company is not currently a party to any action or proceeding asserting that any product or service offered by the Company is a “security” and to the Company’s knowledge, no such action or proceeding is currently threatened.

2.22 Interested Party Transactions.  Except as set forth in the Schedule 2.22 hereto, no employee, director, officer or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.22, to the Company’s and the Stockholder’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each employee, stockholder, officer or director of the Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company. Except as set forth in Schedule 2.22, to the knowledge of the Company and the Stockholder, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company).

2.23 Board of Director and Certain Stockholder Approvals.  The board of directors of the Company (including any required committee or subgroup thereof) and the Stockholder (and the voting shareholders of the Stockholder) have, as of the date of this Agreement, duly approved, this Agreement and the transactions contemplated hereby.

2.24 No Illegal or Improper Transactions.  To the knowledge of the Company and the Stockholder, neither the Company or the Stockholder, nor any officer, director, stockholder, employee, agent or Affiliate thereof on the Company’s or the Stockholder’s behalf, has offered, paid or agreed to pay to any Person (including any governmental official) or solicited, received or agreed to receive from any such Person, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law, the effect of which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Company, taken as a whole. To the Company’s and the Stockholder’s knowledge, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law. Neither the Company or the Stockholder, nor any officer, director, employee, stockholder, contractor, subcontractor or agent of the Company, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

2.25 Representations and Warranties Complete.  The representations and warranties of the Company and the Stockholder included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

2.26 Survival of Representations and Warranties.  The representations and warranties of the Company and the Stockholder set forth in this Agreement shall survive the Closing as set forth in Article VII.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Parent Schedule”), Parent represents and warrants to, and covenants with, the Company and the Stockholder as follows:

3.1 Organization and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Charter Documents of Parent, as amended and currently in effect, have been heretofore delivered to the Company. Parent is not in violation of any of the provisions of Parent’s Charter Documents.

(b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

3.2 Subsidiaries.

(a) Except for Holdco, which is a wholly owned subsidiary of Parent, and Merger Sub, which is a wholly owned subsidiary of Holdco, Parent has no direct or indirect Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Holdco is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Complete and correct copies of the Charter Documents of Holdco, as amended and currently in effect, have been delivered to the Company or its counsel. Holdco is not in violation of any of the material provisions of its Charter Documents.

(c) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the law of the State of Georgia and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Complete and correct copies of the Charter Documents of Merger Sub, as amended and currently in effect, have been delivered to the Company or its counsel. Merger Sub is not in violation of any of the material provisions of its Charter Documents.

(d) Each of Holdco and Merger Sub (together, the “Parent Subsidiaries”) has no assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever except such obligations and liabilities as are imposed under this Agreement.

3.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 160,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $.0001 per share (“Parent Preferred Stock”), of which 69,000,000 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable.

(b) Except as set forth in Schedule 3.3(b), (i) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock or Parent Preferred Stock granted to employees of Parent or other parties (“Parent Stock Options”) and there are no outstanding Parent Stock Options; (ii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock; and (iii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities (“Parent Convertible Securities”). All shares of Parent Common Stock and Parent Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.19). Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

(c) The shares of Holdco Common Stock to be issued by Holdco in connection with the Mergers, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Holdco Common Stock will be fully paid and nonassessable.

(d) Except as set forth in Schedule 3.3(d) or as contemplated by this Agreement or the Parent SEC Reports (as defined in Section 3.7), there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which the Parent or Holdco is a party or by which the Parent or Holdco is bound with respect to any equity security of any class of the Parent or Holdco.

(e) Except as set forth on Schedule 3.3(e), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Holdco is a party or by which it is bound obligating Holdco to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or ownership interests of Holdco or obligating Holdco to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(f) Except as provided for in this Agreement or as set forth in Schedule 3.3(f), as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of the Parent or Holdco are issuable and no rights in connection with any shares, warrants, options or other securities of the Parent or Holdco accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

3.4 Authority Relative to this Agreement.  Each of Parent and the Parent Subsidiaries has full corporate power or other and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document that Parent or Parent Subsidiaries have executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent’s and the Parent Subsidiaries’ obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Parent Merger). The execution and delivery of this Agreement by Parent and Parent Subsidiaries and the consummation by Parent and the Parent Subsidiaries of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate or other action on the part of Parent and the Parent Subsidiaries (including the approval by their respective boards of directors or similar body), and no other corporate or other proceedings on the part of Parent or the Parent Subsidiaries are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Parent Stockholder Approval (as defined in Section

5.1(a)). This Agreement has been duly and validly executed and delivered by Parent and each of the Parent Subsidiaries and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of each of Parent and the Parent Subsidiaries, enforceable against Parent and the Parent Subsidiaries in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and the Parent Subsidiaries do not, and the performance of this Agreement by Parent and the Parent Subsidiaries shall not: (i) conflict with or violate Parent’s or Parent Subsidiaries’ Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s or the Parent Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any Parent Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Parent Contract, including any “change in control” or similar provision of any Parent Contracts except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent.

(b) The execution and delivery of this Agreement by Parent and the Parent Subsidiaries do not, and the performance of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or third party, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent or any Parent Subsidiary is qualified to do business, (ii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder, (iii) the qualification of Holdco as a foreign corporation in those jurisdictions in which the business of Holdco makes such qualification necessary, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or after the Closing, the Surviving Pubco or the Surviving Subsidiary, or prevent consummation of the Parent Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6 Compliance.  Each of Parent and the Parent Subsidiaries has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except where the failure, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent or the Parent Subsidiaries. The business and activities of Parent and the Parent Subsidiaries have not been and are not being conducted in violation of any Legal Requirements, except where the failure, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent or the Parent Subsidiaries. Neither Parent nor any Parent Subsidiary is in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by Parent or any Parent Subsidiary.

3.7 SEC Filings; Financial Statements.

(a) Parent has made available to the Company and the Stockholder a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC (the “Parent SEC Reports”), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement. All Parent SEC Reports required to be filed by Parent since its inception were filed in a timely manner. As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning any Parent SEC Report as of any time other than the date or period with respect to which it was filed.

(b) Except as set forth in Schedule 3.7(b), each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

3.8 No Undisclosed Liabilities.  Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in Parent SEC Reports that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof, and (ii) liabilities incurred since June 30, 2009 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent.

3.9 Absence of Certain Changes or Events.  Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since June 30, 2009, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Parent’s capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Parent, (viii) any issuance of capital stock of Parent, (ix) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

3.10 Litigation.  There are no claims, suits, actions or proceedings pending or to Parent’s knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

3.11 Employee Benefit Plans.  Except as may be contemplated by the Holdco Plan (as defined in Section 5.1(a)), Parent does not maintain, and has no liability under, any employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Parent, or any trade or business (whether or not incorporated) which is under common control with Parent, with respect to which Parent has liability, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12 Labor Matters.  Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent and Parent does not know of any activities or proceedings of any labor union to organize any such employees. Parent has no employees and has had no employees since inception.

3.13 Business Activities.  Since its organization, Parent has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the Parent Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

3.14 Title to Property.  Parent does not own or lease any real property or personal property. Except as set forth in Schedule 3.14, there are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in real property or personal property.

3.15 Taxes.  Except as set forth in Schedule 3.15 hereto:

(a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority prior to the date hereof, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all Taxes shown to be due on such Returns.

(b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c) Parent has not been delinquent in the payment of any Tax that has not been accrued for in Parent’s books and records of account for the period for which such Tax relates nor is there any Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

(f) Parent has no liability for any unpaid Taxes which have not been accrued for or reserved on Parent’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent.

(g) Parent and the Parent Subsidiaries have not taken any action and do not know of any fact, agreement, plan or other circumstances that is reasonably likely to prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.16 Environmental Matters.  Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) Parent has complied with all applicable Environmental Laws; (ii) Parent is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) Parent has not been associated with any release or threat of release of any Hazardous Substance; (iv) Parent has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and (v) Parent is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17 Brokers.  Except as set forth in Schedule 3.17, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18 Intellectual Property.  Parent does not own, license or otherwise have any right, title or interest in any material Intellectual Property or Registered Intellectual Property except non-exclusive rights to the name “Triplecrown.”

3.19 Agreements, Contracts and Commitments.

(a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, other than confidentiality and non-disclosure agreements, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than $100,000, or (b) may not be cancelled by Parent on less than 30 days’ or less prior notice (“Parent Contracts”). All Parent Contracts are listed in Schedule 3.19 other than those that are exhibits to the Parent SEC Reports.

(b) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, each Parent Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore made available to the Company.

(c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

3.20 Insurance.  Except for directors’ and officers’ liability insurance, Parent does not maintain any Insurance Policies.

3.21 Interested Party Transactions.  Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement: (a) no employee, officer, director or stockholder of Parent or a member of his or her immediate family is indebted to Parent nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent; (b) to Parent’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent; and (c) to Parent’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

3.22 Indebtedness.  Parent has no indebtedness for borrowed money, except as set forth on Schedule 3.22.

3.23 NYSE Amex Listing.  Parent Common Stock is currently listed on the NYSE Amex. Except as set forth on Schedule 3.23, there is no action or proceeding pending or, to Parent's knowledge, threatened against

Parent by the NYSE Amex or the Financial Industry Regulatory Authority, Inc. with respect to any intention by such entities to prohibit or terminate the listing of Parent Common Stock on the NYSE Amex.

3.24 Board Approval.  The uninterested members of the Board of Directors of Parent and each Parent Subsidiary (including any required committee or subgroup of the Board of Directors of Parent and each Parent Subsidiary) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Mergers and approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Mergers are in the best interests of the stockholders of Parent and each Parent Subsidiary.

3.25 Trust Fund.  As of the date hereof, Parent has no less than $536,930,000 invested in United States Government securities in a trust account administered by Continental (the “Trust Fund”). At Closing, Holdco and/or Parent will be required to pay monies from the Trust Fund (i) as deferred underwriters’ compensation in connection with Parent’s initial public offering, (ii) for income Tax or other Tax obligations generated by the Trust Fund prior to Closing, (iii) reimbursement of expenses to directors, officers and founding stockholders of Parent, (iv) in connection with the actions, agreements and financings undertaken under Section 4.3, (v) to third parties (e.g., professionals, printers, etc.) who have rendered services to Parent in connection with its operations and efforts to effect a business combination, including the Mergers and (vi) for the cost and expenses incurred by the Stockholder, the Company or any Subsidiary, or on behalf of the Stockholder, the Company or any Subsidiary, in the connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereunder as set forth in Schedule 5.20. The balance of the funds will be released to Holdco to pay Parent stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of Holdco and the Company. To the extent funds remain after satisfaction of the foregoing items (i) through (vi) and the payment to converting stockholders of Parent, such funds will be used to make the reimbursements as contemplated by Section 4.2(b).

3.26 Governmental Filings.  Except as set forth in Schedule 3.26, Parent has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Parent of its business (as presently conducted) or used or held for use by Parent, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.26, will not expire prior to December 31, 2009, and Parent is in material compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Parent.

3.27 Representations and Warranties Complete.  The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

3.28 Survival of Representations and Warranties.  The representations and warranties of Parent set forth in this Agreement shall survive until the Closing.

3.29 Regulatory Agreements; Investment Company Act.  There are no written agreements, memoranda of understanding, commitment letters, or cease and desist orders, to which Parent or any Parent Subsidiary is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand. Parent is not an “investment company” or a Person directly or indirectly controlled by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by the Company and Parent.  Subject to the other Sections of this Article IV, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, Parent and the Parent Subsidiaries shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in the case of Parent and the Parent Subsidiaries, or in a commercially reasonable manner, in the case of the Company, and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts consistent with past practices and policies, in the case of Parent and the Parent Subsidiaries, or in a commercially reasonable manner, in the case of the Company, to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, Parent and the Parent Subsidiaries shall not do any of the following (and the Stockholder shall cause the Company not to do any of the following):

(a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Except as contemplated by the IP Transfer Agreement and the transactions contemplated thereunder, transfer or license to any Person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or Parent, as applicable, or enter into grants to transfer or license to any Person future patent rights, other than in a commercially reasonable manner provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property of the Company or Parent as applicable;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities or ownership interests of such party including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to agreements in effect on the date hereof;

(f) Except for the offering on commercially reasonable terms by the Company of securities, debt or other equity of the Company to raise capital in furtherance of its business plan as described in the business section of the Proxy Statement/Prospectus (the “Capital Raise”), issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(g) Amend its Charter Documents;

(h) Except as contemplated by the Farm Purchase Agreement and the transactions contemplated thereunder, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the business section of the Proxy Statement/Prospectus);

(i) Except as contemplated by the IP Transfer Agreement and the transactions contemplated thereunder, sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in a commercially reasonable manner, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j) Except as contemplated by the Capital Raise, incur any indebtedness for borrowed money in excess of $200,000 in the aggregate or guarantee any such indebtedness of another Person or Persons in excess of $200,000 in the aggregate, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such party, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in a commercially reasonable manner with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in a commercially reasonable manner;

(l) Except as contemplated by the Farm Purchase Agreement and the transactions contemplated thereunder, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in a commercially reasonable manner or in accordance with their terms, or liabilities recognized or disclosed in the Audited Financial Statements or in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

(m) Except in a commercially reasonable manner, modify, amend or terminate any Material Company Contract or Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Except as contemplated by the Farm Purchase Agreement and the transactions contemplated thereunder and except in a commercially reasonable manner, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $200,000 in any 12 month period;

(p) Engage in any action that could reasonably be expected to cause the Mergers to fail to qualify as a Tax-free transactions pursuant to Section 351, Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code;

(q) Settle any litigation where the consideration given is other than monetary or to which an Insider, or any officer, director, shareholder or holder of derivative securities of Parent, as applicable, is a party;

(r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income Tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(s) Form, establish or acquire any subsidiary except as contemplated by this Agreement and/or as specifically described in the business section of the Proxy Statement/Prospectus;

(t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(u) Except as contemplated by the Farm Purchase Agreement and the transactions contemplated thereunder, make capital expenditures except in accordance with prudent business and operational practices;

(v) Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

(w) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits in a commercially reasonable manner; or

(x) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (w) above.

In addition, the Stockholder shall not do any of the foregoing with respect to itself to the extent it prevents the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, no Capital Raise shall be consummated during the period commencing on the date of effectiveness of the Proxy Statement/Prospectus and ending on the earlier of the date of consummation of the Mergers or the termination of this Agreement.

4.2 Exercise of Certain Contracts.

(a) On or prior to September 30, 2009, the Parent, the Stockholder and the Company shall use commercially reasonable efforts to obtain an extension of the closing date of the agreement by and among the Parent, the Company's Subsidiary, Natural Diary, Inc., and Grimsley LLC, dated as of June 27, 2009 (the “Farm Purchase Agreement”), to purchase certain land and other assets (collectively, the “Grimsley Farm”), to October 22, 2009.

(b) If the parties are unable to obtain such an extension, the Company and/or the Stockholder shall cause the Company’s Subsidiary, Natural Dairy, Inc. (or a subsidiary thereof), to exercise the right to purchase the Grimsley Farm on or prior to September 30, 2009 and shall supply all amounts then due under the Farm Purchase Agreement (“Purchase Cost”). The Company shall cause Natural Dairy, Inc. (or a subsidiary thereof) to hold and maintain the Grimsley Farm on behalf of the Surviving Company pending the Closing of the Company Merger. At the time of the consummation of the Company Merger, the party or parties that funded the amount of the Purchase Cost shall have such amount repaid to it from amounts in the Trust Fund, if any, or if no such amounts are available at Closing after giving effect to all other items required to be paid as described in Section 5.20, such amounts shall be repaid as soon as practicable by Holdco (and in no event later than 90 days after the issuance of such note) and Holdco shall issue to such parties a promissory note evidencing such obligation and paying simple interest at 8% per annum.

(c) If the Mergers are not consummated for any reason, the Company shall repay to Parent all amounts paid by Parent to Grimsley LLC pursuant to the Farm Purchase Agreement on or prior to the date of final distribution of the Trust Fund.

(d) Except as set forth herein, from and after the date hereof, the Farm Purchase Agreement shall not be amended or modified without the prior written consent of each of the Company and Parent. Upon consummation of the transactions contemplated by the Farm Purchase Agreement, Parent shall have all inspection and information rights reasonably necessary to ensure the Grimsley Farm is properly maintained and operated prior to the consummation of the Company Merger.

4.3 Purchases of Parent Common Stock and Warrants.  Notwithstanding anything to the contrary contained in this Agreement, from and after the date of this Agreement until the Closing, for purposes of achieving approval of the Mergers and the related transactions by the stockholders of Parent, Parent and its Affiliates may, and shall be permitted to, seek, negotiate and enter into arrangements for the purchase, redemption, tender or assignment of currently outstanding shares of Parent Common Stock and/or Parent Warrants, declare lawful dividends to be effective immediately following the Effective Time or enter into similar or related arrangements and engage in related undertakings that would be consummated at, prior to or immediately following Closing and which may utilize a portion of the funds held in the Trust Fund and/or released from the Trust Fund upon consummation of the transactions contemplated hereunder. The parties to this Agreement and/or their Affiliates may secure a bridge loan or loans or similar credit facilities to finance the foregoing activities, in which case, the obligations to the lenders under such facilities shall be repaid at Closing from amounts in the Trust Fund or from amounts held by Holdco.

4.4 Exclusivity.

(a) From the date hereof until the earlier of (x) the termination of this Agreement pursuant to Section 8.1 or (y) October 22, 2009, the Company and the Stockholder shall not, and the Company and the Stockholder shall each use commercially reasonable best efforts to cause each of its officers, directors, employees, stockholders, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person (other than the Parent) concerning any Acquisition Transaction or (ii) take any other action intended or designed to facilitate the efforts of any Person (other than Parent) relating to a possible Acquisition Transaction. For purposes of this Agreement, the term “Acquisition Transaction” shall mean any of the following involving the Company or any Subsidiary: (i) any merger, consolidation, share exchange, business combination or other similar transaction (excluding the transactions contemplated by this Agreement); or (ii) any sale, lease, exchange, transfer or other disposition of any of the assets of the Company or Subsidiaries (other than in a commercially reasonable manner) or any shares of the capital stock of the Company or any Subsidiary in a single transaction or series of transactions (excluding the Capital Raise and the transactions contemplated by this Agreement).

(b) In the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into, an Acquisition Transaction, communicated to the Company or the Stockholder (or any of the Stockholder’s officers, directors, employees or stockholders) or any of their respective representatives or agents, such party shall promptly give written notice of same to the Parent.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Proxy Statement/Prospectus; Special Meeting.

(a) As soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the Company as Parent may reasonably request for its preparation, Parent shall prepare and file with the SEC under the Securities Act, and with all other applicable regulatory bodies, a registration statement on Form S-4 with respect to the shares of Holdco Common Stock into which Parent’s outstanding common stock will be converted in connection with the Mergers (the “Registration Statement”), which shall include proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote, at a meeting of the holders of Parent Common Stock to be called for such purpose (the “Special Meeting”), in favor of (i) the amendments to Parent’s amended and restated certificate of incorporation necessary to allow Parent to complete the Mergers as contemplated hereby and in compliance with the DGCL and GCL, (ii) the adoption of this Agreement and the approval of the Mergers (“Parent Stockholder Approval”), (iii) increasing the authorized number of shares of capital stock of Surviving Pubco to 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, (iv) the effective modifications to the public corporation’s certificate of incorporation resulting from the adoption of Holdco’s certificate of incorporation as the certificate of incorporation of the Surviving Pubco, and (v) an adjournment proposal, if necessary, to adjourn the Special Meeting if, based on the tabulated vote count, Parent and Holdco are not authorized to proceed with the Mergers. The Registration Statement shall also include such information as necessary for its use as contemplated by Section 5.1(c) below. Such proxy materials shall be in the form of a proxy statement/prospectus to be used for the purpose of soliciting proxies from holders of Parent Common Stock for the matters to be acted upon at the Special Meeting and also for the purpose of issuing Holdco Common Stock as contemplated hereby and permitted by Law (the “Proxy Statement/Prospectus”). The Company shall furnish to Parent all information concerning the Company (and its Subsidiaries and the Stockholder) as Parent may reasonably request in connection with the preparation of the Registration Statement. The Company and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC. Parent, with the assistance of the Company and its counsel, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(b) As soon as practicable following the declaration of effectiveness of the Registration Statement by the SEC, Parent shall distribute the Proxy Statement/Prospectus to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

(c) As soon as practicable following the declaration of effectiveness of the Registration Statement by the SEC, Parent shall distribute the Proxy Statement/Prospectus to the holders of Parent Warrants and, pursuant thereto, shall call a special meeting of the holders of the Parent Warrants in accordance with the DGCL (“Warrantholders Meeting”) and, subject to the other provisions of this Agreement, solicit proxies from such holders of the Parent Warrants to vote in favor of the adoption (“Warrantholders Approval”) of the Warrant Amendment Agreement between Holdco, as the Surviving Pubco, Parent and Continental Stock Transfer & Trust Company in the form of Exhibit I hereto (“Warrant Amendment Agreement”), which, if adopted, shall increase the exercise price of the Holdco Warrants to $12.00 per share, extend the duration of each Holdco Warrant by one additional year and increase the redemption price of the Holdco Warrants to $17.00.

(d) Parent shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting and Warrantholders Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement/Prospectus does not, as of the date on which the Registration Statement is declared effective, and as of the date of the Special Meeting and Warrantholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement/Prospectus). Each of the Company and the Stockholder represents and warrants that the information relating to the Company and the Stockholder supplied by the Company or the Stockholder for inclusion in the Proxy Statement/Prospectus will not as of the date on which the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first distributed to stockholders of Parent or at the time of the Special Meeting or Warrantholders Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(e) Parent, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Mergers and that the holders of the Parent Warrants vote in favor of the adoption of the Warrant Amendment Agreement and shall otherwise use commercially reasonable best efforts to obtain the Parent Stockholder Approval and Warrantholders Approval.

5.2 Directors and Officers of Surviving Pubco and Surviving Subsidiary After Merger.  The Parties shall take all necessary action so that the persons listed in Schedule 5.2 are elected to the positions of officers and directors of Surviving Pubco and Surviving Subsidiary, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 5.2 is unable to serve, the party appointing such Person shall designate a successor; provided that, if such designation is to be made after the Closing, any successor to a Person designated by Parent shall be made by the person serving as Chief Executive Officer of Parent immediately prior to Closing.

5.3 HSR Act.  If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Parent and the Company shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be paid by the Company.

5.4 Other Actions.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which the Company shall have the right to review and comment upon prior to filing. Any language included in the Signing Form 8-K that reflects the Company’s comments, as well as any text as to which the Company has not commented upon being given a reasonable opportunity to comment, shall, notwithstanding the provisions of Sections 5.6 and 5.7, be deemed to have been approved by the Company and the Stockholder and may henceforth be used by Parent in other filings made by it with the SEC and in other documents distributed by Parent in connection with the transactions contemplated by this Agreement without further review or consent of the Stockholder or the Company. Promptly after the execution of this Agreement, Parent and the Company shall also issue a mutually agreed upon press release pursuant to Section 5.7 announcing the execution of this Agreement (the “Signing Press Release”).

(b) At least five (5) days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Mergers in any report or form to be filed with the SEC (“Closing Form 8-K”), which shall be in a form reasonably acceptable to the Company. Prior to Closing, Parent and the Company shall prepare a press release announcing the consummation of the Mergers hereunder (“Closing Press Release”). Concurrently with the Closing, Surviving Pubco shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Surviving Pubco shall file the Closing Form 8-K with the Commission.

5.5 Required Information.  In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Registration Statement, the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of Parent, Surviving Pubco and/or the Company to any Government Entity or other third party in connection with Mergers and the other transactions contemplated hereby, and for such other reasonable purposes, the Company and the Stockholder, on the one hand, and Parent, on the other hand, shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, managers, members and stockholders (including the directors and officers of Surviving Pubco and Surviving Subsidiary to be appointed or elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Mergers. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.6 Confidentiality; Access to Information.

(a) Confidentiality.  Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known to the public through no fault of the party receiving the information; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law or at the order of any Governmental Entity having jurisdiction over such party (including, without limitation, any rules or regulations of the SEC or the Financial Industry Regulatory Authority). In the event this Agreement is terminated as provided in Article VIII hereof, each party (i) will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Mergers contemplated hereby, and (ii) will use its commercially reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Mergers contemplated hereby.

(b) Access to Information.

(i) The Company and the Stockholder will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including proposed business and operations and the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.6(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Mergers.

(ii) Parent will afford the Company, the Stockholder and their financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company or the Stockholder may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.6(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Mergers.

5.7 Public Disclosure.  From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Parent (in the case of the Company and the Stockholder) or the Company or the Stockholder (in the case of Parent), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

5.8 Commercially Reasonable Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and third parties and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Schedule 2.5 of the Company Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and the Company and its board of directors and the Stockholder shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Mergers, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable best efforts to enable the Mergers and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent, the Company or the Stockholder to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.9 Tax-Free Transactions.  Neither Parent nor the Company nor the Members shall take any action prior to or following the Mergers that could reasonably be expected to cause the Mergers to fail to qualify as Tax-free transactions pursuant to Section 351, Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code and the Regulations thereunder.

5.10 Certain Claims.  As additional consideration for the issuance of Holdco Common Stock pursuant to this Agreement, the Stockholder hereby releases and forever discharges, effective as of the Closing Date, the Company and its directors, officers, managers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from the Stockholder’s (i) status as a holder of an equity interest in the Company; and (ii) service, management, consulting or other similar agreement entered into with the Company prior to Closing to the extent that the basis for claims under any such agreement that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations of Surviving Pubco set forth in this Agreement or any of the other documents executed in connection with the transactions contemplated hereby.

5.11 No Securities Transactions.  Neither the Company or the Stockholder nor any of their Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Each of the Company and the Stockholder shall use its commercially reasonable best efforts to require each of its officers, directors, stockholder and employees, and shall use commercially reasonable best efforts to require each of its agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

5.12 No Claim Against Trust Fund.  Notwithstanding anything else in this Agreement, the Company and the Stockholder acknowledge that they have read Parent’s final prospectus dated October 22, 2007 and understand that Parent has established the Trust Fund for the benefit of Parent’s public stockholders and that Parent may disburse monies from the Trust Fund only (a) to Parent in limited amounts for its working capital requirements and Tax obligations, (b) to Parent’s public stockholders in the event they elect to convert their shares into cash in accordance with Parent’s Charter Documents and/or the liquidation of Parent or (c) to Parent concurrently with, or after it consummates, a business combination. The Company and the Stockholder further acknowledge that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by October 22, 2009, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company and the Stockholder, for themselves and their subsidiaries, affiliated entities, directors, officers, managers, members, employees, stockholders, representatives, advisors and all other associates and Affiliates, hereby waive all rights, title, interest or claim of any kind against Parent to collect from the Trust Fund any monies that may be owed to them by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever. This section will survive this Agreement and will not expire and will not be altered in any way without the express written consent of Parent, the Company and the Stockholder.

5.13 Disclosure of Certain Matters.  Each of Parent, on the one hand, and the Company and the Stockholder, on the other hand, will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Company or Parent, as applicable, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus. Notwithstanding any such disclosure after the date hereof, the representations and warranties of the parties shall be as made on the date of execution of this Agreement and with reference to the Disclosure Schedule as they exist at the time of execution of this Agreement, subject to such anticipated changes as expressly contemplated by this Agreement as of the date of execution.

5.14 Securities Listing.  Parent and the Company shall use their commercially reasonable best efforts to obtain the listing for trading on the New York Stock Exchange or, if such listing is not obtainable, on the Nasdaq, of the Holdco Common Stock and the Holdco Warrants. If any such listing is not obtained by the Closing, the parties shall continue to use their commercially reasonable best efforts after the Closing to obtain such listing.

5.15 Further Actions.

(a) The Company shall use its commercially reasonable best efforts to take such actions as are necessary to fulfill its obligations under this Agreement.

(b) Parent shall use its commercially reasonable best efforts to take such actions as are necessary to fulfill its obligations under this Agreement.

5.16 Charter Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Parent as provided in the Charter Documents of Parent or in any indemnification agreements shall survive the Mergers and shall continue in full force and effect in accordance with their terms.

(b) For a period of six (6) years after the Closing Date, Holdco shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Parent (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous), with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.16.

(d) The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Parent for all periods ending on or before the Closing Date and may not be changed without the consent of Committee referred to in Section 1.16.

5.17 Insider Loans; Equity Ownership in Subsidiaries.  The Stockholder and each officer, director, employee and consultant of the Company and each similar person, at or prior to Closing, shall (i) repay to the Company any loan by the Company to such person and any other amount owed by such person to the Company; (ii) cause any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such person to a third party to be terminated; and (iii) cease to own any direct equity interests in any Subsidiary of the Company or in any other Person that utilizes the name “Natural Dairy” or “Cullen Agricultural” or derivatives thereof.

5.18 Certain Financial Information.  Within fifteen (15) business days after the end of each calendar month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to Parent unaudited consolidated financial statements of the Company for such month, including a balance sheet, statement of operations, statement of cash flows and statement of stockholders’ equity, that are certified as correct and complete by a suitably authorized officer of the Company, prepared in accordance with the U.S. GAAP applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and may be subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

5.19 Access to Financial Information.  The Company will, and will cause its auditors to (a) continue to provide Parent and its advisors full access to all of the Company’s financial information used in the preparation of its Audited Financial Statements and the financial information furnished pursuant to Section 5.18 hereof and (b) cooperate fully with any reviews performed by Parent or its advisors of any such financial statements or information.

5.20 Trust Fund Disbursement.  Parent shall cause the Trust Fund to be dispersed at Closing to pay the amounts payable (i) as deferred underwriters’ compensation in connection with Parent’s initial public offering, (ii) for income Tax or other Tax obligations generated by the Trust Fund prior to Closing, (iii) reimbursement of expenses to directors, officers and founding stockholders of Parent, (iv) in connection with the actions, agreements and financings undertaken under Section 4.3, (v) to third parties (e.g., professionals, printers, etc.) who have rendered services to Parent in connection with its operations and efforts to effect a business combination, including the Mergers and (vi) for the cost and expenses incurred by the Stockholder, the Company or any Subsidiary, or on behalf of the Stockholder, the Company or any Subsidiary, in the connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereunder as set forth in Schedule 5.20. The balance of the funds will be released to Holdco to pay Parent stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of Holdco and the Company. To the extent funds remain after satisfaction of the foregoing items (i) through (vi) and the payment to converting stockholders of Parent, such funds will be used to make the reimbursements as contemplated by Section 4.2(b).

5.21 Section 16 Matters.  Prior to the Effective Time, Parent and the Company shall take all reasonable steps as may be required or permitted to cause any dispositions of the Parent Common Stock and Parent Warrants that occur or are deemed to occur by reason of or pursuant to the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

5.22 Surrender of Founders Shares.  Concurrently with Closing, the 4,630,000 shares of Holdco Common Stock deemed issued upon conversion of the Parent Common Stock beneficially held by Jonathan Ledecky and the 6,630,000 shares of Holdco Common Stock deemed issued upon conversion of the Parent Common Stock beneficially held by Eric Watson, shall be transferred to Holdco and immediately and automatically cancelled by Holdco.

5.23 [Reserved.]

5.24 Consulting Agreement Amendments.  The consulting agreements between Parent and each of Paul Vassilakos (or his entity as applicable) and Miles Leahy shall be amended at Closing in the form of Exhibit J and Exhibit K hereto (together the “Consulting Agreement Amendments”).

5.25 Noncompete.

(a) For a period of three years from the date of the Closing, neither the Stockholder nor any director or officer or stockholder of the Stockholder shall, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any Person other than Surviving Pubco, Surviving Subsidiary or their respective Subsidiaries or Affiliates (and other as passive investors of less than 5% of the voting stock of a company listed on a national exchange):

(i) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner, including as an employee, advisor or consultant or similar role, with any business engaged, in the geographical areas referred to in Section 5.25(b) below, in the design, research, development, marketing, sale, branding or licensing of products or services that are substantially similar to or competitive with the business of Surviving Subsidiary, including such operations as contemplated to be undertaken by the Proxy Statement/Prospectus; or

(ii) Recruit, attempt to hire, solicit, or assist others in recruiting or hiring, in or with respect to the geographical areas referred to in Section 5.25(b) below, any person who is an employee of Surviving Pubco or Surviving Subsidiary or any of their respective Subsidiaries or Affiliates or induce or attempt to induce any such employee to terminate his employment with Surviving Pubco, Surviving Subsidiary or any of their respective Subsidiaries or Affiliates; provided, however, a general solicitation of employment placed by the Stockholder or any of its directors, officers or stockholders to which employees of Surviving Pubco or Surviving Subsidiary or any of their respective subsidiaries or Affiliates respond shall not be deemed a breach of this sub Section.

(b) The geographical areas in which the restrictions provided for in this Section apply include all cities, counties and states of the United States, and all other countries in which Surviving Pubco, Surviving Subsidiary (or any of their respective Subsidiaries or Affiliates) are conducting business at the time in question, whether or not any of Surviving Pubco or Surviving Subsidiary (or such Subsidiary or Affiliate) has an actual physical presence in such location. The Stockholder acknowledges that the obligations and restrictions provided for herein are an integral part of the consideration motivating Parent to enter into this Agreement.

(c) In addition to, and not in limitation of, the non-competition covenants set forth above in this Section, the Stockholder agrees that it will not, either for itself or for any other Person, directly or indirectly (other than for Holdco, Parent, the Company and any of their respective Subsidiaries or Affiliates and other as a passive investor of less than 5% of the voting stock of a company listed on a national exchange), solicit business away from, or attempt to sell, license or provide the same or similar products or services as are then provided by Surviving Pubco or Surviving Subsidiary or any Subsidiary or Affiliate thereof to any customer thereof.

(d) Within ten business days of the date of this Agreement, the Company and the Stockholder shall cause the persons listed on Schedule 5.25 to execute a letter (“Cullen Noncompete Letters”) agreeing to be bound by the provisions of this Section 5.25. The Company and the Stockholder hereby represent and warrant that the persons listed on Schedule 5.25 comprise all of the persons described in Section 5.25(a), above.

(e) It is the intent of the parties that the provisions of this Section will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, the Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication was made.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1 Conditions to Obligations of Each Party to Effect the Mergers.  The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Parent Stockholder Approval.  The Parent Stockholder Approval shall have been obtained by the requisite vote under the laws of the State of Delaware and the Parent Charter Documents.

(b) Parent Common Stock.  Holders of thirty percent (30%) or more of the shares of Parent Common Stock issued in Parent’s initial public offering of securities and outstanding as of the record date for the Special Meeting shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Parent’s certificate of incorporation.

(c) Effective Registration Statement.  The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC. All necessary permits and authorizations under state securities or Blue Sky laws, the Securities Act and the Exchange Act relating to the issuance and trading of the Holdco Common Stock to be issued hereunder shall have been obtained and shall be in effect.

(d) HSR Act; No Order.  All specified waiting periods under the HSR Act shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers, substantially on the terms contemplated by this Agreement.

(e) Opinion of Counsels.  The Company shall have received from Graubard Miller, counsel to Parent, and Parent shall have received from Ellenoff Grossman & Schole LLP, counsel to the Company, an opinion of counsel in the form mutually agreed upon by the parties.

6.2 Additional Conditions to Obligations of the Company and the Stockholder.  The obligations of the Company and the Stockholder to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company.

(a) Representations and Warranties.  Each representation and warranty of Parent contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provision of the last sentence of Section 5.13, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provision of the last sentence of Section 5.13, on and as of the Closing Date in all material respects with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent (“Parent Closing Certificate”).

(b) Agreements and Covenants.  Parent and the Parent Subsidiaries shall have materially performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Parent Closing Certificate shall include a provision to such effect.

(c) No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity or by any third party against Parent or any Affiliate thereof which, in the reasonable opinion of Company counsel, is likely to occur and (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of the Surviving Pubco or Surviving Subsidiary to own, operate or control any of its respective assets following the Mergers and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect..

(d) Consents.  Parent shall have obtained all material consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby, and the Parent Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect.  No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

(f) SEC Compliance.  Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Securities Act and Exchange Act applicable to Parent.

(g) [Reserved]

(h) Other Deliveries.  At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by Parent's and each Parent Subsidiary’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, as certified by the respective corporate secretary of each of Parent and the Parent Subsidiaries and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

(i) Resignations.  The persons listed in Schedule 6.2(i) shall have resigned from all of their positions and offices with Parent.

(j) Trust Fund.  Parent shall have made appropriate arrangements to have the Trust Fund disbursed in accordance with Section 5.20.

(k) Special Meeting.  The requisite approval from the holders of Parent Common Stock and Parent Warrants at the Special Meeting shall have been obtained such that those proposals and actions (other than those regarding adjournment) described in Section 5.1 shall have been adopted in accordance with the DGCL and Parent’s Charter.

(l) Warrant Amendment Proposal.  The Warrant Amendment Proposal shall have been approved by the necessary warrantholders to adopt and effect the Warrant Amendment.

(m) The Consulting Agreement Amendments.  The Consulting Agreement Amendment shall be executed and delivered by Parent.

(n) Ledecky Founder Share Surrender.  The shares of Holdco Common Stock owned by Mr. Ledecky to be surrendered under Section 5.22 shall have been so surrendered by Mr. Ledecky.

(o) Opinion of Delaware Counsel.  Parent shall have received an opinion of Richards, Layton & Finger, P.A., in form and substance reasonably satisfactory to both Parent and the Company, that the amendments to Parent’s amended and restated certificate of incorporation necessary to allow Parent to complete the Mergers as contemplated hereby would be valid and effective under the DGCL when filed with the Secretary of State of Delaware and such amended and restated certificate of incorporation of Parent shall have been filed with the Secretary of State of Delaware and shall be in full force and effect at the Closing.

(p) [Reserved]

6.3 Additional Conditions to the Obligations of Parent.  The obligations of Parent and the Parent Subsidiaries to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties.  Each representation and warranty of the Company and the Stockholder contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provisions of the last sentence of Section 5.13, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to the provisions of the last sentence of Section 5.13, on and as of the Closing Date in all material respects with the same force and effect as if made on the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of each of the Company and the Stockholder by an authorized officer of each (“Company Closing Certificate”).

(b) Agreements and Covenants.  The Company and the Stockholder shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

(c) No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity or by any third party against the Company or the Stockholder which, in the reasonable opinion of Parent counsel, is likely to occur and (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of the Surviving Pubco or Surviving Subsidiary to own, operate or control any of its respective assets following the Mergers and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents.  The Company and the Stockholder shall have obtained all material consents, waivers, permits and approvals required to be obtained by the Company and the Stockholder in connection with the consummation of the transactions contemplated hereby, including all Governmental and Third Party Consents, and the Company Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect.  No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f) Lock-Up Agreements.  The Lock-Up Agreements in the form of Exhibit F shall be in full force and effect.

(g) Employment Agreements.  Employment Agreements between Natural Dairy, Inc. and Richard Watson in the form of Exhibit L shall be executed and delivered to Parent.

(h) [Reserved]

(i) [Reserved]

(j) Cullen Noncompete Letters.  Parent shall have received executed Cullen Noncompete Letters from each of the persons required under Section 5.25 above and each such letter shall have been duly and validly executed and shall be in full force and effect.

(k) Watson Founder Share Surrender.  The surrender of the shares of Holdco Common Stock owned by Mr. Watson to be surrendered under Section 5.22 shall have been so surrendered by Mr. Watson.

(l) Farm Purchase.  Natural Dairy, Inc. (or a subsidiary thereof) has performed its obligations under the Farm Purchase Agreement and, if the Farm has been purchased, Natural Dairy, Inc. (or a subsidiary thereof) shall have held and maintained the Farm on behalf of the Surviving Pubco and Surviving Company as contemplated by Section 4.2(b).

(m) [Reserved]

(n) The Consulting Agreement Amendments.  The Consulting Agreement Amendment shall be executed and delivered by each of Messrs. Vassilakos (or his entity as applicable) and Leahy.

(o) IP Transfer Agreement.  The IP Transfer Agreement shall be in full force and effect and the transactions contemplated thereby shall have been consummated or shall be consummated concurrently with the Closing.

(p) Other Deliveries.  At or prior to Closing, the Company and the Stockholder shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company's board of directors and the Stockholder’s board of directors and the Stockholder’s stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

(q) Resignations.  The persons listed in Schedule 6.3(q) shall have resigned from their positions and offices with the Company.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification.

(a) Indemnification of Parent.  Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Parent, the Surviving Pubco, the Surviving Subsidiary and their respective representatives, successors and permitted assigns (the “Parent Indemnitees”) shall be indemnified, defended and held harmless by the Stockholder, but, except as provided for in this Article VII, only to the extent of the Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Company contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

(b) Losses.  As used in this Article VII, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid.

7.2 Indemnification of Third Party Claims.  The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against a party under an obligation to indemnify pursuant to Section 7.1 (the “Indemnifying Party”) by a Person other than a party entitled to indemnification pursuant to Section 7.1 (the “Indemnified Party”) (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim.  The Indemnified Party will give the Indemnifying Party prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Indemnifying Party shall be entitled to participate in the defense of Third Party Claim at its expense.

(b) Defense.  The Indemnifying Party shall have the right, at its option (subject to the limitations set forth in subsection 7.2(c) below) and at its own expense, by written notice to the Indemnified Party, to assume the entire control of, subject to the right of the Indemnified Party to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense. If the Indemnifying Party is permitted and elects to assume the defense of a Third Party Claim:

(i) the Indemnifying Party shall diligently and in good faith defend such Third Party Claim and shall keep the Indemnified Party reasonably informed of the status of such defense; provided, however, that the Indemnified Party shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned; and

(ii) the Indemnified Party shall cooperate fully in all respects with the Indemnifying Party in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and the Indemnified Party shall make available to the Indemnifying Party all pertinent information and documents under its control.

(c) Limitations of Right to Assume Defense.  The Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against an Indemnified Party; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnified Party or its subsidiaries other than as a result of money damages or other money payments.

(d) Other Limitations.  Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by an Indemnified Party against the Indemnifying Party and shall not affect the Indemnifying Party’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Indemnifying Party to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Indemnifying Party is obligated to be greater than such damages would have been had the Indemnified Party given the Indemnifying Party prompt notice hereunder. So long as the Indemnifying Party is defending any such action actively and in good faith, the Indemnified Party shall not settle such action. The Indemnified Party shall make available to the Indemnifying Party all relevant records and other relevant materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e) Failure to Defend.  If the Indemnifying Party, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, the Indemnified Party, at the reasonable cost and expense of the Indemnifying Party, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Indemnifying Party shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(f) Indemnified Party Rights.  Anything in this Section 7.2 to the contrary notwithstanding, the Indemnifying Party shall not settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to each Indemnified Party of a full and unconditional release from all liability and obligation in respect of such action without any payment by any Indemnified Party.

(g) Indemnifying Party Consent.  Unless the Indemnifying Party has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3 Insurance Effect.  To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance paid for by an Indemnified Party prior to the Closing, the Indemnified Party shall use commercially reasonable best efforts to obtain the maximum recovery under such insurance; provided that the Indemnified Party shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by the Indemnified Party for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Indemnifying Party. If the Indemnified Party has received the payment required by this Agreement from the Indemnifying Party in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Indemnifying Party and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4 Limitations on Indemnification.

(a) Survival; Time Limitation.  The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by the Company or Stockholder to Parent in connection with this Agreement (including the certificate required to be delivered by the Company pursuant to Section 6.3(a)) shall survive the Closing for the period that ends on the Escrow Termination Date (the “Survival Period”) except that claims for the breach of the representations and warranties in Sections 1.15(d), 2.3, and 2.4 shall survive without limitation as to time (but subject to applicable statutes of limitation).

(b) Any indemnification claim made by an Indemnified Party prior to the termination of the Survival Period shall be preserved despite the subsequent termination of the Survival Period and any claim set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VII shall be brought after the end of the Survival Period.

(c) Deductible.  No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $500,000 (the “Deductible”), in which event the amount payable shall the full amount of all Indemnifiable Losses from the first dollar thereof.

(d) Aggregate Amount Limitation.  An Indemnifying Party’s aggregate liability for Losses pursuant to Section 7.1shall not in any event exceed the Escrow Shares and the Indemnified Party shall have no claim against the Indemnifying Party other than for such Escrow Shares (and any proceeds of the shares or distributions with respect to the Escrow Shares).

7.5 Exclusive Remedy.  The Indemnified Party hereby acknowledges and agrees that, from and after the Closing, the sole remedy of the Indemnified Party with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit an Indemnified Party’s right to bring any claim, demand or suit against the Indemnifying Party based upon the Indemnifying Party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

7.6 Adjustment to Merger Consideration.  Amounts paid by the Stockholder for indemnification under Article VII shall be deemed to be an adjustment to the value of the shares of Holdco Common Stock issued by Holdco as a result of the Company Merger, except as otherwise required by Law.

7.7 Application of Escrow Shares.  The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto.

ARTICLE VIII

TERMINATION

8.1 Termination.  This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Company at any time;

(b) by either Parent or the Company if the Mergers shall not have been consummated by October 22, 2009 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

(e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or the Stockholder set forth in this Agreement, or if any representation or warranty of the Company or the Stockholder shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company or the Stockholder prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to the Company or the Stockholder, as applicable, of such breach, provided the Company or the Stockholder, as applicable, continue to exercise commercially reasonable best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company or the Stockholder is cured during such thirty (30) day period); or

(f) by either Parent or the Company, if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent’s certificate of incorporation, or the holders of 30% or more of the number of shares of Parent Common Stock issued in Parent’s initial public offering and outstanding as of the record date for the Special Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash in accordance with Parent’s certificate of incorporation.

8.2 Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Mergers shall be abandoned, except for and subject to the following: (i) Sections 4.2, 5.6, 5.12, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Mergers to occur on or before the date stated therein.

8.3 Fees and Expenses.  Except as set forth in Sections 3.25 and 5.20, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Mergers are consummated. Notwithstanding the foregoing, in the event the Mergers are consummated, Parent and Holdco hereby agree to pay the reasonable fees and expenses incurred by the Stockholder, the Company or any Subsidiary, or on behalf of the Stockholder, the Company or any Subsidiary, in the connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby as further described in Schedule 5.20.

ARTICLE IX

DEFINED TERMS

Certain terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“AAA”	Section 10.12
“Acquisition Transaction”	Section 4.4(a)
“Affiliate”	Section 10.2(f)
“Agreement”	Section 1.3
“Applicable Corporate Law”	Recital A
“Approvals”	Section 2.1(a)
“Audited Financial Statements”	Section 2.7(a)
“Blue Sky Laws”	Section1.15(c)
“Charter Documents”	Section 2.1(a)
“Closing”	Section 1.3
“Closing Date”	Section 1.3
“Closing Form 8-K”	Section 5.1(b)
“Closing Press Release”	Section 5.1(b)
“Code”	Recital C
“Committee”	Section 1.16
“Company”	Heading
“Company Articles of Merger”	Section 1.3
“Company Certificates”	Section 1.6(d)
“Company Closing Certificate”	Section 6.3(a)
“Company Common Stock”	Section 5.26(e)
“Company Contracts”	Section 2.19(a)
“Company Intellectual Property”	Section 2.18(a)(ii)
“Company Merger”	Recital A
“Company Products”	Section 2.18(a)(v)
“Company Registered Intellectual Property”	Section 2.18(a)(iv)
“Company Related Parties”	Section 2.18(a)
“Company Schedule”	Article II Preamble
“Continental”	Section 1.12
“Copyrights”	Section 2.18(a)(i)
“Deductible”	Section 7.4(c)
“DGCL”	Recital A
“Disclosure Schedules”	Section 5.13
“Effective Time”	Section 1.3
“Environmental Law”	Section 2.16(b)
“Escrow Agreement”	Section 1.12

“Escrow Shares”	Section 1.12
“Escrow Termination Date”	Section 1.12
“Exchange Act”	Section 1.15(c)
“Farm Purchase Agreement”	Section 4.2
“GCC”	Recital A
“Governmental Action/Filing”	Section 2.21(c)
“Governmental and Third Party Consents”	Section 2.5(b)
“Governmental Entity”	Section 1.15(c)
“Grimsley Farm”	Section 4.2
“Hazardous Substance”	Section 2.16(c)
“Holdco”	Heading
“Holdco Common Stock”	Section 1.6(a)
“Holdco Plan”	Section 5.1(a)
“Holdco Warrants”	Section 1.6(b)
“HSR Act”	Section 2.5(b)
“Insider”	Section 2.19(a)(i)
“Insurance Policies”	Section 2.20
“Intellectual Property”	Section 2.18(a)
“IP Transfer Agreement”	Section 2.18(a)
“knowledge”	Section 10.2(d)
“Last Reported Sale Price”	Section 1.13(c)(iv)
“Legal Requirements”	Section 10.2(b)
“Lien”	Section 10.2(e)
“Losses”	Section 7.1(b)
“Material Adverse Effect”	Section 10.2(a)
“Material Company Contracts”	Section 2.19(a)
“Mergers”	Recital A
“Merger Sub”	Heading
“Merger Sub Common Stock”	Section 1.6(e)
“Notice of Claim”	Section 7.2(a)
“Parent”	Heading
“Parent Certificate”	Section 1.6(a)
“Parent Certificate of Merger”	Section 1.3
“Parent Closing Certificate”	Section 6.2(a)
“Parent Common Stock”	Section 1.6(a)
“Parent Contracts”	Section 3.19(a)
“Parent Convertible Securities”	Section 3.3(b)
“Parent Indemnitees”	Section 7.1(a)
“Parent Merger”	Recital A
“Parent Preferred Stock”	Section 3.3(a)
“Parent Schedule”	Article III Preamble
“Parent SEC Reports”	Section 3.7(a)
“Parent Stockholder Approval”	Section 5.1(a)
“Parent Stock Options”	Section 3.3(b)
“Parent Subsidiaries”	Section 3.2(d)
“Parent Warrant”	Section 1.6(b)

“Parent Warrant Certificate”	Section 1.6(b)
“Patents”	Section 2.18(a)(i)
“Person”	Section 10.2(c)
“Personal Property”	Section 2.14(b)
“Plan/Plans”	Section 2.11(a)
“Proxy Statement/Prospectus	Section 5.1(a)
“Purchase Cost”	Section 4.2
“Registered Intellectual Property”	Section 2.18(a)(iii)
“Registration Rights Agreement”	Section 1.18
“Registration Statement”	Section 5.1(a)
“Representative”	Section 1.18
“Returns”	Section 2.15(b)(i)
“SEC”	Section 2.21(d)
“Securities Act”	Section 1.15(b)
“Signing Form 8-K”	Section 5.4(a)
“Signing Press Release”	Section 5.4(a)
“Special Meeting”	Section 5.1(a)
“Stockholder”	Heading
“Subsidiaries”	Section 2.2(a)
“Survival Period”	Section 7.4(a)
“Surviving Pubco”	Section 1.1
“Surviving Subsidiary”	Section 1.2
“Tax/Taxes”	Section 2.15(a)
“Third Party Claim”	Section 7.2
“Trademarks”	Section 2.18(a)(i)
“Trading Day”	Section 1.13(c)(v)
“Transaction Shares”	Section 1.6(d)
“Trust Fund”	Section 3.25
“U.S. GAAP”	Section 2.7(a)
“Warrant Amendment Agreement”	Section 5.1(c)
“Warrantholders Approval”	Section 5.1(c)
“Warrantholders Meeting”	Section 5.1(c)

ARTICLE X

GENERAL PROVISIONS

10.1 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent, to:

Triplecrown Acquisition Corp
970 West Broadway
PMB 402
Jackson, Wyoming 83001
Attention: Chief Executive Officer
Telephone: 307-633-2831
Telecopy:

with a copy to:

David Alan Miller, Esq.
Graubard Miller
405 Lexington Avenue
New York, New York 10174-1901
Telephone: 212-818-8661
Telecopy: 212-818-8881

if to the Company or the Stockholder, to:

Cullen Inc Holdings Limited
Level 9
Walker Wayland Centre
68 Shortland Street
Auckland, New Zealand
Post Office Box 91269
Attention: The Directors
Telephone: 64 9 363 1200
Telecopy: 64 9 363 1201

with a copy to:

Douglas S. Ellenoff, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Telephone: 212-370-1300
Telecopy: 212-370-7889

10.2 Interpretation.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. For purposes of this Agreement:

(a) the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition, prospects or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) changes in general national or regional political, economic or industry-wide conditions (except to the extent the party suffering such event is affected in a disproportionate manner relative to other companies in the industry in which such party conducts business), (iii) any SEC rulemaking requiring enhanced disclosure of transactions with a public shell, or (iv) any failure to meet any financial or other projections;

(b) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Material Company Contracts or Parent Contracts;

(c) the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d) the term “knowledge” means actual knowledge or awareness, after due inquiry, as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation;

(e) the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(f) the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

(g) all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

10.3 Counterparts; Electronic Delivery.  This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4 Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other Person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5 Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7 Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8 Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9 Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10 Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.11 Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.12 Arbitration.  Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”) in its office in New York City, New York. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in New York City or such other place as the parties shall agree. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of New York, New York County, for such purpose. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

10.13 Waiver of Jury Trial.  Each of the parties hereto hereby waives any right it may have to a trial by jury with respect to any action or dispute arising out of or in connection with this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TRIPLECROWN ACQUISTION CORP.
By: Name: Title:

CULLEN AGRICULTURAL HOLDING CORP.
By: Name: Title:

CAT MERGER SUB, INC.
By: Name: Title:

CULLEN AGRICULTURAL TECHNOLOGIES, INC.
By: Name: Title:

CULLEN INC HOLDINGS LIMITED
By: Name: Title:

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CULLEN AGRICULTURAL HOLDING CORP.

Pursuant to Section 245 of the
Delaware General Corporation Law

CULLEN AGRICULTURAL HOLDING CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “Cullen Agricultural Holding Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on August 27, 2009.

3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”), do hereby certify as follows:

FIRST:  The name of the corporation is Cullen Agricultural Holding Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 201,000,000 of which 200,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock.  The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock.  Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:  The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Jeffrey M. Gallant	Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174

SIXTH:  The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the Bylaws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws of the Corporation as provided in the Bylaws of the Corporation, subject to the power of stockholders to alter or repeal any by-law whether adopted by them or otherwise.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

EIGHTH:  A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH:  The Corporation hereby elects not to be governed by Section 203 of the GCL.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Eric J. Watson, its Chief Executive Officer, as of the  day of , 2009.

Eric J. Watson, Chief Executive Officer

Annex C

Adopted as of August 27, 2009

BY LAWS

OF

CULLEN AGRICULTURAL HOLDING CORP.

ARTICLE I
OFFICES

1.1 Registered Office.  The registered office of Cullen Agricultural Holding Corp. (the “Corporation”) in the State of Delaware shall be established and maintained at 615 S. DuPont Highway, Kent County, Dover, Delaware and National Corporate Research, Ltd. shall be the registered agent of the corporation in charge thereof.

1.2 Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings.  All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings.  The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the meeting; provided, however, that in the event that less than ninety (90) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.3 Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4 Quorum.  The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.5 Organization.  The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

2.6 Voting.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.7 Action of Shareholders Without Meeting.  Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.8 Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

2.9 Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10 Adjournment.  Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11 Ratification.  Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.12 Inspectors.  The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

ARTICLE III
DIRECTORS

3.1 Powers; Number; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies.  Each director shall hold office until the next annual meeting of stockholders at which his Class stands for election or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next annual meeting and until such director’s successor shall be duly elected and shall qualify, or until such director’s earlier resignation, removal from office, death or incapacity.

3.3 Nominations.  Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.4 Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Organization of Meetings.  The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or in the absence of the Chairman of the Board of Directors and the President by such other person as the Board of Directors may designate or the members present may select.

3.7 Actions of Board of Directors Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filled with the minutes of proceedings of the Board of Directors or committee.

3.8 Removal of Directors by Stockholders.  The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

3.9 Resignations.  Any Director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10 Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11 Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12 Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of

Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13 Meetings by Means of Conference Telephone.  Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

4.1 General.  The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2 Election.  The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

4.3 Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 President.  Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5 Chief Financial Officer.  The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.6 Vice Presidents.  At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.7 Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.8 Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.9 Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.10 Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.11 Controller.  The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

4.12 Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.13 Vacancies.  The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.14 Resignations.  Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.15 Removal.  Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1 Form of Certificates.  The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2 Signatures.  Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates.  The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person's attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5 Fixing Record Date.  In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6 Registered Stockholders.  Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

ARTICLE VI
NOTICES

6.1 Form of Notice.  Notices to directors and stockholders other than notices to directors of special meetings of the board of Directors which may be given by any means stated in Article III, Section 4, shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

6.2 Waiver of Notice.  Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

7.8 For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

7.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

ARTICLE VIII
GENERAL PROVISIONS

8.1 Reliance on Books and Records.  Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2 Maintenance and Inspection of Records.  The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the Delaware General Corporation Law. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

8.3 Inspection by Directors.  Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

8.4 Dividends.  Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.5 Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

8.6 Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.7 Fiscal Year.  The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

8.8 Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.9 Amendments.  The original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws.

8.10 Interpretation of Bylaws.  All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

Annex D

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the 31st day of August, 2009, by and between Natural Dairy, Inc. (“NDI” or the “Company”), and Richard Watson (“Employee”).

WITNESSETH

WHEREAS, Employee desires to be employed by the Company and the Company desires to employ Employee on the terms and conditions hereinafter provided.

NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

1.	POSITION

The Company shall employ Employee in the capacity of Chief Scientific Officer of the Company. In his role as Chief Scientific Officer, Employee will report directly to the Chairman of the Company or as otherwise determined from time to time by the Board of Directors. So long as he is employed hereunder, Employee agrees to devote sufficient and proper time and energy to the business and affairs of the Company, so as to perform his duties hereunder to the best of his ability and at a level of competency consistent with the position occupied, to act on all matters in a manner he reasonably believes to be in and not opposed to the best interests of the Company, to use his best efforts, skill and ability to promote the profitable growth of the Company, and to perform such duties as are customarily performed by one holding a position of comparable seniority at a company comparable to the Company. Employee acknowledges that he has a duty of loyalty to the Company and shall not, either directly or indirectly, engage in any outside business or other activity unrelated to serving the Company’s interest, during the term of this Agreement, without the prior approval of the Board of Directors.

2.	TERM

The Employee's employment will commence on 1st September, 2009(“Commencement Date”) and shall continue until 31st August, 2012 unless terminated earlier in accordance with Section 11 of this Agreement. Thereafter, this Agreement shall be automatically renewed for successive one year periods.

3.	REMUNERATION

The Employee shall receive the following forms of compensation from the Company in exchange for the services provided by the Employee pursuant to this Agreement.

3.1. Base Salary.  The Company shall pay the Employee an annual base salary of $100,000.00 (“Base Salary”), less all applicable deductions and withholdings required by law. The Base Salary shall be paid in accordance with the Company’s then-current payroll schedule.

3.2. Bonus.  The Employee shall be eligible to receive, subject to the sole discretion of the Board of Directors, a bonus of up to 50% of the Employee’s Base Salary. If awarded, such bonus shall be paid on a quarterly basis.

3.3. BlackBerry.  The Company shall provide the Employee with a mobile phone/BlackBerry for business use. Unless otherwise agreed between the Company and Employee, the Company will directly meet the costs of providing the device, maintaining a network connection and the costs arising from its use.

3.4. Vacation and Holidays.  The Employee shall receive paid time off for any holidays designated by the Company. In addition, the Employee shall be entitled to 20 days of paid vacation in each calendar year, prorated for any partial year of employment. Vacation days must be used in the year in which they accrue, and may not be carried over from year to year without the express permission of the Company. Any unused vacation days shall be forfeited in the event of the termination of the Employee’s employment with the Company. The Employee shall consult with the Company regarding mutually convenient times for the Employee to take vacation, but failing agreement, the Company may direct when vacation days must be taken. The Employee acknowledges that the Company may close down all or part of its operations during the Christmas and New Year period. When this occurs, the Employee may be required to take leave during the period of the close down, even where it requires the Employee to take leave without pay. The Company will provide the Employee with at least 14 days’ advance notice of the close down.

3.5. Sick and Bereavement Leave.  The Employee shall be entitled to take up to 5 days of paid sick leave per calendar year, prorated for any partial year of employment. The Employee may use such sick leave in the event the Employee is sick or injured, or if the Employee is required to stay home to care for: (a) the employee's spouse or partner; or (b) a person who depends on the Employee for care, either because they are sick or injured, or in the case of a dependant, their caregiver is sick or injured. Sick leave must be used in the year in which it was accrued, and may not be carried over from year to year. Any unused sick leave shall be forfeited in the event of the termination of the Employee’s employment with the Company. In addition, the Employee shall be entitled to take up to three days of paid bereavement leave in the event that a member of the Employee's immediate family dies (i.e., the Employee's spouse or partner, parent, child, sibling, grandparent, grandchild, or a parent of the Employee's spouse or partner). The Employee will also be entitled to one day of paid leave where the Company otherwise accepts that the Employee has suffered a bereavement. In taking sick or bereavement leave, the Employee must follow all notice and documentation requirements as may be established by the Company from time to time.

3.6. Business Expenses.  The Company will reimburse the Employee for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by the Employee in the performance of the Employee's duties. All reimbursable expenses must be appropriately documented together with receipts by the Employee on submission of any request for reimbursement.

3.7. Benefits and Perquisites.  If offered by the Company, the Employee shall be eligible to participate in each additional benefit plan or program sponsored or maintained by the Company, whether now existing or established hereafter, to the extent that the Employee is eligible and/or invited to participate in any such plan under the applicable provisions thereof. With respect to any such plan, the Employee shall receive credit for his previous service as an employee of Cullen Investments Limited. The Company may, in its discretion, amend or terminate any such plan in accordance with the terms thereof. All plan terms shall control the entitlement over any benefits provided pursuant to each plan and moreover shall control over anything to the contrary herein.

4.	ANNUAL REVIEW

The Company shall review the Employee's performance annually, with the first such review to take place no later than the first anniversary of the Commencement Date. The review may take into account certain business objectives and performance indicators specified by the Company to the Employee. During the annual review, the Company will also review the Employee's salary and other benefits. The Employee is not guaranteed an increase in salary or improvement in benefits following the review.

5.	DUTIES

The Employee shall perform the duties described in Schedule 1, as well as such other duties as may be assigned to him by the Company's Board of Directors from time to time. The Employee shall perform these duties primarily at the Company’s facility in Georgia, USA, but the Company reserves the right to have the Employee perform services in additional locations at the Company’s sole discretion. This may include locations within the USA and at any other location worldwide.

5.1. Duties:  The Employee must, in carrying out the Employee's duties and responsibilities as outlined in the job description set out in Schedule 1:

(a)	act in a professional manner at all times;
(b)	promptly and fully comply with, and carry out, all policies, rules and directions given by the Company from time to time;
(c)	subject to Section 1, devote the whole of the Employee's efforts during work hours exclusively to the discharge of those duties and responsibilities, and the achievement of business objectives and performance indicators specified by the Company;
(d)	perform such other reasonable duties and responsibilities in addition to those specified in this agreement as the Company may require the Employee to perform taking into account the Employee's skills and capabilities;
(e)	render services away from the location specified above from time to time as the proper performance of his duties may require; and
(f)	diligently and faithfully serve the Company, Eric Watson and the Company's associated and related businesses including, without limitation, Cullen Agricultural Technologies, Inc., (“NDI Group”) using the Employee's best endeavors to promote and protect the interests of the Company, Eric Watson and the NDI Group.

5.2. Measures.  The measures and standards of performance include the following:

(a)	effectively managing responsibilities and reporting personnel;
(b)	achievement of business objectives and performance indicators specified by the Company;
(c)	contribution to overall efficiency of cost effectiveness and profitability of operations;
(d)	application and development of technical skills;
(e)	high standard of work;
(f)	high standard of appearance;
(g)	ability to communicate;
(h)	internal/external feedback;
(i)	ability to back up other employees;
(j)	friendly professional manner, even when under pressure.

5.3. Working Relationships:  In performing the Employee's duties the Employee will:

(a)	build good working relationships with the Company’s affiliates, advisers and suppliers;
(b)	ensure that the Employee has an honest and professional working relationship with management and other employees;
(c)	be committed, flexible, trustworthy and reliable at all times; and
(d)	be able to submit ideas and recommendations on better ways to improve operations.
6.	POLICIES

The Employee will be bound by the Company's policies as may be issued from time to time, copies of which will be made available to the Employee. The Company reserves the right to amend its policies from time to time. The terms of this Agreement will override the Company's policies if they expressly conflict.

7.	TRADE SECRETS AND CONFIDENTIAL INFORMATION; RESTRICTIVE COVENANTS

7.1. Definitions.  For the purposes of this Agreement, the following definitions shall apply:

(a) “Trade Secrets” shall mean information not generally known about the Business of the Company that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Company derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs, methods and systems, techniques, drawings, processes, financial data, lists of actual customers and potential customers, customer route books, cards or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers, sales reports, price lists, product formulae, methods and procedures relating to services.

(b) “Confidential Information” means other business information of the Company not generally known to the public and which the Company desires and makes reasonable efforts to keep confidential.

(c) “Business of the Company” means agricultural operations involving the implementation of proprietary systems, including those relevant to dairy farming.

7.2. Confidentiality.  Employee agrees that he will not at any such time, other than in the performance of his duties for the Company, both during and after his employment by the Company, communicate or disclose to any person or entity, or use for his benefit or for the benefit of any other person or entity, directly or indirectly, any of the Company's Trade Secrets and/or Confidential Information. For the purposes of this Agreement, the prohibition against the disclosure of Confidential Information only shall end 10 years after the Termination Date. The disclosure of Trade Secrets is prohibited in perpetuity, or until the trade secret information becomes publicly available through no fault of Employee. The rights set forth in this paragraph are in addition to, and not in lieu of, any other rights of the Company whether statutory, at common law or otherwise.

7.3. Agreement Not to Solicit Customers.  Employee covenants and agrees that during his employment by the Company and for a period of 36 months following the termination, for any reason, of such employment, whether voluntary or involuntary, he will not, whether directly or indirectly, on his own behalf or in the service or on behalf of another person or entity, solicit or attempt to solicit any customer or active prospect of the Company, or any representative of any customer or active prospect of the Company, with which Employee had personal contact for the purpose of furthering a business relationship on behalf of the Company, with a view to selling or providing any product, equipment or service competitive with the Business of the Company.

7.4. Covenant Not to Compete.  Employee covenants and agrees that, unless expressly agreed otherwise by the Board of Directors, during the term of Employee’s employment with the Company and for a period of 24 months following the termination, for any reason whether voluntary or involuntary, Employee shall not, within the USA and any other location in which the Company conducts, or plans to conduct within the following 12 months, business activities at the termination (which Employee expressly agrees is the primary geographic area to which his duties for the Company extend), either himself or on behalf of a business in competition with the Business of the Company, either directly or indirectly (whether through affiliates, subsidiaries or otherwise), perform any duties that are the same or similar to those that he presently performs for the Company.

7.5. Non-solicitation of Employees.  Employee covenants and agrees that, during his employment by the Company and for a period of 36 months following the termination of such employment, for any reason, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of another person or entity, recruit, solicit, induce or attempt to recruit, solicit or induce any employee of the Company with whom he had contact during his employment, to leave or cease his or her employment with the Company in order to undertake employment with or provide services to any business in competition with the Business of the Company.

7.6. Remedies.  Employee acknowledges and agrees that by virtue of the duties and responsibilities attendant to his employment by the Company and the special knowledge of the Company’s affairs, business, clients and operations that he has and will have as a consequence of such employment, irreparable loss and damage will be suffered by the Company if Employee should breach or violate this Section 7; and Employee further acknowledges and agrees that these covenants are reasonably necessary to preserve the Business of the Company. Employee, therefore, agrees and consents that, in addition to any other remedies available to it, the Company shall be entitled to an injunction to prevent a breach or contemplated breach of this Section 7.

8.	INTELLECTUAL PROPERTY

8.1. NDI's Property.  The Employee acknowledges and agrees that any work the Employee produces in the course of the Employee's employment, and all intellectual property rights and interests (including common law rights and interests) everywhere in the world in or arising from that work, will belong exclusively to the Company or the relevant member of NDI Group: and the Employee assigns to the Company absolutely and waives all rights whatsoever (including moral rights) in any of that work and intellectual property.

8.2. Assistance.  The Employee must:

(a)	without additional consideration, promptly sign all documents and do all things required by the NDI Group to give effect to this clause; and
(b)	not remove any of that work or intellectual property (or anything comprising that intellectual property or copies of it) from NDI Group business premises, other than in the ordinary and proper course of the Employee's duties or with NDI's express consent.
9.	OTHER BUSINESS INTERESTS/CONFLICTS

9.1. [Intentionally omitted]

9.2. Relatives.  The Employee must advise the Company if an immediate family member, partner, friend, or close business associate is or becomes employed by one of the Company’s competitors to avoid disclosing any commercially sensitive information to the Company's competitors, even inadvertently.

9.3. Gifts.  The Employee may not accept or seek, in connection with NDI Group business any type of compensation, fees, commission, gifts, or any other personal favor or preferential treatment which exceeds a nominal value or goes beyond common courtesy associated with accepted business practice. This policy applies to consideration from other employees, prospective employees, customers, competitors, suppliers and any other persons or entities with whom NDI has or is likely to have any business relationship.

9.4. Conflict of Interest.  The Employee must refer to the Company all business contacts, ideas and opportunities of which the Employee becomes aware which relate to NDI's business. The Employee must not use the Employee's position to benefit any business or person other than NDI or its affiliates. The Employee will avoid and will declare to NDI any conflict of interest as soon as it arises.

10.	[Intentionally Omitted]
11.	SERIOUS MISCONDUCT

11.1. Instant Dismissal.  Nothing in this Agreement prevents the Company from terminating the Employee's employment without notice if it considers the Employee is guilty of serious misconduct as set out in Schedule 2, which justifies instant dismissal.

11.2. Suspension.  Where the Company considers that an act of serious misconduct may have occurred which warrants further investigation, it will be entitled to suspend the Employee on full pay, while an investigation into the matter is carried out. If, for reasons beyond its control, NDI is unable to complete its investigation within two weeks of the suspension being effected, any continuation of the suspension will be without pay. Otherwise, the Employee will remain on full pay during the period of suspension.

12.	REDUNDANCY

12.1 Definition.  Redundancy means a situation in which termination of the Employee's employment is attributable wholly or mainly to the fact that the position filled by the Employee has or will become superfluous to the existing requirements/needs of NDI.

12.2. Notice.  If the Employee's employment is terminated for reason of redundancy, the Employee will be given three months' notice. NDI may require the Employee not to work out the full period of notice or part of it, and make a payment in lieu of notice of the Base Salary the Employee would have received had the full notice or part of it been worked.

12.3. Compensation.  No additional compensation for the loss of employment will be paid.

12.4. Alternative Employment.  In the event that the Employee obtains alternative employment during the notice period applicable under clause 12.2, the Employee may, with NDI's consent (which will not be unreasonably withheld) leave without forfeiting the entitlement to be paid for the remainder of the notice period.

12.5 Termination on External Restructure.  Where the termination of the Employee's employment is attributable wholly or mainly to an external restructure or sale, transfer or disposition of all or a material part of the NDI Group or NDI's business, no notice provisions will apply. NDI will advise the Employee of the Employee's entitlements (if any) on termination. For the avoidance of doubt, this clause does not impose an obligation on NDI to pay redundancy or any other form of compensation for the loss of the Employee's employment.

13.	EMPLOYEE'S OBLIGATIONS ON TERMINATION

On termination of employment the Employee must immediately, and before receiving the Employee's final pay, return to NDI, in a satisfactory condition, all records, documents, letters, books, computer disks, keys, security cards and other materials of every description (including copies), which are within the Employee's possession or control and which belong to or came from NDI or the NDI Group. If the Employee owes NDI Group any money, NDI may deduct the amount owed from the Employee's final pay and Employee hereby consents to such deduction.

14.	REPRESENTATIONS

In appointing the Employee to his position, NDI has relied on the Employee's representations as to the Employee's qualifications and experience. The Employee confirms that those representations are true and correct and that the Employee has disclosed everything, which if disclosed, would or may have been material to NDI's decision to appoint the Employee to the position. The Employee also acknowledges that NDI may take disciplinary action, including dismissal, if the Employee's representations were misleading or incorrect.

15.	PRIVACY

The Employee consents to NDI:

(a)	collecting personal information about the Employee from time to time for NDI's personnel administration and insurance purposes;
(b)	disclosing this information fairly and reasonably to third parties when providing references or similar information; and
(c)	disclosing this information where reasonably required for business reasons.
16.	GENERAL

16.1 Smoke Free Environment.  The Employee agrees to comply with NDI's non-smoking policy.

16.2 Waiver of Breach.  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party hereto of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

16.3 Entire Agreement: Cancellation of Prior Agreements.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an amendment in writing signed by the parties hereto. All prior agreements or understandings concerning Employee's employment by the Company are hereby canceled and superseded by this Agreement.

16.4. Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement.

16.5 Headings.  The headings contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

16.6. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. In connection with the enforcement of this Agreement, the parties consent to jurisdiction in the courts of New York.

16.7. Costs.  Should the Company successfully enforce its rights against Employee under this Agreement, Company shall be entitled to its costs of such enforcement, including reasonable attorney’s fees.

16.8. Assignment.  Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall be entitled to assume the rights and obligations of the Company under this Agreement. This is a contract for personal services by Employee. Neither Employee’s duties nor rights hereunder may be assigned by Employee in whole or part.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

“Company”
NATURAL DAIRY, INC.
By:
“Employee”
Richard Watson

SCHEDULE 1 — JOB DESCRIPTION

Position Description: Chief Scientific Officer

Scope: The Chief Scientific Officer will take a lead role in developing and implementing the NDI Group's Agricultural Investment Strategy (AIS), including helping set the primary investment objectives as part of a comprehensive business plan. The Chief Scientific Officer, with the support of other executive staff, will be responsible for implementation of the AIS with the goal of meeting all primary investment objectives. The Chief Scientific Officer together with other executive staff shall be responsible for establishing and maintaining relationships with industry partners and service providers, government and regulatory bodies, banking and finance institutions, media, and public and private research and development organizations. The Chief Scientific Officer, with the help of senior farm management staff, will be responsible for overseeing general farming operations, with the key objective of maximizing returns to company shareholders.

Specific Responsibilities/Duties:

1.	Agricultural Investment Strategy
a.	Identify properties/opportunities for investment of sufficient number and quality to achieve the objectives as detailed in the business plan.
b.	Prepare initial financial and physical feasibility studies for each property as part of an investment proposal for submission and consideration by appropriate executives within the NDI Group.
c.	Upon approval, manage the property acquisition process and due diligence activities, including but not limited to negotiations with vendors, appraisals, compliance and permitting requirements, project planning, securing financing and activities relevant to the closing of acquisitions.
d.	Manage farm conversion process with reference to the objectives of the business plan, including ensuring the most appropriate use of land prior to conversion, the appointment and oversight of project managers and contractors, development of a comprehensive project budget and timeline, and ensuring that the budgetary and timeline milestones are met.
e.	Prepare and submit monthly project reports, summary reports at frequencies reasonably determined by the NDI Group and a final project report to the NDI Group.
2.	Farming Operations
a.	Provide oversight to all farm management and technical staff.
b.	Identification, recruitment, and evaluation of all farm management, technical, and clerical staff.
c.	Work with farm managers to develop and implement long term (5 yrs) Farm Management Plans (FMP), which include, but are not limited to, pasture production and renovation, supplemental/grain feed, staffing and succession planning, animal breeding, management and production targets (including milk production and quality, stocking rate, culling rate, reproductive performance and body condition). FMP will be reviewed annually at the end of each production year.
d.	Collate individual FMPs and fit into a master management framework that enables synergies/efficiencies between farming units within a regional cluster in terms of expenditure, staffing requirements, management and production.
e.	Assist with professional development of management and subordinate staff, including the provision of training for new technologies and management practices as part of the FMP implementation.
f.	Use FMP targets to prepare annual operating budgets for each farm, including any expected capital expenditure. Develop an expenditure policy, including spending limits for staff and delegated authority on spending. Coordinate company accountant, clerical staff, and farm managers in compilation of a quarterly budget reports and annual financial report for each farm.
g.	Build individual FMPs and budgets into consolidated quarterly reports, and annual financial report to be provided to appropriate executives within the NDI Group.

h.	Ensure company accountant uses appropriate accounting practice, and that all taxes and levies are paid as appropriate.
i.	Maintain insurance policies that are appropriate for the nature of farming activities in the relevant jurisdiction.
j.	Ensure that at all times farms are in compliance with state and federal regulations.
k.	Coordinate R&D activities and IP protection.

SCHEDULE 2 — SERIOUS MISCONDUCT

NDI may dismiss the Employee without notice (and without pay for the notice period) for serious misconduct, which includes (but is not limited to) the following types of behaviors:

(a)	Dishonesty.
(b)	Theft.
(c)	Gross negligence.
(d)	Unreasonable refusal to carry out duties.
(e)	Physical violence against any person on NDI's premises.
(f)	Intoxication at work or during work time.
(g)	Being convicted of any crime involving dishonesty or any crime for which the Employee is sentenced to any term of periodic detention or imprisonment.
(h)	Loss of or inability to hold a visa necessary to be located at a particular location and/or perform applicable employment duties at a required location.
(i)	Supplying any false or misleading information in support of the Employee's application for employment.
(j)	Unlawful harassment of or discrimination against any employee or customer.
(k)	Use or possession of illegal drugs while on company property or during work time.
(l)	Breach of the confidentiality provisions contained in the employment agreement.
(m)	Unauthorized absence arising upon absence from work for a continuous period of 3 consecutive working days without NDI's consent and without good reason.
(n)	Abandonment arising upon absence from work for a continuous period of 3 consecutive working days without any notification to NDI and where NDI has made reasonable efforts to contact the Employee.

Exhibit E

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated [Closing Date] by and among CULLEN INC. HOLDINGS LTD. (“Stockholder”), CULLEN AGRICULTURAL HOLDING CORP. (“CAH”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”).

Stockholder, CAH, Triplecrown Acquisition Corp. (“Triplecrown”), the parent of CAH, Cullen Agricultural Technologies Inc., a wholly owned subsidiary of Stockholder (“Cullen Agritech”), and CAT Merger Sub, Inc., a wholly owned subsidiary of CAH (“Merger Sub”), are the parties to a Agreement and Plan of Reorganization dated as of September 4, 2009 (the “Merger Agreement”) pursuant to which Triplecrown has merged with and into CAH and Merger Sub has merged with and into Cullen Agritech. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. Pursuant to the Merger Agreement, CAH is to be indemnified in certain respects. The parties desire to establish an escrow fund as collateral security for the indemnification obligations under the Merger Agreement that is to consist of 1,588,114 shares of CAH Common Stock to be deposited by Stockholder (the “Escrow Shares”).

The parties agree as follows:

1. (a) Concurrently with the execution hereof, Stockholder is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, share certificates issued in the name of Stockholder representing the Escrow Shares, together with five (5) share transfer instruments separate from such certificate executed in blank by Stockholder, with medallion signature guaranties. The shares of CAH Common Stock represented by the share certificates so delivered by Stockholder to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.”

(b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of CAH. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c) Except as herein provided, Stockholder and all Permitted Transferees (as hereinafter defined and, together with Stockholder, the “Owners”) shall retain all of their rights as stockholders of CAH with respect to the CAH Common Stock constituting the Escrow Fund during the period any portion of the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote its CAH Common Stock included in the Escrow Fund.

(d) During the Escrow Period, all dividends payable in cash with respect to the CAH Common Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e) During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the CAH Common Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include an entity in which (A) Stockholder beneficially owns 100% of such entity’s voting and non-voting equity securities, or (B) Stockholder is a general partner and in which Stockholder beneficially owns 100% of all capital accounts of such entity. In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from certificate executed by Stockholder, with medallion signature guaranty, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with two (2) assignments separate from certificate executed in blank by the Permitted Transferee, with medallion signature guaranties, with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to CAH’s transfer agent the original share certificate out of which the assigned shares are to be transferred, together with the executed share transfer instrument separate from certificate executed by Stockholder, or a copy of the applicable court order, and shall request that CAH issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferor, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Stockholder, CAH and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s CAH Common Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2. Indemnification Claims Procedure.

(a) CAH, acting through the current or former member or members of CAH’s Board of Directors who has or have been appointed by CAH to take all necessary actions and make all decisions on behalf of CAH with respect to its rights to indemnification under Article VII of the Merger Agreement (the “Committee”), may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Escrow Shares in the Escrow Fund by giving notice (a “Notice”) to Stockholder (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles CAH to indemnification and (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim. The Committee also shall deliver to the Escrow Agent (with a copy to Stockholder), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to Stockholder.

(b) If Stockholder shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Committee’s certification) by Stockholder of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, the Committee and Stockholder shall attempt to resolve such dispute by voluntary settlement as provided in Section 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from Stockholder within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c) If Stockholder delivers a Counter Notice to the Escrow Agent, the Committee and Stockholder shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Committee and Stockholder shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Committee and Stockholder shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to Section 2(d) below.

(d) If the Committee and Stockholder cannot resolve a dispute prior to expiration of the 60-day period referred to in Section 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) to arbitration as set forth in Section 7 hereof.

(e) As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of Section 2(b) above, (ii) Indemnification Claim resolved in favor of CAH by settlement pursuant to Section 2(c) above, resulting in a dollar award to CAH, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to Section 2(d) above, resulting in a dollar award to CAH, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Committee and Stockholder have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement.

(f) (i) Promptly after an Indemnification Claim becomes an Established Claim, the Committee and Stockholder shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to CAH, and the Escrow Agent promptly shall pay to CAH, an amount equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii) Payment of an Established Claim shall be made from Escrow Shares pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Parent in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to CAH out of the Escrow Fund that number of CAH Common Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Committee and Stockholder concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Committee and Stockholder in accordance with the procedures specified in Section 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to CAH one or more share certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with share transfer instruments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the share certificates and share transfer assignments, CAH shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in CAH Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of CAH Common Stock or otherwise. The Committee and Stockholder shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing price for the CAH Common Stock for the ten trading days ending on the last trading day prior to (x) the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Escrow Termination Date, and (y) the Escrow Termination Date with respect to shares constituting the Pending Claims Reserve (as hereinafter defined) on the Escrow Termination Date.

(iii) Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, Stockholder shall have the right to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, Stockholder shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Stockholder in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to Stockholder.

(g) On the first Business Day after the Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing Escrow Shares then in such Owner’s account in the Escrow Fund less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of Indemnification Claims made prior to that date and (ii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of CAH, would result in a payment to CAH, the Escrow Agent shall retain in the Pending Claims Reserve that number of CAH Common Stock having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. The Committee shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of CAH Common Stock to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the

Committee and Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Parent the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with Section 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Parent, the Committee and Stockholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(h) As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Escrow Shares in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

3. The Escrow Agent, the Committee and Stockholder shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Parent, Stockholder and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

4. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Stockholder pursuant to the terms of this Agreement or, if such notice is disputed by the Committee or Stockholder, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Parent the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 4(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Committee and Stockholder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

(f) The Escrow Agent shall be indemnified and held harmless by Stockholder and CAH, jointly and severally, from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the United States District Court for the Southern District of New York.

(g) The Escrow Agent shall be entitled to reasonable compensation from CAH for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from CAH for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h) From time to time on and after the date hereof, the Committee and Stockholder shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

6. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives, shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Committee, Stockholder and the Escrow Agent.

7. All disputes arising under this Agreement between the Committee and Stockholder, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be submitted to arbitration to the American Arbitration Association in New York City. The Committee and Stockholder each hereby consents to the exclusive jurisdiction of the federal and state courts sitting in New York County, New York, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Committee or Stockholder in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 8, with copies delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174-1901, Attention: David Alan Miller, Esq., and to Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, NY 10017, Attention: Douglas S. Ellenoff, Esq.

8. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Committee, to it at:

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopier No.: 212-818-8881

B.	If to Stockholder, to it at:

Cullen Inc. Holdings Ltd.
[Address]
Attention: Eric J. Watson
Telecopier No.:

with a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Attention: Douglas S. Ellenoff, Esq.
Telecopier No.: 212-370-7889

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York 10004
Attention: Steven G. Nelson
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

9. (a) If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration as provided for herein.

(b) All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Parent.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

[Signatures are on following page]

[Signature Page to Escrow Agreement]

CULLEN INC. HOLDINGS LTD.
By:
Name:
Title:

CULLEN AGRICULTURAL HOLDING CORP.
By:
Name:
Title:

ESCROW AGENT
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

Annex F

Graubard Miller

The Chrysler Building
405 Lexington Avenue
New York, N.Y. 10174-1901
(212) 818-8800

facsimile: (212) 818-8881	direct dial number

September 15, 2009

Triplecrown Acquisition Corp.
970 West Broadway, PMB 402
Jackson, Wyoming 83001

Re:	Business Combination with Cullen Agricultural Technologies Inc.

Dear Sirs:

We have acted as counsel to Triplecrown Acquisition Corp. (“Triplecrown”), a Delaware corporation, in connection with the proposed business combination and merger of its subsidiary with Cullen Agricultural Technologies Inc. You have requested our opinion with respect to the federal income tax consequences of the proposed business combination and merger to Triplecrown and the stockholders of Triplecrown.

FACTS

The relevant facts are set forth in the Preliminary Proxy Statement filed by Triplecrown with the Securities and Exchange Commission on September 8, 2009, File No. 001-33698, and the Registration Statement on Form S-4 filed by Cullen Agricultural Holding Corp., a Delaware corporation and wholly owned subsidiary of Triplecrown (“Holdco” or “CAH”), with the Securities and Exchange Commission on September 8, 2009, File No. 333-161773, as amended (the “Registration Statement”), and the Agreement and Plan of Reorganization, dated as of September 4, 2009, among Triplecrown, CAH, CAT Merger Sub, Inc. a Georgia corporation and wholly owned subsidiary of Holdco (“Triplecrown Merger Sub”), Cullen Agricultural Technologies Inc., a Georgia corporation (“Cullen Agritech”), and Cullen Inc. Holdings Ltd., a New Zealand limited company (“Cullen Holdings”) and the sole stockholder of Cullen Agritech (“Merger Agreement”). For purposes of this opinion, we have assumed and relied upon the truth and accuracy of the facts as set forth in the aforesaid documents.

A summary of the facts is as follows. Triplecrown was organized on June 8, 2007 to effect a business combination with an operating business in the financial services industry. Triplecrown’s officers, directors and stockholders prior to Triplecrown’s initial public offering (“Triplecrown Founders”) acquired 13,800,000 units (“Founders’ Units”) consisting of common stock (“Founders’ Shares”) and warrants (“Founders’ Warrants”) for an aggregate purchase price of $25,000. The Founders’ Shares have no liquidation rights and the Founders’ Shares and Founders’ Warrants were placed in escrow. On October 25, 2007, Triplecrown consummated its initial public offering of 55,200,000 units consisting of one share of its common stock (“Public Shares”) and one warrant generating total gross proceeds of $552 million, a portion of which was placed in a trust fund. As of September 4, 2009, $538,796,312 was held in the trust fund. Triplecrown’s publicly issued common stock, units and warrants are currently listed on the NYSE Amex under the symbols TCW, TCW.U and TCW.WS, respectively.

Cullen Agritech is a newly formed company committed to the development and commercialization of advanced agricultural technologies. Cullen Agritech’s principal focus will be to improve agricultural yields through pasture and animal sciences. Cullen Agritech will primarily be rolling out dairy farming operations in the Southeastern United States through its wholly owned subsidiary, Natural Dairy. It will also provide advisory services associated with the development and implementation of efficient farming techniques both in the United States and abroad.

F-1

The Merger Agreement provides (a) for the merger of Triplecrown with and into Holdco with Holdco being the surviving entity and (b) the merger of Triplecrown Merger Sub with and into Cullen Agritech, with Cullen Agritech being the surviving entity and becoming a wholly owned subsidiary of Holdco.

In the merger of Triplecrown with and into Holdco, each issued and outstanding share of common stock of Triplecrown (aggregating 69,000,000 shares) will be automatically converted into one share of common stock of Holdco. In connection with the mergers, the Triplecrown Founders have agreed to have cancelled an aggregate of 12,030,000 shares of common stock of Holdco they will receive in exchange for 12,030,000 Founders’ Shares upon consummation of the merger. The remaining 1,770,000 shares, as well as all of the warrants of Holdco that the Triplecrown Founders will receive in exchange for their Founders’ Warrants, will continue to be held in escrow pursuant to the original terms of the escrow agreement and will be released one year after the consummation of the merger.

In the merger of Triplecrown with and into Holdco, each outstanding warrant shall remain outstanding but shall be deemed to have been converted and to represent a warrant to purchase one share of Holdco common stock. Triplecrown is also seeking the approval from the holders of its warrants to amend the terms of the warrant agreement effective upon consummation of the merger to (i) increase the exercise price of Triplecrown’s warrants from $7.50 per share to $12.00 per share, (ii) extend the expiration date of the warrants from October 21, 2012 to October 21, 2013 and (iii) increase the price at which the stock must trade for the warrants to be called for redemption from $13.75 per share to $17.00 per share.

In the merger of Triplecrown Merger Sub with and into Cullen Agritech, all of the issued and outstanding common stock of Cullen Agritech will be automatically converted into an aggregate of 15,881,148 shares of Holdco. In that merger, all of the assets of Triplecrown Merger Sub will be acquired by Cullen Agritech and Holdco will own 100% of the outstanding common stock of Cullen Agritech.

Holders of Triplecrown Public Shares have the right to vote against the merger proposal and elect to convert their Public Shares into cash. To preclude the possibility that holders of 30% or more of the Public Shares will vote against the merger and seek conversion of their Public Shares into cash, Triplecrown, Triplecrown Founders, Cullen Agritech and their respective affiliates may negotiate arrangements to provide for the purchase of Public Shares from holders who indicate their intention to vote against the merger proposal and seek conversion or who otherwise wish to sell their Public Shares.

At the closing of the merger, the funds in Triplecrown’s trust account will be released to pay transaction fees and expenses (including the balance of the purchase price for the land to be used by CAH following consummation of the merger), deferred underwriting discounts and commissions, tax liabilities, if any, and reimbursement of expenses of the Triplecrown Founders and to make purchases of Public Shares, if any. The balance of the funds will be released to Holdco to pay Triplecrown stockholders who properly exercise their conversion rights, for working capital and general corporate purposes of Holdco and Cullen Agritech. Additionally, if CAH has access to more than $150 million after closing of the merger, CAH may use such funds, depending on market conditions, to repurchase shares of common stock.

The parties intend for the mergers to qualify as tax-free transaction pursuant to section 351, section 368(a)(1)(A) and section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (“Code”).

THE LAW

Section 61 of the Code provides that gross income includes “gains derived from dealings in property.”

Code section 1001 provides that the sale or exchange of property shall be a taxable event and gain “shall be the excess of the amount realized from the sale or other disposition of property over the adjusted basis” of the property.

Certain types of exchanges, however, are afforded nonrecognition treatment where the exchange does not change the taxpayer’s capital investment, but merely the form in which the taxpayer holds it. In these cases, the potential gain for recognition is preserved by exchanging the basis of the relinquished property for the basis of the property received.

F-2

Section 351 Exchanges

Section 351(a) of the Code provides that “no gain or loss shall be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons are in control (as described in section 368(c)) of the corporation.”

Code section 358(a)(1) provides that in an exchange to which section 351 applies, the basis of the property received under section 351 without the recognition of gain or loss shall be the same as that of the property exchanged, decreased by the amount of any money received by the taxpayer, and increased by the amount of gain to the taxpayer which was recognized on such exchange.

Code section 362(a) provides that “if property was acquired . . . by a corporation in connection with a transaction to which section 351 (relating to transfer of property to corporation controlled by transferor) applies, . . . then the basis shall be the same as it would be in the hands of the transferor, increased in the amount of gain recognized to the transferor on such transfer.”

Reorganization and Mergers

Code section 354 provides generally that in a “reorganization” exchanges of stock or securities in a corporation by a holder for stock or securities in another corporation are tax free. Code section 361 provides generally that in a “reorganization” an exchange of property by a corporation for stock or securities in another corporation is tax free.

Treasury Regulation § 1.354-1(e) provides that the term “securities includes rights issued by a party to the reorganization to acquire its stock. For purposes of this section and section 356(d)(2)(B), a right to acquire stock has no principal amount.” Treasury Regulations § 1.356-3(b) and (c) extend the nonrecognition rules of a reorganization to the exchange of stock for warrants and warrants for warrants. Ginsberg and Levin, Mergers, Acquisitions and Buyouts, January 2009 edition, at ¶604.1.2, page 6-44.

Code section 368 and the other ancillary sections hereinafter referred to, provide that in a “reorganization” exchanges of property and stock or securities do not result in a taxable event. The term “reorganization” is defined by Code section 368(a)(1)(A) to include mergers. Code section 368(a)(2)(E) allows reorganization treatment when a controlled subsidiary merges into the target company (which emerges as the surviving corporation) and shareholders of the target exchange their stock for stock of the parent corporation, a so-called “reverse-subsidiary-merger” acquisition. This type of reorganization is effected where (1) pursuant to a merger the former target shareholders surrender an amount of stock representing at least 80% of each class of target stock; (2) after the merger, the target holds substantially all its properties and substantially all the properties of the merger subsidiary (other than the stock of the parent corporation distributed in the transaction); (3) stock of the parent corporation which was in control of the merger subsidiary is used to effect the merger; and (4) the target becomes a first-tier subsidiary of the parent. Each of the foregoing requirements is complied with in the proposed merger of Triplecrown Merger Sub with and into Cullen Agritech.

Code section 358(a)(1) provides that in the case of an exchange to which section 354 applies, the “basis of the property permitted to be received under such section without the recognition of gain or loss shall be the same as that of the property exchanged.”

Code section 362(b) provides that “[i]f property was acquired by a corporation in connection with a reorganization . . . , then the basis shall be the same as it would be in the hands of the transferor, increased in the amount of gain recognized to the transferor on such transfer.”

Section 1032 of the Code provides that “no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock (including treasury stock) of such corporation.”

Code section 1221 defines a “capital asset” as property held by the taxpayer other than stock in trade, inventory, property held primarily for sale to customers, depreciable property, real property used in trade or business, and certain other specified types of property. Code section 1222(3) defines “long-term capital gain” as gain from the sale or exchange of a capital asset held for more than one year. Code section 1223(1) provides that if a capital asset has the same basis as the property for which it is being exchanged, the taxpayer’s holding period includes the period the taxpayer held the property surrendered.

F-3

A transfer by a corporation of all of its property to a newly organized subsidiary in exchange for the subsidiary’s stock, coupled with a distribution of the subsidiary’s stock to the transferor’s shareholders qualifies as a Code section 351 exchange. It can also constitute a Type A reorganization if the parent merges under state law into its subsidiary. Bittker and Eustice, Federal Income Taxation of Corporations and Shareholders, 7th ed, ¶3.19, pp. 3-101 – 3-102 and ¶12.22.

When properties being exchanged are materially different so as to embody legally distinct entitlements, gain or loss is realized upon such exchange. Cottage Savings Ass’n v. Commissioner, 499 U.S. 554 (1991).

OPINION

Assuming that the above factual statements are the same on the closing date, our opinion of the Federal income tax consequences of the proposed mergers to Triplecrown and securityholders of Triplecrown is:

1.	The incorporation of Holdco and merger of Triplecrown with Holdco will qualify as a tax-free transaction under Code section 351 of the Code and Code section 368(a)(1)(A).
2.	No gain or loss will be recognized by Triplecrown on its merger with Holdco.
3.	The merger of Triplecrown Merger Sub with Cullen Agritech will qualify as a reorganization within the meaning of section 368(a)(2)(E) of the Code.
4.	No gain or loss will be recognized by Triplecrown Merger Sub in connection with the proposed merger.
5.	No gain or loss will be recognized by stockholders of Triplecrown who exchange their common stock in Triplecrown for common stock of Holdco and do not exercise their conversion rights.
6.	The basis of the Holdco common stock received by the stockholders of Triplecrown who do not exercise their conversion rights will be the same as the basis of the Triplecrown common stock they exchanged for the Holdco common stock.
7.	The holding period in the Holdco common stock received by the stockholders of Triplecrown who do not exercise their conversion rights will include the period during which the Triplecrown common stock surrendered was held by such Triplecrown stockholders.
8.	A stockholder of Triplecrown who exercises conversion rights and effects a termination of the stockholder’s interest in Triplecrown will be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of Triplecrown for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Triplecrown common stock. This gain or loss will be a capital gain or loss if such shares were held as a capital asset on the date of the business combination and will be a long-term capital gain or loss if the holding period for the share of Triplecrown common stock is more than one year.
9.	Although an exchange of warrants in a reorganization generally does not result in gain or loss to the warrant holder, the approval of the amendment increasing the exercise price of Triplecrown’s warrants, extending the expiration date of the warrants and increasing the price at which the stock must trade for the warrants to be called for redemption constitutes an exchange for a materially different property and results in the recognition of gain or loss measured by the difference between the fair market value of the new Holdco warrant received and the tax basis of the Triplecrown warrant surrendered.

In connection with the above opinion, we hereby consent to the use of our name in the proxy statement/prospectus included in the Registration Statement of Triplecrown and all amendments thereto and the filing of this opinion as an annex to the proxy statement/prospectus included in the Registration Statement.

Very truly yours,

/s/ Graubard Miller

F-4

Annex G

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRIPLECROWN ACQUISITION CORP.

Pursuant to Section 245 of the
Delaware General Corporation Law

TRIPLECROWN ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its President, hereby certifies as follows:

1. The name of the Corporation is “Triplecrown Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 8, 2007.

3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:  The name of the corporation is Triplecrown Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 161,000,000 of which 160,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock.  Subject to paragraph F of Article SEVENTH, the Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock.  Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:  Intentionally Omitted.

SIXTH:  The Corporation’s existence shall terminate on October 22, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

SEVENTH:  The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean any merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination between the Corporation and one or more entities or assets (“Target Business” or “Target Businesses”). Any acquisition of multiple Target Businesses shall occur simultaneously. The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares exercise their conversion rights described in paragraph B below. The Corporation shall not seek to consummate a Business Combination unless stockholders owning up to 30% of the IPO Shares are able to elect conversion pursuant to the provisions of paragraph B below.

B. In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

C. In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to liquidate the Corporation as soon as reasonably possible. In the event that the Corporation is so liquidated, only the holders of IPO Shares shall be entitled to receive pro rata liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

E. Unless and until the Corporation has consummated a Business Combination as permitted under this Article SEVENTH, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise.

F. The Corporation shall not, and no employee of the Corporation shall, disburse or cause to be disbursed any of the proceeds held in the Trust Account except (i) for the payment of the Corporation’s tax liability, (ii) for the release of interest income of up to $6.0 million to the Corporation to fund the Corporation’s working capital requirements, (iii) in connection with a Business Combination or thereafter, including the payment of any Deferred Underwriting Compensation in accordance with the terms of the Underwriting Agreement, (iv) upon the Corporation’s liquidation or (v) as otherwise set forth herein.

G. The Audit Committee of the Corporation’s Board of Directors will review and approve all payments made by the Corporation to its initial stockholders, sponsors, officers, directors and their or the Corporation’s affiliates. Any payment made to a member of the Audit Committee will be reviewed and approved by the Board of Directors, with any member of the Board of Directors that has a financial interest in such payment abstaining from such review and approval. In no event will the Corporation pay any of its initial stockholders, sponsors, officers or directors or any entity with which they or it are affiliated, any finder’s fee or other compensation for services rendered to it prior to or in connection with the consummation of a Business Combination; provided that the Corporation’s initial stockholders, sponsors, officers, directors and its and their affiliates shall be entitled to reimbursement from the Corporation for their out-of-pocket expenses incurred in connection with investigating and consummating a Business Combination from the amounts not held in the Trust Account and interest income of up to $5.0 million which may be released to the Corporation from the Trust Account. Repayment of advances of up to $112,500 in the aggregate made to us by Eric J. Watson and Jonathan J. Ledecky to cover offering expenses shall not be subject to the provisions of this paragraph (G).

H. The members of the Audit Committee shall review the requirements of this Article SEVENTH at each quarterly meeting of the Audit Committee to determine compliance by the Corporation with the requirements hereof. In addition, the members of the Corporation’s Audit Committee shall review the terms of all agreements (the “IPO Agreements”) between the Corporation and any of its officers or directors included as exhibits to the Registration Statement filed by the Corporation with the Securities and Exchange Commission to register the IPO Shares at each quarterly meeting of the Audit Committee to determine whether the parties to each IPO Agreement are in compliance. If any noncompliance is identified, then the Audit Committee shall promptly take all action necessary to rectify such noncompliance or otherwise cause compliance with the requirements of this Article SEVENTH or the terms and provisions of each IPO Agreement.

I. The Board of Directors may not in any event issue any securities convertible, exercisable or redeemable into Common Stock, shares of Common Stock or Preferred Stock prior to a Business Combination that participates in or is otherwise entitled in any manner to any of the proceeds in the Trust Account or votes as a class with the Common Stock on a Business Combination.

J. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

EIGHTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation, subject to the power of stockholders to alter or repeal any by-law whether adopted by them or otherwise.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), unless a higher vote is required by applicable law, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

NINTH:  A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

TENTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH:  The Corporation hereby elects not to be governed by Section 203 of the GCL.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Jonathan J. Ledecky, its President, as of the  day of , 2009.

/s/ Jonathan J. Ledecky Jonathan J. Ledecky, President

Annex H

CULLEN AGRICULTURAL HOLDING CORP.

2009 Long-Term Incentive Equity Plan

Section 1. Purpose; Definitions.

1.1. Purpose.  The purpose of the 2009 Long-Term Incentive Equity Plan (“Plan”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1.

(e) “Common Stock” means the Common Stock of the Company, par value $.0001 per share.

(f) “Company” means Cullen Agricultural Holding Corp., a corporation organized under the law of the State of Delaware.

(g) [Intentionally omitted.]

(h) “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i) “Effective Date” means the date determined pursuant to Section 11.1.

(j) “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or the Nasdaq Stock Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k) “Holder” means a person who has received an award under the Plan.

(l) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(o) “Other Stock-Based Award” means an award under Section 8 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q) “Plan” means the Cullen Agricultural Holding Corp. 2009 Long-Term Incentive Equity Plan, as hereinafter amended from time to time.

(r) “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 9.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(t) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(u) “Stock Appreciation Right” means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(v) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(w) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(x) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2. Administration.

2.1. Committee Membership.  The Plan shall be administered by a Committee of the Board of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the Code. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee.  The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(e) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than  shares in the aggregate.

2.3. Interpretation of Plan.

(a) Committee Authority.  Subject to Section 12, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 12, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3. Stock Subject to Plan.

3.1. Number of Shares.  Subject to the last sentence of Section 7.1, the total number of shares of Common Stock reserved and available for issuance under the Plan shall be 12.5% of the total number of shares to be outstanding after the Merger (defined below), after giving effect to purchases of shares and conversion in connection with such Merger. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then, in the Committee’s discretion, the number of shares available under the Plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2. Adjustment Upon Changes in Capitalization, Etc.  In the event of any common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be the date hiring or retention commences.

Section 5. Stock Options.

5.1. Grant and Exercise.  Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-qualified Stock Option.

5.2. Terms and Conditions.  Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Stockholder”)).

(b) Exercise Price.  The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder will not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a three-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines.

(d) Method of Exercise.  Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e) Stock Payments.  Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(f) Transferability.  Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(g) Termination by Reason of Death.  If a Holder’s employment by, or association with, the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability.  If a Holder’s employment by, or association with, the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination by Reason of Normal Retirement.  Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j) Other Termination.  Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company or a Subsidiary without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k) Additional Incentive Stock Option Limitation.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(l) Buyout and Settlement Provisions.  The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

Section 6. Stock Appreciation Rights.

6.1. Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2. Terms and Conditions.  Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability.  Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination.  A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or after the exercise of the related Stock Option.

(c) Method of Exercise.  Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d) Shares Affected Upon Plan.  The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock.

7.1. Grant.  Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards. Notwithstanding anything to the contrary elsewhere in this Plan, for purposes of determining the number of Shares available for awards pursuant to Section 3.1, each share of Common Stock subject to a Restricted Stock award shall be deemed to be  Shares.

7.2. Terms and Conditions.  Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates.  Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder.  Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture.  Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9. Accelerated Vesting and Exercisability.

9.1. Non-Approved Transactions.  If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock.

9.2. Approved Transactions.  The Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

9.3. Code Section 409A.  Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11. Term of Plan.

11.1. Effective Date.  The Plan shall be effective as of the date of the closing of the merger (“Merger”) of Triplecrown Acquisition Corp. into the Company.

11.2. Termination Date.  Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12. General Provisions.

12.1. Written Agreements.  Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information.  If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award (profit) that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b) Termination for Cause.  If a Holder’s employment with the Company or a Subsidiary is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award (profit) that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment.  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4. Investment Representations; Company Policy.  The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5. Additional Incentive Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6. Withholding Taxes.  Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7. Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.8. Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9. Non-Transferability.  Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10. Applicable Laws.  The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.11. Conflicts.  If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.12. Certain Awards Deferring or Accelerating the Receipt of Compensation.  To the extent applicable, all awards granted, and all agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends, and the parties entering into any agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this Section. The Board may amend the Plan to comply with Code Section 409A in the future.

12.13. Non-Registered Stock.  The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq Stock Market.

Annex I

September 4, 2009

Triplecrown Acquisition Corp.
970 West Broadway, PMB 402
Jackson, Wyoming 83001

Ladies and Gentlemen:

We have acted as special Delaware counsel to Triplecrown Acquisition Corp., a Delaware corporation (the “Company”), in connection with the proposed amendments to the certificate of incorporation of the Company. In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 22, 2007, as corrected by the Certificate of Correction of Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on October 22, 2007 (collectively, the “Certificate of Incorporation”);

(ii) the Bylaws of the Company, adopted as of June 8, 2007 (the “Bylaws”);

(iii) the form of the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) (a copy of which is attached hereto as Exhibit A);

(iv) the Form S-1/A of the Company (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2007 in connection with the Company’s initial public offering (“IPO”);

(v) the Proxy Statement proposed to be filed with the SEC in connection with, among other things, the Restated Certificate (the “Proxy Statement”); and

(vi) the Agreement and Plan of Reorganization (the “Agreement and Plan of Reorganization”), dated as of September __, 2009, by and among the Company, Cullen Agricultural Holding Corp. (“Cullen Holdco”), CAT Merger Sub, Inc. (“Merger Sub”), Cullen Agricultural Technologies, Inc. (“Cullen Agritech”) and Cullen Inc Holdings Ltd (“Cullen Holdings”).

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (c) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and, except as set forth in this opinion, we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied as to factual matters solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

Triplecrown Acquisition Corp.
September 4, 2009

BACKGROUND

We have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company has entered into the Agreement and Plan of Reorganization, which provides for (a) the merger of the Company with and into Cullen Holdco, with Cullen Holdco surviving the merger and becoming a public company through the automatic conversion of all the issued and outstanding securities of the Company into a like type and number of securities of Cullen Holdco, and (b) the merger of Merger Sub with and into Cullen Agritech, with Cullen Agritech surviving the merger and becoming a wholly owned subsidiary of Cullen Holdco through an exchange of all the issued and outstanding capital stock of Cullen Agritech for shares of common stock of Cullen Holdco (collectively, the “Proposed Business Combination”); and (ii) the Proposed Business Combination does not constitute a “Business Combination” within the meaning of Article Seventh of the Certificate of Incorporation because (a) the sole stockholder of Cullen Agritech, the entity that will become Cullen Holdco’s operating business following the Proposed Business Combination, is Cullen Holdings, an entity controlled by Eric J. Watson, the Company’s chairman of the board and treasurer, (b) the Company will ultimately be acquired by Cullen Holdco and therefore the Company will not acquire at least 50% of the voting securities of the target business, (c) Cullen Agritech is not an operating business in the financial services industry, and (d) the fair market value of Cullen Agritech on the date of the Proposed Business Combination is less than 80% of the balance in the Company’s Trust Fund (as defined in Article Seventh of the Certificate of Incorporation set forth below).

We have also been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which were believed to be as attractive to the Company’s public stockholders as the Proposed Business Combination, and (ii) under Articles Sixth and Seventh of the Certificate of Incorporation, a failure to consummate a Business Combination (as defined in Article Seventh of the Certificate of Incorporation set forth below) by October 22, 2009 (the “Termination Date”) will result in the dissolution and liquidation of the Company.

Accordingly, in order to consummate a Business Combination prior to the Termination Date, the Company is proposing to amend the Certificate of Incorporation as provided in the Restated Certificate to (i) delete all references to “fair market value,” (ii) delete the second sentence of Section E of Article Seventh relating to the prohibition on the Company consummating a business combination with an entity affiliated with any of the Company’s officers, directors, initial stockholders or sponsors, and (iii) revise the definition of “Business Combination” to read in its entirety as follows:

A “Business Combination” shall mean any merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination between the Corporation and one or more entities or assets (“Target Business” or “Target Businesses”).

Triplecrown Acquisition Corp.
September 4, 2009

In addition, we have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) any of the Company’s stockholders who affirmatively vote their IPO Shares(1) against the Proposed Business Combination and demand that such shares be converted into cash will be entitled to receive a pro rata portion of the Trust Fund, calculated in accordance with the Certificate of Incorporation, if the Proposed Business Combination is consummated (the “Conversion Rights”); (ii) the stockholders’ vote on any proposal other than the proposal to approve the Proposed Business Combination will not adversely affect the stockholders’ Conversion Rights; and (iii) if the Proposed Business Combination is consummated, the Company’s officers, directors and stockholders prior to the IPO (the “Company Founders”) have agreed to have cancelled an aggregate of 12,030,000 shares of common stock of Cullen Holdco they will receive in exchange for 12,030,000 shares of common stock acquired by them prior to the IPO (the “Founders’ Shares”) upon consummation of the Proposed Business Combination, and the remaining 1,770,000 Founders’ Shares, as well as all of the warrants of Cullen Holdco that the Company Founders will receive in exchange for their warrants, will continue to be held in escrow pursuant to the original terms of the escrow agreement and will be released one year after consummation of the Proposed Business Combination.

Article Seventh of the Certificate of Incorporation provides, in relevant part, as follows:

The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the initial acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of one or more operating businesses in the financial services industry (“Target Businesses”), whose collective fair market value is equal to at least 80% of the balance in the Trust Fund (as defined below), excluding deferred underwriting discounts and commissions, and resulting in the ownership by the Corporation of not less than 50% of the voting securities of the Target Business or Businesses. Any acquisition of multiple Target Businesses shall occur simultaneously. The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date.

“Fair market value” for purposes of this Article SEVENTH shall be determined by the Board of Directors of the Corporation based upon financial standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. If the Corporation’s Board of Directors is not able to determine independently that the Target Business or Businesses has a sufficient fair market value to meet the threshold criterion, it will obtain an opinion in that regard from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority and any successor organization thereto. The Corporation is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business or Businesses if its Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value to meet the threshold criterion.

(1)	We understand that the shares of common stock of the Company issued in the IPO constitute the IPO Shares. Thus, the IPO Shares consist of all of the Company’s common stock except those shares of common stock acquired by the Company Founders prior to the IPO. We understand that the Company Founders do not have Conversion Rights with respect to their pre-IPO shares of the Company’s common stock (i.e., the Founders’ Shares).

Triplecrown Acquisition Corp.
September 4, 2009

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares exercise their conversion rights described in paragraph B below. The Corporation shall not seek to consummate a Business Combination unless stockholders owning up to 30% of the IPO Shares are able to elect conversion pursuant to the provisions of paragraph B below.

B. In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

C. In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to liquidate the Corporation as soon as reasonably possible. In the event that the Corporation is so liquidated, only the holders of IPO Shares shall be entitled to receive pro rata liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

***

E. Unless and until the Corporation has consummated a Business Combination as permitted under this Article SEVENTH, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise. The Corporation will not enter into a Business Combination with any entity which is affiliated with any of its officers, directors, initial stockholders or sponsors or any entity that has received a material financial investment from its initial stockholders or sponsors or any entity affiliated with our officers, directors, initial stockholders or sponsors.

Thus, the underlined language in the first sentence of Article Seventh of the Certificate of Incorporation purports to eliminate the Company’s (and, consequently, the Company’s directors’ and stockholders’) power to amend sections A through E of Article Seventh during the period commencing upon the effectiveness of the Registration Statement and terminating upon the first to occur of a Business Combination or the Termination Date (the “Target Business Acquisition Period”).

Triplecrown Acquisition Corp.
September 4, 2009

DISCUSSION

You have asked our opinion as to whether Article Seventh may be amended as provided in the Restated Certificate. For the reasons set forth below, in our opinion, the proviso in the first sentence of Article Seventh of the Certificate of Incorporation, which purports to eliminate the Company’s statutory power to amend sections A through E of Article Seventh during the Target Business Acquisition Period, is not a valid certificate of incorporation provision under the General Corporation Law.(2) Thus, Article Seventh may be amended as provided in the Restated Certificate, subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law.(3)

Section 242(a) of the General Corporation Law provides:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment....

8 Del. C. § 242(a). In addition, Section 242(b) of the General Corporation Law provides:

Every amendment [to the Certificate of Incorporation] ... shall be made and effected in the following manner: (1) [i]f the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.... If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

(2)	Technically, of the amendments proposed, only the amendment to delete the second sentence of Section E of Article Seventh relating to the prohibition on the Company consummating a business combination with an entity affiliated with any of the Company’s officers, directors, initial stockholders or sponsors implicates the bar on amendments to sections A through E of Article Seventh. The other amendments proposed are amendments to the introductory paragraphs of Article Seventh of the Certificate of Incorporation, and therefore the language purporting to prohibit amendments to sections A through E is not implicated.

(3)	Section 245(a) of the General Corporation Law provides that a corporation may, whenever desired, integrate into a single instrument all of the provisions of its certificate of incorporation that are then in effect, and it may at the same time also further amend its certificate of incorporation by adopting a restated certificate of incorporation. Section 245(b) provides that if the restated certificate of incorporation restates and integrates and also further amends in any respect the certificate of incorporation, it shall be proposed by the directors and adopted by the stockholders in the manner and by the vote prescribed by Section 242 of the General Corporation Law.

Triplecrown Acquisition Corp.
September 4, 2009

8 Del. C. § 242(b) (emphasis added). Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the Restated Certificate, subject to compliance with the amendatory procedures set forth in Section 242(b). Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation. Nothing in Section 242 suggests that this statutory power may be entirely eliminated by a provision of the certificate of incorporation with respect to certain provisions thereof. Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation’s broad power to amend the certificate of incorporation cannot be eliminated. Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, “a certificate setting forth the amendment ....] shall be executed, acknowledged and filed and shall become effective” upon obtaining the requisite board and stockholder approvals. 8 Del. C. § 242(b)(1) (emphasis added).

In our opinion, the proviso in Article Seventh of the Certificate of Incorporation that purports to eliminate the statutory power of the Company (and, consequently, of the directors and stockholders of the Company) to amend sections A through E of Article Seventh of the Certificate of Incorporation is contrary to the laws of the State of Delaware and, therefore, is invalid pursuant to Section 102(b)(1) of the General Corporation Law. Section 102(b)(1) provides that a certificate of incorporation may contain

[a]ny provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].

8 Del. C. § 102(b)(1) (emphasis added). Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation. Any provision in the certificate of incorporation that is contrary to Delaware law is invalid. See Lions Gate Entm’t Corp. v. Image Entm’t Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision “purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote” after the corporation had received payment for its stock “contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid”). In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” The Court in Loew’s Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that “a charter provision which seeks to waive a statutory right or requirement is unenforceable.”(4)

(4)	We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the General Corporation Law. 8 Del. C. § 102(b)(4) (“the certificate of incorporation may also contain ... [p]rovisions requiring for any corporate action, the vote of a larger portion of the stock ... or a larger number of the directors, than is required by this chapter”). While Section 102(b)(4) permits certificate of incorporation provisions to require a greater vote of directors or stockholders than is otherwise required by the General Corporation Law, in our view, nothing in Section 102(b)(4) purports to authorize a certificate of incorporation provision that entirely eliminates the power of directors and stockholders to amend the certificate of incorporation (with respect to certain provisions thereof or otherwise) as expressly permitted by Section 242. See also Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (where the court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner that reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable”).

Triplecrown Acquisition Corp.
September 4, 2009

That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law. Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein.(5) See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923). See also 2 David A. Drexler, Lewis S. Black, Jr. & A. Gilchrist Sparks, III, Delaware Corporation Law & Practice, § 32.02 (2005) (“No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures. From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments.”); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) (“The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.”) (footnotes omitted); 1 Edward P. Welch, Andrew J. Turezyn & Robert S. Saunders, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) (“A corporation may ... do anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.”) (citing Goldman v. Postal Tel., Inc., 52 F.Supp. 763, 769 (D. Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921)); Peters, 114 A. at 600 (“There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law ... That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.”).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time.” Id. at 657. Indeed, the Court queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers,” i.e., by an alteration of the terms of the certificate of incorporation? Id. The Court further confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation:

The very fact that the [General Corporation Law]...deal[s] in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.

(5)	This principle is also codified in Section 394 of the General Corporation Law. See 8 Del. C. § 394.

Triplecrown Acquisition Corp.
September 4, 2009

Id.

While there is no definitive case law addressing the enforceability or validity, under Delaware law or otherwise, of a certificate of incorporation provision that attempts to place a blanket prohibition on amendments to certain provisions thereof, in our view such a provision would be invalid. Indeed, in confirming the fundamental importance of a corporation’s power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that such provision might be unenforceable. See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (indicating that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noting that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely contravene Delaware public policy); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (finding that, despite the absence of common stockholders who held the “sole” power to vote on amendments to the certificate of incorporation, an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders given that the holders of preferred stock, by “the very necessities of the case,” had the power to vote where no common stock had been validly issued because the corporation would otherwise be “unable to function”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (questioning the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner that reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable”).

More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a “core” right of fundamental importance under the General Corporation Law. In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under Section 102(b)(1) of the General Corporation Law. While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable. Jones Apparel, 883 A.2d at 848. Rather, the Court suggested that certain statutory rights involving “core” director duties may not be modified or eliminated through the certificate of incorporation. The Jones Apparel Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided in the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue]. I also think that the use by our judiciary of a more context- and statute-specific approach to police “horribles” is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.

Id. at 852. While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated. Id.

Triplecrown Acquisition Corp.
September 4, 2009

As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy. Moreover, Delaware case law also suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation. Because the proviso in the first sentence of Article Seventh of the Certificate of Incorporation purports to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend sections A through E thereof during the Target Business Acquisition Period, such provision is contrary to the laws of the State of Delaware and therefore is invalid.

Given our conclusion that Article Seventh may be amended as provided in the Restated Certificate, subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, you have asked our opinion as to the vote required for approval of the Restated Certificate. Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to the certificate of incorporation. Under Section 242(b)(1), the board of directors of the Company (the “Board”) would be required to adopt a resolution setting forth the amendments proposed (i.e., the amendments set forth in the Restated Certificate) and declaring their advisability prior to submitting such amendments to the stockholders entitled to vote on amendments to the Certificate of Incorporation. The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent of all directors. See 8 Del. C. §§ 141(b), 141(f). After such amendments have been duly approved by the Board, they must then be submitted to the stockholders of the Company for a vote thereon. The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of such amendments. See 8 Del. C. §§ 242(b)(1), 228(a). The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a provision in the certificate of incorporation or the bylaws (in the case of the Board). See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b)(4). However, any certificate of incorporation or bylaw provision purporting to impose a supermajority or unanimous voting requirement must otherwise be valid under the General Corporation Law. As discussed above, in our opinion, the proviso in the first sentence of Article Seventh of the Certificate of Incorporation, which purports to eliminate the statutory power of the Company (and, consequently, the directors and stockholders of the Company) to amend sections A through E of Article Seventh of the Certificate of Incorporation, is not a valid certificate of incorporation provision under the General Corporation Law. Because there is no valid provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation, in our view, the statutory default voting requirements would apply to the approval of the Restated Certificate by the directors and stockholders of the Company.

In addition, in our view, a Delaware court would not interpret the proviso in Article Seventh of the Certificate of Incorporation that purports to eliminate the power of the Company (and, consequently, the directors and stockholders) to amend sections A through E of Article Seventh as requiring a supermajority or unanimous vote of the directors and/or stockholders to approve the amendments purportedly prohibited thereby. Nothing in the language of Article Seventh suggests that the drafter’s intent was to impose a supermajority or unanimous voting requirement on amendments thereto. Rather, the language in Article Seventh purports to entirely eliminate any vote by prohibiting any amendment to sections A through E of Article Seventh during the Target Business Acquisition Period. Moreover, in our view, a Delaware court would not reform the provisions of Article Seventh to provide for a voting requirement not intended by the drafters. See Lions Gate, 2006 WL 1668051, at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that all present and past shareholders intended the reformed provision to be included within the certificate) (citing Waggoner v. Laster, 581 A.2d 1127, 1135 (Del. 1990)).

Triplecrown Acquisition Corp.
September 4, 2009

CONCLUSION

Based upon and subject to the foregoing, and subject to the limitations stated herein, it is our opinion that the Restated Certificate, if duly adopted by the Board of Directors of the Company (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the General Corporation Law, would be valid and effective when filed with the Secretary of State in accordance with Sections 103, 242 and 245 of the General Corporation Law.

The foregoing opinion is limited to the General Corporation Law. We have not considered and express no opinion on any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

We understand that you may furnish a copy of this opinion letter to the SEC in connection with the matters addressed herein. We further understand that you may include this opinion letter as an annex to your Proxy Statement for the special meeting of stockholders of the Company to consider and vote upon the Restated Certificate, and we consent to your doing so. Except as stated in this paragraph, this opinion letter may not be furnished or quoted to, nor may the foregoing opinion be relied upon by, any other person or entity for any purpose without our prior written consent.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

CSB/TNP

Exhibit A

Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRIPLECROWN ACQUISITION CORP.

- - - - - - - - - - - - - - - - - - - - - - - - - -

Pursuant to Section 245 of the
Delaware General Corporation Law

- - - - - - - - - - - - - - - - - - - - - - - - - -

TRIPLECROWN ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its President, hereby certifies as follows:

1. The name of the Corporation is “Triplecrown Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 8, 2007.

3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:  The name of the corporation is Triplecrown Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 161,000,000 of which 160,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock.  Subject to paragraph F of Article SEVENTH, the Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock.  Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH:  Intentionally Omitted.

SIXTH:  The Corporation’s existence shall terminate on October 22, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.

SEVENTH:  The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean any merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination between the Corporation and one or more entities or assets (“Target Business” or “Target Businesses”). Any acquisition of multiple Target Businesses shall occur simultaneously. The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares exercise their conversion rights described in paragraph B below. The Corporation shall not seek to consummate a Business Combination unless stockholders owning up to 30% of the IPO Shares are able to elect conversion pursuant to the provisions of paragraph B below.

B. In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (“IPO Shares”) who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

C. In the event that the Corporation does not consummate a Business Combination by the Termination Date, the officers of the Corporation shall take all such action necessary to liquidate the Corporation as soon as reasonably possible. In the event that the Corporation is so liquidated, only the holders of IPO Shares shall be entitled to receive pro rata liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

E. Unless and until the Corporation has consummated a Business Combination as permitted under this Article SEVENTH, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise.

F. The Corporation shall not, and no employee of the Corporation shall, disburse or cause to be disbursed any of the proceeds held in the Trust Account except (i) for the payment of the Corporation’s tax liability, (ii) for the release of interest income of up to $6.0 million to the Corporation to fund the Corporation’s working capital requirements, (iii) in connection with a Business Combination or thereafter, including the payment of any Deferred Underwriting Compensation in accordance with the terms of the Underwriting Agreement, (iv) upon the Corporation’s liquidation or (v) as otherwise set forth herein.

G. The Audit Committee of the Corporation’s Board of Directors will review and approve all payments made by the Corporation to its initial stockholders, sponsors, officers, directors and their or the Corporation’s affiliates. Any payment made to a member of the Audit Committee will be reviewed and approved by the Board of Directors, with any member of the Board of Directors that has a financial interest in such payment abstaining from such review and approval. In no event will the Corporation pay any of its initial stockholders, sponsors, officers or directors or any entity with which they or it are affiliated, any finder’s fee or other compensation for services rendered to it prior to or in connection with the consummation of a Business Combination; provided that the Corporation’s initial stockholders, sponsors, officers, directors and its and their affiliates shall be entitled to reimbursement from the Corporation for their out-of-pocket expenses incurred in connection with investigating and consummating a Business Combination from the amounts not held in the Trust Account and interest income of up to $5.0 million which may be released to the Corporation from the Trust Account. Repayment of advances of up to $112,500 in the aggregate made to us by Eric J. Watson and Jonathan J. Ledecky to cover offering expenses shall not be subject to the provisions of this paragraph (G).

H. The members of the Audit Committee shall review the requirements of this Article SEVENTH at each quarterly meeting of the Audit Committee to determine compliance by the Corporation with the requirements hereof. In addition, the members of the Corporation’s Audit Committee shall review the terms of all agreements (the “IPO Agreements”) between the Corporation and any of its officers or directors included as exhibits to the Registration Statement filed by the Corporation with the Securities and Exchange Commission to register the IPO Shares at each quarterly meeting of the Audit Committee to determine whether the parties to each IPO Agreement are in compliance. If any noncompliance is identified, then the Audit Committee shall promptly take all action necessary to rectify such noncompliance or otherwise cause compliance with the requirements of this Article SEVENTH or the terms and provisions of each IPO Agreement.

I. The Board of Directors may not in any event issue any securities convertible, exercisable or redeemable into Common Stock, shares of Common Stock or Preferred Stock prior to a Business Combination that participates in or is otherwise entitled in any manner to any of the proceeds in the Trust Account or votes as a class with the Common Stock on a Business Combination.

J. The Board of Directors shall be divided into three classes:  Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

EIGHTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation, subject to the power of stockholders to alter or repeal any by-law whether adopted by them or otherwise.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), unless a higher vote is required by applicable law, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

NINTH:  A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

TENTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH:  The Corporation hereby elects not to be governed by Section 203 of the GCL.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Jonathan J. Ledecky, its President, as of the ___ day of ___________, 2009.

/s/ Jonathan J. Ledecky Jonathan J. Ledecky, President

Annex J

LOCK-UP AGREEMENT

September 4, 2009

Cullen Agricultural Holding Corp.
22 Barnett Shoals Road
Watkinsville, GA 30677

Ladies and Gentlemen:

In connection with the Agreement and Plan of Reorganization, dated as of September , 2009, among Triplecrown Acquisition Corp. (“Parent”), Cullen Agricultural Holding Corp. (“CAH”), CAT Merger Sub, Inc. (“Triplecrown Merger Sub”), a wholly-owned subsidiary of CAH, Cullen Agricultural Technologies Inc. and Cullen Inc. Holdings Ltd. (the “Merger Agreement”), to induce Parent to consummate the transactions contemplated by the Merger Agreement, the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any shares of Holdco Common Stock (as defined in the Merger Agreement) issued to the undersigned in connection with the transactions contemplated by the Merger Agreement or otherwise acquired by the undersigned on or prior to the Closing Date (the “Restricted Securities”), or
(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the day preceding the day that is one year after the Closing Date.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released in whole or part from the terms hereof only upon the approval of the Board of Directors of Parent and a majority of the persons serving as directors of Parent immediately prior to the Closing Date (if any of such persons shall serve as directors).

The undersigned hereby authorizes Parent’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of New York.

Very truly yours,
CULLEN INC. HOLDINGS LTD.
/s/ Eric J. Watson By: Title:

J-1

Annex K

August 31, 2009

Confidential

Board of Directors
Triplecrown Acquisition Corp.
970 West Broadway
PMB 420
Jackson, WY 83001

To the Board of Directors:

The Board of Directors of Triplecrown Acquisition Corp. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) as its independent financial advisor to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view to the Company, of the valuation of Cullen Agricultural Technologies Inc. (“Target”) negotiated among the parties in connection with the contemplated transaction described below (the “Proposed Transaction”).

Description of the Proposed Transaction

The Proposed Transaction involves the acquisition by the Company of Target based upon an agreed valuation of Target of $155 million. Consideration consisting of newly issued shares of common stock (“Shares”) of a subsidiary of the Company which will be the new public company upon consummation of the Proposed Transaction would be paid to Target in the following manner:

Shares in the amount of $155 million (15,881,148 Shares at an agreed value of $9.76 per Share) will be issued to Target at closing. These Shares shall be locked up and may not be transferred until the first anniversary of the closing date of the Proposed Transaction. Release of the Shares in escrow is subject only to the passage of time.

Upon consummation of the Proposed Transaction, the Company intends to deploy Target’s intellectual property in concert with the Company’s own capital to make additional investments in land, infrastructure, livestock and working capital in the furtherance of its U.S. based dairy business plan involving the establishment of 40 new dairy farms operating within the Southeast United States (the “U.S. Dairy Business Plan”). The investment thesis for Target is directly linked to the economics the Company believes it will realize as a result of successfully implementing its U.S. Dairy Business Plan.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of our Opinion included, but were not limited to, the items summarized below:

1.	Discussed the operations, financial conditions future prospects and projected operations and performance of the Company and Target with the managements of the Company and Target;
2.	Discussed the Proposed Transaction with the managements of the Company and Target;
3.	Reviewed certain publicly available financial statements and other business and financial information of the Company and proprietary information regarding Target and publicly available data for certain operating companies within the industry sector in which Target operates or will operate;

4.	Reviewed certain internal financial statements and other financial and operating data concerning the Company and Target, which each of the Company and Target have identified as being the most current financial statements available;
5.	Reviewed certain operating information for two test farms in Georgia owned by an affiliate of Target provided by the management of Target;
6.	Reviewed certain financial forecasts prepared by the managements of the Company and Target, respectively, reflecting base case forecasts for financial and operating results under the U.S. Dairy Business Plan;
7.	Reviewed the Cullen Agricultural Technologies investor presentation dated August 2009;
8.	Reviewed the Cullen Agricultural Technologies presentation entitled “Reconciliation of Actual CAT Research Farm Performance to Forecasts”;
9.	Reviewed historical and forecasted domestic (U.S.) milk price information;
10.	Reviewed U.S. milk supply and demand data prepared by the U.S. Department of Agriculture;
11.	Reviewed farm operating (e.g., herd stocking rates) and operating cost data for various farming formats (e.g., confinement, pastoral) for farms based domestically and abroad;
12.	Reviewed a draft of the definitive merger agreement dated August 28, 2009 (the “Agreement”);
13.	Reviewed the historical trading price and trading volume of the publicly traded securities of certain other companies that we deemed relevant;
14.	Compared the financial performance of Target with financial performance metrics of certain other publicly traded companies that we deemed relevant;
15.	Compared certain financial terms of the Proposed Transaction to financial terms, to the extent publicly available, of certain other business combination transactions that we deemed relevant; and
16.	Conducted such other analyses and considered such other factors as we deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with your consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company and Target management, and did not independently verify such information;
2.	Relied upon managements’ characterization of the proprietary nature of Target’s intellectual property and the fact that while such technology is not currently patent protected, the trade practices developed by Target in the areas of forage sciences, animal genetics and health, farm management, and systems and training, have been uniquely adapted for conditions in the target market in Georgia and could not be readily imitated or adopted by current or future market participants;
3.	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;
4.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;
5.	Assumed that information supplied to Duff & Phelps and representations and warranties made in the Agreement are substantially accurate;
6.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof;

7.	Assumed that all of the capital required to implement the proposed U.S. Dairy Business Plan will be available in the amounts required as and when needed as reflected in the U.S. Dairy Business Plan;
8.	Relied upon the fact that the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and
9.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company, Target, the U.S. Dairy Business Plan or the contemplated benefits expected to be derived in the Proposed Transaction.

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, regulatory and environmental (e.g., weather), general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, Target or the Company’s assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (b) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Agreement and the Proposed Transaction, or (c) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of the Shares or Share equivalents either as part of the Proposed Transaction or after announcement of the Proposed Transaction. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public shareholders of the Company in the Proposed Transaction, or with respect to the fairness of any such compensation.

The basis and methodology for this Opinion have been designed specifically for the Board of Directors to analyze the Proposed Transaction and may not translate to any other purposes. This Opinion (a) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction, including, without limitation, to liquidate the Company; (b) is not a recommendation as to how the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction (including, without limitation, with respect to the exercise of rights to convert shares of the Company’s common stock into cash) or whether to proceed with the Proposed Transaction or any related transaction, and (c) does not indicate that the valuation of Target negotiated by the parties to the Proposed Transaction is the best possibly attainable under any circumstances; instead, it merely states whether the valuation of the Target in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

This Opinion may be included in its entirety in any proxy statement distributed to stockholders of the Company in connection with the Proposed Transaction or other document required by law or regulation to be filed with the Securities and Exchange Commission, and you may summarize or otherwise reference the existence of this Opinion in such documents.

Duff & Phelps has acted as financial advisor to the Board of Directors of the Company and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in the Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the engagement letter between the Company and Duff & Phelps, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Board of Directors that it is prepared to deliver its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. As of the date hereof, the Target is considering utilizing the services of Duff & Phelps Securities, LLC, an affiliate of Duff & Phelps, LLC, in connection with capital raising efforts the Target may undertake if the Proposed Transaction does not occur. Duff & Phelps Securities, LLC is qualified to perform such services. The professional fees Duff & Phelps Securities, LLC would receive if it is awarded this additional project, some of which may be contingent upon the amount and type of capital raised, would not be material to the financial and operating results of Duff & Phelps.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the valuation of Target negotiated between the parties in connection with the Proposed Transaction is fair, from a financial point of view, to the Company.

This Opinion has been approved by the internal opinion committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, llc

Annex L

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS.  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The amended and restated certificate of incorporation of Triplecrown Acquisition Corp. (“Triplecrown”) and the certificate of incorporation of Cullen Agricultural Holding Corp. (“CAH”) provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Triplecrown and CAH to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Triplecrown’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, Triplecrown has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Triplecrown will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by Triplecrown is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of Triplecrown’s amended and restated certificate of incorporation and Paragraph B of Article Seventh of CAH’s certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Triplecrown’s and CAH’s bylaws further provide that any indemnification shall be made by Triplecrown only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by stockholders.

Pursuant to Triplecrown’s bylaws, Triplecrown also maintains a directors’ and officers’ insurance policy which insures the directors and officers of Triplecrown against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of September 4, 2009, by and among Triplecrown Acquisition Corp., Cullen Agricultural Holding Corp., Cullen Agricultural Technologies Inc., Triplecrown Merger Sub and Cullen Inc. Holdings Ltd. (included as Annex A to the proxy statement/prospectus).+
3.1	Amended and Restated Certificate of Incorporation of Cullen Agricultural Holding Corp. (included as Annex B to the proxy statement/prospectus).
3.2	Bylaws of Cullen Agricultural Holding Corp. (included as Annex C to the proxy statement/prospectus).
4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Triplecrown Acquisition Corp. (incorporated by reference to Exhibit 4.4 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
4.2	Specimen Common Stock Certificate of Cullen Agricultural Holding Corp.***
4.3	Specimen Warrant Certificate of Cullen Agricultural Holding Corp.***
4.4	Amendment No. 1 to Warrant Agreement between Continental Stock Transfer & Trust Company, Triplecrown Acquisition Corp. and Cullen Agricultural Holding Corp.***
5.1	Opinion of Graubard Miller.***
8.1	Tax opinion of Graubard Miller (included as Annex F to the proxy statement/prospectus).***
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Triplecrown Acquisition Corp. (incorporated by reference to Exhibit 10.12 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
10.2	Form of Securities Escrow Agreement between Triplecrown Acquisition Corp., Continental Stock Transfer & Trust Company and the Triplecrown Founders (incorporated by reference to Exhibit 10.13 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
10.3	Form of Subscription Agreement among Triplecrown Acquisition Corp., Graubard Miller and each of Eric J. Watson and Jonathan J. Ledecky (incorporated by reference to Exhibit 10.16 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
10.4	Form of Lockup (included as Annex J to the proxy statement/prospectus).
10.5	Employment Agreement between Natural Dairy, Inc. and Dr. Richard Watson (included as Annex D to the proxy statement/prospectus).
10.6	Deed of Acknowledgement relating to Intellectual Property***
10.7	Strategic Cooperation Agreement***
10.8	Form of Registration Rights Agreement among Triplecrown Acquisition Corp. and the Triplecrown Founders (incorporated by reference to Exhibit 10.15 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
10.9	Contract for Sale and Purchase.***
10.10	Closing Date Extension Agreement for Contract for Sale and Purchase.***
10.11	Second Closing Date Extension Agreement for Contract for Sale and Purchase.***
14.1	Form of Code of Ethics of Cullen Agricultural Holding Corp.***
21.1	Subsidiaries of Cullen Agricultural Holding Corp.***
23.1	Consent of Marcum, LLP.*

Exhibit No.	Description
23.2	Consent of Marcum, LLP.*
23.3	Consent of Marcum, LLP.*
23.4	Consent of Graubard Miller (included in Exhibit 5.1 and Exhibit 8.1).***
99.1	Consent of Dr. Richard Watson (Director nominee)***
99.2	Consent of Edward J. Mathias (Director nominee)***
99.3	Consent of Robert B. Hersov (Director nominee)***
99.4	Consent of Kerry Kennedy (Director nominee)***
99.5	Consent of Richard Y. Roberts (Director nominee)***
99.6	Consent of Edward P. Hanson (Director nominee)***
99.7	Form of Stockholder Proxy Card of Triplecrown Acquisition Corp.***
99.8	Form of Warrantholder Proxy Card of Triplecrown Acquisition Corp.***

+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
*	Filed herewith
**	To be filed by amendment
***	Previously filed

Item 22. Undertakings.

CAH hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5) That for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in an initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watkinsville, State of Georgia, as of October 8, 2009.

CULLEN AGRICULTURAL HOLDING CORP.
By: /s/ Eric J. Watson Eric J. Watson Chief Executive Officer (Principal executive officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric J. Watson and Paul Vassilakos, acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Position	Date
/s/ Eric J. Watson Eric J. Watson	Chief Executive Officer, Secretary, Treasurer and Sole Director (Principal Executive Officer and Principal Accounting and Financial Officer)	October 8, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of September 4, 2009, by and among Triplecrown Acquisition Corp., Cullen Agricultural Holding Corp., Cullen Agricultural Technologies Inc., Triplecrown Merger Sub and Cullen Inc. Holdings Ltd. (included as Annex A to the proxy statement/prospectus).+
3.1	Amended and Restated Certificate of Incorporation of Cullen Agricultural Holding Corp. (included as Annex B to the proxy statement/prospectus).
3.2	Bylaws of Cullen Agricultural Holding Corp. (included as Annex C to the proxy statement/prospectus).
4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Triplecrown Acquisition Corp. (incorporated by reference to Exhibit 4.4 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
4.2	Specimen Common Stock Certificate of Cullen Agricultural Holding Corp.***
4.3	Specimen Warrant Certificate of Cullen Agricultural Holding Corp.***
4.4	Amendment No. 1 to Warrant Agreement between Continental Stock Transfer & Trust Company, Triplecrown Acquisition Corp. and Cullen Agricultural Holding Corp.***
5.1	Opinion of Graubard Miller.***
8.1	Tax opinion of Graubard Miller (included as Annex F to the proxy statement/prospectus).***
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Triplecrown Acquisition Corp. (incorporated by reference to Exhibit 10.12 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
10.2	Form of Securities Escrow Agreement between Triplecrown Acquisition Corp., Continental Stock Transfer & Trust Company and the Triplecrown Founders (incorporated by reference to Exhibit 10.13 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
10.3	Form of Subscription Agreement among Triplecrown Acquisition Corp., Graubard Miller and each of Eric J. Watson and Jonathan J. Ledecky (incorporated by reference to Exhibit 10.16 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
10.4	Form of Lockup (included as Annex J to the proxy statement/prospectus).
10.5	Employment Agreement between Natural Dairy, Inc. and Dr. Richard Watson (included as Annex D to the proxy statement/prospectus).
10.6	Deed of Acknowledgement relating to Intellectual Property***
10.7	Strategic Cooperation Agreement***
10.8	Form of Registration Rights Agreement among Triplecrown Acquisition Corp. and the Triplecrown Founders (incorporated by reference to Exhibit 10.15 of Triplecrown Acquisition Corp.’s Registration Statement on Form S-1, as amended (SEC File Nos. 333-144523 and 333-146850)).
10.9	Contract for Sale and Purchase.*
10.10	Closing Date Extension Agreement for Contract for Sale and Purchase.***

Exhibit No.	Description
10.11	Second Closing Date Extension Agreement for Contract for Sale and Purchase.***
14.1	Form of Code of Ethics of Cullen Agricultural Holding Corp.***
21.1	Subsidiaries of Cullen Agricultural Holding Corp.***
23.1	Consent of Marcum, LLP.*
23.2	Consent of Marcum, LLP.*
23.3	Consent of Marcum, LLP.*
23.4	Consent of Graubard Miller (included in Exhibit 5.1 and Exhibit 8.1).***
99.1	Consent of Dr. Richard Watson (Director nominee)***
99.2	Consent of Edward J. Mathias (Director nominee)***
99.3	Consent of Robert B. Hersov (Director nominee)***
99.4	Consent of Kerry Kennedy (Director nominee)***
99.5	Consent of Richard Y. Roberts (Director nominee)***
99.6	Consent of Edward P. Hanson (Director nominee)***
99.7	Form of Stockholder Proxy Card of Triplecrown Acquisition Corp.***
99.8	Form of Warrantholder Proxy Card of Triplecrown Acquisition Corp.***

+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
*	Filed herewith
**	To be filed by amendment
***	Previously filed